                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 4)

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             ITI Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         SLC Technologies, Inc. Common Stock, $.005 par value
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         1,000,000 shares of SLC Technologies, Inc. Common Stock
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The Registrant will receive shares of common stock of SLC Technologies, Inc. valued at $161,400,000 based on the book value of such shares as of October 2, 1999, the date of the most recent balance sheet of SLC Technologies, Inc.
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         $161,400,000 (see above for an explanation of the calculation)
--------------------------------------------------------------------------------

     (5) Total fee paid:
         $32,280
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [X] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
         $32,280
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         Schedule 14A
--------------------------------------------------------------------------------

     (3) Filing Party:
         ITI Technologies, Inc.
--------------------------------------------------------------------------------

     (4) Date Filed:
         November 26, 1999
--------------------------------------------------------------------------------

                                   [ITI LOGO]

                                                                  March 27, 2000


Dear ITI Stockholder:


     We invite you to attend a special meeting of the stockholders of ITI Technologies, Inc. to be held at 9:00 a.m., Central time, on May 2, 2000, at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota 55102.


     At the special meeting, we will ask you to approve the merger of SLC Technologies, Inc. into ITI. Upon completion of the merger, ITI will issue approximately 15.2 million shares of its common stock to Berwind Group Partners, the sole stockholder of SLC. As a result, Berwind Group Partners will own a majority of ITI's common stock and will control all decisions regarding ITI that require stockholder approval.

     As a holder of ITI common stock, you may elect to have any shares you hold before the special meeting exchanged for cash, provided that stockholders in the aggregate may exchange no more than 50% of ITI's common stock for cash. If you elect to exchange any shares you hold for cash, and if ITI stockholders elect to exchange more than this amount, the number of shares for which you receive cash will be reduced proportionately with the other stockholders who exercised the cash election. The cash exchange price will be $36.50 per share. IF YOU DO NOT EXERCISE THIS ELECTION TO EXCHANGE YOUR SHARES FOR CASH, YOU WILL RETAIN ALL OF YOUR SHARES OF ITI COMMON STOCK AND NOT RECEIVE ANY CASH FOR YOUR SHARES.

     As described in the proxy statement, if you elect to receive cash in exchange for your shares of ITI common stock, you will recognize a gain or loss for tax purposes on the shares exchanged. You will not incur federal income tax as a result of the merger if you do not exchange your shares for cash.

     We are excited about this merger, which will bring together ITI's leadership in the North American market for wireless residential security systems with SLC's significant global position in the commercial market. The merger will provide ITI with expanded access to international markets and the opportunity to bring our wireless technology into access control, video surveillance systems and other high-growth areas of the industry. At the same time, the merger will allow SLC to strengthen its residential controls and wireless systems offerings. We believe the resultant company will be a technology leader that will provide quality integrated solutions to the global marketplace.

     ITI's board of directors has unanimously approved and adopted the proposed terms of the merger and the merger agreement and recommends that you vote FOR approval and adoption of the merger and the merger agreement.

     At the special meeting, we will also ask you to consider and vote upon a proposal to approve a new stock incentive plan for ITI. This plan provides for the grant of the stock options and other stock-based awards to directors, officers, employees, consultants and independent contractors providing services to ITI and its subsidiaries. Our board of directors recommends that you vote FOR approval of this stock incentive plan.


     This proxy statement is first being mailed to stockholders on or about March 29, 2000. Please give it your careful attention. It is important that your shares be represented and voted at the special meeting, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the special meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope to assure that your shares will be represented at the special meeting.


     Your prompt cooperation is greatly appreciated during this important and exciting time for ITI.

                                       Sincerely,

                                       Thomas L. Auth
                                       Chairman, President and
                                       Chief Executive Officer

                             ITI TECHNOLOGIES, INC.

                            2266 SECOND STREET NORTH
                       NORTH SAINT PAUL, MINNESOTA 55109

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 2, 2000


To the Stockholders of ITI Technologies, Inc.:


     A special meeting of the stockholders of ITI Technologies, Inc., a Delaware corporation, will be held on Tuesday, May 2, 2000 at 9:00 a.m., Central time, at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota 55102, for the following purposes:


     - To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization, dated as of September 28, 1999, as amended March 9, 2000, between ITI and SLC Technologies, Inc., a Delaware corporation, and the merger of SLC into ITI. By approving and adopting the merger and the merger agreement, you will be approving an amendment to ITI's Amended and Restated Certificate of Incorporation to change the name of ITI to Interlogix, Inc., to increase the number of authorized shares of ITI common stock to 60,000,000 and to opt out of Section 203 of the Delaware General Corporation Law.

     - To consider and vote upon a proposal to approve a new stock incentive plan for 1,500,000 shares of common stock.

     - To consider and transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.


     The close of business on March 27, 2000 has been selected as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting or any postponements or adjournments of the special meeting.


     Approval of the merger and the merger agreement will require the affirmative vote of a majority of the shares of ITI's common stock outstanding on the record date. Approval of the stock incentive plan will require the affirmative vote of a majority of the shares of ITI common stock present and entitled to vote at the special meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE STOCK INCENTIVE PLAN.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE ITI FURTHER SOLICITATION EXPENSE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.


March 27, 2000


                                       By Order of the Board of Directors

                                       CHARLES A. DURANT
                                       Secretary

                               TABLE OF CONTENTS

SUMMARY.....................................................       1
  The Parties to the Merger Agreement.......................       1
  The Special Meeting.......................................       1
  The Merger................................................       2
  Market Price of ITI Common Stock..........................       4
  Summary Consolidated Financial Data of ITI................       5
  Summary Consolidated Financial Data of SLC................       7
  Unaudited Summary Pro Forma Combined Condensed Financial
     Information............................................       8
  Comparative Per Share Data................................       9
RISK FACTORS AND OTHER CONSIDERATIONS.......................      11
  The Combined Company Will Be Controlled by Berwind Group
     Partners...............................................      11
  The Combined Company May Not Realize Expected Revenue
     Increases..............................................      11
  The Combined Company May Not Realize Expected Cost
     Savings................................................      11
  Integration of the Two Companies May Disrupt Business.....      12
  A Single Customer of the Combined Company Accounted for
     More Than 10% of Revenues..............................      12
  The Combined Company Will Have an Increased Exposure to
     Risks Involved in International Operations,
     Particularly Foreign Exchange Rates....................      12
  ITI May Lose Key Employees as a Result of the Merger......      12
  Officers and Directors of ITI May Have Different Interests
     from Other ITI Stockholders............................      13
  Having to Pay a Termination Fee Could Have a Negative
     Impact on Our Financial Condition......................      13
  Your Equity Interest in the Company Will Be Diluted.......      13
  Liquidity of the Common Stock Will Decrease and Price
     Volatility May Increase................................      14
  You Have No Appraisal Rights..............................      14
  There Are Risks in Connection With Electing or Not
     Electing to Exchange Your Shares for Cash..............      14
FORWARD-LOOKING STATEMENTS..................................      15
THE SPECIAL MEETING.........................................      16
  General...................................................      16
  Matters to be Considered..................................      16
  Record Date; Quorum; Voting at the Special Meeting........      16
  Communications by ITI Stockholders with ITI...............      17
THE MERGER..................................................      18
  Background of the Merger..................................      18
  Reasons for the Merger....................................      25
  Recommendation of the Board of Directors; Fairness of the
     Transactions...........................................      27
  Opinion of Financial Advisor to ITI.......................      29
  Interests of Persons in the Merger........................      36

  Accounting Treatment of the Merger........................      40
  Supplemental IRS Ruling...................................      41
  Financing.................................................      41
  The Voting Agreement......................................      42
  The Voting Support Agreements.............................      43
  Amendment to Rights Agreement.............................      43
  Material Changes in Stockholders' Right...................      44
  Federal Income Tax Consequences...........................      44
  No Appraisal Rights.......................................      46
THE CASH ELECTION...........................................      47
  General...................................................      47
  Considerations in Exercising the Cash Election............      47
TRADING IN ITI COMMON STOCK PRIOR TO THE EFFECTIVE TIME.....      48
STOCK OPTIONS...............................................      49
THE MERGER AGREEMENT........................................      49
  Effective Time............................................      49
  The Merger................................................      49
  Merger Consideration; Conversion of Shares................      50
  Representations and Warranties............................      50
  Conduct of Business Pending the Merger....................      51
  No Solicitation of Proposals..............................      52
  ITI Stock Option Plan.....................................      53
  Indemnification; Directors and Officers Insurance.........      53
  Other Covenants...........................................      53
  Conditions to the Merger..................................      54
  Termination...............................................      55
  Fees and Expenses; Termination Fee........................      56
  Amendment.................................................      57
  Waiver....................................................      57
INDUSTRY OVERVIEW...........................................      58
BUSINESS OF ITI.............................................      59
  Overview..................................................      59
  History of ITI............................................      59
  Intrusion and Fire Protection Systems.....................      60
  Monitored Wireless Security Systems Marketed Under the
     ITI(R) Trademark.......................................      60
  System Features and Components of ITI Wireless Security
     Systems................................................      61
  Hardwire and Hybrid Security Systems Marketed Under the
     CADDX(TM) Trademark....................................      63
  Fire Protection Systems...................................      64
  Access Control............................................      64
  Other Products............................................      65
  Sales and Marketing.......................................      66

  International Sales.......................................      66
  Sales to a Significant Customer...........................      67
  Product Development.......................................      67
  Competition...............................................      68
  Manufacturing.............................................      68
  Intellectual Property.....................................      68
  Government Regulation.....................................      69
  Employees.................................................      69
SELECTED CONSOLIDATED FINANCIAL DATA OF ITI.................      70
BUSINESS OF SLC.............................................      72
  Overview..................................................      72
  Business Strategy of SLC..................................      72
  History of SLC............................................      73
  Principal Products and Services...........................      73
  SLC Markets...............................................      77
  Product Development.......................................      81
  Intellectual Property.....................................      81
  Competition...............................................      81
  Properties................................................      82
  Employees.................................................      83
  Legal Proceedings.........................................      83
SELECTED CONSOLIDATED FINANCIAL DATA OF SLC.................      84
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF SLC..........................      86
  Overview..................................................      86
  Results of Operations.....................................      86
  Nine Months Ended October 2, 1999 and October 3, 1998.....      87
  Year Ended December 31, 1998 Compared to Year Ended
     December 31, 1997......................................      89
  Year Ended December 31, 1997 Compared to Year Ended
     December 31, 1996......................................      90
  Segment Analysis..........................................      92
  Quarterly Results of Operations...........................      94
  Liquidity, Capital Resources and Other Financial Data.....      96
  Capital Expenditures......................................      97
  Financing and Capital Structure...........................      97
  Working Capital...........................................      98
  New Accounting Standards..................................      98
  Quantitative and Qualitative Disclosures About Market
     Risk...................................................      98
  Interest Rate Risk........................................      99
  Foreign Currency Exchange Rate Risk.......................      99
  Inflation.................................................      99
  Year 2000 Disclosure......................................      99

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................     101
RECENT DEVELOPMENTS.........................................     119
DIRECTORS OF THE COMBINED COMPANY...........................     122
SECURITY OWNERSHIP OF ITI MANAGEMENT AND BENEFICIAL OWNERS
  OF ITI COMMON STOCK.......................................     124
EXECUTIVE OFFICERS..........................................     126
  Current Executive Officers of ITI.........................     126
  Executive Officers of the Combined Company................     127
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     128
PRICE RANGE OF ITI COMMON STOCK AND DIVIDENDS...............     129
AMENDMENTS TO ITI'S CERTIFICATE OF INCORPORATION............     129
  Opt Out of Section 203 of Delaware General Corporation
     Law....................................................     130
  Increase Authorized Common Stock..........................     130
PROPOSAL TO APPROVE STOCK INCENTIVE PLAN....................     132
  General...................................................     132
  Summary of the Stock Incentive Plan.......................     132
  Federal Tax Consequences..................................     135
  Recommendation of the Board...............................     136
INDEPENDENT ACCOUNTANTS.....................................     136
FUTURE STOCKHOLDER PROPOSALS................................     136
WHERE YOU CAN FIND MORE INFORMATION ON ITI..................     137
CONSOLIDATED FINANCIAL STATEMENTS OF SLC TECHNOLOGIES, INC.
  AND SUBSIDIARIES..........................................     F-1
APPENDIX A -- Agreement and Plan of Merger and
              Reorganization................................     A-1
                      Amendment to Agreement and Plan of
              Merger and Reorganization.....................    A-49
APPENDIX B -- Opinion of Goldman Sachs......................     B-1
APPENDIX C -- Amendments to ITI's Restated Certificate of
  Incorporation.............................................     C-1
APPENDIX D -- 2000 Stock Incentive Plan.....................     D-1

                                    SUMMARY

     The following summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. For additional information, you should read this entire proxy statement, including the appendices, and the other documents we refer to or incorporate by reference into this proxy statement.

                      THE PARTIES TO THE MERGER AGREEMENT


     ITI TECHNOLOGIES, INC. ITI designs, manufactures and markets electronic security systems, both intrusion and fire protection, as well as electronic access control systems. Electronic security systems account for approximately 98% of ITI's sales. ITI designs and manufactures wireless systems for the wireless residential security systems market. ITI has recently introduced new products which incorporate its wireless technology, directed at the commercial intrusion and fire protection markets. ITI, headquartered in North St. Paul, Minnesota, has manufacturing facilities in North St. Paul, Minnesota, Gladewater, Texas, and Navajoa, Mexico, and employs approximately 690 people. ITI's sales were $121,600,000 in 1999, with operating income of $19,000,000. See "RECENT DEVELOPMENTS" on page 119.


     SLC TECHNOLOGIES, INC. SLC provides electronic and communication technology focused on security, fire protection, loss prevention and access control. SLC designs, develops, manufactures and distributes components and software for the following:

     - intrusion and fire protection systems;

     - access control systems, which monitor traffic through, and regulate access to, buildings and other restricted areas;

     - video surveillance systems, which use closed circuit television to monitor activities from a distance; and

     - integrated systems, which link independent electronic systems to a central communication and control point.

     SLC serves a broad customer base, ranging from residential and commercial users to large multinational companies. SLC provides products and services through an array of channels, including wholesale distribution, direct sales and system integrators, which are companies that buy independent electronic systems and link them to a central communication and control point.


     SLC employs approximately 2,500 individuals, has sales and technical support operations in 27 countries and has manufacturing and logistics operations in the United States, Europe, South Africa, Australia and China. SLC's sales were $427,800,000 in 1999, with operating income of $48,100,000. See "RECENT DEVELOPMENTS" on page 119.


                              THE SPECIAL MEETING


     TIME, DATE AND PLACE. The special meeting will be held on Tuesday, May 2, 2000, at 9:00 a.m., Central time, at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota 55102.


     PURPOSE OF THE MEETING. The purpose of the special meeting is to consider and vote upon (a) the merger and the merger agreement, (b) a new stock incentive plan, and (c) any other business that properly comes before the special meeting. By approving and adopting the merger and the merger agreement you will be approving an amendment to ITI's certificate of incorporation to change the name of ITI to Interlogix, Inc., to increase the number of authorized shares of ITI common stock to 60,000,000 and to opt out of Section 203 of the Delaware General Corporation Law. See "THE SPECIAL MEETING -- Matters to Be Considered" on page 16.



     RECORD DATE FOR VOTING; VOTE REQUIRED. The record date for stockholders of ITI entitled to vote at the special meeting is March 27, 2000. The approval of the merger agreement will require the affirmative vote of a majority of the shares of ITI common stock outstanding on the record date. The approval of the stock incentive plan will require the affirmative vote of a majority of shares of ITI common stock present and entitled to vote at the special meeting.


                                   THE MERGER

     EFFECTS OF THE MERGER. When the merger becomes effective, SLC will merge into ITI and all of the outstanding shares of SLC common stock will be converted into shares of ITI common stock. As a result, there will be approximately 15.2 million additional shares of ITI common stock outstanding after the merger, and your ownership interest in ITI will be significantly diluted. As discussed below, however, you may elect to exchange all or some of your shares for cash.

     SLC currently has 1,000,000 shares of issued and outstanding common stock, all of which are owned by Berwind Group Partners. Each of these shares will be converted into 15.17064 shares of ITI common stock in the merger. Immediately after the merger, Berwind Group Partners and SLC management will together own approximately 63.5% of the shares of common stock of the combined company, taking into account options to purchase common stock of the combined company and assuming that ITI stockholders do not exercise the cash election option discussed below. Assuming full exercise of the cash election option, Berwind Group Partners and SLC management will own approximately 78% of the common stock of the combined company. Berwind Group Partners and SLC management will therefore control all decisions regarding ITI that require stockholder approval following the merger, and the current ITI stockholders will no longer have a controlling influence over ITI's future direction.


     DIRECTORS OF THE COMBINED COMPANY. Immediately after the merger, nine individuals will serve on ITI's board of directors. Two of these individuals will be Thomas L. Auth and Perry J. Lewis, current directors of ITI. The remaining seven will be the following individuals selected by the board of directors of SLC: C.G. Berwind, Jr., Edward F. Kosnik, Kenneth L. Boyda, Jan P. Brantjes, Lawrence C. Karlson, Richard W. Oliver and Donald L. Seeley. Mr. Auth will be Chairman of the Board of the combined company and Mr. Boyda will be President and Chief Executive Officer of the combined company. For two years following the merger, Mr. Auth's and Mr. Lewis' membership on the combined company's board of directors will be determined in accordance with a voting agreement among Berwind Group Partners, MLGA Fund II, L.P. and Mr. Auth. See "THE MERGER -- The Voting Agreement" on page 42.


     CASH ELECTION. If you are a record holder of ITI common stock prior to the special meeting, you may elect to receive cash equal to $36.50 per share for all or some of your shares, provided that no more than 50% of the total number of outstanding shares of ITI common stock may be exchanged for cash. If ITI stockholders elect to receive cash for more than 50% of the outstanding shares of ITI common stock, then the number of shares for which each electing stockholder will receive cash will be reduced on a pro rata basis.


     We are in the process of mailing election forms to ITI stockholders. See "THE CASH ELECTION" on page 47. In order for your election form to be effective, you must properly complete and sign the form and the exchange agent must actually receive it no later than 5:00 p.m. Central time, on May 1, 2000. If you wish to withdraw an election to receive cash, you may do so by delivering written notice to the exchange agent. The exchange agent must receive your written notice no later than 5:00 p.m., Central time, on May 1, 2000.

     IF YOU DO NOT EXERCISE THE OPTION TO RECEIVE CASH FOR YOUR SHARES, YOU WILL RETAIN ALL OF YOUR SHARES OF ITI COMMON STOCK AND NOT RECEIVE ANY CASH. TO THE EXTENT YOU DO EXCHANGE YOUR SHARES OF ITI COMMON STOCK FOR CASH, YOU WILL NO LONGER HAVE AN OWNERSHIP INTEREST IN ITI AND YOU WILL NOT PARTICIPATE IN ANY POTENTIAL INCREASES OR DECREASES IN THE PRICE OF ITI COMMON STOCK AFTER THE MERGER. THE CLOSING PRICE PER SHARE OF ITI COMMON STOCK WAS $26.125 AS OF SEPTEMBER 28, 1999, THE LAST TRADING DAY BEFORE THE ANNOUNCEMENT OF THE MERGER, AND $28.5625 AS OF MARCH 22, 2000. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR ITI COMMON STOCK PRIOR TO DETERMINING WHETHER TO EXERCISE THE CASH ELECTION.



     STOCK OPTIONS. Each holder of options to purchase ITI common stock will have the right to elect to receive a cash payment for up to 50% of the number of shares of ITI common stock covered by the options in exchange for cancellation of those options exchanged. The cash payment will be equal to $36.50 times the number of shares covered by the options, minus the aggregate exercise price of the options. At the time of the merger, options to purchase SLC common stock will be converted into options to purchase ITI common stock. See "STOCK OPTIONS" on page 49 and "THE MERGER -- Interests of Persons in the Merger -- SLC Management" on page 40.



     NO APPRAISAL RIGHTS. Under Delaware law, holders of ITI common stock have no right to an appraisal of the value of their shares in connection with the merger. See "THE MERGER -- No Appraisal Rights" on page 46.


     RECOMMENDATION OF THE BOARD REGARDING THE MERGER. On September 28, 1999, the board of directors of ITI unanimously approved and adopted the proposed terms of the merger and the merger agreement and recommended that the ITI stockholders approve and adopt the merger and the merger agreement.

     OPINION OF ITI'S FINANCIAL ADVISOR. ITI received an opinion from its financial advisor, Goldman, Sachs & Co. The full text of this opinion, dated September 28, 1999, is attached as Appendix B to this proxy statement. You should read the entire opinion carefully.

     CONDITIONS TO THE MERGER. The completion of the merger depends on meeting a number of conditions, including the following:

     - obtaining ITI stockholder approval of the merger agreement;

     - delivering to SLC and ITI letters from accountants and lawyers, as specified in the merger agreement; and

     - the continued accuracy of the representations and warranties contained in the merger agreement.


     A complete list of conditions to the merger appears under "THE MERGER AGREEMENT -- Conditions to the Merger" on page 54.



     TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE. ITI and SLC may mutually agree to terminate the merger agreement at any time prior to the merger's effectiveness. The merger agreement may also be terminated under a number of other circumstances, as set forth under "THE MERGER
AGREEMENT -- Termination" on page 55. If the merger agreement is terminated under some circumstances, ITI is required to pay SLC a fee of $10,000,000. These circumstances include:


     - the failure to obtain ITI stockholder approval of the merger agreement if ITI enters into a business combination agreement with another entity within one year of the termination;

     - ITI's entering into a merger, acquisition or similar agreement with a third party;

     - the commencement of a tender or exchange offer for ITI common stock which the ITI board of directors does not recommend against; or

     - the withdrawal by the board of directors of ITI of its recommendation of the merger agreement.


See "THE MERGER AGREEMENT -- Termination" on page 55 and " -- Fees and Expenses; Termination Fee" on page 56.


     AMENDMENTS TO ITI'S CERTIFICATE OF INCORPORATION. Following the merger, SLC will cease to exist as a separate corporation and ITI will survive and continue to exist as a Delaware corporation. The certificate of incorporation and bylaws of the combined company will be those of ITI. When the merger becomes effective, ITI will amend its certificate of incorporation to:

     - change the name of the corporation from "ITI Technologies, Inc." to "Interlogix, Inc.;"

     - opt out of Section 203 of the Delaware General Corporation Law; and

     - increase the authorized number of shares of ITI common stock to a total of 60,000,000.


     See "AMENDMENTS TO ITI'S CERTIFICATE OF INCORPORATION" on page 129.



     FEDERAL INCOME TAX CONSEQUENCES. For federal income tax purposes, the sole SLC stockholder will not recognize any gain or loss when its SLC common stock is exchanged for ITI common stock in the merger. Any ITI stockholder who receives cash in exchange for shares of ITI common stock will recognize a gain or loss for tax purposes. See "THE MERGER -- Federal Income Tax Consequences" on page
44. We urge you to consult with your own tax advisor as to the federal income tax consequences of the merger and electing to exchange your shares for cash, as well as to any state, local, foreign or other tax consequences.



     ACCOUNTING TREATMENT. The merger will be treated as a purchase of ITI by SLC for accounting purposes. As a result, the financial statements of SLC will become the historical financial statements of the combined company. See "THE MERGER -- Accounting Treatment of the Merger" on page 40.


                        MARKET PRICE OF ITI COMMON STOCK


     ITI common stock is listed on the Nasdaq National Market under the symbol "ITII." The symbol "ILXI" has been reserved for use after the merger to reflect the name change. The closing price per share of ITI common stock was $26.125 as of September 28, 1999, the last trading day before the announcement of the merger, and $28.5625 as of March 22, 2000. Past prices of ITI's common stock are not indicative of the market price of the combined company's common stock.

                   SUMMARY CONSOLIDATED FINANCIAL DATA OF ITI

     The following should be read in conjunction with the Consolidated Financial Statements and related notes, and Management's Discussion and Analysis of Financial Condition, set forth in ITI's Annual Report on Form 10-K for the year ended December 31, 1998 and ITI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which have been incorporated by reference into this proxy statement.

                                                                                               NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                           ---------------------------------------------   -------------------------
                                           1994(D)   1995    1996    1997(A)(B)    1998       1998         1999(C)
                                           -------   -----   -----   ----------   ------   -----------   -----------
                                                                                           (UNAUDITED)   (UNAUDITED)
                                                    (TABLE IN MILLIONS, EXCEPT PER SHARE AND EMPLOYEE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales................................   $59.1    $79.0   $93.3     $101.0     $109.0     $ 80.4        $ 88.7
Gross profit:
         $...............................    26.7     36.9    45.1       46.6       50.2       36.6          41.7
         %...............................      45%      47%     48%        47%        46%        46%           47%
Operating income.........................     9.6     17.8    22.9       14.3       21.4       14.8          13.5
Income before extraordinary item.........     3.4     11.4    15.1        7.6       14.2        9.9           9.4
Net income...............................   $ 2.6    $11.4   $15.1     $  7.6     $ 14.2     $  9.9        $  9.4
Income per share before extraordinary
  item:
  Basic:.................................   $ .61    $1.31   $1.69     $  .91     $ 1.68     $ 1.16        $ 1.11
  Diluted:...............................   $ .52    $1.26   $1.63     $  .87     $ 1.61     $ 1.11        $ 1.07
Earnings per share:
  Basic..................................   $ .46    $1.31   $1.69     $  .91     $ 1.68     $ 1.16        $ 1.11
  Diluted................................   $ .40    $1.26   $1.63     $  .87     $ 1.61     $ 1.11        $ 1.07
Weighted average shares outstanding:
  Basic:.................................     5.6      8.7     8.9        8.4        8.5        8.5           8.4
  Diluted:...............................     6.5      9.0     9.2        8.7        8.9        8.9           8.8
BALANCE SHEET DATA:
Working capital..........................   $19.1    $34.9   $42.0     $ 36.3     $ 43.0     $ 38.8        $ 47.1
Total assets.............................    64.5     80.1    89.8      104.0      116.0      110.1         126.2
Total debt, including capital leases.....     4.5       --      --         --         --         --            --
Stockholders' equity.....................   $49.8    $70.1   $79.3     $ 87.7     $ 97.4     $ 92.2        $108.5
OTHER DATA:
EBITDA (e)...............................   $11.6    $19.6   $25.2     $ 17.3     $ 25.2     $ 17.6        $ 16.6
Cash flows from operating activities.....     4.0      8.0    14.3       18.0        9.4        8.9           2.5
Cash flows from investing activities.....    (1.8)    (2.7)   (5.0)     (26.3)      (5.1)      (3.9)         (6.0)
Cash flows from financing activities.....   $(2.1)   $ 4.4   $(5.9)    $  0.8     $ (4.5)    $ (5.4)       $  1.7
Number of employees......................     455      456     477        641        645        649           677

-------------------------
(a) In 1997, ITI recorded a non-recurring purchase accounting adjustment to cost of goods sold of $725,000, which resulted from the sale of inventory which had been written-up to reflect estimated selling price less the sum of estimated costs of completion and selling at the time of the CADDX acquisition. Both 1997 gross profit and operating income include the effects of this charge; however, for comparative purposes, the gross profit percentage excludes the effects of this item.

(b) In 1997, ITI recorded a non-recurring purchase accounting adjustment, which resulted from the write-off of $5,200,000 for the value assigned to technology in process at the time of the CADDX acquisition. This charge is not deductible for income tax purposes and, as such, no related tax benefit has been recorded as a part of ITI's income tax expense. 1997 operating income includes the effects of this charge.

(c) In 1999, ITI recorded a non-cash charge of $4,104,000 related to certain litigation costs incurred in connection with a patent litigation case against a competitor that were previously capitalized. In addition, through September 30, 1999 ITI incurred expenses of $275,000 associated with the merger. Operating income for the nine-month period ended September 30, 1999 includes the effects of these charges.

(d) In 1994, ITI incurred an extraordinary charge of $825,000, or $.12 per share, related to the write-off of unamortized discount and deferred financing charges, net of related income tax benefits of $462,000, in connection with the conversion of all outstanding warrants and retirement of debt subsequent to its November 24, 1994, initial public offering. All 1994 data presented excludes the impact of this extraordinary item.

(e) ITI calculated EBITDA by adding: (1) income before income taxes and (2) depreciation and amortization, less net interest income. ITI included data concerning EBITDA because management believes it is a measure of operating performance before leverage and ITI understands that investors use it to evaluate historical performance and the value of the company. EBITDA is not determined in accordance with U.S. GAAP. EBITDA is not indicative of net income or cash flows from operating, investing or financing activities determined in accordance with GAAP, and you should not consider EBITDA in isolation, or as an alternative to, or more meaningful than, measures of performance determined in accordance with U.S. GAAP. In addition, EBITDA, as defined here, may not be comparable to similarly titled measures used by other companies.

                   SUMMARY CONSOLIDATED FINANCIAL DATA OF SLC

     The following should be read in conjunction with the Consolidated Financial Statements and related notes, and MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SLC, included elsewhere in this proxy statement.

                                                                                                       NINE MONTHS ENDED
                                                                                                   -------------------------
                                                           YEAR ENDED DECEMBER 31,                 OCTOBER 3,    OCTOBER 2,
                                              --------------------------------------------------   -----------   -----------
                                                 1994         1995       1996     1997     1998       1998          1999
                                              ----------   ----------   ------   ------   ------   -----------   -----------
                                                                                                   (UNAUDITED)   (UNAUDITED)
                                                         (TABLE IN MILLIONS, EXCEPT PER SHARE AND EMPLOYEE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...................................    $175.1       $225.2     $275.7   $326.0   $375.6     $269.1        $309.2
Gross profit:
         $..................................      62.8         90.2      113.8    141.4    169.4      118.5         134.8
         %..................................      35.9%        40.1%      41.3%    43.4%    45.1%      44.0%         43.6%
Operating income before management
  fees......................................      13.4         24.7       28.0     36.7     49.8       30.5          36.2
Net income (loss)...........................    $ (0.5)      $  6.0     $  7.5   $ 10.1   $ 20.7     $ 11.5        $ 17.3
Earnings per share:
  Basic.....................................    $ (.48)      $ 6.04     $ 7.50   $10.14   $20.67     $11.52        $17.35
  Diluted...................................    $ (.48)      $ 6.04     $ 7.50   $10.14   $20.62     $11.50        $17.28
Cash dividend per share.....................    $   --       $   --     $   --   $   --   $ 3.50     $ 3.50        $   --
Weighted average shares outstanding:
  Basic.....................................     1.000        1.000      1.000    1.000    1.000      1.000         1.000
  Diluted...................................     1.000        1.000      1.000    1.000    1.002      1.002         1.004
BALANCE SHEET DATA:
Working capital.............................    $ 44.8       $ 42.3     $ 50.0   $ 58.5   $ 54.8     $ 64.9        $ 80.0
Total assets................................     180.0        182.4      248.3    270.5    273.6      272.8         318.8
Total debt, including related party debt and
  capital leases(b).........................      95.3         89.0      133.1     79.8     53.1       72.3          87.8
Stockholders equity(b)......................    $ 50.4       $ 58.3     $ 63.5   $127.6   $147.5     $138.9        $161.4
OTHER DATA:
EBITDA(a)...................................    $ 18.9       $ 29.6     $ 37.4   $ 46.5   $ 59.0     $ 37.7        $ 48.6
Cash flows from operating activities........      12.3         15.0       20.6     38.7     38.5       14.2           8.0
Cash flows from investing activities........     (30.5)        (7.4)     (60.7)   (29.8)   (13.5)      (9.4)        (37.8)
Cash flows from financing activities........    $ 19.8       $ (5.7)    $ 43.7   $  4.7   $(31.9)    $(11.3)       $ 32.5
Number of employees.........................     1,381        1,672      1,721    2,162    2,251      2,213         2,485

-------------------------
(a) SLC has calculated EBITDA by adding: (1) income before income taxes, (2) interest expense, net and (3) depreciation and amortization. SLC has included data concerning EBITDA because management believes it is a measure of operating performance before leverage and SLC understands that investors use it to evaluate historical performance and the value of the company. EBITDA is not determined in accordance with U.S. GAAP. EBITDA is not indicative of net income or cash flows from operating, investing or financing activities determined in accordance with GAAP, and you should not consider EBITDA in isolation, or as an alternative to, or more meaningful than, measures of performance determined in accordance with U.S. GAAP. In addition, EBITDA, as defined here, may not be comparable to similarly titled measures used by other companies.

(b) On October 10, 1997, Berwind Corporation distributed the stock of SLC to its parent, Berwind Group Partners, in a non-taxable spin-off transaction. At the same time, SLC obtained a credit facility, the proceeds from which were used to repay a portion of the intercompany debt to Berwind Industries, Inc. The balance of this intercompany obligation of $58,485,000 was recorded as a capital contribution to SLC and credited to paid-in capital.

                          UNAUDITED SUMMARY PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

     The summary unaudited pro forma combined condensed financial information of the combined company has been derived from the unaudited pro forma combined condensed financial statements included elsewhere in this proxy statement. This data is not necessarily indicative of the combined results of operations or financial position that would have occurred if the merger had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."


                                                        YEAR ENDED
                                                       DECEMBER 31,          NINE MONTHS ENDED
                                                           1998               OCTOBER 2, 1999
                                                     ----------------      ---------------------
                                                     (TABLE IN MILLIONS, EXCEPT PER SHARE DATA)
SELECTED INCOME STATEMENT DATA:
Sales..............................................       $484.6                   $397.9
Income before income taxes.........................         34.2                     25.5
Net income.........................................         16.9                     12.5
Earnings per share:
  Basic............................................       $ 0.87                   $ 0.65
  Diluted..........................................       $ 0.86                   $ 0.64



                                                                             AT OCTOBER 2,
                                                                                 1999
                                                                             -------------
SELECTED BALANCE SHEET DATA:
Working capital........................................                         $135.1
Total assets...........................................                          660.6
Long term debt.........................................                          269.4
Total stockholders' equity.............................                          260.0



     It should be noted that the 1999 interim results of ITI include a $4,104,000 (after-tax amount of $2,626,000) charge associated with the write-off of patent defense costs. In addition, 1999 interim and 1998 annual results of SLC include $2,126,000 (after-tax amount of $1,360,000) and $2,698,000
(after-tax amount of $1,727,000), respectively, of management fees charged by Berwind Corporation. SLC and ITI management believe that the expenses associated with the management fees will cease after the merger, as the combined company has the organization in place to provide the services formerly provided by Berwind Corporation. The unaudited pro forma combined condensed financial statements for the nine months ended October 2, 1999 and the year ended December 31, 1998 include non-cash expenses for amortization of goodwill and identifiable intangible assets, with diluted earnings per share effects of $.75 and $.98, respectively.

COMPARATIVE PER SHARE DATA

     Set forth below are historical net earnings per share and book value per share data of ITI and SLC, and unaudited pro forma combined per share data of the combined company. The data set forth below should be read in conjunction with the ITI and SLC audited financial statements and unaudited interim financial statements, including the notes thereto, which are included elsewhere in this proxy statement or incorporated herein by reference. The data should also be read in conjunction with the unaudited pro forma combined condensed financial statements, including the notes thereto, included elsewhere in this proxy statement or incorporated herein by reference.


                                                  ITI                                SLC
                                    --------------------------------   --------------------------------
                                     YEAR ENDED    NINE MONTHS ENDED    YEAR ENDED    NINE MONTHS ENDED
                                    DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,      OCTOBER 2,
                                        1998             1999              1998             1999
                                    ------------   -----------------   ------------   -----------------
HISTORICAL DATA:
Earnings per share:
  Basic...........................     $ 1.68           $ 1.11           $ 20.67           $ 17.35
  Diluted.........................     $ 1.61           $ 1.07           $ 20.62           $ 17.28
Book value per share, at end of
  period:
  Basic...........................     $11.67           $12.86           $147.50           $161.41
  Diluted.........................     $11.14           $12.35           $147.21           $160.76



                                                               YEAR ENDED    NINE MONTHS ENDED
                                                              DECEMBER 31,      OCTOBER 2,
                                                                  1998             1999
                                                              ------------   -----------------
PRO FORMA COMBINED(A):
Earnings per share:
  Basic.....................................................     $ 0.87           $  0.65
  Diluted...................................................     $ 0.86           $  0.64
Book value per share, at end of period:
  Basic.....................................................        N/A           $ 13.41
  Diluted...................................................        N/A           $ 13.25
PRO FORMA EQUIVALENTS(B):
Earnings per share:
  Basic.....................................................     $13.20           $  9.86
  Diluted...................................................     $13.04           $  9.71
Book value per share:
  Basic.....................................................        N/A           $203.44
  Diluted...................................................        N/A           $201.01


-------------------------

(a) The unaudited pro forma combined selected income statement data was derived from the respective historical consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 for ITI and the consolidated statements of income for the year ended December 31, 1998 and the nine months ended October 2, 1999 for SLC, and the effects of the merger as if it had occurred on January 1, 1998. The unaudited pro forma selected balance sheet data was derived from the historical balance sheets of ITI as of September 30, 1999, and of SLC as of October 2, 1999 and the effects of the merger as if it had occurred on those dates. The unaudited pro forma combined financial statements assume that the ITI stockholders elect to exchange the aggregate of 50% of ITI common stock outstanding for cash at $36.50 per share.

(b) Pro forma equivalents represent the unaudited pro forma combined earnings per share and book value per share calculated on the basis of a 1 to
    15.17064 exchange ratio. The unaudited combined pro forma data included above have been computed assuming the ITI stockholders exchange the aggregate of 50% of ITI common stock outstanding for cash at $36.50 per share.

                     RISK FACTORS AND OTHER CONSIDERATIONS

     In addition to the other information contained in this proxy statement, you should consider the following factors carefully in evaluating the proposed merger.

THE COMBINED COMPANY WILL BE CONTROLLED BY BERWIND GROUP PARTNERS


     Immediately after the merger, Berwind Group Partners, the sole stockholder of SLC, and SLC management will together own approximately 63.5% of the shares of the common stock of the combined company, taking into account options to purchase the common stock of the combined company and assuming that no shares of ITI common stock are exchanged for cash. Assuming that 50% of the outstanding shares of ITI common stock are exchanged for cash and that each holder of options to purchase ITI common stock elects to exchange 50% of his or her options for cash, Berwind Group Partners and SLC management will own approximately 78% of the combined company's common stock. In addition, seven of the nine members of the board of directors of the combined company will be selected by the board of directors of SLC. See "THE MERGER -- The Voting Agreement" on page 42. Berwind Group Partners will have the power to control the outcome of substantially all matters requiring stockholder approval, including the election of directors. Berwind Group Partners's equity ownership will have the effect of making certain corporate actions impossible without its support.


THE COMBINED COMPANY MAY NOT REALIZE EXPECTED REVENUE INCREASES

     We have announced publicly that the combined company will be able to increase revenues through sales opportunities that are not currently available to the two companies standing alone. In making this announcement, we relied in part on our expectation that we could increase revenues for ITI's current products by selling them through SLC's European distribution channels. However, we may not achieve these additional sales, or they may be delayed due to greater product customization than we anticipated. For example, ITI products may need customization in some countries to comply with transmission protocols and language capabilities. The timing for country product approvals may also result in delayed revenues in Europe. In addition, retraining sales and technical support personnel in order to market new wireless products and convert existing hardwire products will require our customers to invest significant resources and may have an adverse effect on sales. If we do not realize these expected revenue increases, the future financial performance of the combined company will not be as good as management currently anticipates.

THE COMBINED COMPANY MAY NOT REALIZE EXPECTED COST SAVINGS


     We have announced publicly that management expects to achieve cost savings as a result of combining the two companies of at least $10,000,000 during the first 12 months following the merger. We anticipate the majority of these savings to come from reducing engineering staff, from reducing the cost of purchased components through volume leverage, and by reducing general and administrative costs. See "THE MERGER -- Reasons for the Merger" on page 25.


     We cannot be sure that we will achieve the cost savings in the amount or time frame anticipated, if at all. In particular, we may not be able to reduce engineering and overhead expenses sufficiently to meet these goals without sacrificing important business functions, such as product development programs. In addition, we may not succeed in negotiating more favorable terms for our purchased components, despite added volume leverage, due to changing economic conditions affecting our suppliers. If we do not achieve the expected cost savings, our future financial performance will not be as strong as we anticipated when we agreed to the merger. Even if our financial performance is not materially affected by our failure to achieve cost savings, the price of the combined company's stock may decline as a result of our not meeting the expectations of the market.

INTEGRATION OF THE TWO COMPANIES MAY DISRUPT BUSINESS

     Following the merger, management of ITI and SLC plan to integrate the two companies strategically, operationally and technically. The integration of the two companies will be complex and time consuming and may disrupt the combined company's business. The timing and manner of the implementation of decisions made with respect to the ongoing business of the combined company following the merger will materially affect the operations of the combined company. The combined company may encounter substantial difficulties, costs and delays involved in integrating common information and communication systems, operating procedures, financial controls and human resources practices, including:

     - potential incompatibility of business cultures;

     - the loss of key employees; and

     - the diversion of the attention of management from other business concerns.

     If the integration of the two companies goes poorly and disrupts the combined company's business, the future financial performance of the combined company may not be as strong as we anticipated when we agreed to the merger.

A SINGLE CUSTOMER OF THE COMBINED COMPANY ACCOUNTED FOR MORE THAN 10% OF
REVENUES

     ADT Security Systems, Inc., a customer of both ITI and SLC, accounted for slightly more than 10% of the combined company's revenues in 1999 on a pro forma basis. There is no agreement that obligates ADT to purchase products from either ITI or SLC. Moreover, the products ADT purchases from ITI and SLC could be provided by other suppliers. If we do not maintain competitive pricing and/or product features, we could lose the ADT business. A significant reduction or loss in the ADT business could harm the financial performance of the combined company.

THE COMBINED COMPANY WILL HAVE AN INCREASED EXPOSURE TO RISKS INVOLVED IN INTERNATIONAL OPERATIONS, PARTICULARLY FOREIGN EXCHANGE RATES

     The combined company will be exposed to greater risks in international operations, particularly risks due to fluctuations in foreign exchange rates, than ITI currently experiences due to an increased proportion of international operations. Currently, ITI conducts nearly all of its foreign transactions in U.S. dollars. As a result of the merger, the combined company will include SLC's foreign operations, which conduct transactions in local currencies and whose financial results are translated into U.S. currency. Therefore, the effect of changes in exchange rates may have an adverse effect on the combined company's results of operations. For example, in 1998, SLC had approximately $115,700,000, or 31%, of its total revenues denominated in foreign currencies. A strengthening of the U.S. dollar against the Dutch guilder in 1998 had the effect of reducing total sales reported in 1998 by $1,700,000 due to translation adjustments.

ITI MAY LOSE KEY EMPLOYEES AS A RESULT OF THE MERGER

     There is a risk that ITI will lose key employees upon closing the merger. The following factors may increase this risk:

     - Employees of ITI have the right to exchange their shares of common stock for cash. They also have the right to receive cash for stock options they hold. As a result of these cash election rights, key employees may receive significant amounts of cash upon the closing of the merger that could allow them to pursue other career opportunities.

     - In many cases, the roles of key ITI employees and their compensation arrangements following the merger have not yet been determined or communicated to the employees.

     - The merger may result in a change in ITI's business culture that some of ITI's current employees may not like.

     - The economy is strong and unemployment is at low levels.

     ITI's employees have significantly contributed to ITI's past financial performance. The loss of key employees may adversely affect the combined company's business operations and financial performance.

OFFICERS AND DIRECTORS OF ITI MAY HAVE DIFFERENT INTERESTS FROM OTHER ITI STOCKHOLDERS

     In considering the board of directors' recommendation that you vote in favor of the merger, you should be aware that some executive officers and directors of ITI have interests in the merger that are in addition to their interests as stockholders of ITI generally. These interests include the following:

     - Thomas L. Auth, President, Chief Executive Officer and a director of ITI, and Perry J. Lewis, a director of ITI, will be directors of the combined company under the terms of a voting agreement entered into with SLC.

     - ITI entered into a new employment agreement with Mr. Auth, which is conditioned upon the closing of the merger, that provides, among other things, for an annual salary of approximately $400,000 and the issuance of options to acquire 20,000 shares of the combined company's common stock.

     - ITI will pay bonuses to Mr. Auth and two other executive officers of ITI, Joseph Hurst and Charles E. Briskey, upon the closing of the merger.

     - In connection with the merger, ITI changed or entered into new severance arrangements with a number of executive officers.

     - As of the date of the merger agreement, executive officers of ITI held options to purchase a total of 984,259 shares of ITI common stock. Under the merger agreement, these executive officers will have the right to receive a cash payment for up to 50% of the number of shares of ITI common stock covered by their options equal to $36.50 per share minus the aggregate exercise price of the options.


These factors create a potential conflict of interest that you should be aware of in considering the merger. See "THE MERGER -- Interests of Persons in the Merger" on page 36.


HAVING TO PAY A TERMINATION FEE COULD HAVE A NEGATIVE IMPACT ON OUR FINANCIAL CONDITION


     Under the merger agreement, there are situations in which we would have to pay SLC a termination fee of $10,000,000 if the merger agreement were terminated. See "THE MERGER AGREEMENT -- Fees and Expenses; Termination Fee" on page 56. In some of these situations, such as if the ITI board of directors felt it necessary to withdraw its recommendation of the merger, we would not necessarily have another buyer to help fund the payment. Having to make this payment under circumstances where another buyer was not helping to fund it could have a negative impact on our financial condition as a stand-alone company.


YOUR EQUITY INTEREST IN THE COMPANY WILL BE DILUTED

     In the merger, the outstanding shares of SLC common stock will be converted into approximately 15.2 million shares of ITI common stock. As a result, each share of ITI common stock that you retain will represent a smaller percentage ownership interest in the combined company than you currently hold in ITI. Upon the merger taking effect, the current ITI stockholders will retain 22% to 36.5% of the common stock of ITI, depending upon the number of shares for which a cash election is made.

LIQUIDITY OF THE COMMON STOCK WILL DECREASE AND PRICE VOLATILITY MAY INCREASE

     In connection with the merger and the possible exchange of 50% of ITI's common stock for cash, the public float of the common stock of the combined company will be substantially diminished. As a result, liquidity will decrease and the volatility of our stock price may increase. In addition, the lack of float may adversely affect institutional investors' interest and the scope of coverage of the combined company by research analysts. If institutional investors' interest and analysts' coverage diminish, it could adversely affect the stock price of the combined company.

YOU HAVE NO APPRAISAL RIGHTS

     In some mergers, stockholders who oppose the merger have the right to dissent and have the value of their shares appraised and paid to them in cash. This is known as having "appraisal rights." However, because of the way the merger is structured and because ITI common stock is traded on the NASDAQ National Market, you are not entitled to appraisal rights under Delaware law. If the merger is approved, the only way you will be able to receive cash for your shares of ITI common stock will be to:

     - exercise your option to receive $36.50 per share of ITI common stock (subject to proration if ITI stockholders elect to receive cash for more than 50% of the outstanding shares of ITI common stock), or

     - sell your shares of ITI common stock in the open market at the then prevailing prices.

You will not have the opportunity to have your shares appraised if this merger is completed.

THERE ARE RISKS IN CONNECTION WITH ELECTING OR NOT ELECTING TO EXCHANGE YOUR SHARES FOR CASH

     If the cash consideration to be paid in exchange for shares of ITI common stock exceeds the intrinsic value of those shares, you will be in a better position if you elect to exchange your shares for cash. You are urged to obtain current market quotations for ITI common stock prior to deciding whether to exchange your shares for cash. In obtaining current market quotations for ITI common stock, however, you should be aware that there is a risk that the market price may be artificially inflated by individuals buying common stock with the intention of exercising the cash election option. There is also a risk that the market price will be lower than the intrinsic value of the ITI common stock and will not adequately reflect the prospects of the combined company. To the extent you exchange your shares for cash, you will no longer have an ownership interest in ITI and you will not participate in any potential increases or decreases in the price of ITI common stock.


     If you decide to exchange your shares for cash, you should consider how the acceptance of your shares for exchange will be reduced if ITI stockholders, in the aggregate, elect to exchange more than 50% of the ITI common stock. If you desire to exchange the maximum number of shares possible for cash, you should make an election to receive cash for all of your shares. Keep in mind, however, that you will not know immediately the number of shares accepted for exchange, and you will not be able to sell shares of ITI common stock that are not accepted for a period of time. See "THE CASH ELECTION -- Considerations in Exercising the Cash Election Option" on page 47.

                           FORWARD-LOOKING STATEMENTS


     This proxy statement, including information included or incorporated by reference in this proxy statement, contains forward-looking statements relating to the financial condition, results of operations, plans, objectives, future performance and business of each of ITI and SLC, as well as forward-looking statements relating to the merger and the combined company. These statements include, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to the considerations set forth in the "RISK FACTORS AND OTHER CONSIDERATIONS" section on page 11 and other considerations, including among others, the following:


     - uncertainties in realizing synergies of the merger;

     - increases in competitive pressures among intrusion, fire protection, access control and integrated system companies;

     - changes in or unexpected unfavorable general economic conditions in the states or countries in which ITI or SLC is doing business;

     - legislative or regulatory changes that adversely affect the businesses in which ITI or SLC are engaged;

     - difficulties in the technical, operational and/or strategic integration of ITI and SLC; and

     - obsolescence of the technology of the combined company.

                              THE SPECIAL MEETING

GENERAL


     We are furnishing this proxy statement to ITI stockholders in connection with the solicitation of proxies by the ITI board of directors for use at the special meeting to be held on Tuesday, May 2, 2000, at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota 55102, commencing at 9:00 a.m., Central time, and at any adjournments or postponements of the meeting.


MATTERS TO BE CONSIDERED

     We are holding the special meeting for the following purposes:

     - To consider and vote upon a proposal to approve and adopt the merger of SLC into ITI and the merger agreement. If you approve and adopt the merger and the merger agreement you will also be approving an amendment to ITI's certificate of incorporation to change the name of ITI to Interlogix, Inc., to increase the number of shares of ITI common stock to 60,000,000 and to opt out of Section 203 of the Delaware General Corporation Law.

     - To consider and vote upon a proposal to approve a new stock incentive plan.

     - To consider and transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

     THE ITI BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER. THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ITI AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE STOCK INCENTIVE PLAN.

RECORD DATE; QUORUM; VOTING AT THE SPECIAL MEETING


     The ITI board of directors has fixed the close of business on March 27, 2000, as the record date. Only holders of record of ITI common stock as of the close of business on the record date will be entitled to notice of and to vote at the special meeting or any postponement or adjournment of the special meeting. On the record date there were 8,536,642 shares of ITI common stock issued and outstanding. Each holder of record of ITI common stock on the record date is entitled to cast, either in person or by properly executed proxy, one vote per share on each matter properly coming before the special meeting. The presence, in person or by properly executed proxy, of a majority of all outstanding shares of ITI common stock entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting.


     The approval and adoption of the merger and the merger agreement will require the affirmative vote, in person or by proxy, of a majority of the shares of ITI common stock outstanding on the record date. The approval of the stock incentive plan will require the affirmative vote, in person or by proxy, of a majority of shares of ITI common stock present and entitled to vote at the special meeting.

     A form of proxy card for your use at the special meeting accompanies this proxy statement. All properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy but do not specify how to vote on a proposal, the proxy will be voted FOR that proposal. If you abstain, your shares will be treated as shares that are present at the special meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee of a holder indicates on the proxy card that it does not have discretionary authority to vote the shares for which it is the holder of record on a particular proposal, those shares will not be considered as voted for purposes of determining the number of shares of ITI common stock that have voted for or against the proposal. Accordingly, abstentions and broker non-votes will have the same practical effect as votes against a proposal.

     Our directors, officers and employees may solicit proxies by mail, personal interview, telephone and telecopy on a part-time basis and for no additional compensation. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are the record holders of ITI common stock to forward proxy solicitation materials to the beneficial owners of the stock. We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $10,500, plus reasonable out-of-pocket expenses.

     You may revoke a proxy at any time prior to the special meeting by delivering to our Secretary a written statement revoking it or be delivering a duly executed proxy bearing a later date. You may also revoke a proxy by attending the special meeting and voting in person.

     We do not know of any matters to be presented at the special meeting other than those described in this proxy statement. However, if other matters properly come before the special meeting, the persons named in the accompanying proxy will have the discretion to vote on those matters according to their best judgment.

COMMUNICATIONS BY ITI STOCKHOLDERS WITH ITI

     You should address any written revocation of a proxy or other communication in connection with this proxy statement, and any requests for additional copies of this proxy statement or the proxy card, to Georgeson Shareholder Communications Inc., 17 State Street, New York, NY 10004. If you have any questions or need further assistance in voting your shares, please call Georgeson Shareholder Communications Inc. at (800) 223-2064.

                                   THE MERGER

BACKGROUND OF THE MERGER

     GENERAL. Since shortly after ITI's initial public offering in 1994, ITI has considered various strategic alliances within the consolidating but expanding security industry. ITI acquired CADDX Controls, Inc. in April 1997 and completed another small acquisition in May 1997. The number of acquisitions by ITI's largest competitors over the last several years has suggested to ITI that combining businesses may be beneficial to competing effectively in the security industry. Conventions and other trade meetings often provide a forum for informal discussions of the possibility of a strategic alliance with other industry participants.

     Through mid 1998, ITI or its representatives had discussions with various companies concerning possible strategic alliances or acquisitions. Among those with whom ITI had discussions during this time were Honeywell Inc. and Pittway Corporation. During the course of the discussions with various parties, ITI's investment banking firm, Piper Jaffray, Inc., met with ITI's board of directors on a number of occasions to review the strategic alternatives available to ITI or to present analyses of particular transactions. Each of these discussions terminated without ITI's entering into any agreement concerning a transaction.

     In connection with ITI's patent infringement litigation against Pittway, in January 1998 the Chief Executive Officer of Pittway initiated settlement discussions that included a proposal to merge Pittway and ITI. ITI terminated these discussions within several days.

     Kenneth L. Boyda, the Chief Executive Officer of SLC, Edward F. Kosnik, President and Chief Executive Officer of Berwind Group Partners and Mr. Auth knew each other from industry contacts. In March 1998, Messrs. Boyda, Kosnik and Auth met to discuss potential strategic alliances, and during that month the ITI board of directors discussed potential strategic alliances. In April there were two meetings between representatives of SLC and ITI and, on April 22, 1998, ITI and SLC signed a confidentiality agreement.

     At the May 1998 meeting of ITI's board of directors, potential strategic alliances were discussed. In late May 1998, Mr. Auth and Perry Lewis, an ITI director, met with Messrs. Kosnik and Boyda in Philadelphia to discuss a possible strategic alliance. At that meeting, SLC representatives presented a discussion outline of the terms of a potential merger of SLC and ITI. In June 1998, discussions were terminated, but the parties agreed to talk again in the future.

     In July 1998, Piper made a presentation to ITI management regarding a possible strategic alliance with SLC or Honeywell, and ITI then retained Piper with respect to Honeywell negotiations. Late in that month, there was a meeting between representatives of ITI and those of Honeywell with respect to a potential strategic alliance. The ITI board of directors discussed potential strategic alliances in July 1998.

     On September 22, 1998, Honeywell and ITI signed a confidentiality agreement. On October 6, ITI management made a presentation to Honeywell and provided information to Honeywell. On November 10, the CEO of Honeywell sent a letter to Mr. Auth indicating an interest in a possible strategic alliance.

     Mr. Auth visited SLC's facility in Portland in July 1998, and there was a meeting between representatives of ITI and SLC at an industry conference in early September 1998. In late November or early December, Mr. Kosnik telephoned Mr. Auth to renew discussions. At meetings in Philadelphia on December 9 and 10 between representatives of SLC and ITI, merger models were exchanged. At a meeting on December 14, the ITI board of directors discussed strategic alliances.

     Mr. Auth met with a representative of Honeywell on December 15, 1998 to discuss a possible strategic alliance. There were further discussions on December 21, 1998.

     On December 22, 1998, Mr. Kosnik sent a letter to Mr. Auth outlining a proposal for a merger between SLC and ITI. On December 23, 1998, a representative of Honeywell sent a letter indicating an interest in a strategic alliance between ITI and Honeywell. Mr. Auth requested additional information from Honeywell on December 23, 1998. On January 7, 1999, ITI and SLC confirmed in writing that discussions and information shared were covered by the April 22, 1998 confidentiality agreement. On January 12, 1999, in a letter to Mr. Auth, Mr. Kosnik addressed certain concerns regarding the December 22, 1998 proposal.

     At an ITI board of directors meeting on January 12, 1999, Piper made a presentation on the possible strategic alliances with Honeywell and SLC. Mr. Auth was authorized to negotiate with Goldman Sachs and one other investment banker to act as co-advisor with Piper with respect to a strategic alliance. On January 21, 1999, the ITI board of directors authorized the retention of Piper and Goldman Sachs, and engagement letters were entered into with each of Piper and Goldman Sachs on January 29, 1999. On January 25, 1999, Honeywell entered into an addendum to the confidentiality agreement and on the following days conducted due diligence of ITI. Representatives of Piper and Goldman Sachs participated in a meeting of the ITI board of directors on February 1, 1999, and Goldman Sachs was authorized to identify and contact potential strategic partners, including SLC, Honeywell and certain other industry participants.

     In February 1999, Goldman Sachs identified and eventually contacted 30 potential strategic partners with respect to their interest in ITI. ITI received signed confidentiality agreements from six potential partners and furnished a confidential memorandum regarding ITI's operations and prospects to those six potential partners as well as to SLC and Honeywell. SLC and Honeywell submitted indications of interest in pursuing a strategic alliance with ITI, each dated March 18.

     The ITI board of directors met on March 22 to consider the results of the process that had been followed. The Board determined that Goldman Sachs should continue to attempt to elicit interest from those already contacted, that Honeywell would not be invited into additional discussions and that SLC should be solicited with respect to alternatives to its proposal. The ITI board was concerned that the Honeywell indication of interest did not meet its expectations. The Honeywell indication of interest proposed a purchase of ITI at a net purchase price of $301 million in cash, or $30.28 per share of ITI common stock as estimated by Goldman Sachs, to be received by ITI stockholders. At the time of the meeting, the price offered by Honeywell of $30.28 on a per share basis was less than the trading price of the ITI common stock of $30.50 per share. The Honeywell proposal also required that ITI sell its manufacturing business to its management. The ITI board of directors determined that Honeywell's indication of interest did not compare favorably to that of SLC and that further discussions with Honeywell would not be fruitful.

     On March 29, 1999, representatives of Goldman Sachs met with representatives of SLC to review SLC's indication of interest. In light of the interest shown by Honeywell in the past, Mr. Auth met with a representative of Honeywell on April 5 to explain ITI's point of view. One of the parties who had signed a confidentiality agreement conducted due diligence on ITI on April 16, but did not submit a proposal.

     At a meeting on May 4, SLC made a presentation to ITI. Representatives of the investment bankers for each of ITI and SLC also participated. Through a series of conference calls in mid-to-late May, ITI and SLC developed a mutually acceptable due diligence schedule.

     At meetings of the ITI board of directors on May 12 and May 26, 1999, the board authorized Goldman Sachs to assist ITI in its negotiations with SLC. The board also requested that Goldman Sachs complete its due diligence and report back to the board of directors.

     On June 3, 1999, SLC and ITI signed an agreement by which ITI agreed that for the period from June 3, 1999 to June 24, 1999 it would not initiate or participate in negotiations with respect to the sale of ITI or any significant part of ITI or a similar extraordinary transaction. SLC and ITI also amended the confidentiality agreement on that date to extend the standstill provisions to June 24. On June 24, SLC and ITI signed a similar "no shop" agreement and extended the standstill provisions to July 8.

     In June, representatives of ITI and SLC carried out various due diligence activities. ITI management made a presentation to SLC and its representatives on June 10. ITI and Goldman Sachs conducted due diligence at certain SLC facilities.

     On June 30, counsel for ITI circulated to SLC and its representatives a draft merger agreement.

     On July 8, ING Barings, SLC's investment bank, presented to Goldman Sachs a term sheet, reflecting the principal terms on which SLC was prepared to engage in a strategic alliance with ITI. On July 22 the ITI board of directors met. Goldman Sachs presented the process followed to date, information on SLC and the SLC proposal, certain pro forma information and certain alternatives available to ITI. The ITI board of directors determined that Goldman Sachs should contact representatives of SLC's sole stockholder and review certain topics, which would be the basis of an agenda between the respective CEOs of ITI and SLC and their bankers. On July 27, representatives of Goldman Sachs met with SLC and its investment banker to discuss the term sheet.

     On July 27, Mr. Auth met with a representative of Honeywell to discuss a potential strategic alliance, and the next day, other representatives of Honeywell and ITI met on the same topic. In late July, the CEO of Pittway telephoned Mr. Auth and on July 28 they met to discuss a potential strategic alliance. Pittway terminated further discussions several days later.

     On August 2, ITI's board of directors discussed possible strategic alliances with Pittway, Honeywell or SLC. The board of directors created a negotiating committee to negotiate a merger agreement with SLC, subject to approval of the full board of directors. On August 12, there was a conference telephone call between representatives of ITI and representatives of SLC to discuss moving negotiations forward. At a meeting of the ITI board of directors on August 17, there was a report on the status of discussions. Following a conference call regarding the merger agreement, ITI and SLC held a face-to-face negotiating session on August 23. On August 24 we executed a new no-shop agreement and amended the confidentiality agreement to extend the standstill provisions to September 7.

     Beginning on August 17 through September 21 representatives of SLC and ITI, including lawyers, accountants and investment bankers, participated in a series of visits and conference calls to discuss due diligence matters.

     Throughout late August and into September, there were a series of conference calls and meetings to discuss the terms of the merger and the merger agreement.

     At a regular meeting of ITI's board of directors on September 22, 1999, there were reports by ITI's outside legal and financial advisors on the status of the merger discussions and the terms of the proposed merger and merger agreement. Another meeting of the ITI board of directors was held on September 25 to discuss the projections used to analyze the merger. On September 28, the ITI board of directors approved the merger and the merger agreement, and it was signed that evening. A press release concerning the merger was issued early on September 29.

     DEVELOPMENT OF FINANCIAL ANALYSES AND PROJECTIONS. During the course of the discussions regarding potential transactions in 1999, management of ITI prepared a series of financial projections over the course of the year. ITI management prepared a set of projections in February 1999 and furnished it to Goldman Sachs for use in a confidential memorandum. These projections are summarized below:

                                                    YEAR ENDING DECEMBER 31,
                                         ----------------------------------------------
                                          1999      2000      2001      2002      2003
                                         ------    ------    ------    ------    ------
                                                     (DOLLARS IN MILLIONS)
Net sales..............................  $141.2    $173.0    $202.2    $238.2    $280.9
Gross margin...........................    65.9      81.3      94.9     112.0     132.5
Operating income.......................    34.3      44.0      54.8      66.5      80.6
Net income.............................    22.7      29.4      36.6      44.5      54.0

     The above projections assumed, among other matters, the following:

     - Revenues were projected to increase 29% in 1999 over 1998 primarily due to anticipated increases in sales of ITI's lower priced high volume systems coupled with the expected release of ITI's new Concord and Advent systems early in 1999.

     - Projected revenue growth for periods 2000 through 2003 was based upon management's estimated unit sales on a product-by-product basis, which was supported by market research conducted by management and third parties.

     - Gross margins were assumed to remain at historical levels of approximately 47% of revenues, with pricing pressures in the marketplace being offset by cost reductions and plant efficiencies gained by revenue increases.

     ITI management revised these projections in June and July to reflect changes to assumptions used to prepare the earlier projections, reflecting lower expectations for ITI and resulting in substantially lower revenues and operating income. These projections are summarized below:

                                                    YEAR ENDING DECEMBER 31,
                                         ----------------------------------------------
                                          1999      2000      2001      2002      2003
                                         ------    ------    ------    ------    ------
                                                     (DOLLARS IN MILLIONS)
Net sales..............................  $125.5    $151.7    $181.2    $215.1    $253.3
Gross margin...........................    59.8      71.2      85.1     101.2     119.3
Operating income.......................    28.3      36.9      45.5      56.0      58.0
Net income.............................    19.0      24.9      31.0      38.1      46.3

The assumptions used for these projections changed from those used for the projections contained in the confidential memorandum as follows:

     - The sales forecast for 1999 was reduced due to the fact that ITI lost two significant customers in early 1999 due to industry consolidation. In addition, delays in introducing the Concord and Advent products required a further adjustment to 1999 projected revenue.

     - Revenue projections for years 2000 through 2003 were also revised downward based upon the above facts.

     During the course of the discussions between SLC and ITI that led to the execution of the merger agreement, SLC provided ITI's representatives with the following information about SLC and its financial performance:

                                                             YEAR ENDING DECEMBER 31,
                                                            --------------------------
                                                             1999      2000      2001
                                                            ------    ------    ------
                                                              (DOLLARS IN MILLIONS)
Net sales.................................................  $441.3    $527.7    $630.0
Gross margin..............................................   194.9     236.5     283.9
Operating income..........................................    59.7      79.8     101.8
Net income................................................    32.3      45.4      59.6

In preparing these projections, SLC assumed, among other matters, the following:

     - That market growth rates would continue to be high (15%) for electronic access control and video surveillance offerings within the corporate enterprises market.

     - That European growth rates would increase in the residential market due to the entry of mass marketers.

     - That revenues from two development projects, focused on the management of assets and digital fiber optic communications, would result in first year revenues of $6 million in 1999, growing to $30 million in 2001.

     - That there would be a reduction in manufacturing costs due to plant consolidations and converting the assembly of printed circuit boards from a third party to in-house assembly.

     - That the financial results from European operations would be converted into U.S. currency at a rate of 2.03 Dutch guilders to 1.00 U.S. dollar.

     - The projections excluded the impact of any new acquisitions after June 1999.

     On September 17, 1999, ITI management prepared a further set of projections for ITI and adjusted the SLC projections, including reductions in projected net income for years 1999, 2000 and 2001. ITI management included in the ITI and SLC projections additional cases for year 2000, which ITI management characterized as "conservative" and "high." Mr. Auth furnished these projections to the ITI board of directors, along with certain financial analyses. Based on these projections, Mr. Auth expressed concern on September 17, 1999, about the proposed transaction. These projections are summarized below:

                                                 ITI                                  SLC
                                  ----------------------------------   ----------------------------------
                                       YEAR ENDING DECEMBER 31,             YEAR ENDING DECEMBER 31,
                                  ----------------------------------   ----------------------------------
                                            2000     2000                        2000     2000
                                   1999     HIGH    CONSER.    2001     1999     HIGH    CONSER.    2001
                                  ------   ------   -------   ------   ------   ------   -------   ------
                                                           (DOLLARS IN MILLIONS)
Net sales.......................  $123.1   $153.7   $147.7    $187.9   $425.0   $508.3   $478.0    $606.9
Gross profit....................    57.7     71.4     68.6      87.4    184.3    227.7    214.1     263.2
Operating income................    25.7     35.3     32.6      45.6     49.0     76.5     65.9      84.2
Net income......................    17.5     25.0     22.2      32.2     26.1     43.4     37.2      48.2

The above revised projections for ITI assumed, among other matters, the following:

     - The 1999 projections were revised to reflect actual results through August 31, 1999 (excluding a non-recurring charge related to the Pittway litigation of $2.6 million, net of applicable income tax benefits).

     - The "high" projections for 2000 used the same base assumptions that were used to produce the previous projections for ITI, but were adjusted for expected revenues from ITI's new Concord Express and other changes in the industry environment.

     - The "conservative" projections for 2000 reflected a possible reduction in sales due to the risk of additional delays in getting ITI's wireless fire system through regulatory approval and into production.

     - The projections for 2001 reflect updated projections based upon the above facts and ITI management's best estimates.

The above revised projections for SLC assumed, among other matters, the following:

     - 1999 projections were revised by ITI's management to reflect actual results through August 31, 1999, and ITI management's projection for SLC's revenues for the balance of 1999 based on such year-to-date results.

     - The "high" projections for 2000 used SLC's projected 2000 growth rate applied to ITI's 1999 projection for SLC.

     - The "conservative" projections for SLC for 2000 were based upon ITI's revised projections for SLC for 1999 and an assumed growth rate of 9%.

     - The 2001 projections for SLC reflect SLC's original projected growth rate applied to ITI's "high" SLC 2000 projection.

     After discussing these September 17 projections with the ITI board of directors and its investment bankers, ITI management on September 24 revised projections of ITI and SLC. Management recommended the "conservative" alternative for ITI (for which net income was 11% lower than the "high" alternative) for the year 2000 and the "high" alternative for SLC (for which income was 14% greater than the "conservative" alternative but less than the SLC prepared projections) for the year 2000 and adjusted year 2001 net income for SLC upward. As a result of these adjustments, SLC net income for years 1999, 2000 and 2001 was 10%, 4% and 11%, respectively, less than projections prepared by SLC. Management, including Mr. Auth, advised the board of directors and its investment bankers that these analyses were the management's best estimate as of that date, and the ITI board of directors instructed Goldman Sachs to utilize these projections in its analysis as the best estimate of ITI as to the future financial performance of ITI and SLC. These projections are summarized below:

                                                       ITI
                                                 ----------------               SLC
                                                   YEAR ENDING       --------------------------
                                                   DECEMBER 31,       YEAR ENDING DECEMBER 31,
                                                 ----------------    --------------------------
                                                  1999      2000      1999      2000      2001
                                                 ------    ------    ------    ------    ------
                                                             (DOLLARS IN MILLIONS)
Net sales......................................  $123.1    $147.7    $425.0    $508.3    $606.9
Gross profit...................................    57.7      68.6     187.9     227.7     271.9
Operating income...............................    25.7      32.6      54.7      76.5      92.9
Net income.....................................    17.5      22.2      29.1      43.4      53.3

The above projections assumed, among other factors, the following:

     - The ITI projections for 1999 remained unchanged from the September 17, 1999, projections, with the ITI 2000 projections reflecting the "conservative" projections that were developed on September 17, 1999 for review by ITI's board.

     - The 1999 revenue projection for SLC remained unchanged from the September 17, 1999 projections, but projected gross profit, operating income and net income were increased.

     - The "high" 2000 estimate for SLC prepared by ITI on September 17, 1999, was used as the 2000 SLC projection.

     - The 2001 projections for revenue for SLC were the same as the projections prepared on September 17, 1999, but projected 1999 gross profit, operating income and net income were increased.

     If ITI's management had developed other analyses, the estimated future performance of the combined company might have varied significantly from the projections which ITI's board of directors considered in approving the merger. Likewise, if the board had relied on one of the other analyses prepared by management, it might have reached a different conclusion about the anticipated benefits of the merger to ITI stockholders.

     Neither SLC nor ITI makes public as a matter of course any projections as to future performance or earnings, and the projections set forth above are included in this proxy statement only because the information was provided to the management of ITI and ITI's board of directors in considering the proposed merger. Neither ITI nor the combined company if the merger is completed intends to publish updated forward looking financial information. The information provided included financial projections for SLC and ITI as independent companies, without regard to the impact on ITI or SLC of the merger or any of the potential effects of the transactions contemplated by the merger agreement.

     The foregoing projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. SLC's internal operating projections are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to various interpretations and periodic revision based on actual experience and business developments. All of the foregoing projections were based on a number of assumptions, which were described in detail above. Some of the assumptions upon which earlier projections were based were not realized, resulting in the revision of those projections. Similarly, all of the assumptions underlying the projections utilized by Goldman Sachs are subject to significant uncertainties and contingencies that may be beyond the control of ITI and SLC, and some of those assumptions may not be realized.



     The actual results will vary from those described above, and those variations may be material. Our independent accountants have not examined or compiled the financial projections and accordingly do not provide any form of assurance with respect to the projections. The inclusion of this information should not be regarded as an indication that ITI or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied on as such. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to place undue reliance on the projections. See "FORWARD-LOOKING STATEMENTS" on page 15. FINALLY, YOU SHOULD NOTE THAT BECAUSE THE PROJECTIONS WERE PREPARED MANY MONTHS AGO, THEY ARE NOT AN INDICATION OF ITI'S OR SLC'S MANAGEMENT'S CURRENT VIEWS ABOUT THE ANTICIPATED RESULTS OF OPERATIONS OF ITI, SLC OR THE COMBINED COMPANY IF THE MERGER IS COMPLETED.


REASONS FOR THE MERGER

     The merger of ITI and SLC is designed to create a global systems, software and communications company focused on security, fire protection, loss prevention and access control. The board of directors and management of ITI and SLC believe that this merger will benefit ITI, its stockholders and its customers for the following reasons:

     - SLC is a leader in the electronic and communications technology sector of the security industry. We estimate that this sector of the industry involves annual revenues in the United States of approximately $10,000,000,000. SLC Americas' revenues have grown at an average annual rate of 20.3% over the period beginning January 1, 1997 and ending September 30, 1999. SLC Europe's revenues have grown at an average annual rate of 16.5% over that period, excluding the effects of converting the European results from Dutch guilders into U.S. dollars.

     - Management of ITI and SLC view the electronic and communications technology sector of the industry as evolving into three distinct markets:

      - RESIDENTIAL MARKET. The residential market primarily purchases intrusion and fire protection components and systems for single family homes and multi-family dwellings.

      - COMMERCIAL MARKET. The commercial market purchases mainly intrusion systems, fire systems and access control products and systems for small- to medium-sized structures.

      - CORPORATE ENTERPRISES MARKET. The corporate enterprises market purchases powerful systems that provide an "enterprise solution" -- the integration of several independent systems, such as intrusion and fire protection systems and an access control management system.

      As a result of ITI's leadership position in the North American residential wireless market and SLC's global presence in the commercial and corporate enterprises markets, the combined company will be able to target all three markets more effectively than SLC or ITI independently. Because these three markets tend to react differently to various economic cycles, the combined company should be more stable and less sensitive to the impact of these economic cycles than either SLC or ITI, standing alone.

     - Management of ITI and SLC expect the combined company will generate significant opportunities to increase revenues through sales opportunities that are not currently available to the two companies standing alone. ITI and SLC have complementary distribution channels, which presents the opportunity to sell each company's product through the other's distribution channel. For example, ITI hopes to increase its ability to distribute its wireless systems by utilizing SLC's existing European distribution market. While ITI currently has a strong distributor in Italy and a large direct customer in Ireland for its ITI branded wireless systems, ITI does not sell a significant quantity of its ITI branded wireless systems in other parts of Europe. SLC's European resources include an extensive sales and technical support organization located in 21 countries. Management expects to use SLC's European distribution channels to sell ITI wireless products, taking advantage of SLC's market penetration in the European residential and commercial market.

     - The combined company will have the opportunity to utilize ITI's wireless technology in the following high growth areas of the industry:

      - ACCESS CONTROL. In access control applications, wireless networking capability can provide for a reduction in installation and upgrade costs.

      - VIDEO SURVEILLANCE SYSTEMS. In video surveillance applications, wireless technology can reduce the requirement to connect multi-building installations with wired connections.

      - THE INTEGRATION OF SEPARATE ELECTRONIC SYSTEMS. Wireless technology facilitates linking intrusion, fire protection, asset control and video surveillance systems to form an integrated system.

     - Management of ITI and SLC expect to achieve cost savings as a result of combining the two companies of at least $10,000,000 during the first 12 months following the merger. Management hopes to achieve these cost savings by:

      - eliminating duplicate engineering resources for intrusion control panel development;

      - reducing the cost of purchased components through volume leverage;

      - reducing overhead support expenses associated with general and administrative expenses; and

      - ITI utilizing security system components that are currently manufactured by SLC, rather than having to purchase them from ITI's current third party suppliers. The difference between the price that a third party would charge to ITI and the manufacturing cost that SLC would incur to supply the components will result in significant cost savings.

      In addition, the implementation of common information systems should provide the ability to reduce current working capital levels. Also, manufacturing economies of scale and streamlined plant operations are expected to produce additional cost reductions beginning the second year after the merger is completed.

     - As a result of the above factors, management of ITI and SLC expect the combined company to be a technology leader that will provide quality integration solutions to the global marketplace and serve as a strong foundation for growth within the industry.


     The number of acquisitions by ITI's largest competitors over the last several years has suggested to ITI that combining businesses may be beneficial to competing effectively in the security industry. ITI's largest and most direct competitor is the Ademco Security Group, a division of Pittway Corporation. ITI management believes that a merger of SLC and ITI will allow the combined to better compete with companies like Pittway. This belief was strengthened by the February 2000 acquisition of Pittway by Honeywell International for about $2.2 billion in cash and debt. Honeywell's stated reason for the acquisition was "to strengthen its position in the rapidly growing market for fire and burglar alarms." The combined strengths of SLC and ITI will allow the combined company to better compete with competitors like Honeywell that have significantly greater resources than ITI alone.


     The directors of ITI considered alternatives to a merger with SLC, including a possible sale of ITI to Honeywell, and engaged Goldman Sachs to look into alternatives. See "-- Background of the Merger" on page 18. Goldman Sachs identified and eventually contacted 30 potential strategic partners regarding their interest in ITI. Goldman's efforts yielded indications of interest from SLC and Honeywell. For the reasons discussed under "-- Background of the Merger," the directors eventually determined that future discussions with Honeywell would not be fruitful and decided to pursue further negotiations with SLC.


RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE TRANSACTIONS

     On September 28, 1999, the board of directors of ITI

     - unanimously determined that the merger is advisable and fair to, and in the best interest of, ITI and the stockholders of ITI;

     - approved and adopted the proposed terms of the merger and the merger agreement; and

     - recommended that the ITI stockholders approve and adopt the merger and the merger agreement.

     The ITI board of directors has considered possible strategic transactions involving ITI since July 1996, considered proposals by SLC since December 1998 and considered the terms of the merger and the merger agreement at its meetings on September 22, September 25 and September 28, 1999. As part of this process, the board of directors considered the advice of its outside financial and legal advisors regarding the fairness of the terms of the merger and the merger agreement to ITI stockholders. In reaching its decision, the board of directors considered a number of positive factors relating to the merger, including the following:


     - Based on various assumptions and on management forecasts for the combined company, and depending upon the trading value of the ITI stock after the merger becomes effective, the implied value of the SLC offer represents a premium of between 16.9% and 50.7% over the average closing price for ITI common stock during the 30 day trading period ending September 17, 1999, and a premium of between 1.5% and 30.8% over the closing price of ITI common stock on September 27, 1999. See "-- Opinion of Financial Advisor to ITI -- Review of Implied Transaction Premium" on page 31.



     - Based on estimates of ITI's earnings per share for 1999 and 2000 that have been published by stock analysts, and based on management forecasts for the combined company, the merger would reduce ITI's earnings per share in 1999 and increase earnings per share in 2000 on a generally accepted accounting principles (GAAP) basis. On a GAAP basis adjusted for goodwill amortization, the merger would increase ITI's earnings per share in each of 1999 and 2000. See "-- Opinion of Financial Advisor to
       ITI -- Pro Forma Merger Analysis" on page 35.


     - The merger will allow ITI stockholders to exchange their shares for cash at a price of $36.50 per share, subject to the limitation that no more than 50% of the outstanding shares of ITI common stock, in the aggregate, may be exchanged for cash.

     - The merger also will allow ITI stockholders to retain their shares of common stock, thereby giving them the opportunity to participate in the potential growth opportunities of the combined company.

     - The Board considered the favorable results of the due diligence review of SLC and its subsidiaries conducted by ITI and the fact that ITI's management and its advisors have from time to time solicited, and engaged in discussions with, a number of other significant industry participants regarding a possible business combination.

     In the course of its deliberations, the ITI board of directors reviewed with ITI management and outside advisors a number of additional factors relevant to the merger, including:

     - Historical information concerning ITI's and SLC's financial performance and condition, operations and competitive position, which formed the basis for management's expectations that:

      - the combined company will generate significant opportunities to increase revenues through sales opportunities that are not currently available to the two companies standing alone, and

      - the combined company will achieve cost savings of at least $10,000,000 during the first twelve months following the merger.


      See "-- Reasons for the Merger" on page 25;


     - Historical market prices and trading information with respect to ITI common stock, which indicated that, for the period from November 24, 1994 to September 24, 1999, the price of ITI common stock had fluctuated from a low of $11.374 on November 18, 1996 to a high of $36.875 on January 27, 1999, and had declined since that time to $27.125 on September 27, 1999, which was a 25.7% discount from the cash election price of $36.50;

     - The analysis prepared by Goldman Sachs and presented to ITI's board of directors and the oral opinion of Goldman Sachs, subsequently confirmed in writing, that, the aggregate of the cash consideration paid to ITI stockholders pursuant to cash elections, assuming the cash election is fully subscribed, and the retained shares of ITI common stock which remain issued and outstanding after the merger were, in the aggregate, fair from a financial point of view to the holders of ITI common stock, as explained more fully in the text of the entire opinion attached as Appendix B to this proxy statement;

     - The terms and conditions of the merger agreement, including the expectation that the transaction will be tax-free to ITI stockholders, except for those shares of ITI common stock that ITI stockholders elect to exchange for cash; and

     - The ability of ITI's board of directors to enter into discussions with another party in response to an unsolicited offer to merge or enter into a business combination if the board believes in good faith, after consultation with its financial advisors, outside counsel and other advisors, that the unsolicited offer is more favorable to ITI stockholders than the merger.

     ITI's board of directors also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including the following:

     - The combined company will be controlled by Berwind Group Partners and the ownership interest of current ITI stockholders will be significantly diluted;

     - The risk of fluctuations in the price of ITI common stock prior to the merger, including the potential effects of the public announcement of the merger on the trading price of ITI common stock;

     - The substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies;

     - The risk that the potential benefits sought in the merger might not be fully realized, including the risks that the combined company may not realize expected revenue increases and expected cost savings; and

     - The uncertainties and delay associated with completing the merger, including obtaining a supplemental tax ruling and obtaining the financing necessary for the cash election.

     After due consideration ITI's board of directors concluded that the risks associated with the proposed merger were outweighed by the potential benefits of the merger.

     The board evaluated the factors described above in light of their knowledge of the business and operations of ITI and their business judgment. In view of the number and variety of factors considered in its evaluation of the merger and the merger agreement, the ITI board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the factors. Rather, the ITI board of directors based its determination on the totality of the information presented to and considered by it.

OPINION OF FINANCIAL ADVISOR TO ITI

     On September 28, 1999, Goldman Sachs delivered its oral opinion to the ITI board of directors that, as of that date, the aggregate of the cash consideration paid to ITI stockholders pursuant to cash elections, assuming that the cash election is fully subscribed, and the retained shares of ITI common stock which remain issued and outstanding after the merger were, in the aggregate, fair from a financial point of view to the holders of ITI common stock. This opinion was subsequently confirmed by the written opinion of Goldman Sachs and is based upon and subject to the various qualifications and assumptions described in the opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED SEPTEMBER 28, 1999, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. THE WRITTEN OPINION SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION. HOLDERS OF ITI COMMON STOCK SHOULD READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - the annual reports on Form 10-K of ITI for the five years ended December 31, 1998;

     - interim reports to stockholders and quarterly reports on Form 10-Q of ITI;

     - other communications from ITI to its stockholders;

     - the audited consolidated financial statements of SLC for the three years ended December 31, 1998;

     - additional financial and other information pertaining to SLC;

     - internal financial analyses and forecasts for SLC prepared by the management of SLC; and

     - internal financial analyses and forecasts for ITI and SLC prepared by the management of ITI, including cost savings and operating synergies projected by the management of ITI to result from the merger.

     Goldman Sachs also held discussions with members of the senior management of ITI and SLC regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity of ITI common stock;

     - reviewed the financial terms of certain recent business combinations in the security industry specifically and in other industries generally; and

     - performed other studies and analyses as Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of rendering its opinion. Prior to preparation of the forecasts utilized by Goldman Sachs in its analysis, ITI's management prepared other forecasts which indicated future financial performance by ITI superior to that indicated in the forecasts which were utilized. Goldman Sachs discussed with ITI ITI's view regarding the risks and uncertainties inherent in preparing forecasts of the future financial performance of ITI and SLC. In that regard, ITI's board of directors stated to Goldman Sachs that the forecasts and synergies utilized by Goldman Sachs in its analysis were, as of the date of the opinion, the best currently available estimates of ITI as to the future financial performance of ITI and SLC and instructed Goldman Sachs to utilize these forecasts and synergies in rendering its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of ITI or SLC or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. The advisory services and opinion were provided for the information and assistance of ITI's board of directors in connection with its consideration of the merger and the opinion does not constitute a recommendation as to how any holder of ITI common stock should vote with respect to the merger. Inasmuch as the particular circumstances of each stockholder may vary and the market value of the ITI shares as of the cash election deadline was not determinable at the time the opinion was delivered, Goldman Sachs' opinion does not constitute a recommendation as to whether any individual stockholder should make an election to receive the cash consideration pursuant to the terms of the merger agreement. However, in rendering its opinion, Goldman Sachs assumed, with the consent of ITI's board of directors, that the maximum aggregate amount of cash consideration available to be paid pursuant to the merger agreement will be paid. In addition, Goldman Sachs did not express an opinion as to the prices at which ITI common stock will trade following the merger.

     The following is a summary of the principal financial analyses presented to the ITI board of directors by Goldman Sachs in connection with providing its written opinion on September 28, 1999, and does not purport to be a complete description of the analyses performed by Goldman Sachs.

     PROSPECTIVE MERGER PARTNERS CONTACTED. Goldman Sachs reviewed the results of efforts by ITI and its advisors to solicit indications of interest and proposals from third parties with respect to a business combination with ITI. From this process, ITI and its advisors ultimately contacted thirty parties, and of these thirty parties, eight parties received a confidential information memorandum. ITI in turn received two proposals from the recipients of the confidential information memoranda. In addition, ITI's chief executive officer held preliminary discussions with the management of a direct competitor of ITI. ITI eventually evaluated the two proposals, one of which was from SLC, before deciding to enter into the merger agreement with SLC. See
"-- Background of the Merger" on page 18.


     REVIEW OF IMPLIED TRANSACTION PREMIUM. Goldman Sachs calculated the average value which would be received and retained by ITI stockholders with respect to each share of ITI common stock, as implied by the SLC offer. This analysis assumed that the cash election would be fully subscribed and that, therefore, 50% of the shares of ITI common stock would be converted into cash. This calculation was done by taking the average of the amount of cash to be received by ITI stockholders for each share of ITI common stock and the value, based on various assumptions, of each ITI share of common stock retained by ITI's stockholders. These assumptions used a range of projected year 2000 price to earnings ratios of 7x to 13x and the ITI projection for year 2000 earnings per share for the combined company.

     Prior to the announcement of the transaction, ITI was trading at approximately 10x consensus analysts' estimates of ITI's projected year 2000 earnings per share. The range of 7x to 13x was chosen for illustrative purposes to consider the implied value of SLC's offer to ITI's shareholders at multiples both higher than and lower than ITI's current multiple. The implied value calculated in this manner ranged from $27.53 to $35.48 per share. Using the same assumptions and the ITI share price of $23.54 based on an average of ITI's common stock closing prices for the 30-day period ending September 17, 1999, Goldman Sachs calculated the premium to that share price which the implied value of the SLC offer represented and which ranged from 16.9% to 50.7%. Using the same assumptions and the per share price based on the $27.125 ITI common stock closing price on September 27, 1999, Goldman Sachs calculated the premium to that recent closing price which ranged from 1.5% to 30.8%.

     The following table sets forth Goldman Sachs' analysis of the implied value of the SLC offer:

                                                       COMBINED COMPANY 2000 P/E MULTIPLE
                                          ------------------------------------------------------------
                                            7X       8X       9X      10X      11X      12X      13X
                                          ------   ------   ------   ------   ------   ------   ------
The Combined Company 2000E
  EPS(a)................................  $ 2.65   $ 2.65   $ 2.65   $ 2.65   $ 2.65   $ 2.65   $ 2.65
Implied Value of Combined Company
  Stock.................................   18.55    21.20    23.85    26.50    29.15    31.80    34.45
Value of Cash Portion...................   36.50    36.50    36.50    36.50    36.50    36.50    36.50
Implied Value of SLC Offer(b)...........  $27.53   $28.85   $30.18   $31.50   $32.83   $34.15   $35.48
Premium to Pre-Deal Share Price(c)......    16.9%    22.6%    28.2%    33.8%    39.4%    45.1%    50.7%
Premium to Recent Close(d)..............     1.5%     6.4%    11.2%    16.1%    21.0%    25.9%    30.8%

-------------------------

(a) Projected earnings based on ITI's projections for ITI and SLC, with transaction adjustments of $19,700,000 after tax and $10,000,000 of pre-tax synergies.

(b) Assumes that the cash election is fully subscribed.

(c) Pre-deal share price of $23.54 based on an average of ITI common stock closing prices for the 30-day period ending September 17, 1999.

(d) Based on $27.125 ITI common stock closing price on September 27, 1999.

     HISTORICAL STOCK TRADING ANALYSIS. Goldman Sachs reviewed the historical trading prices and volumes for the ITI common stock from November 25, 1994 to September 24, 1999. During that period, ITI's stock price fluctuated from a low of $11.375 on November 18, 1996 to a high of $36.875 on January 27, 1999 and the stock price had declined since then to its current levels. Goldman Sachs also analyzed the relationship between movements in the closing prices of the ITI common stock and movements in the closing prices of the common stock of Pittway Corporation, a competitor of ITI, and in the closing value of the Russell 2000 Index for the corresponding periods. The analyses were done for:

     - the period from November 30, 1994, the date of the initial public offering of ITI, to August 31, 1999, using a monthly index,

     - the three-year period from September 20, 1996 to September 17, 1999, using a weekly index,

     - the one-year period from September 17, 1998 to September 17, 1999, using a daily index and

     - the year-to-date period from January 1, 1999 to September 17, 1999, using a daily index.

The analysis indicated that ITI's stock price had underperformed Pittway's stock and the Russell 2000 Index for each of these periods.

     SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed financial, operating and stock market information relating to ITI and compared it with corresponding financial information, ratios and public market multiplies for the following four publicly traded companies in the security equipment industry:

     - Checkpoint Systems, Inc.;

     - Detection Systems, Inc.;

     - Pittway Corporation; and

     - Sensormatic Electronics Corporation.

     This analysis showed the public market trading multiples of ITI common stock relative to other similar publicly traded companies in the security equipment industry. Goldman Sachs selected these companies because they are publicly traded security equipment companies with operations that may be considered similar to ITI. Goldman Sachs also calculated and compared various financial multiples and ratios. The multiples and ratios were calculated using an average of ITI common stock closing prices for the 30-day period ending September 17, 1999 and the closing prices for each of the selected companies on September 27, 1999. Except as otherwise indicated below, the analyses were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for ITI:

     - closing share price on September 27, 1999 as a percentage of fifty-two week high share price;

     - levered market capitalization, which is the market value of common equity plus the book value of debt less cash, as a multiple of last 12 months sales;

     - levered market capitalization as a multiple of last 12 months earnings before interest, taxes, depreciation and amortization, or EBITDA;

     - levered market capitalization as a multiple of last 12 months earnings before interest and taxes, or EBIT;

     - 1998 and estimated 1999 and 2000 price/earnings ratios (provided by Institutional Brokers Estimate System, commonly referred to as IBES);

     - estimated 1999 price/earnings ratios to earnings per share growth rate (provided by IBES); and

     - estimated five-year earnings per share growth rate (provided by IBES).

     The results of these analyses are summarized as follows:

                            SELECTED PUBLICLY TRADED
                          SECURITY EQUIPMENT COMPANIES

RATIO/MULTIPLE                                           RANGE       MEDIAN    MEAN     ITI(A)
--------------                                        -----------    ------    -----    ------
September 27, 1999 Share Price as Percentage of
  52-Week High Share Price..........................  62.9%-83.3%     80.0%     77.2%    63.8%
Levered Market Capitalization as a Multiple of Last
  12 Months Sales...................................    0.5x-1.5x     1.0x      1.0x     1.8x
Levered Market Capitalization as a Multiple of Last
  12 Months EBITDA..................................   6.2x-10.3x     7.6x      7.9x     7.3x
Levered Market Capitalization as a Multiple of Last
  12 Months EBIT....................................   8.2x-18.7x    11.6x     12.5x     8.4x
1998 Price/Earnings Ratio...........................  16.3x-46.6x    20.8x     26.1x    14.5x
Estimated 1999 Price/Earnings Ratio.................  12.9x-23.3x    15.6x     16.9x    12.1x
Estimated 2000 Price/Earnings Ratio.................  10.7x-15.2x    12.9x     12.9x    10.3x
Estimated 1999 Price/Earnings Ratio to Earnings Per
  Share Growth Rate.................................    0.5x-1.3x     0.8x      0.8x     1.1x
Estimated Five-Year Growth Rate.....................  18.0%-25.0%     21.0%     21.3%    11.3%

-------------------------

(a) The ratios and multiples pertaining to ITI are based on an average of ITI common stock closing prices for the 30-day period ending September 17, 1999.

     This analysis indicated that the ITI's price/earnings ratio and estimated five-year growth rate were below those of the other companies, and that the levered market capitalization as a multiple of last 12 months EBITDA and EBIT were below the median and mean of the other companies.

     SELECTED COMPARABLE TRANSACTIONS ANALYSIS. As background information, Goldman Sachs reviewed and analyzed the implied transaction multiples paid in the selected merger and acquisition transactions since 1988 in the security equipment industry. With respect to these selected transactions, Goldman Sachs calculated, where data were available for the selected transactions, the transaction levered consideration as a multiple of latest twelve months sales, latest twelve months EBIT and latest twelve months EBITDA. The results of these analyses are summarized below:

                                                                   RANGE
                                                              ---------------
Transaction levered consideration...........................  $1.8M-$2,102.6M
Levered consideration as a multiple of latest twelve months
  sales.....................................................     0.5x-2.7x
Levered consideration as a multiple of latest twelve months
  EBIT......................................................    6.4x-27.2x
Levered consideration as a multiple of latest twelve months
  EBITDA....................................................    5.8x-11.9x

     CONTRIBUTION ANALYSIS. Goldman Sachs reviewed selected historical and estimated future operating and financial information, including EBITDA, EBIT and net income for ITI, SLC and the pro forma results (not including purchase accounting adjustments or synergies) for the combined entity. The historical and future operating and financial information was based on publicly available information for ITI, historical financial information provided by SLC and the ITI management forecasts for ITI and SLC. Goldman Sachs also analyzed the relative dollar and percentage contribution by ITI and SLC to the combined company on a pro forma basis.

     A contribution analysis demonstrates the parties' respective historical and projected contributions, on a percentage basis, to projected income statement items of the pro forma combined entity and compares such contributions to the parties' stockholders' relative projected equity interests in the pro forma combined entity following the merger.

     The results of these analyses are summarized as follows:

                                                              % CONTRIBUTION TO
                                                                  PRO FORMA
                                                               COMBINED ENTITY
                                                              ------------------
                                                                ITI        SLC
                                                              -------    -------
EBITDA
  Last Twelve Months ("LTM")................................   28.4%      71.6%
  1999......................................................   28.9%      71.1%
  LTM (debt adjusted).......................................   32.1%      67.9%
  1999 (debt adjusted)......................................   32.4%      67.6%
EBIT
  LTM.......................................................   30.9%      69.1%
  1999......................................................   32.0%      68.0%
  LTM (debt adjusted).......................................   34.2%      65.8%
  1999 (debt adjusted)......................................   35.1%      64.9%
Net Income
  LTM.......................................................   36.7%      63.3%
  1999......................................................   37.6%      62.4%
  2000......................................................   37.4%      62.6%

     By way of comparison, immediately after the merger, Berwind Group Partners and members of SLC management will together own approximately 63.5% of the shares of common stock of the combined company, taking into account options to purchase common stock of the combined company, and assuming no cash elections are made. Assuming full exercise of the cash election and taking options into account, Berwind Group Partners and SLC management will own approximately 78% of the shares of common stock of the combined company.

     PRO FORMA MERGER ANALYSIS. Goldman Sachs analyzed the effect of the merger on earnings per share from the perspective of ITI stockholders. In this analysis, Goldman Sachs assumed that the cash election would be fully subscribed. Consequently, the analysis relates only to the portion of the value to be retained by ITI stockholders after the merger, aside from the cash consideration that they will receive in the merger as a result of making cash elections.

     Goldman Sachs prepared pro forma analyses of the financial impact of the merger using the ITI management forecasts for ITI and SLC and IBES estimates for ITI. For each of the years 1999 and 2000, Goldman Sachs compared the projected earnings per share of ITI common stock, on a stand alone basis, to the projected earnings per share of the common stock for the combined company on a pro forma basis. Goldman Sachs performed this analysis using an ITI share price of $23.54, the average of ITI common stock closing prices for the 30-day period ending September 17, 1999, and considered pro forma transaction adjustments of $19,700,000 after tax and $10,000,000 of pre-tax first year cost synergies. The pro forma transaction adjustments, which relate primarily to increased depreciation, amortization, financing cost and interest expense, decrease the projected earnings of the combined company while the synergies increase the projected earnings.

     Using both the IBES and management estimates for ITI and the management forecasts for the combined company, Goldman Sachs calculated that:

     - on a generally accepted accounting principles ("GAAP") basis, the proposed transaction would reduce ITI's earnings per share in 1999 and increase it in 2000, and

     - on a GAAP basis adjusted for goodwill amortization, the proposed transaction would increase ITI's earnings per share in each of 1999 and 2000.

                                                                           MANAGEMENT
                                                              IBES CASE       CASE
                                                              ---------    ----------
1999 ESTIMATES
  GAAP basis................................................    (13.3)%      (16.5)%
  GAAP basis adjusted for goodwill amortization.............     24.5%        20.2%
2000 ESTIMATES
  GAAP basis................................................     16.4%         3.5%
  GAAP basis adjusted for goodwill amortization.............     47.2%        31.9%

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses, and did not attribute any particular weight to any analysis or factor considered by it, nor, except as set forth above, did it derive any value from, or draw any conclusion with respect to fairness based on, any particular analysis. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment, after considering the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to ITI or SLC or the merger. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the ITI board of directors as to the fairness of the aggregate of the cash consideration paid to ITI stockholders pursuant to cash elections and the retained shares of ITI common stock which remain issued and outstanding after the merger, in the aggregate, from a financial point of view to the ITI stockholders. In addition, these analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts or future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of ITI, SLC, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the ITI board of directors was one of many factors taken into consideration by the ITI board of directors in making its determination to approve the merger agreement and the merger. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix B to this proxy statement.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs may also provide investment banking services to the combined company in the future. The ITI board of directors selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions comparable to the merger. Goldman Sachs is familiar with ITI, having acted as its financial advisor in connection with, and having participated in some of the negotiations leading to, the merger agreement.

     Goldman Sachs provides a full range of financial advisory and securities services and in the course of its normal trading activities may, from time to time, effect transactions and hold positions in securities, including derivative securities, of ITI for its own account or for the accounts of customers.

     Pursuant to a letter agreement dated January 29, 1999, the ITI board of directors engaged Goldman Sachs as its financial advisor and to render an opinion with respect to the fairness of the consideration in the merger, from a financial point of view, to the stockholders of ITI. Pursuant to the terms of the Goldman Sachs engagement letter, ITI agreed to pay a customary fee to Goldman Sachs. ITI also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against liabilities it incurs, including liabilities under the federal securities laws.

INTERESTS OF PERSONS IN THE MERGER

     ITI DIRECTORS AND OFFICERS. In considering the recommendations of the ITI board of directors, ITI stockholders should be aware that certain members of ITI's management and ITI's board of directors have interests in the merger in addition to those of ITI stockholders generally. The ITI board of directors was aware of these interests when it considered and approved the merger and the merger agreement.

     The merger agreement provides that Thomas L. Auth and Perry J. Lewis will be directors of the combined company. Mr. Auth is currently a director and the President and Chief Executive Officer of ITI. Mr. Lewis is a director of ITI. Berwind Group Partners has agreed to vote all of its shares of ITI common stock in favor of electing Mr. Auth as a director for the first two years following the closing of the merger. Berwind Group Partners has also agreed to vote all of its shares of ITI common stock in favor of electing Mr. Lewis as a director for the first two years following the closing of the merger, but only so long as he, together with MLGA Fund II, L.P., MLGAL Partners, L.P.,

Sangwoo Ahn and John A. Morgan, continues to maintain ownership of at least 25% of the ITI common stock they owned as of September 28, 1999. See "-- The Voting Agreement" on page 42.


     Mr. Auth and Joseph Hurst, who are both directors and executive officers of ITI, are parties to existing compensation agreements with ITI. These compensation agreements have no term and provide stated minimums for their annual base salaries, as well as severance pay in an amount equal to six months' base salary if employment is terminated without cause or if the executive suffers a reduction in status or duties. Charles E. Briskey and Charles A. Durant, who are both executive officers of ITI, also have existing compensation agreements with ITI that provide for severance pay in an amount equal to six months' base salary if employment is terminated without cause or if the executive suffers a reduction in status or duties. These existing arrangements with Mr. Hurst and Mr. Durant have been left unchanged. In the case of Mr. Auth, ITI entered into a new employment agreement with Mr. Auth that is conditioned upon the closing of the merger. This new employment agreement will cancel and replace Mr. Auth's existing compensation agreement with ITI. The company has also agreed to modify its severance obligations with respect to Mr. Briskey upon the closing of the merger. These new arrangements with Mr. Auth and Mr. Briskey are discussed in more detail below.

     After ITI and SLC had agreed upon the principal terms and conditions of the merger, Mr. Auth negotiated with SLC management for new compensation arrangements for himself and modifications of the compensation arrangements of many of the other executive officers of ITI. The new compensation arrangement for Mr. Auth was documented in an employment agreement entered into between Mr. Auth and ITI on the date the merger agreement was approved by the ITI board of directors. The new compensation arrangements for the other officers involved were approved by the ITI board of directors at the same time the merger agreement was approved. All of these arrangements are conditioned upon the closing of the merger and are intended to retain key ITI employees prior to and following the merger. The changes to the existing severance arrangements with Mr. Auth and Mr. Briskey reflect, in part, the company's obligation to make severance payments to these executives upon a reduction of their duties.

     Mr. Auth's new employment agreement with ITI provides for a three-year term beginning on the date of closing. The principal terms of this employment agreement are:

     - a monthly salary of $33,333, which amounts to $399,996 annually;

     - the issuance to Mr. Auth, on the date of closing, of options to acquire 20,000 shares of the combined company's common stock at an exercise price equal to the fair market value on the date of grant;

     - continuing to pay the operating costs of a company furnished automobile;

     - standard group benefits; and

     - the right to elect to waive the last $40,000 in salary payable under the agreement in exchange for health insurance coverage for Mr. Auth and his spouse until Mr. Auth reaches the age of 65.

     In addition to the employment agreement, ITI has agreed to pay Mr. Auth a bonus upon the closing of the merger equal to one-twelfth of his target 1999 bonus for each calendar month or portion thereof of calendar year 2000 that precedes the closing. The board of directors of ITI also determined that any unvested options held by Mr. Auth under ITI's current long-term stock incentive plan will immediately vest following the term of the employment agreement.

     ITI agreed to pay Mr. Briskey an amount equal to six months of his current base salary upon termination of his employment, for whatever reason, as a final severance payment. This agreement changes Mr. Briskey's current severance agreement with ITI and is conditioned upon Mr. Briskey remaining employed with ITI through the closing and his reasonable cooperation in the pre-closing integration process. Although the exact meaning of the phrase "reasonable cooperation in the pre-closing integration process" was not documented, ITI and SLC management expect that Mr. Briskey will cooperate with the joint integration team established to explore possible cost savings that may be obtained through manufacturing economies of scale. In addition, ITI has agreed to pay Mr. Briskey a bonus upon the closing of the merger equal to one-twelfth of his target 1999 bonus for each calendar month or portion thereof of calendar year 2000 that precedes the closing. The board of directors of ITI also determined that any unvested options held by Mr. Briskey under ITI's current long-term stock incentive plan will immediately vest upon termination of his employment.

     ITI has agreed to pay a bonus to Mr. Hurst upon the closing of the merger equal to one-twelfth of his target 1999 bonus for each calendar month or portion thereof of calendar year 2000 that precedes the closing. The board of directors of ITI also determined that any unvested stock options granted to Mr. Hurst under ITI's current long-term stock incentive plan will vest on the earlier of the date they would vest under the applicable employee stock option agreement or termination of Mr. Hurst's employment with ITI.

     ITI has also agreed to pay to Reed G. Grothe, Gerald U. Klasen, Duane Paulson, Jack A. Reichert and Brian K. Seemann, executive officers of ITI, severance payments equal to six months' base salary in the event their employment with ITI is terminated without cause within two years of the closing. None of these officers have existing severance arrangements with ITI.


     The merger agreement also provides that each holder of options to purchase ITI common stock will be given the right to elect to receive a cash payment for up to 50% of the number of shares of ITI common stock covered by those options in exchange for the cancellation of those options to the extent of the exchange of the underlying shares for cash. See "STOCK OPTIONS" on page 49. As of the date of the merger agreement, the executive officers of ITI held options to purchase a total of 984,259 shares of ITI common stock.


     The following table summarizes for each ITI director and executive officer the aggregate consideration that he is entitled to receive, at closing or in the future, as a result of the merger of SLC and ITI. In addition, each director and officer will have the right to elect to receive cash for his outstanding shares of ITI common stock, subject to the 50% aggregate cap. The number of shares of ITI common stock owned by each director and officer as of December 31, 1999 is listed in the table.

                              MAXIMUM                                                    SHARES OF ITI
                            STOCK OPTION                                                    COMMON
                                CASH                      SEVERANCE                          STOCK
NAME                        ELECTION(1)     BONUSES(2)     PAYMENT         OTHER           OWNED(3)
----                        ------------    ----------    ---------    --------------    -------------
OUTSIDE DIRECTORS:
Sangwoo Ahn...............   $  153,750           --            --     --                    35,656
Walter R. Barry, Jr.......   $  153,750           --            --     --                         0
Perry J. Lewis............   $  153,750           --            --     --                    47,656
W. Wallace McDowell,
  Jr......................   $  153,750           --            --     --                    46,000

                              MAXIMUM                                                    SHARES OF ITI
                            STOCK OPTION                                                    COMMON
                                CASH                      SEVERANCE                          STOCK
NAME                        ELECTION(1)     BONUSES(2)     PAYMENT         OTHER           OWNED(3)
----                        ------------    ----------    ---------    --------------    -------------
EXECUTIVE OFFICERS:
Thomas L. Auth............   $8,874,184      $66,667            --     Employment           240,604
                                                                       Agreement(4);
                                                                       Special option
                                                                       treatment(5)
Charles E. Briskey........   $1,558,125      $26,667       $87,500(6)  Special option         6,909
                                                                       treatment(7)
Charles A. Durant.........   $  416,969           --            --     --                     1,085
Reed G. Grothe............   $  373,750           --       $62,500(8)  --                     1,200
Joe Hurst.................   $  752,656      $33,333            --     Special option             0
                                                                       treatment(8)
Gerald U. Klasen..........   $  223,750           --       $60,000(8)  --                     1,842
Duane Paulson.............   $  325,350           --       $60,000(8)  --                       417
Jack A. Reichert..........   $  316,675           --       $47,000(8)  --                       551
Brian K. Seemann..........   $  280,000           --       $55,000(8)  --                      1484


-------------------------

     (1) This number assumes that the option holder elects to receive cash for 50% of his options, the maximum allowable under the merger agreement, and that the option holder chooses to exchange those options with the lowest exercise price in order to maximize the cash to be received at closing.


     (2) By agreement as discussed above, ITI will pay Mr. Auth, Mr. Briskey and Mr. Hurst a bonus upon the closing of the merger equal to one-twelfth of his target 1999 bonus for each calendar month or portion thereof of calendar year 2000 that precedes the closing. The numbers set forth on the table assume a closing on May 1, 2000.


     (3) Each director and officer will have the right to elect to receive cash for his outstanding shares of ITI common stock, subject to the 50% aggregate cap. The number of shares shown in the table is as of December 31, 1999, and includes shares held directly and indirectly. The number of shares is derived from reports filed by each director and officer with the SEC and, in the case of those officers who hold stock in the ITI 401(k) plan, from reports from the trustee of the ITI 401(k) plan.

     (4) ITI entered into an employment agreement with Mr. Auth that is conditioned upon the closing. The principal terms of this employment agreement are discussed above.

     (5) Conditioned upon the closing of the merger, any unvested options held by Mr. Auth under ITI's current long-term stock incentive plan will immediately vest following the term of his employment agreement.

     (6) ITI agreed to pay Mr. Briskey an amount equal to six months of his current base salary upon termination of his employment, for whatever reason, as a final severance payment.

     (7) Conditioned upon the merger, the board of directors of ITI determined that any unvested options held by Mr. Briskey under ITI's current long-term stock incentive plan will immediately vest upon termination of his employment.

     (8) ITI agreed to pay this executive officer a severance payment equal to six months' base salary in the event his employment with ITI is terminated without cause within two years following the closing.

     (9) Conditioned upon the merger, the board of directors of ITI also determined that any unvested stock options granted to Mr. Hurst under ITI's current long-term stock incentive plan will vest upon the earlier of the date they would vest under the applicable employee stock option agreement or termination of Mr. Hurst's employment with ITI.

     DIRECTORS AND OFFICERS OF BOTH SLC AND ITI. ITI has agreed to provide an insurance and indemnification policy covering ITI's and SLC's directors and officers for events occurring prior to the closing. ITI has agreed that this policy will be substantially similar, with respect to limits and deductibles, to ITI's existing policy or, if substantially equivalent insurance is unavailable, the best available coverage. This obligation to provide insurance coverage runs for six years.

     SLC MANAGEMENT. SLC is authorized to grant options for up to 50,000 shares of SLC common stock under SLC's existing stock option plan. In December of 1997, SLC granted options on 25,000 shares of SLC common stock at an exercise price equal to the fair market value at the date of issuance. Kenneth L. Boyda, who will be the President and Chief Executive Officer of the combined company, received 13,750 of these options. These options vest over a two-year period and expire 10 years after the grant date. None of these options have been exercised.

     SLC issued 17,500 additional options to executives in March 1998 with an exercise price equal to 50% of the fair market value of SLC's stock in the event that SLC becomes a public company through a public offering or as a result of the merger of SLC into ITI. Seven thousand of these options were granted to Mr. Boyda.

     SLC has also committed to issue 7,500 more options to executives at a discount from fair market value. Mr. Boyda will receive none of these options.


     The shares of SLC common stock subject to options, including Mr. Boyda's options, will be converted into options to purchase shares of ITI common stock when the merger is completed. In total, current SLC management will hold options upon completion of the merger covering 758,532 shares of ITI common stock at an estimated weighted average exercise price of $16.53 per share. See "STOCK OPTIONS" on page 49.


ACCOUNTING TREATMENT OF THE MERGER


     In accordance with GAAP, the combined company will account for the merger using the purchase method of accounting as a reverse merger, since Berwind Group Partners, the stockholder of SLC, will obtain a controlling interest in ITI. As a result, ITI is treated as being acquired by SLC for accounting purposes. Immediately after the merger, Berwind Group Partners and SLC management will together own a minimum of approximately 63.5% or up to a maximum of approximately 78% of the shares of the combined company, depending on the number of shares of ITI common stock and options exchanged for cash, and taking into account options to purchase the common stock of the combined company. As described in more detail in the notes to the unaudited pro forma combined condensed financial statements, the total estimated purchase price of ITI of $312,200,000 was computed based on:


     - an estimate of the fair market value of 50% of the outstanding shares of ITI common stock on the date of the merger, based on the current trading price,

     - the cost of the exchange of ITI common stock and options based on a cash price of $36.50 per share, and

     - the estimated direct expenses of the transaction.

Under the purchase method of accounting, we will allocate the purchase price to the assets and liabilities of ITI that are acquired and assumed by the combined company based upon their estimated fair values. Goodwill and other intangible assets will be capitalized and a non-recurring charge relating to the write-off of the fair value of in-process research and development projects will be recorded in the quarter the merger is completed. The financial statements of SLC will become the historical financial statements of the combined company. The results of ITI's operations will be included in SLC's results commencing on the date of the merger.


     The unaudited summary pro forma combined condensed financial statements appearing on page 101 of this proxy statement are based upon certain assumptions and an allocation of the purchase price to the assets acquired and liabilities assumed based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the merger is completed, the combined company's financial statements will reflect effects of acquisition adjustments only from the date of the merger. The actual allocation of the purchase price may differ significantly from the allocation reflected in the unaudited summary pro forma combined condensed financial statements. The amortization of goodwill and other intangibles after the merger will reduce the earnings of the combined company.


SUPPLEMENTAL IRS RULING

     Berwind Corporation is the common parent of an affiliated group of corporations that previously included SLC. The common stock of Berwind Corporation is owned by Berwind Group Partners. Berwind Corporation desired to separate SLC from Berwind Corporation's other subsidiaries in order to achieve cost savings. Accordingly, in October 1997, Berwind Corporation distributed all of the stock of SLC to Berwind Group Partners in a tax-free spin-off. Prior to the spin-off, Berwind Corporation and SLC obtained a letter ruling from the IRS addressing the tax-free status of the spin-off. In order to obtain this letter ruling from the IRS, it was necessary to represent to the IRS, among other matters, that SLC intended to engage in an initial public offering of its common stock within three years of the spin-off and that the dilution to Berwind Group Partners from the initial public offering and the exercise of employee stock options would not exceed 20%. Berwind Corporation and SLC have received a supplemental letter ruling that the merger will satisfy the representations of Berwind Corporation and SLC to the IRS.

FINANCING

     SLC entered into a $325 million credit agreement on November 17, 1999. The purposes of the credit agreement are the following:

     - to provide financing for the cash to be paid to ITI stockholders and option holders who exercise the cash election;

     - to refinance existing debt of SLC;

     - to provide working capital for the combined company; and

     - to finance fees and other expenses incurred in negotiating and completing the merger.

     Although ITI is not currently a party to the credit agreement, the combined company will become the principal borrower upon the completion of the merger. The loans under the credit agreement include a revolving facility in the amount of $225 million and a five-year term loan in the amount of $100 million. The aggregate amount of money that can be borrowed under the term loan decreases if the cash election is not fully exercised. This decrease will equal the difference between the amount of cash actually needed to fulfill the cash elections and the amount that would have been required if all stockholders and optionholders had elected to receive the maximum amount of cash permitted. See "THE CASH ELECTION" on page 47.


     The combined company will grant to the lenders a lien on all of the capital stock of each domestic subsidiary of the combined company and 65% of the stock of each first tier foreign subsidiary of the combined company as security for the loans. The credit agreement also contains customary representations and warranties, covenants (including maintaining financial ratios) and conditions. The lenders will make the loans described above as soon as practicable following the completion of the merger unless SLC and ITI fail to satisfy the credit agreement's conditions to making the loans.

THE VOTING AGREEMENT

     At the time of the merger, Berwind Group Partners, MLGA Fund II, L.P. and Thomas L. Auth, all of whom are stockholders of ITI, will enter into a voting agreement regarding the election of directors of the combined company. The merger agreement provides that, immediately after the merger, there will be a total of nine people on the board of directors of the combined company, unless ITI and SLC agree otherwise. Two of these nine directors will be Mr. Auth and Perry J. Lewis, current directors of ITI. The remaining seven directors will be selected by the board of directors of SLC. For two years following the merger, membership on the board of directors of the combined company will be determined according to the voting agreement.

     Berwind Group Partners will own a majority of the issued and outstanding shares of ITI common stock immediately after the merger. In the voting agreement, Berwind Group Partners will agree to vote all of its shares of ITI common stock for the following individuals as directors of the combined company until the second anniversary of the merger:

     - Mr. Auth, who will serve as chairman of the board of directors of the combined company; and

     - Mr. Lewis, but only so long as he and his affiliates MLGA Fund II, MLGAL Partners, L.P., John A. Morgan and Sangwoo Ahn, collectively retain at least 25% of the shares of ITI common stock owned by them on September 28, 1999.

     If Mr. Auth or Mr. Lewis vacates his board position within two years after the merger, Berwind Group Partners will:

     - fill a vacancy on the board caused by Mr. Auth's departure by an individual designated by a majority of the individuals who were directors of ITI immediately prior to the merger; and

     - fill a vacancy on the board caused by Mr. Lewis' departure with an individual designated by MLGA Fund II, but only if Mr. Lewis and his affiliates listed above collectively retain at least 25% of the shares of ITI common stock owned by them as of the date the voting agreement was executed.

     Nothing in the voting agreement prevents Berwind Group Partners from removing any director for cause. However, Berwind Group Partners may only remove Mr. Auth or Mr. Lewis as a director of the combined company if a majority of the entire board of directors of the combined company affirmatively determines in good faith that he was guilty of the type of conduct that would constitute cause for removal.

     Berwind Group Partners may not transfer any shares of ITI common stock it receives in connection with the merger without causing the transferee to be bound by this voting agreement. The voting agreement will terminate on the second anniversary of the merger.

THE VOTING SUPPORT AGREEMENTS


     SLC has entered into voting support agreements, each dated September 28, 1999, with Thomas L. Auth, the Auth Family Limited Partnership, the MLGA Fund II, L.P., Perry J. Lewis and Sangwoo Ahn. These stockholders together have the power to direct the voting of 18.8% of the shares of ITI common stock issued and outstanding as of March 20, 2000. Each stockholder has agreed to vote all of that stockholder's shares of ITI common stock, including shares acquired after the date of the voting support agreement, as follows:


     - in favor of the merger;

     - against any action or agreement that would result in a material breach of the merger agreement by ITI; and

     - against any action that would impede, interfere with, delay, postpone or attempt to discourage the merger.

     Each voting support agreement provides that the stockholder and its affiliates will not:

     - solicit, encourage, recommend or approve any proposal for a merger or other business combination involving ITI, other than the merger;

     - solicit, encourage, recommend or approve any proposal or offer to acquire a substantial portion of the voting securities or assets of ITI, other than in connection with the merger agreement;

     - transfer the stockholder's shares of ITI common stock unless the transferee agrees to be bound by the terms of the voting support agreement.

     Each voting support agreement will terminate upon the earlier of the merger, the termination of the merger agreement or when SLC notifies the stockholder of the voting support agreement's termination.

AMENDMENT TO RIGHTS AGREEMENT

     ITI and Norwest Bank Minnesota, National Association are parties to a rights agreement, dated as of November 27, 1996. In connection with this rights agreement, in November 1996, ITI's board of directors declared a dividend distribution of one common stock purchase right for each outstanding share of ITI common stock, payable to stockholders of record at the close of business on December 9, 1996. Each common stock purchase right entitles the holder to purchase from ITI one-half of a share of ITI common stock, or a combination of securities and assets of equivalent value, subject to adjustment, at a purchase price of $25.00. Under this rights agreement, the common stock purchase rights only become exercisable on the tenth business day following:

     - the public announcement that a person or group has acquired, or obtained the right to acquire, 20% or more of ITI's common stock;

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

     - the public announcement of a tender or exchange offer that would result in ownership of 20% or more of ITI's common stock, unless ITI's board of directors has determined that the tender or exchange offer is fair to ITI's stockholders and in the best interests of ITI and its stockholders; or

     - a determination by ITI's board of directors that an adverse person has acquired beneficial ownership of at least 15% of ITI's common stock.

     Prior to becoming exercisable, the common stock purchase rights are redeemable at the discretion of ITI's board of directors and will expire at the close of business on November 26, 2006.

     In connection with negotiation of the merger agreement, the board of directors of ITI amended the rights agreement as of September 28, 1999. This amendment provides that the common stock purchase rights will not be adjusted or become exercisable as a result of the execution of the merger agreement, the completion of the merger, or the completion of the other transactions contemplated in the merger agreement and the voting support agreements.

MATERIAL CHANGES IN STOCKHOLDERS' RIGHT


     At the time of the merger, the Restated Certificate of Incorporation of ITI will be amended so that the provisions of Section 203 of the Delaware General Corporation Law will not apply to the combined company. This is discussed under "AMENDMENTS TO ITI'S CERTIFICATE OF INCORPORATION -- Opt Out of Section 203 of Delaware General Corporation Law" on page 130. This amendment will not be effective until 12 months after its adoption.


FEDERAL INCOME TAX CONSEQUENCES

     INTRODUCTION. The following is a summary of the principal federal income tax consequences resulting from the merger and the exchange of ITI common stock for cash.

     This summary is based upon the existing provisions of the Internal Revenue Code, the regulations issued under the Code, published administrative positions of the IRS contained in revenue rulings, revenue procedures and other administrative pronouncements, and judicial decisions in effect as of the date of this proxy statement. These authorities may change and changes may apply retroactively. Any change in these authorities may affect this summary. This summary applies generally to those stockholders who hold ITI common stock as a capital asset. However, this summary does not consider the individual facts and circumstances of each stockholder's tax situation. In particular, this summary does not address federal income tax consequences applicable to ITI stockholders who are subject to special treatment under federal income tax law, such as stockholders who are foreign persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired their shares of stock through the exercise of an employee stock option or right or otherwise as compensation and holders who hold their stock as part of a hedge, straddle or conversion transaction. In addition, this summary does not include tax consequences under applicable foreign, state, local or other tax laws.

     THE MERGER. It is a condition to SLC's and ITI's obligation to complete the merger that each party receive an opinion from its counsel that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. If the merger is treated in this manner, neither SLC nor ITI will recognize gain or loss as a result of the merger.

     TAX CONSEQUENCES TO STOCKHOLDERS. If you do not exchange your shares of ITI common stock for cash, the merger will not be a taxable event for you for federal income tax purposes.

     If you exchange ITI common stock for cash you will have a taxable event. Generally, an ITI stockholder who receives cash in exchange for ITI common stock will, depending on that stockholder's particular circumstances, be treated either as having sold the stockholder's ITI common stock or as having received a dividend distribution from ITI. An exchange treated as a sale will generally result in capital gain or capital loss treatment. An exchange treated as a dividend will generally result in ordinary income. Thus, it is important for each ITI stockholder to determine whether its exchange of ITI common stock for cash will be treated as a sale or as a dividend.

     EXCHANGE TREATED AS A SALE. An ITI stockholder who exchanges ITI common stock for cash pursuant to the merger agreement will be treated as having sold that ITI common stock if any of the three following tests is met:

     - The exchange results in a "complete termination" of the stockholder's equity interest in ITI. An ITI stockholder who exchanges all shares of ITI common stock owned by that stockholder for cash pursuant to the merger agreement will be treated as having completely terminated that stockholder's equity interest in ITI.

     - The exchange is "not essentially equivalent to a dividend" with respect to the stockholder. An ITI stockholder will satisfy this test if the reduction in that stockholder's proportionate interest in ITI constitutes a "meaningful reduction" given the stockholder's particular facts and circumstances. The IRS has indicated in published rulings that any reduction in the percentage interest of a stockholder who holds a minimal percentage interest in a publicly held corporation and who exercises no control over corporate affairs should constitute such a "meaningful reduction."

     - The exchange is "substantially disproportionate" with respect to the stockholder. An exchange will be "substantially disproportionate" with respect to an ITI stockholder if the exchange reduces the stockholder's percentage ownership in the combined company by more than 20%.

If an ITI stockholder satisfies any one of the above sale tests, the ITI stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in exchange for ITI common stock, and the stockholder's tax basis in the exchanged ITI common stock. Any such gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the holding period for the exchanged ITI common stock is greater than one year at the time of the exchange.

     When applying the sale tests, the IRS will consider both the ITI common stock actually owned by the ITI stockholder and the ITI common stock constructively owned by the ITI stockholder. Generally, the constructive ownership rules set forth in the Code will attribute to a stockholder the ownership of shares that are actually owned by certain members of that stockholder's family or by certain other individuals, trusts, partnerships or corporations. For example an ITI stockholder whose daughter owns ITI common stock will be treated as constructively owning the daughter's ITI common stock. In addition, the constructive ownership rules treat a person who holds an option to acquire stock as owning that stock.

     In applying the three sale tests, the IRS will look at the ITI common stock exchanged for cash under the merger agreement and any other sales or purchases of ITI common stock made by an ITI stockholder, or by a person whose shares are constructively owned by an ITI stockholder, near the time of the merger.

     EXCHANGE TREATED AS A DIVIDEND. If a stockholder's exchange of ITI common stock for cash pursuant to the merger agreement does not satisfy any of the three sale tests, then the entire amount of cash received by the ITI stockholder will be treated as a dividend. The stockholder may not offset the amount of cash received with the stockholder's basis in the shares exchanged. The dividend will constitute ordinary income rather than capital gain. Furthermore, no loss will be recognized upon the receipt of a dividend, even if the shares of stock exchanged were purchased at a price higher than the amount received.

     If the ITI stockholder is a corporation and cash received in exchange for ITI common stock is treated as a dividend, the stockholder may be eligible for a dividends received deduction, subject to applicable limitations and requirements, and may be subject to the "extraordinary dividend" provisions of the Code.

     This discussion of federal income tax consequences is not binding on the IRS and we cannot assure you that the IRS will not take a position contrary to one or more positions reflected in this discussion. Additionally, we cannot assure you that the positions reflected will be upheld by the courts if challenged by the IRS. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF ITI COMMON STOCK FOR CASH, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED ON YOUR OWN PARTICULAR FACTS AND CIRCUMSTANCES.

NO APPRAISAL RIGHTS

     In some mergers, stockholders have the right to dissent from the merger and have the value of their shares appraised and paid to them in cash. This is known as having "appraisal rights." Under Delaware law, ITI stockholders are not entitled to appraisal rights in connection with the merger because ITI common stock is traded on the Nasdaq National Market and ITI stockholders are not required to exchange their shares. It is important that stockholders who do not agree with the terms of the merger vote against it.

                               THE CASH ELECTION

GENERAL


     Each record holder of ITI common stock prior to the close of business on May 1, 2000 will be entitled to elect to receive cash for all or some of the holder's shares of ITI common stock. However, no more than 50% of the outstanding shares of ITI common stock may be exchanged for cash. If ITI stockholders in the aggregate elect to receive cash for more than 50% of the outstanding shares, the number of shares for which each electing ITI stockholder will receive cash will be reduced on a pro rata basis. Subject to this possibility of proration, each share of ITI common stock for which the cash election is properly made will be exchanged for $36.50.



     We have designated Norwest Bank, N.A. to act as the exchange agent in connection with the cash election procedures. We are in the process of mailing cash election forms that explain the procedures for exercising the cash election to current record holders of ITI common stock and will also mail the election form to those subsequently becoming record holders. TO BE EFFECTIVE, AN ELECTION FORM MUST BE PROPERLY COMPLETED, SIGNED AND ACTUALLY RECEIVED BY NORWEST BANK NO LATER THAN 5:00 P.M., CENTRAL TIME ON MAY 1, 2000, AND MUST BE ACCOMPANIED EITHER BY THE CERTIFICATES REPRESENTING ALL THE SHARES OF ITI COMMON STOCK FOR WHICH YOU ARE ELECTING TO RECEIVE CASH OR AN APPROPRIATE GUARANTEE OF DELIVERY BY AN ELIGIBLE ORGANIZATION. You may revoke a cash election by delivering a written notice of revocation to the exchange agent prior to 5:00 p.m., Central time on May 1, 2000. A cash election will be binding on a transferee of ITI common stock unless it has been properly revoked.


     IF YOU DO NOT EXERCISE THE CASH ELECTION, YOU WILL RETAIN ALL OF YOUR SHARES OF ITI COMMON STOCK AND NOT RECEIVE ANY CASH FOR YOUR SHARES. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR ITI COMMON STOCK PRIOR TO DETERMINING WHETHER TO EXERCISE THE CASH ELECTION.

CONSIDERATIONS IN EXERCISING THE CASH ELECTION

     In determining whether to elect to receive cash for your shares of ITI common stock, you may wish to consider the following:

     - In approving the merger, the ITI board of directors received a fairness opinion from Goldman Sachs. That opinion was based in part on an analysis indicating that, for various trading prices as a multiple of earnings, the value of the cash to be received by ITI stockholders exceeded the value of the ITI common stock to be retained by ITI stockholders. The opinion also assumed that 50% of the ITI common stock would be exchanged for $36.50. If the cash to be received upon exercise of the cash election exceeds the inherent value of the ITI common stock, those stockholders exercising the cash election will be relatively better off than ITI stockholders not exercising the cash election.

     - Unlike many mergers where a cash election price represents an approximation of the trading value of the stock to be sold, the cash election price in the merger was determined through negotiations between representatives of SLC and ITI. The aggregate cash consideration to be paid in connection with the exercise of the cash election by ITI stockholders was determined in the context of the aggregate consideration for the merger and was not intended to relate independently to either the trading value or a projected inherent value of ITI common stock.


     - Since the announcement of the merger through March 22, 2000, the trading price of the ITI common stock has ranged from $25.5625 to $31.625. You should consider carefully the trading prices of ITI common stock prior to determining whether to exercise the cash election.

     - In exercising the cash election, you should carefully consider how the number of shares for which you receive cash will be reduced on a pro rata basis if more than 50% of the total number of outstanding shares of ITI common stock exercise the cash election. The proportion of shares for which you will receive cash will be based on the ratio of 50% (the maximum percentage of shares that may be exchanged) to the total percentage of outstanding shares for which ITI stockholders elect to receive cash. For example, assume that cash elections are made for 75% of the outstanding shares. In that case, only 66 2/3% of the shares for which you make a cash election will be accepted (50% divided by 75%). If you had elected to receive cash for all of your shares, you would receive cash for 66 2/3% of them. If you had elected to receive cash for only 50% of your shares, you receive cash for 33 1/3% of them (66 2/3% of 50%). Accordingly, if you want to assure that the maximum number of your shares of ITI common stock is exchanged for cash, you should make a cash election for all of your shares.

     - If you wish to exchange your shares of ITI common stock for cash, you must strictly observe the time deadlines associated with exercising the cash election. ITI common stock owned after expiration of the deadline for making a cash election may decline in value. See "TRADING IN ITI COMMON STOCK PRIOR TO THE EFFECTIVE TIME" below.

     - Because of the mechanics of the cash election, you will not know immediately the number of shares accepted for exchange, although we intend to make a public announcement once that information is available. Accordingly, if you tender your shares for cash, you will not be able to sell any shares that are not accepted for a period of time. Further, processing and mailing certificates for ITI common stock not accepted may take several days beyond the time that you would be permitted to make good delivery of ITI common stock upon sale.

     - You should consider that the inherent value of the ITI common stock may not be reflected in the current trading price and that based on the prospects of the combined company you may want to continue your full investment in the ITI common stock by not exercising the cash election.

     All ITI stockholders should consider carefully their right to elect to receive cash for their shares and should make a decision based upon the information provided in this proxy statement and their own situation.

            TRADING IN ITI COMMON STOCK PRIOR TO THE EFFECTIVE TIME

     Based upon the current trading price for each share of ITI common stock as of the date of this proxy statement, we believe that the ITI common stock may be viewed as having two components: (1) the right to exercise the cash election at $36.50 per share, as that price may be adjusted, and (2) the right to continue as a stockholder of ITI. The trading price of each share of ITI common stock should represent a blend of the value of these two components. Because the cash election price exceeds the current trading price of the ITI common stock, the right to continue as a stockholder of ITI may have a value less than the current trading price of the ITI common stock. However, once the deadline to make the cash election expires, the ITI common stock will represent only the right to continue to participate as a stockholder of ITI. Accordingly, assuming that the trading price of the ITI common stock remains below $36.50, the trading price for the ITI common stock may decline after the cash election deadline expires. Further, because trading markets operate on the basis of delivery of securities within three business days, any decline may precede by three days the actual deadline. Any ITI stockholder planning to sell ITI common stock prior to the merger may wish to consider this timing issue. Because of the unusual nature of the cash election and arbitrage inherent in the trading markets prior to the merger, trading may occur in volumes and at prices that ITI is unable to predict.

                                 STOCK OPTIONS

     Each holder of options to purchase ITI common stock will have the right to elect to receive a cash payment for up to 50% of the number of shares of ITI common stock covered by those options in exchange for the cancellation of the options. The cash payment will be equal to the cash paid for one share of ITI common stock, as discussed above, multiplied by the number of shares underlying the options, minus the aggregate exercise price of the options. Any option to purchase ITI common stock which is not exchanged for cash will remain outstanding and its terms will remain unchanged.

     At the effective time of the merger, all outstanding options to purchase SLC common stock will be converted into and become rights to purchase 758,532 shares of ITI common stock at an estimated weighted average price of $16.53 per share. From and after the effective time of the merger:

     - each SLC option assumed by ITI may be exercised only for shares of ITI common stock;

     - the number of shares of ITI common stock covered by each SLC option will be equal to the number of shares of SLC common stock covered by that SLC option immediately prior to the effective time of the merger multiplied by 15.17064, rounded up to the nearest whole share; and

     - the per share exercise price under each SLC option will be adjusted by dividing the per share exercise price under that SLC option by 15.17064 and rounding up to the nearest cent. Each SLC option assumed by ITI will be further adjusted to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction prior to the merger.

                              THE MERGER AGREEMENT

     The following section summarizes the material terms of the merger agreement. We urge you to read the entire agreement, a copy of which is included in this proxy statement as Appendix A, for more detailed information on the terms and conditions of the merger.

EFFECTIVE TIME

     It is anticipated that, if the merger agreement is approved by ITI's stockholders and all other conditions to the merger have been fulfilled or waived, the merger will be closed as soon as practicable following stockholder approval. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at a later time specified in the certificate of merger.

THE MERGER

     At the effective time of the merger, SLC will merge with and into ITI. Following the merger, SLC will cease to exist as a separate corporation and ITI will survive and continue to exist as a Delaware corporation. The certificate of incorporation and bylaws of the combined company will be the certificate of incorporation and bylaws of ITI in effect immediately prior to the merger; except that the certificate of incorporation will be amended to change ITI's name, to increase the number of authorized shares of ITI common stock and to have opt out of Section 203 of the Delaware General Corporation Law. See "AMENDMENTS TO ITI'S CERTIFICATE OF INCORPORATION" on page 129.


MERGER CONSIDERATION; CONVERSION OF SHARES

     At the effective time of the merger, each share of SLC common stock, other than shares owned by SLC or any wholly owned subsidiary of SLC, will automatically be converted into 15.17064 shares of ITI common stock. Any shares owned by SLC or its subsidiaries will be canceled.

     Each record holder of ITI common stock prior to the special meeting will be entitled to elect to receive $36.50 per share for the shares of ITI common stock held by that record holder, subject to reduction if stockholders elect to receive cash for more than 50% of the ITI common stock.

     All shares of ITI common stock not exchanged for cash will remain issued and outstanding.

REPRESENTATIONS AND WARRANTIES

     The merger agreement includes representations and warranties by each party regarding a number of matters, including the following:

     - its capitalization, organization and similar corporate matters;

     - its authorization, execution and delivery of, the merger agreement;

     - the fact that the merger agreement will not violate its charter documents, applicable law and material agreements;

     - the accuracy of its financial statements, tax returns, minute books and, in the case of ITI, filings with the SEC;

     - the absence of material undisclosed liabilities and of undisclosed legal or regulatory actions or proceedings;

     - the absence of undisclosed material contracts, employment and severance agreements, and stock option and other plans;

     - the absence of defaults under its material contracts;

     - its employee benefit plans and related matters;

     - its labor matters and practices;

     - its intellectual property;

     - its possession of required licenses, permits and other governmental approvals and its compliance with any worker safety and environmental laws and regulations;

     - its compliance with its organizational documents, with applicable law, and with governmental orders, decrees or judgments;

     - actions taken or not taken that would jeopardize the contemplated tax treatment of the merger or SLC's receipt of the supplemental tax ruling referred to above;

     - in the case of ITI, the receipt of a fairness opinion from its financial advisor; and

     - in the case of SLC, the receipt of an executed commitment for financing of the payment of the maximum aggregate cash necessary for the exchanged ITI common stock.

CONDUCT OF BUSINESS PENDING THE MERGER

     ITI and SLC have agreed in the merger agreement that, until the effective time of the merger, they will conduct their business only in the ordinary course consistent with past practice, use all reasonable efforts to preserve their business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and other third parties.

     In addition, each party has agreed not take any of the following actions without the other party's written consent, except as otherwise expressly contemplated by the merger agreement:

     - declare, set aside or pay dividends;

     - split, combine or reclassify its stock, or issue or authorize the issuance of any other securities;

     - purchase, redeem or acquire any of its stock or securities convertible into its stock;

     - amend or waive any of its rights under, or take any action to permit the acceleration, vesting or repricing under any stock option plan, any ITI stock option agreement or any restricted stock purchase agreement;

     - grant or award any options, warrants, conversion rights or other rights to acquire any shares of its stock;

     - issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its stock or securities convertible into its stock, other than the issuance of shares of common stock upon the exercise of employee stock options outstanding on the date of the merger agreement;

     - amend its charter or by-laws;

     - acquire or agree to acquire any business, corporation, partnership or other organization or any assets, other than transactions that are not material and are in the ordinary course of business;

     - dispose or agree to dispose of any of its assets, other than in transactions that are in the ordinary course of business;

     - incur or guarantee any debt or enter into any financing obligation, other than in connection with acquisitions allowed by the terms of the merger agreement;

     - change any existing employee benefit plans, except as required by applicable law and except as permitted by the merger agreement;

     - change the compensation or benefits to its directors, officers, employees or consultants, except for increases in the ordinary course of business consistent with past practice;

     - grant any severance or termination pay to, or enter into any stay put, termination, severance or similar agreement or arrangement with, any director or officer;

     - enter into or amend any employment or consulting agreement with any director, officer, employee or consultant, except that ITI and SLC can enter into employment contracts with newly hired employees and can enter into or amend consulting agreements for a term of less than one year or in substitution for existing employment agreements;

     - enter into or amend any material agreement, except in the ordinary course of business consistent with past practices;

     - in the case of ITI, make or agree to make any new capital expenditures which exceed $1,000,000 individually and $10,000,000 in the aggregate;

     - in the case of SLC, make or agree to make any new capital expenditures which exceed $5,000,000 individually and $20,000,000 in the aggregate;

     - enter into any contract that, after the effective time of the merger, would materially interfere with the conduct of the combined company's business.

NO SOLICITATION OF PROPOSALS

     In the merger agreement, ITI has agreed that it will not, directly or indirectly, initiate, solicit or encourage the submission of any proposal for a merger or other business combination involving ITI or any of its subsidiaries or any proposal or offer to acquire a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of ITI or any of its subsidiaries. This type of proposal is referred to in the proxy statement as an "ITI takeover proposal." ITI has also agreed that it will not:

     - enter into any agreement regarding an ITI takeover proposal;

     - participate in any discussions or negotiations regarding, furnish any information relating to or take any other action to facilitate an ITI takeover proposal; or

     - approve, endorse or recommend any ITI takeover proposal.

ITI may, however, at any time prior to the special meeting, furnish nonpublic information to or enter into discussions with a third party in response to an unsolicited ITI takeover proposal if:

     - a majority of the board of directors of ITI, in its reasonable good faith judgment, based on the advice of financial advisors, outside counsel and other advisors selected by it, determines that the proposal is more favorable to ITI stockholders than the terms of the merger;

     - the negotiation of the proposal is consistent with the ITI board's fiduciary obligations to the ITI stockholders;

     - neither ITI nor any of its representatives will have violated any of the restrictions in the merger agreement prohibiting the solicitation of proposals;

     - prior to furnishing nonpublic information to, or entering into discussions with, the third party making the takeover proposal, ITI gives SLC written notice of ITI's intention to do so and the third party executes a customary confidentiality agreement; and

     - prior to furnishing any nonpublic information to the third party, ITI furnishes the nonpublic information to SLC.

     We will refer in this proxy statement to any takeover proposal that meets the first two requirements stated above as a "superior proposal."

     The merger agreement requires ITI to immediately advise SLC of:

     - any ITI takeover proposal that is made or submitted;

     - the identity of the person making or submitting the ITI takeover proposal and its terms; and

     - any discussion or negotiation with respect to an ITI takeover proposal that changes the proposal's terms.

     However, if SLC reasonably determines that a person who has made a superior proposal is a direct competitor of ITI with a market share in wireless security systems that is comparable to or larger than ITI's market share, SLC can prohibit ITI from providing nonpublic information to that person.


     ITI has agreed in the merger agreement that its board of directors will not withdraw its approval of the merger, the merger agreement and the transactions contemplated by the merger agreement unless two conditions are satisfied. The first is that a superior proposal is made to ITI and is not withdrawn, and the second is that ITI has not breached the merger agreement covenants prohibiting solicitation of a takeover proposal. See " -- Other Covenants" on page 53.


ITI STOCK OPTION PLAN


     The merger agreement requires ITI to submit a proposal to its stockholders to approve an omnibus stock plan with terms substantially equivalent to those customarily used by publicly held corporations and acceptable to SLC, covering 1,500,000 shares of ITI common stock. This proposal is presented on page 132 under "PROPOSAL TO APPROVE STOCK INCENTIVE PLAN."


INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

     The merger agreement requires ITI, for six years following the merger, to indemnify and hold harmless all past and present officers and directors of SLC and its subsidiaries to the same extent as they were indemnified by SLC on the date of the merger agreement. In addition, for six years following the merger, ITI will provide ITI's and SLC's directors and officers with insurance coverage for events occurring prior to the merger. This policy will be substantially similar to ITI's existing policy. If substantially equivalent insurance coverage is unavailable, ITI will provide the best available coverage, provided that the annual premiums for that coverage will not exceed 200% of the annual premiums currently paid by SLC.

OTHER COVENANTS

     The merger agreement contains, among others, the following additional covenants:

     - SLC will take no action, and will use its reasonable best efforts to prevent the occurrence of any event or condition, that would be inconsistent with its May 13, 1997 tax-free spin-off IRS ruling or any supplemental IRS ruling concerning the tax-free spin-off.

     - Prior to the effective time of the merger, ITI will not redeem its shareholder rights plan or implement or adopt any other so-called "poison-pill," shareholder rights plan or other similar plan.

     - ITI has agreed that its board of directors will not withdraw its approval of the merger, the merger agreement and the transactions contemplated by the merger agreement unless (1) a superior proposal is made to ITI and is not withdrawn and (2) the merger agreement covenants prohibiting solicitation of an ITI takeover proposal have not been breached or violated.

     - Each party has agreed to use its reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement.

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


     - SLC will use its reasonable best efforts to obtain the financing to pay the maximum aggregate amount of cash payable for the exchange of ITI common stock.


     - ITI will use its reasonable best efforts to cause the shares of ITI common stock issuable in connection with the merger to be approved for listing on the Nasdaq National Market.

     - ITI will file with the SEC within 15 business days after the effective time of the merger a registration statement to register the shares of ITI common stock issuable upon exercise of the SLC options.

     - After the merger agreement has been duly adopted by the ITI stockholders, ITI will not redeem the Shareholder Rights Plan in connection with any transaction other than the transactions contemplated by the merger agreement.

     - At the effective time of the merger, except as otherwise agreed, all agreements, arrangements or understandings between Berwind Group Partners or its affiliates and SLC or its subsidiaries requiring the payment of money by SLC or its subsidiaries will terminate.

CONDITIONS TO THE MERGER

     The parties' respective obligations to complete the merger are subject to a number of conditions, including the following:

     - ITI stockholder approval of the merger agreement;

     - the authorization for listing on the Nasdaq Stock Market of the ITI common stock issuable in connection with the merger;

     - expiration, which has occurred, of the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     - all material authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity will have been obtained, made or occurred; and

     - no court or other governmental entity shall have issued any law, rule, regulation or order which has the effect of prohibiting the merger or any of the transactions contemplated by the merger agreement.

     The obligations of ITI to complete the merger are also subject to a number conditions, including the following

     - SLC will have performed its obligations under the merger agreement in all material respects;

     - SLC's representations and warranties will be accurate as of the effective time of the merger, other than those inaccuracies or misrepresentations which, when taken together with all other inaccuracies or misrepresentations of SLC, would not have a material adverse effect on SLC;

     - ITI will have received an opinion of Dorsey & Whitney LLP relating to tax matters;

     - there will have been no material adverse change in the business of SLC or its subsidiaries; and

     - Berwind Group Partners and SLC will have entered into an indemnification agreement relating to federal income tax liability resulting from tax sharing arrangements existing prior to the spin-off of SLC and setting forth their respective rights with regard to ERISA liabilities and obligations.

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     The obligations of SLC to complete the merger are also subject to a number conditions, including the following:

     - ITI will have performed its obligations under the merger agreement in all material respects;

     - ITI's representations and warranties will be accurate as of the effective time of the merger, other than those inaccuracies or misrepresentations which, when taken together with all other inaccuracies or misrepresentations of ITI, would not have a material adverse effect on ITI;

     - SLC will have received an opinion of Dechert Price & Rhoads relating to tax matters;

     - there will have been no material adverse change in the business of ITI;

     - the receipt, which has occurred, from the IRS of a supplemental ruling to its May 13, 1997 tax-free spin-off ruling to the effect that the transactions contemplated by the merger agreement are consistent with the prior ruling, and no event or condition has occurred that would be inconsistent with the original or supplemental IRS ruling;

     - ITI or its assignees will have entered into a registration rights agreement granting Berwind Group Partners registration rights with respect to the shares of ITI common stock acquired by Berwind Group Partners pursuant to the merger agreement; and

     - there will not have occurred an international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which would be to make it impossible for ITI to obtain financing on terms and in amounts substantially similar to the terms set forth in the financing commitment obtained by SLC to pay the maximum aggregate amount of cash payable for the exchange of ITI common stock.

TERMINATION

     The merger agreement may be terminated at any time before the effective time of the merger, whether before or after ITI stockholder approval of the merger:

     - by mutual written consent of ITI and SLC;

     - by either ITI or SLC if the merger has not closed on or before the six-month anniversary of the date of the merger agreement. However, this right to terminate the merger agreement will not be available to any party whose failure to fulfill any of its obligations contained in the merger agreement has been the cause of the failure to close the merger before the six month anniversary. Furthermore, either ITI or SLC may extend the date when the merger agreement could be terminated up to two times in the aggregate for an additional one-month period each time;

     - by either ITI or SLC if

        - a statute, rule, regulation or executive order has been enacted prohibiting the completion of the merger or

        - an order, decree, ruling or injunction has been entered permanently prohibiting the completion of the merger and that order, decree, ruling or injunction is final and non-appealable, provided that the party seeking to terminate the merger agreement has used its reasonable best efforts to remove the injunction, order or decree;

     - by either ITI or SLC if ITI stockholders do not approve the merger;

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

     - by ITI or SLC if ITI enters into an agreement to effect a superior proposal or the board of directors of ITI resolves to do so. However, ITI may not terminate the merger agreement in this situation unless


        - ITI has delivered to SLC a written notice of ITI's intent to enter into an agreement to effect the Superior Proposal;



        - five business days have elapsed following delivery to SLC of that written notice by ITI;


        - during that five business day period ITI has fully cooperated with SLC in order to enable SLC to agree to a modification of the terms and conditions of the merger agreement so that the merger may be effected;

        - ITI has considered in good faith any modification of the terms of the merger agreement proposed by SLC;

        - at the end of the five business day period the board of directors of ITI continues reasonably to believe that the ITI takeover proposal is a superior proposal;

        - prior to termination of the merger agreement, ITI pays to SLC the termination fee described below under " -- Fees and Expenses; Termination Fee;" and

        - simultaneously with termination of the merger agreement, ITI enters into a definitive acquisition, merger or similar agreement to effect the superior proposal;

     - by SLC if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ITI is commenced prior to the special meeting, and the board of directors of ITI fails to recommend against acceptance of that tender offer or exchange offer;

     - by SLC if the board of directors of ITI at any time withdraws, modifies or revokes its recommendation of the merger, or, upon a request by SLC, does not confirm its recommendation and support for the merger;

     - by ITI or SLC if there has been a material breach by the other of the merger agreement and that breach will not be cured within 30 days after notice was received by the party alleged to be in breach;

     - by ITI or SLC if SLC withdraws the request for a supplemental IRS ruling as permitted by the merger agreement; or

     - by SLC if there is a material breach of any of the Voting Support Agreements by any of the other parties to those agreements.

FEES AND EXPENSES; TERMINATION FEE

     Regardless of whether the merger is consummated, with a few exceptions, all costs incurred in connection with the merger agreement and the transactions contemplated by it will be paid by the party incurring those costs. However, all printing expenses and all filing fees will be divided equally between ITI and SLC.

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     ITI has agreed to pay SLC a termination fee of $10,000,000 if the merger agreement is terminated at any time by ITI or SLC because:

     - ITI stockholders failed to approve the merger;

     - ITI has entered into, or its board of directors has resolved to enter into, an agreement to effect a superior proposal;

     - a tender offer or exchange offer for more than 20% of ITI's stock has been commenced and the ITI board of directors has not recommended against acceptance of the offer; or

     - the ITI board of directors has withdrawn or refused to confirm its recommendation of the merger.

However, in the case of a termination resulting from the failure of ITI stockholders to approve the merger, this fee will be payable only if ITI enters into a definitive agreement relating to an ITI takeover proposal within one year of the termination.

     If ITI terminates the merger agreement because the merger has not closed on or before the six-month anniversary of the date of the agreement, SLC may be required to reimburse ITI for its reasonable out-of-pocket expenses (not to exceed $2,000,000) if some of the conditions to SLC's obligations to effect the merger have not been satisfied or waived, including the condition that SLC receive the supplemental IRS ruling.

AMENDMENT

     The merger agreement may be amended by ITI and SLC, or by action of their respective boards of directors, at any time before the effective time of the merger. However, after the merger is approved by the stockholders of ITI, no amendment may be made which by law requires further approval by ITI stockholders, without obtaining that approval.

WAIVER

     The merger agreement provides that, at any time prior to the effective time of the merger, ITI and SLC may

     - extend the time for the performance of any obligations of the other party under the merger agreement,

     - waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, and

     - waive compliance by the other party with any of the agreements or conditions contained in the merger agreement that may legally be waived.

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                               INDUSTRY OVERVIEW

     The security industry involves the protection of people and property. SLC and ITI participate in the sector of the security industry that focuses on electronic and communications technology. SLC and ITI estimate that this sector of the industry involves annual revenues in the United States of approximately $10,000,000,000. This estimate includes revenues in the traditional residential and commercial security industry, as well as the emerging corporate enterprises market. Products sold to the corporate enterprises market integrate independent systems in the areas of intrusion, electronic access control, video surveillance and asset protection. These systems are beginning to be integrated with the overall information technology structure of a corporation. The trend toward systems integration has increased the importance of communications among systems and components, compatibility of systems and components, and information processing, moving the industry into the communications arena.

     In light of this trend, ITI and SLC see the industry evolving into three distinct markets as follows:

     RESIDENTIAL MARKET. The residential market primarily purchases security and fire protection components and systems for single-family homes and multi-family dwellings. The users of residential security systems typically desire low-cost intrusion and fire systems that are easy and convenient to use. However, there is an emerging market in home automation and home networking products that provides opportunities to expand traditional offerings into more technologically sophisticated systems.

     COMMERCIAL MARKET. The commercial market purchases intrusion systems, fire systems, access control products and systems, video surveillance products and systems for small to medium size structures (under 200,000 square feet) such as institutional, industrial, retail, office, and government and military buildings. The users and buyers of commercial systems seek a practical, low-maintenance intrusion and fire solution with the ability to expand the system to include other applications such as access control.

     CORPORATE ENTERPRISES MARKET. The corporate enterprises market purchases powerful systems that provide an "enterprise solution" -- the integration of several independent systems, such as intrusion and fire protection systems, access management systems, video surveillance, and asset tracking. These complex, integrated systems are purchased primarily by large companies, institutions and governmental entities through companies that specialize in integrating these systems. These "system integrators" typically operate on a regional and national level.

     SLC currently competes primarily in the corporate enterprise and commercial markets, whereas ITI currently competes primarily in the residential market. The combined company will maintain a more balanced position across all three markets.

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                                BUSINESS OF ITI

OVERVIEW

     ITI and its wholly owned subsidiaries design, manufacture and market electronic intrusion and fire protection systems as well as electronic access control systems. Intrusion and fire protection systems account for approximately 98% of ITI's sales. ITI currently competes in the intrusion alarm market, the electronic access control market and the commercial fire detection market.

     ITI believes that several factors contribute to a favorable outlook for growth in the electronic security system market. These include increasing use of wireless security systems, increasing growth in international demand for intrusion alarm systems, increasing concern about crime, low penetration of security systems in United States households, improved technology and product features, lower-cost systems and the availability of insurance discounts to homeowners who purchase security systems.

HISTORY OF ITI

     ITI's wholly owned subsidiary, Interactive Technologies, Inc, was incorporated in January 1980 under the laws of the State of Minnesota. In January 1985, Interactive Technologies incorporated a foreign international sales corporation, ITI International, Inc., as a wholly owned subsidiary under the laws of the United States Virgin Islands.

     ITI Technologies, Inc. was incorporated in February 1992 under the laws of the State of Delaware for the purpose of acquiring Interactive Technologies. On May 11, 1992, ITI acquired Interactive Technologies from a United States holding company controlled by ADIA S.A. of Switzerland and certain members of ITI's management.

     In November 1994, ITI completed a public offering of 1,900,000 newly issued shares of common stock at $16.00 per share. Prior to the initial public offering, there was no public market for ITI common stock. In May 1995, in a subsequent offering, selling stockholders sold 3,225,000 shares and ITI sold 225,000 shares at $24.00 per share. ITI used the net proceeds from these offerings to retire debt that had been incurred at the time of the acquisition of Interactive Technologies.

     In April 1996, Interactive Technologies incorporated ITI Finance Corporation as a wholly owned subsidiary under the laws of the State of Minnesota for the purpose of providing financing to ITI's independent dealer base.

     On April 30, 1997, ITI purchased all of the outstanding stock of CADDX-CADDI Controls, Inc. for $19,000,000 in cash. In conjunction with the acquisition of CADDX, ITI also purchased from the majority shareholder of CADDX the manufacturing facility leased by CADDX for $530,000. Immediately following the CADDX acquisition, the corporate name was changed to CADDX Controls, Inc. CADDX, located in Gladewater, Texas, designs, manufactures and markets hardwire electronic security systems in the United States and certain international locations.

     On May 22, 1997, ITI completed the cash purchase of the Regency product line and dealer program from the Silent Knight Division of Willknight, Inc., located in Minneapolis, Minnesota, for $1,800,000. If sales of Regency products over the 36-month period ending May 2000 exceed certain levels, a contingent payment of up to $800,000 will be made. This product line allows ITI to offer an established product that integrates intrusion protection, fire protection and access control.

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INTRUSION AND FIRE PROTECTION SYSTEMS

     Intrusion and fire protection systems protect residence or commercial property against fires and intruders by sensing smoke or fire, or intrusions through doorways, windows, or open areas. Most systems will sound an audible alarm to warn of fires or intruders. Monitored systems send a signal to a remote monitoring station, where dispatchers may contact the appropriate authorities. A typical intrusion and fire protection system consists of the following components:

     - CONTROL PANEL. The control panel receives signals from the sensors and user interface, regulates all intrusion and home automation functions and, in the case of a monitored system, reports emergency conditions and service information to a monitoring facility.

     - USER INTERFACE. The user interface, such as an electronic keypad, allows the user to arm, disarm and give other commands to the system, including panic buttons to alert the central monitoring facility for police, fire and medical emergencies. Additional user interfaces include wireless key fob controls to arm and disarm systems and modules that allow users to control the system from any telephone inside or outside the home.

     - SENSORS. Sensors are devices that are installed on windows, doorways and other places to detect intrusion, smoke, fire and other environmental conditions and report them to the control panel.

     - SOUNDERS. Sounders are activated in response to a particular alarm condition to frighten away an intruder or alert the user to the alarm condition. Many control panels also utilize digitized voice to communicate with users.

     There are two means of communication within any intrusion or fire protection system, hardwire and wireless. In a hardwire system, the control panel, sensors and detectors communicate through low-voltage wires. In a wireless system, the control panel and sensors utilize radio frequency signals to communicate.

     Equipment costs for hardwire systems are typically lower than those for wireless systems. Hardwire systems are used most widely in new construction since the installation costs are lower prior to the completion of construction. Wireless systems, which are less expensive to install, are typically used for existing homes and businesses because labor costs to install hardwire systems would raise the overall cost significantly. A third type of security system is a hybrid system which has both hardwire and wireless capabilities.

MONITORED WIRELESS SECURITY SYSTEMS MARKETED UNDER THE ITI(R) TRADEMARK

     ITI's wireless security systems are very flexible and can be programmed by the end-user to offer varying degrees of security, depending on the end-user's protection desires. The systems have the ability in all security levels to detect fire and other environmental conditions and to respond to manual activation for police, fire and medical emergencies. Sales of these systems represented approximately 75.7%, 83.7% and 96.8% of ITI's net sales for 1998, 1997 and 1996, respectively.

     ITI offers a number of wireless and hybrid security systems to meet a variety of price points and customer performance requirements, including:

     - CONCORD. In 1998, ITI released a modular hybrid system called Concord. By containing both hardwire and wireless capabilities, Concord offers the installing dealer the low price of hardwire with the flexibility of wireless. The basic eight-zone hardwire control panel can be upgraded through the use of modules to a 76-zone panel with lighting control, telephone control, voice feedback and paging output for latchkey reporting. The modular approach allows

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       the installing dealer to utilize one product platform for a wide variety of installation requirements.

     - CONCORD EXPRESS. ITI initially rolled out Concord Express in August 1999 as a hardwire security system which includes an integrated high quality ITI radio receiver in the system control unit at no extra cost. As a hardwire panel, this system has more hardwire expandability than any competitive product. Additionally, Concord Express allows the use of wireless and/or hardwire sensors so installers can employ the best technology for the installation. Integrating an ITI radio receiver in the system control unit at no extra cost gives ITI a distinct competitive advantage by allowing installers to add wireless sensors and remote control to a traditional hardwire system at the lowest cost in the industry.

     - ULTRAGARD SYSTEM. The UltraGard system was introduced in 1996. The UltraGard system features a 76-zone panel which operates on 12 volts. The other products in ITI's lines operate on 6 volts. This high performance system is well suited for commercial applications as well as the largest residential applications.

     - SIMON. The Simon system, first introduced in 1997, received substantial enhancements in 1998. Simon is an entry-level wireless security system aimed at those in the industry looking for a low-cost wireless solution for mass marketing programs or where security equipment is either given away or installed at a loss in an effort to obtain a long-term monitoring contract. The Simon system has the capability to individually recognize up to 24 wireless sensors. With the enhancement, it can now be controlled via a remote touch-tone phone and is compatible with two-way listen-in, talk-back alarm verification. ITI also introduced TOUCHTALK, the industry's first wireless talking touchpad as an upgrade option. Simon can be used with all of ITI's existing ITI wireless sensors.

     - COMMANDER 2000 SYSTEM. The Commander 2000 system was introduced in 1994 to succeed the RF Commander system, which was first introduced in 1990. This system was designed as an entry level wireless security system for use in smaller businesses, homes and apartments and has many of the advanced features found in more expensive systems. The Commander 2000 has the capability to individually recognize up to 16 wireless sensors and can be used with substantially all of ITI's wireless accessories.

     - CUSTOMIZED AND PRIVATE LABEL SYSTEMS. ITI has established relationships with large security companies to develop and manufacture customized, private label wireless security systems. In developing these systems, ITI may modify its existing systems by adding customized control panel software and component packaging as requested by the customer.

SYSTEM FEATURES AND COMPONENTS OF ITI WIRELESS SECURITY SYSTEMS

     ITI wireless security systems incorporate several innovative and advanced features and components which increase product performance, reliability and marketability:

     - SUPERIOR SUPERVISED RADIO TECHNOLOGY. ITI believes its wireless security systems incorporate the most advanced radio technology currently available in monitored wireless systems. Each wireless sensor in an ITI system reports to the central control panel as a unique zone, enabling the central monitoring station personnel to identify and communicate to police or firefighters the exact location and nature of an emergency. If the control panel does not receive scheduled signals from a sensor, it reports the identity of the particular sensor to the central monitoring station and the end-user. This feature also allows service personnel to quickly find a malfunctioning sensor. Through the use of crystal-controlled radio transmitters and receivers, coupled with its patented Learn Mode and signaling protocol technologies, ITI has virtually

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       eliminated the effects of interference and greatly increased the range of its systems within the limitations imposed by the FCC. This supervised radio technology enhances the reliability and performance of ITI wireless systems and allows them to be used in larger premises, including many commercial facilities, where the use of wireless systems once was not feasible.

     - LEARN MODE TECHNOLOGY. ITI's patented Learn Mode technology enables control panels to automatically "learn" the identity and type of each factory-programmed sensor in its system when the system is installed. The Learn Mode technology is attractive to ITI's customers because each sensor is manufactured with a unique programmed identity. This Learn Mode process reduces the time and cost of installing sensors and programming the systems and allows the installation of large numbers of security systems in densely populated areas without interference with neighboring systems.

     - TOUCH-TONE TELEPHONE USER INTERFACE. ITI was the first to introduce the use of on- or off-site touch-tone telephones as a user interface to control security systems. This technology provides touch-tone telephones with all the system control capabilities of the touchpad user interfaces manufactured by ITI for ITI wireless security systems. This feature contributes to end-user convenience by enabling the end-user to control the system from on- or off-premises by using touch-tone telephones.

     - DIGITIZED VOICE TECHNOLOGY. ITI enhanced the "user-friendliness" and convenience of its systems by incorporating digitized voice technology. ITI wireless security systems can "talk" to the end-user on-site with digitized voice, and all systems except for the Commander 2000 can also "talk" over on- or off-site touch-tone telephones. Incorporating digitized voice technology allows the end-user to confirm commands, such as the level of protection or a disarming signal, or to receive a status report of protection levels and environmental conditions, such as the temperature inside the end-user's house. In response to various foreign sales opportunities, ITI has incorporated digitized voice response capabilities in several foreign languages into its systems.

     - BREADTH OF SENSOR LINE. ITI believes it offers the widest variety of wireless sensors currently available in the security system market. ITI wireless sensors include motion detectors; different types of intrusion sensors activated by sound, shock, or shattering glass; photoelectric smoke sensors; "rate-of-rise" fire sensors with a special thermostat activated by an unusually rapid temperature increase; carbon monoxide sensors; pocket-sized emergency transmitters; and environmental sensors to detect such conditions as furnace failure and flooding. ITI sensors also are the smallest available in any monitored wireless security system. ITI believes that its wide variety of sensors and their compact size offer it a significant competitive advantage. Most of ITI's wireless sensors have long-life lithium batteries, thus increasing system reliability and convenience. Much of the ITI wireless sensor line utilizes crystal-controlled radio transmitters. In 1997, ITI introduced a new lower cost sensor line based on Surface Acoustic Wave, or SAW, radio technology.

     - INTERACTIVE CAPABILITIES. ITI systems communicate alarm information to central monitoring facility personnel over telephone lines using ITI's CS-5000 central station receiver. ITI Toolbox(R), a PC-based software tool, allows a technician to remotely perform certain kinds of service and programming on ITI security systems remotely, avoiding delay and expensive on-site service calls.

     - HOME MANAGEMENT CAPABILITIES. The ITI energy saver module, which is available with the UltraGard and Concord systems, enables an end-user to adjust a thermostat using either a touchpad or an on-or off-site touch-tone telephone which can result in reduced energy costs to

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       the end-user. The ITI wireless systems also can be used to control lights through the use of touchpads. ITI has developed a power line signaling technology that allows its system control panels to activate sirens and light modules over the household electrical system. Sirens and lights thus can be installed and controlled virtually anywhere in the premises where there is an electrical outlet.

     - ALARM VERIFICATION. False alarms represent a troublesome issue for the security industry. In 1993, ITI introduced its Interrogator alarm verification module to address the false alarm issue. The Interrogator gives ITI wireless systems two-way voice capabilities through sensitive microphones and talk-back speakers that are placed strategically throughout a home or business. After an alarm has occurred and been reported to the central station, the Interrogator will allow the central station operator to either "listen in" or, if desired, "talk back" to the subject home or business. This built-in communicator helps enable the central station operator to verify alarms before dispatching the police or fire department. The Interrogator can digitally record and play back 16 seconds of an alarm event with the simple addition of the optional recording module. This enables the central station operator to listen to a recording of the actual emergency event as it happened. The Interrogator and the optional recording module work with all of ITI's wireless security systems and also can be sold separately for use with other manufacturers' security systems.

HARDWIRE AND HYBRID SECURITY SYSTEMS MARKETED UNDER THE CADDX(TM) TRADEMARK

     ITI has developed a line of hardwire and hybrid security systems targeted at both the domestic and international markets. Sales of these systems represented approximately 20.8% and 12.6% of total ITI net sales in 1998 and 1997, respectively. ITI offers multiple systems to satisfy the needs of the international, new construction and low-end hardwire markets.


     - NX PRODUCT LINE. In mid-1997, ITI introduced the CADDX NX-8 security system, which is designed to be a hybrid security system that will meet various countries' regulatory requirements throughout the world. The NX-8 is flexible, durable and user/installer friendly. The development of the NX-8 required several design and engineering innovations, including the creation of special telecom and power interfaces that would be acceptable under any country's regulations anywhere in the world. By adding an ITI wireless receiver to the NX-8 control panel, the NX-8 becomes a true hybrid system with both hardwire and wireless capabilities. In 1998, ITI built on the success of the NX-8 by introducing the NX-6 and NX-4 security systems offering similar functionality at a lower price point.


     - RANGER PRODUCT LINE. The CADDX Ranger 9000E is a powerful, simple and flexible hardwire panel that can become a hybrid panel with the addition of a radio receiver. The Ranger 9000E is suitable for residential, commercial, retail and multi-tenant office building applications. This system provides the ability to incorporate security, access control and environmental process monitoring for commercial applications. Other security control panels in the CADDX Ranger family include the Ranger 8600, Ranger 8600E, Ranger 8980 and the Ranger 8980E.

     - GLASS BREAK DETECTORS. ITI manufactures a line of glass break detectors under the CADDX trademark. ITI's patented "3x3" technology, which is a method of glass break detection that monitors three specific frequency ranges for three different sets of data and looks for a "match" to the "signature" of breaking glass, is incorporated in CADDX glass break sensors, making them extremely reliable.

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     - OTHER HARDWIRE SECURITY PRODUCTS.  ITI also manufactures various other hardwire sensors for use in connection with hardwire control panels, including passive infrared sensors (or motion detectors) and seismic detectors.

FIRE PROTECTION SYSTEMS

     We estimate the total fire alarm market to be $3,000,000,000, including product, installation, service and monitoring. We estimate the manufacturers' equipment market to be $1,200,000,000. While new to the commercial fire equipment market, ITI will shortly be offering several commercial fire products. The soon to be released Advent Fire System offers an excellent product solution for the high-end fire market. The Regency product and soon to be released UL commercial fire rated version of the CADDX NX-8 offer solutions for the retail and small commercial fire markets.

     Fire business is traditionally won by persuading specifying firms to specify your product. It is common to take two to five years in the specifying market for relationships to lead to sales. Business is also gained through negotiating directly with the end-users.

     - ADVENT FIRE SYSTEM, which is expected to be available in the first half of 2000, is a full-featured, high-level system. With its built-in multi-partition, 250 zone and long-range wireless capabilities, Advent Fire System is targeted for large commercial applications such as industrial complexes, government facilities, campuses, and high-rise office and residential complexes. The system can be powered by either one Class I or two Class II AC power transformers for up to 6 amps of 12/24 VDC regulated power for a large number of sensor, siren, analog smoke loop and other hardwire peripheral devices. Advent's capabilities can be increased by plugging in panel input, output, and/or smoke loop expansion cards. It can also be expanded through the built-in high speed, digital data bus that can connect a wide array of ITI SuperBus peripherals. The development of this product has not yet been completed and there can be no assurance that such product will actually be introduced into and sold in the market.

     - REGENCY is a UL rated system that incorporates commercial burglary, fire and access control into a single platform. The integration makes it particularly attractive for retail and small commercial applications desiring multiple functionality.

     - THE NX-8 CF, which is expected to be available in the first half of 2000, is a commercial fire version of the popular NX-8 control panel. It has 8 zones on-board and can be upgraded to over 40 zones with the addition of modules.

ACCESS CONTROL

     Access control systems monitor traffic through, and regulate access to, buildings and other restricted areas depending upon the authority level granted to an individual. Sales of these systems represented approximately 2.5%, 2.6% and 2.4% of total ITI net sales for 1998, 1997 and 1996, respectively. Access control systems consist of the following components:

     - SYSTEM MANAGER OR CONTROLLER. A software-based system that includes a database, grants or denies access based on various criteria and produces audit or other management reporting.

     - MAGNETIC LOCKS. Magnetic lock that responds to the system commands to lock or unlock doors.

     - IDENTIFICATION CARDS. Cards, such as identification badges, that are given to a user and that contain information regarding the user.

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

     - READERS. The reader uses the data on the identification card to notify the system manager to determine if the user has the proper authority to be granted access. With proper authorization, the controller will send a command to unlock the door.

     Access control systems can be used for a single door with a few users or hundreds of doors at multiple locations with thousands of users.

     ITI offers a number of electronic access control systems to meet a variety of price points and customer performance requirements, including:

     - ACCESS NT. Based on Microsoft Windows NT software, this system allows multiple work stations to be functioning simultaneously to monitor the system, add cards, change access times, make badges, control closed-circuit television cameras, create reports, etc.

     - ACCESS 5.0. This system has many of the same functions as Access NT, but with a smaller system capacity that performs in a non-multitasking operation at a lower price point. Both Access 5.0 and Access NT are aimed at the middle to large electronic access control installations.

     - EASY ACCESS. This is a Microsoft Windows-based system that provides the sophistication of more expensive PC-based systems but at a low price point. Easy Access controls up to 32 doors with a very simple to use point-and-click graphical interface.

     - 451 APM. This is a stand-alone system that provides much of the sophistication of a PC-based system without the expense of a host computer. Each 451 system has its own microprocessor, database and clock. Each 451 system can operate independently or as part of a network of up to 16 APMs, allowing the control of up to 32 doors without the use of a host computer.

     - 351 APM. The 351 system is aimed at small businesses that may have only one or two doors to protect but want to control who gets in and at what times. The 351 system is designed to work independently to control one or two doors and has its own microprocessor, database and clock.

OTHER PRODUCTS

     In addition to developing new features for existing products, ITI's product development programs have produced products for related markets using its existing technologies. Sales of these products represented approximately 1.1% of total ITI net sales in 1998 and 1997 and 0.7% in 1996.

     - THE QUIK BRIDGE FAMILY. The Quik Bridge family is a group of wireless receivers equipped with interfaces that broaden the market opportunities for ITI Learn Mode sensors. ITI has introduced several Quik Bridge family members. The Quik Bridge Repeater extends the range of ITI wireless sensors attached to ITI wireless receivers. The Quik Bridge Loop Receiver enables adding up to 16 ITI wireless sensors to any hardwire panel that supports a common loop ground and/or a relay unit connection. In 1998, ITI released the Quik Bridge two-channel receiver, which adds up to four wireless devices to any hardwire system. ITI also has custom receiver products specifically designated to work with the CADDX NX line of control panels in domestic and international markets and certain Radionics and Detection Systems controls in the U.S. market. In addition, the Quik Bridge family allows the use of the ITI keychain touchpad to control ITI's and other manufacturers' access control systems.

     - CS 5000 COMPUTERIZED CENTRAL STATION RECEIVER. In 1998, ITI released the CS 5000 as a replacement for the CS 4000 central station receiver. The CS 5000 can be used by the central monitoring service providers to receive and monitor information from homes and businesses protected with ITI wireless security systems and certain other manufacturers' security systems. Monitoring station personnel transmit emergency messages to police, fire, medical or other authorities.

     - LIFEGARD. Recognizing the growing elderly population, ITI introduced in 1996 its LifeGard personal emergency response system. Like a security system, LifeGard maintains a communication link with a monitoring company in order to provide the fastest possible response during an emergency. Two-way voice communication with the monitoring company is initiated either when the owner presses one of at least two panic buttons, or when the system does not detect activity in the home after an elapsed time. The LifeGard system includes a control panel mounted on a base, a built-in Interrogator and a water-resistant panic pendant.

SALES AND MARKETING

     ITI sells ITI wireless security equipment directly to its independent dealer network, large security companies and other private label customers, and electric and gas utility companies. ITI sells CADDX hardwire and hybrid security systems primarily through domestic and international distributors. Approximately 47% of CADDX branded product is sold outside of the United States and Canada.

     SALES TO INDEPENDENT DEALER NETWORK. ITI has a nation-wide sales force supporting its network of over 2,000 independent dealers. Through its independent dealer network, ITI wireless security products are sold extensively throughout the United States and Canada. ITI's dealer sales and support programs include sales aids (such as sales literature and demo kits), marketing literature and instructional videos for both dealers and end-users. In addition, ITI provides its dealers with a wide variety of training programs and materials, including technical, sales, marketing and business management programs and a number of marketing newsletters. ITI recognizes its top dealers with an incentive program which includes an annual trip to ITI's national dealer sales meeting, which reinforces the ties between ITI and its key dealers. ITI's Security Pro and Regency dealer programs enhance and support its independent dealer network.

     SALES TO LARGE SECURITY COMPANIES AND OTHER PRIVATE LABEL
ARRANGEMENTS. ITI designs and manufactures customized and private label systems for companies that sell the systems on a national and regional basis. These customers offer the potential for substantial sales volume, provide extensive geographic coverage and, in many cases, offer the ability to sell ITI products under nationally recognized brand names. Members of ITI's senior management team are involved in initiating and maintaining relationships with its private label customers.

     SALES TO ELECTRIC AND GAS UTILITIES. Electric and gas utilities provide ITI with an additional distribution channel and the opportunity to develop related applications of its technologies. These utilities are increasingly seeking to enter unregulated industries, including the security systems industry, to increase their profits. This industry offers electric and gas utilities a logical complement to their businesses, as many already have the infrastructure in place to sell, install and repair security and home automation systems and provide monthly monitoring services. Over 60 electric and other utilities are now purchasing ITI's products. ITI has two sales representatives who sell to utilities with support from ITI's field sales force.

INTERNATIONAL SALES

     Export sales, primarily to Canada, Europe and Australia, accounted for 18.3%, 13.9% and 8.7% of ITI's net sales for 1998, 1997 and 1996, respectively. ITI currently sells its products in over 50 foreign countries through distributors and dealers. The CADDX NX product line was designed specifically with the international market in mind. The NX control panels include special telecom and power interfaces that are acceptable under most regulatory requirements throughout the world. Furthermore, in response to various foreign sales opportunities, ITI has incorporated into its wireless security systems digitized voice response capabilities in several foreign languages and intends to expand its product development and marketing efforts to increase its international sales of wireless security products. ITI is currently designing its next generation of wireless security systems to satisfy the power, telephone, radio and other regulatory standards necessary to sell the systems in the European Community. ITI has also developed a wireless receiver for the CADDX NX hardwire panels, which creates a global hybrid product solution. Because the NX security panels have already gained numerous international approvals, it is helping to accelerate the introduction of ITI wireless sensors in the international market.

SALES TO A SIGNIFICANT CUSTOMER

     During the years ended December 31, 1997 and 1996, ADT Security Systems, Inc. accounted for 25% and 41%, respectively, of consolidated net sales. This customer accounted for 11% of consolidated accounts receivable at December 31, 1997. No one customer exceeded more than 6% of consolidated sales or accounts receivable as of and for the year ended December 31, 1998.

PRODUCT DEVELOPMENT

     In the years ended December 31, 1998, 1997, and 1996, ITI had research and development expenditures of $8,000,000, $7,500,000 and $6,300,000, respectively. These research and development expenditures have resulted in the introduction of many new products during the past three years, including Concord, Concord Express, the CADDX NX product line and the CS 5000 Computerized Central Station Receiver. Additionally, ITI expects to release two new products in 2000 for the fire alarm market. ITI expects to release the Advent fire system in the first quarter of 2000. ITI expects the CADDX NX-8 CF system to be available during the first half of 2000.

     ITI's current product development efforts are primarily devoted to continuing the enhancement and expansion of its product lines and technologies. ITI continues to improve its core wireless technology through product miniaturization, increased sensor battery life and the introduction of two-way radio frequency devices.

     Traditionally, wireless sensors have been larger than their hardwire counterparts. The larger size is due to the need to provide space for the addition of the required battery and radio transmitter. In some applications, the larger size of wireless sensors has led to an aesthetic objection from end-users. The introduction of miniaturized sensors, such as the ITI Micro Door/Window sensor and the Micro Recessed Door/Window Sensor, is aimed at reducing or eliminating that aesthetic concern. Because wireless devices are battery powered, the replacement of batteries can create a service challenge for ITI's dealers. ITI has developed a wireless sensor that can be powered for up to 20 years on a single AA lithium battery. Two-way radio frequency devices offer benefits to both the installer and the end-user. The installer can offer enhanced operation without increasing the difficulty of installation. The end-user gets better control and feedback from the system. ITI's first two-way radio frequency device is the TouchTalk, which is a wireless talking touchpad for its Simon system. TouchTalk is used as an interface to operate the Simon system. TouchTalk is installed by simply mounting it on the wall at the desired location and it provides detailed verbal feedback on the status and operation of the Simon system without the use of wires.

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

COMPETITION

     The industry in which ITI participates is highly competitive, with a large number of manufacturers providing a wide range of products. Competition is based primarily on product reliability, the incorporation of advanced technological features, ease of installation, marketing and sales support and price. Market research conducted by independent third parties documents that ITI is an established leader in the sale of wireless security equipment.

     ITI's competitors in the monitored wireless security system industry include Ademco Security Group (a division of Pittway Corporation), Linear Corp. (a subsidiary of Nortek, Inc.) and several smaller manufacturers. ITI also competes with numerous manufacturers of hardwire security systems, including Ademco Security Group, Napco Security Systems, Inc., Detection Systems, Inc., Digital Security Controls Ltd., C&K Components (a subsidiary of Honeywell), Silent Knight Security Systems (a subsidiary of Pittway Corporation), and SLC Technologies B.V. (a European subsidiary of SLC). The manufacturing segment of the security industry is undergoing change and consolidation, creating competitors with substantial financial resources. Digital Security Controls and Pittway have each acquired a number of security related manufacturers over the past few years. In August 1999, Honeywell completed its acquisition of C&K Components and in February 2000, Honeywell acquired Pittway. The combined strengths of SLC and ITI will allow the combined company to better compete with competitors like Honeywell that have vastly greater resources than ITI. Furthermore, ITI may encounter additional competition from future industry entrants.

MANUFACTURING

     ITI's production processes include printed circuit board assembly, testing and calibration and final assembly and testing. ITI has manufacturing facilities in North St. Paul, Minnesota and Gladewater, Texas. A Mexican contract manufacturing facility, which is dedicated to ITI, assembles less complex, high-volume circuit boards, such as transmitter boards, and sends them to North St. Paul. ITI has invested in various automated printed circuit board assembly and test equipment at its North St. Paul, Gladewater and Mexican facilities to achieve manufacturing cost efficiencies and vertically integrate its production processes. From time to time, ITI uses certain contract manufacturers to perform some of its printed circuit board assembly and may increase its use of such companies to meet any increased demand. Certain of the chips, microprocessors and other products used in ITI's systems are obtained from single sources. If ITI could not obtain these components from these sources, there may be a 16-to 30-week leadtime to obtain them from a different supplier. To help prevent delays in the shipment of its products, ITI maintains what it believes to be a sufficient amount of certain components in inventory or has made safety stock program arrangements with the suppliers.

INTELLECTUAL PROPERTY

     ITI's success is dependent in part on its proprietary information, technology and know-how. ITI relies on a combination of trade secret and copyright protection and confidentiality agreements to establish and protect its proprietary rights. In addition, ITI holds 21 patents covering various technologies, including its Learn Mode technology, and has several patent applications pending. ITI believes its Learn Mode technology in particular affords it significant competitive advantages because it has allowed ITI to substantially improve the performance and reliability of its products. ITI plans to aggressively protect its patents and other intellectual property and to pursue patents to protect its technology. There can be no assurance, however, that ITI will be able to protect its proprietary information, technology and know-how, deter misappropriation of its proprietary rights, or prevent third party development of substantially similar technology and products. In addition, there can be no assurance that any patent applications filed by ITI will result in issued patents or that any patents issued are or will be sufficiently broad to protect ITI's technologies or provide ITI with any material competitive advantages. There also can be no assurance that the patents ITI has obtained in the past or may obtain in the future will not be contested, invalidated or circumvented.

     ITI has occasionally received, and may receive in the future, communications from third parties asserting intellectual property rights relating to ITI's products and technologies. Upon receiving such claims, ITI evaluates their merits and risks and on occasion has negotiated licenses where third-party technology was necessary or useful for the development or manufacture of ITI's products. There can be no assurance that third parties will not assert claims against ITI with respect to existing or future products or that any licenses will be available on reasonable terms with respect to any third-party technology. ITI could incur substantial costs in redesigning its products or in defending any legal action taken against it.

GOVERNMENT REGULATION

     Substantially all of the components in ITI's security systems require approval by the FCC before the systems may be marketed in the United States. The FCC regulates all communications by telephone and radio frequency. All of ITI's wireless security systems use radio frequency to send data from sensors and user interfaces to the control panel. All of ITI's control panels communicate with the central monitoring system through telephone lines. Although ITI has obtained FCC approval of its products in the past, it cannot predict whether it will obtain FCC approvals for components of future products or whether FCC regulations might change with respect to ITI's current or future products. In addition, sales of ITI's products in countries outside of the United States usually are subject to similar types of approvals by regulatory authorities in those countries. ITI also is subject to various federal, state and foreign laws and regulations pertaining to the use of potentially dangerous material, the discharge of material in the environment and otherwise relating to the protection of the environment. ITI believes it has complied in all material respects with all such laws and regulations.

EMPLOYEES

     On December 31, 1999, ITI had 687 full-time employees, consisting of 394 in manufacturing, 98 in engineering and product development, 78 in customer service, 56 in sales, 49 in management and administration and 12 in marketing. These employees do not include the contract workers in the Mexican facility. None of ITI's employees are members of a collective bargaining unit, and ITI's management believes employee relations are good.

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

                  SELECTED CONSOLIDATED FINANCIAL DATA OF ITI

     The following selected financial information has been derived from ITI's audited and unaudited consolidated financial statements. Unaudited interim data as of September 30, 1998 and 1999 and for the nine month periods then ended, in the opinion of ITI's management, includes all adjustments, including normal recurring adjustments, considered necessary for a fair presentation of results for such interim periods. This information is not necessarily indicative of results of future operations and is qualified by reference to and should be read in conjunction with the Consolidated Financial Statements and related notes, and Management's Discussion and Analysis of Financial Condition, set forth in ITI's Annual Report on Form 10-K for the year ended December 31, 1998 and ITI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which have been incorporated by reference into this proxy statement.

                                                                                                      NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                  ---------------------------------------------   -------------------------
                                                  1994(D)   1995    1996    1997(A)(B)    1998       1998         1999(C)
                                                  -------   -----   -----   ----------   ------   -----------   -----------
                                                                                                  (UNAUDITED)   (UNAUDITED)
                                                           (TABLE IN MILLIONS, EXCEPT PER SHARE AND EMPLOYEE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.......................................   $59.1    $79.0   $93.3     $101.0     $109.0      $80.4         $88.7
Gross profit....................................    26.7     36.9    45.1       46.6       50.2       36.6          41.7
Marketing, general and administrative...........    12.1     13.0    15.0       18.4       19.4       14.7          16.7
Research and development........................     4.1      5.2     6.3        7.5        8.0        6.0           6.3
Purchased research and development costs........      --       --      --        5.2         --         --            --
Patent litigation costs.........................                                                                     4.1
Amortization of intangibles.....................      .9       .9      .9        1.2        1.4        1.1           1.1
Operating income................................     9.6     17.8    22.9       14.3       21.4       14.8          13.5
Interest and other expense (income), net........     4.3       --     (.8)       (.5)       (.8)       (.7)         (1.1)
Income before income tax expense and
  extraordinary item............................     5.3     17.8    23.7       14.8       22.2       15.5          14.6
Provision for taxes.............................     1.9      6.4     8.6        7.2        8.0        5.6           5.2
Income before extraordinary item................     3.4     11.4    15.1        7.6       14.2        9.9           9.4
Extraordinary item..............................      .8
Net income......................................     2.6     11.4    15.1        7.6       14.2        9.9           9.4
Net earnings per share, basic:
  Income before extraordinary item..............   $ .61    $1.31   $1.69     $  .91     $ 1.68      $1.16         $1.11
  Extraordinary item............................    (.15)      --      --         --         --         --            --
  Net income....................................   $ .46    $1.31   $1.69     $  .91     $ 1.68      $1.16         $1.11
Net earnings per share, diluted:
  Income before extraordinary item..............   $ .52    $1.26   $1.63     $  .87     $ 1.61      $1.11         $1.07
  Extraordinary item............................    (.12)      --      --         --         --         --            --
  Net income....................................   $ .40    $1.26   $1.63     $  .87     $ 1.61      $1.11         $1.07
Weighted average shares outstanding:
  Basic:........................................     5.6      8.7     8.9        8.4        8.5        8.5           8.4
  Diluted:......................................     6.5      9.0     9.2        8.7        8.9        8.9           8.8
BALANCE SHEET DATA:
Current assets..................................   $26.4    $41.1   $48.1     $ 45.3     $ 53.9      $49.4         $58.5
Current liabilities.............................     7.3      6.2     6.1        9.0       10.9       10.6          11.4
Working capital.................................    19.1     34.9    42.0       36.3       43.0       38.8          47.1
Total assets....................................    64.5     80.1    89.8      104.0      116.0      110.1         126.2
Long-term debt, including capital leases........     4.5       --      --         --         --         --            --
Stockholders' equity............................    49.8     70.1    79.3       87.7       97.4       92.2         108.5
Number of employees.............................     455      456     477        641        645        649           677

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

                                                                                                      NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                  ---------------------------------------------   -------------------------
                                                  1994(D)   1995    1996    1997(A)(B)    1998       1998         1999(C)
                                                  -------   -----   -----   ----------   ------   -----------   -----------
                                                                                                  (UNAUDITED)   (UNAUDITED)
                                                           (TABLE IN MILLIONS, EXCEPT PER SHARE AND EMPLOYEE DATA)
RATIOS/PERCENTAGES ADJUSTED FOR NON-RECURRING
  ITEMS(A)(B)(C)(D)
Gross profit/sales..............................      45%      47%     48%        47%        46%        46%           47%
Pre tax profit/sales............................       9%      23%     25%        21%        20%        19%           21%
Net income/sales................................       6%      14%     16%        13%        13%        12%           14%
EBITDA(e).......................................   $11.6    $19.6   $25.2     $ 17.3     $ 25.2      $17.6         $16.6
Cash flow from operating activities.............     4.0      8.0    14.3       18.0        9.4        8.9           2.5
Cash flows from investing activities............    (1.8)    (2.7)   (5.0)     (26.3)      (5.1)      (3.9)         (6.0)
Cash flows from financing activities............   $(2.1)   $ 4.4   $(5.9)    $  0.8     $ (4.5)     $(5.4)        $ 1.7

-------------------------
(a) In 1997, ITI recorded a non-recurring purchase accounting adjustment to cost of goods sold of $725,000, which resulted from the sale of inventory which had been written-up to reflect estimated selling price less the sum of estimated costs of completion and selling at the time of the CADDX acquisition. This amount has been excluded from the ratio/percentage calculations.

(b) In 1997, ITI recorded a non-recurring purchase accounting adjustment, which resulted from the write-off of $5,200,000 for the value assigned to technology in process at the time of the CADDX acquisition. This charge is not deductible for income tax purposes and, as such, no related tax benefit has been recorded as a part of ITI's income tax expense. This amount has been excluded from the ratio/percentages calculations.

(c) In 1999, ITI recorded a non-cash charge of $4,104,000 related to certain litigation costs incurred in connection with a patent litigation case against a competitor that were previously capitalized. In addition, through September 30, 1999 ITI incurred expenses of $275,000 associated with the merger. These amounts have been excluded from the ratio/percentages calculations.

(d) In 1994, ITI incurred an extraordinary charge of $825,000, or $.12 per share, related to the write-off of unamortized discount and deferred financing charges, net of related income tax benefits of $462,000, in connection with the conversion of all outstanding warrants and retirement of debt subsequent to its November 24, 1994, initial public offering. This amount has been excluded from the ratio/percentages calculations.

(e) ITI calculated EBITDA by adding: (1) income before income taxes and (2) depreciation and amortization, less net interest income. ITI included data concerning EBITDA because management believes it is a measure of operating performance before leverage and ITI understands that investors use it to evaluate historical performance and the value of the company. EBITDA is not determined in accordance with U.S. GAAP. EBITDA is not indicative of net income or cash flows from operating, investing or financing activities determined in accordance with GAAP, and you should not consider EBITDA in isolation, or as an alternative to, or more meaningful than, measures of performance determined in accordance with U.S. GAAP. In addition, EBITDA, as defined here, may not be comparable to similarly titled measures used by other companies.

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

                                BUSINESS OF SLC

OVERVIEW

     SLC provides electronic and communication technology focused on security, fire protection, loss prevention and access control. SLC designs, develops, manufactures and distributes components and software for the following:

     - intrusion and fire protection systems;

     - access control systems;

     - video surveillance systems; and

     - integrated systems, which link independent electronic systems to a central communication and control point.

     SLC manages its business through three geographical segments -- SLC Americas, SLC Europe & Africa and SLC Asia Pacific, each of which is managed by a regional president. SLC Americas and SLC Europe & Africa together accounted for over 97% of consolidated revenue in 1998, with SLC Americas representing over 61% and SLC Europe & Africa representing 36%. SLC Asia Pacific is primarily a sales and customer support operation that represents approximately 3% of total revenue. SLC completed the acquisition of an Australian-based company in 1999 to strengthen its base of operations in the Asia Pacific region.

     SLC serves a broad customer base ranging from residential and commercial users to large, multinational companies. SLC's products and services are provided through an array of channels, including direct sales, wholesale distribution, specialized distribution and system integrators.

     SLC has sales and technical support operations in 27 countries and manufacturing and logistics operations in the United States, Europe, South Africa, Australia and China.

BUSINESS STRATEGY OF SLC

     SLC's strategic objective is to be the global partner of choice to provide products and services for customers requiring security, fire protection, loss prevention and access control. To meet this objective, SLC offers products and services to support the diverse requirements of the residential, commercial and corporate enterprises markets. SLC seeks to develop customer relationships based upon its ability to deliver both standardized and customized products, supported by marketing, training and technical support.

     SLC focuses its organization on three defined markets -- residential, commercial and corporate enterprises, rather than on the basis of product lines. SLC believes that aligning the organization with these markets provides a deeper understanding of end-user requirements, creating opportunities to increase market share. In many cases, SLC's customers have segregated their purchasing functions into similar market-oriented groups, and SLC believes that having a similar structure will facilitate relationship management with those customers.

     SLC maintains several technology centers focused on research and development of new technologies. The objective of the technology centers is to shorten development time and accelerate speed to market of new products. SLC's technology centers are as follows: sensors, controls, fire systems, video surveillance, access controls, key management systems and communications.

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

HISTORY OF SLC

     A Berwind Group Partners' affiliate acquired Sentrol, Inc., a predecessor of SLC, in 1984. SLC, the vehicle for expanding activities in the security industry, was incorporated in Delaware in 1993 as a holding company.

     In the early 1990s, SLC engaged in acquisitions designed to:

     - extend its product lines to include control panels, enabling SLC to package security and fire protection systems;

     - expand its geographical markets throughout Europe and Africa;

     - broaden its customer base from primarily commercial applications to include residential applications for its products; and

     - establish a manufacturing and distribution presence in Europe.

     Following these acquisitions, SLC expanded its products and services from core components of security and fire protection systems into the corporate enterprises market. SLC expanded its products through the following acquisitions (year of acquisition indicated in parentheses):

     SUPRA PRODUCTS, INC. (1994). SLC, through its Supra product lines, provides a range of key and remote access control products and services.

     CASI-RUSCO, INC. (1996). SLC, through its Casi-Rusco product lines, provides electronic access control systems and services.

     FIBER OPTIONS, INC. (1996). SLC, through its Fiber Options product lines, designs and manufactures equipment for transmitting and receiving video, audio and control signals over short-range fiber optic cable.

     KALATEL, INC. (1997) AND IMPAC TECHNOLOGIES, INC. (1999). SLC's Kalatel and Impac units provide products and systems to the video surveillance market.

     TECOM SYSTEMS PTY. LTD. (1999). SLC Technologies (Australia) Pty Ltd. acquired the business of Tecom and offers integrated intrusion and electronic access control products and systems.

PRINCIPAL PRODUCTS AND SERVICES

     As a global company, SLC offers products and systems that provide its customers with value-added features that can be customized to meet their specific requirements. These products and systems provide a range of applications for the intrusion and fire protection, access control and integrated systems markets.

     Based on worldwide net sales in 1998, intrusion and fire protection components and systems accounted for 55% of SLC's sales, access control systems accounted for 30%, and integrated systems and communications equipment accounted for 15%.

INTRUSION AND FIRE PROTECTION SYSTEMS

     Intrusion and fire protection systems protect a residence or commercial property against fires and burglaries by sensing smoke or fire, or intrusions through doorways, windows, or open areas. Most systems will sound an audible alarm to warn of fires or intrusions. Monitored systems send a signal to

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a remote monitoring station, where dispatchers may contact the appropriate authorities. A typical intrusion and fire protection system consists of the following components:

     - CONTROL PANEL. The control panel receives signals from the sensors and user interface, regulates all intrusion and home automation functions and, in the case of a monitored system, reports emergency conditions and service information to a monitoring facility. Many control panels also utilize digitized voice to communicate with users.

     - USER INTERFACE. The user interface, such as an electronic keypad, allows the user to arm, disarm and give other commands to the system, including panic buttons to alert the central monitoring facility for police, fire and medical emergencies. Additional user interfaces include wireless key fob controls to arm and disarm systems and modules that allow users to control the system from any telephone, inside or outside the home.

     - SENSORS. Sensors are devices that are installed on windows, doorways and other places to detect intrusion, smoke, fire and other environmental conditions and report them to the control panel.

     - SOUNDERS. Sounders are activated in response to a particular alarm condition to frighten away an intruder or alert the user to the alarm condition.

     There are two means of communication within any intrusion or fire protection system, hardwire and wireless. In a hardwire system, the control panel, sensors communicate through low-voltage wires. In a wireless system, the control panel and sensors utilize radio frequency signals to communicate.

     Equipment costs for hardwire systems are typically lower than those for wireless systems. Hardwire systems are used most widely in new construction since the installation costs are lower prior to the completion of construction. Wireless systems, which are less expensive to install, are typically used for existing homes and businesses because labor costs to install hardwire systems would raise the overall cost significantly. A third type of security system is a hybrid system which has both hardwire and wireless capabilities.

     SLC sells the majority of its intrusion and fire protection systems products through distribution to professional installers under the brand names Sentrol, ESL, Moose and Aritech. SLC's products in this area include all components of intrusion and fire protection systems and predominantly use hardwire communication technology.

ACCESS CONTROL SYSTEMS

     Access control systems monitor traffic through, and regulate access to, buildings and other restricted areas depending upon the authority level granted to an individual. Access control systems refer to two distinct types of products -- key management systems and electronic access controls. Both systems consist of the following components:

     - SYSTEM MANAGER OR CONTROLLER. A software-based system that includes a database and grants or denies access based on various criteria and produces audit or other management reporting.

     - MAGNETIC LOCKS. Magnetic lock that responds to the system commands to lock or unlock doors.

     - IDENTIFICATION CARDS. Cards, such as identification badges, that are given to a user and which contain information regarding the user.

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     - READERS.  The reader uses the data on the identification card to notify the system manager to determine if the user has the proper authority to be granted access. With proper authorization, the controller will send a command to unlock the door.

     Access control systems can be used for a single door with a few users or hundreds of doors at multiple locations with thousands of users.

     A related offering provides electronic key management making possible the control of multiple remote sites without the need to re-key or re-code these sites, while providing a software based service management and audit tool.

     KEY MANAGEMENT AND REMOTE ACCESS CONTROL SYSTEMS. Under its Supra brand, SLC provides a line of key management and remote access control products. In the highly specialized residential real estate brokerage market, the key management system provides agents convenient, authorized and documented access to listings in their respective territories by using a common keybox system. The system limits access to the keybox containing the entrance key to authorized agents. The system increases the productivity of the agent by providing access to all of the homes listed for sale in the agent's territory without having to obtain the entrance key from the selling agent or the homeowner. Each keybox stores the names of the realtors who have accessed the residence and the time of access.

     Building upon the success of the key management system, SLC developed a remote access control product line, a type of key management system used for unattended delivery and other remote access management applications. For example, leading automotive manufacturers use this system to control off-hour delivery of parts to warehouses.

     ELECTRONIC ACCESS CONTROL. Electronic access control systems regulate access to sensitive areas and buildings. The electronic access control product line includes single-door systems as well as multi-door systems that can be expanded to meet a range of customer requirements.

     Under its Casi-Rusco brand, SLC offers two principal electronic access control systems, called Secure Perfect and Picture Perfect. Secure Perfect is a Microsoft Windows based product aimed at the mid-range of the corporate enterprises market. It features access control, alarm monitoring, video surveillance control, and badge imaging. Picture Perfect is also an integrated system, but serves the high-end of the market. It is a Unix-based system starting with eight readers that is expandable to over 6,000 readers. Picture Perfect also features a significant amount of integration capability with other security products such as fire system control panels, video surveillance switchers, and other peripherals. SLC receives recurring revenue from sales of software upgrades for its electric access control products. These systems are routinely connected to human resources and payroll systems for automated attendance verification.

     Using the technology and expertise derived from the development of its access management systems, SLC is developing an asset management system utilizing a new "secure" radio frequency identification product to protect valuable assets from theft through the use of patented tamper resistant, covert tag devices. Radio frequency identification is a technology that uses radio waves to detect when a tag passes through a protected area.

     FULLY INTEGRATED SYSTEMS. Under its Tecom brand, SLC markets the Challenger, a mid- to high-end electronic access control system and commercial intrusion system. The Challenger system integrates alarm, surveillance and environmental management functions, and is designed to minimize false alarms and controlling lighting, heating and air conditioning. The core of the system is the Challenger control panel, which contains electronic access control and intrusion programming.

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VIDEO SURVEILLANCE PRODUCTS AND SYSTEMS

     SLC's products sold in the video surveillance market include video surveillance equipment, and fiber optic transmission and communications technology.

     VIDEO SURVEILLANCE EQUIPMENT. SLC's products include camera switches, computerized matrix switches and computerized camera controllers, which it markets using its Kalatel brand. Camera switches allow video surveillance system operators to switch between cameras, either manually or automatically. Computer technology has expanded the security control within a facility. Historically, camera switches could only change cameras sequentially on a given monitor. Matrix switches now make it possible to assign each camera to any of a number of monitors. In addition, focus, pan-and-tilt and zoom functions can be placed under the control of an operator. When someone triggers a door or interior motion detector, the camera view automatically appears on any of several monitors in multiple remote locations. The camera then returns automatically to its previous position.

     Camera controls using telephone lines and computerized camera controls offer more sophisticated surveillance within a system because of the additional level of control they provide. These controls are typically used for more high-end systems employing digital technology. To meet this need, SLC expanded its product offering with the introduction of its Cyberdome range that features a fully integrated camera with zoom lenses and a variable speed pan/tilt system.

     MobileView II is a digital video recording system designed for buses, light rail cars and other mobile applications. When a driver starts a vehicle equipped with MobileView II, up to eight cameras automatically begin digitally recording events onboard the vehicle. MobileView II's patented wireless transmission option enables a driver to hit a hot button to notify a central station of an incident and begin transferring images of ongoing events. Conversely, an operator at the central station can call up a vehicle and retrieve images at any time. MobileView II's digital recorder features 36 gigabytes of hard drive storage space. Other key features of the system include a synchronized audio track and eight frames per second recording rate. The unit is lightweight and its compact construction makes it useful for a variety of applications.

     FIBER OPTIC TRANSMISSION AND COMMUNICATIONS TECHNOLOGY. SLC designs and manufactures a range of products that transmit video, audio and data signals in fiber optic systems that are sold under the Fiber Options brand. Video, audio and data signals have traditionally been transmitted using copper wire. As the demands for communications systems with greater bandwidth (which transmit information faster) have increased, the use of fiber optic cable as an alternative to copper wire has increased. SLC provides devices that link components in fiber optic systems and convert analog and digital information. For example, in a typical video surveillance system, a video camera in one part of a building is connected to a monitor in another part of the facility. This system requires two links -- one link to convert the video signal from the camera to light pulses which would be transmitted along the fiber optic cable, and a second link to convert the light pulses back to a video signal to be displayed on the monitor.

     Other important technology offerings of SLC for video surveillance systems include:

     - SLC's Impac brand Parallel Video Processing(TM), a patented technology that helps digital video multiplexers process up to 60 unique pictures per second, compared to conventional multiplexers that process 15 to 30 unique pictures per second. This provides security personnel with clearer, more detailed documentation of crimes or accidents. A video multiplexer allows multiple camera images to be displayed on one video monitor in flexible configurations.

     - SLC Impac brand Triplex(TM), a multiplexer that allows a single monitor to display and record current events while simultaneously replaying previous recordings.

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

     - SLC's Fiber Options brand FOXdbn(TM) (introduced in December 1999), a high-speed, high-bandwidth digital fiber product targeted at very large system users like "traffic control systems," high-rise facilities and campuses.

TECHNICAL CUSTOMER SUPPORT AND TRAINING


     SLC Americas maintains separate technical support and training functions for each of its major product categories. In most cases, dedicated field staff handle the technical support responsibilities, such as responding to installation questions. SLC also has dedicated training staff for intrusion and fire systems and for electronic access control products who provide customers additional information on product features and applications. Management believes that training increases the likelihood of the product being properly installed, which reduces the number of false alarms. In addition, the training sessions provide the company an opportunity to promote new or complementary product lines. The system integrators and end-users can receive technical support for products by calling a technical "hotline." In addition, SLC provides system integrators with sales support programs including sales kits, demo kits, marketing literature and instructional videos.


SLC MARKETS

     SLC has focused its business to meet the product, service and support needs of its customers in three geographic segments: SLC Americas, SLC Europe & Africa and SLC Asia Pacific. Over 97% of SLC's consolidated revenues are generated by two segments, SLC Americas and SLC Europe & Africa. Although many of the products used by these segments are similar, the market channels and product delivery methods are distinct to each segment.

SLC AMERICAS

     OVERVIEW. SLC Americas includes North America, Central America and South America. In 1998, sales in this segment were $229,100,000 across all product lines. The sales and marketing efforts in this segment are evolving to provide support specific to the needs of each unique market. Currently, SLC Americas' products and services are sold through an array of channels intended to optimize access to SLC's customers. These distribution channels are as follows:

     DIRECT. Products sold through direct channels include fire and intrusion systems, key management and access control systems. Direct sales of fire and intrusion systems include sales to national, regional or local system installation and service businesses, as well as to multi-family housing management companies. SLC uses account managers to maintain relationships with national customers. These large security companies represent sales from all product categories of SLC Americas and offer the potential for significant market penetration, broad geographic coverage and well-known brand names within the industry. SLC Americas has one customer that was responsible for 11% of the total revenues of this segment in 1998 and 8% of SLC's total consolidated revenues in that year. The loss of the business of this customer could have a material adverse effect on the business of SLC. Key management systems are sold directly to real estate boards and their members. Access control systems are sold directly to several large, multinational companies. These systems are customized to meet the specific needs of the customer prior to shipment.

     WHOLESALE DISTRIBUTION. Wholesale distribution is used to distribute a majority of SLC's intrusion and fire-related products to the professional installers serving the small to mid-size companies. Distributors sell the entire SLC product line designed for their customers. The distributors and professional installers are supported by customer service groups that provide sales

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literature, product information and technical support. Approximately 12% of SLC
Americas' sales are through one national distributor.

     SYSTEM INTEGRATORS. SLC sells to over 150 independent system integrators located throughout North America. System integrators design, install and customize several independent systems, such as intrusion and fire protection, access management, video surveillance and asset tracking, to create an "integrated" system based on the requirements of the enterprise. These complex, integrated systems are purchased primarily by large companies, institutions and governmental entities through the system integrators. The system integrators utilize the following products sold by SLC: electronic access control systems, video surveillance systems, fiber optic transmission systems, multiplexing equipment and digital storage media products.

     SLC Americas sells its products and systems through a mix of these channels, depending on the products, as described below.

     SALES OF INTRUSION AND FIRE PROTECTION SYSTEMS. SLC sells electronic intrusion and fire protection components and systems primarily to national account customers and wholesale distributors for use in commercial and residential markets.

     SLC sells these products into the commercial market through wholesale distribution. The wholesale distributors primarily sell to professional installers who configure and install the intrusion and fire protection systems to meet the specifications of end users. Traditionally, professional installers have focused on the sale of equipment rather than on obtaining fees for monitoring the systems. Sales in the commercial market are influenced significantly by construction cycles, code compliance and safety concerns.

     In the residential market, SLC sells these products primarily to national account customers who are mass marketers of security systems. Industry sources estimate that there are over one million residential systems installed per year in North America, and mass marketers' installations are growing at a faster rate than local dealer installations. Mass marketers rely on low system prices to establish a base of installed systems to obtain the recurring revenues associated with monitoring these systems. As mass marketing companies gain market share, there is increased pressure for lower total system costs from the manufacturers of components and systems. Despite this pressure, SLC's sales volume has increased due to growth in the residential security systems market. SLC expects sales volume growth in this market segment to continue as wireless systems combining security and home automation features are used to retrofit existing homes with minimal installation costs. However, we cannot assure you that SLC's volume growth will continue.

     SALES OF ACCESS CONTROL SYSTEMS. SLC sells key management systems directly to residential real estate boards within a given market by account representatives operating in regions. Typically, these real estate boards are elected for calendar year terms and make annual purchasing decisions. In SLC's experience, the largest percentage of sales to real estate boards occur during the last two months of the year, before the succeeding board takes over. As a result, the difference between fourth quarter sales and the total sales for the other fiscal quarters varies from year to year. SLC sells remote access control systems directly to corporate customers by a dedicated sales force.

     Electronic access control systems are used in a wide range of industries and are sold directly to large companies and business partners. The key buying influences within the corporate enterprises market resides with the national or local dealer and to a lesser degree, the architect, facility manager or building owner.

     SALES OF VIDEO SURVEILLANCE EQUIPMENT. Regional and national system integrators are the primary purchasers of video surveillance products that SLC Americas sells. SLC markets these products by

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establishing relationships with national installers and by brand-name marketing to regional integrators. National account managers are responsible for relationships with system integrators and national installers. Independent representatives also support sales of these products on a commission basis.

     SALES OF COMMUNICATIONS PRODUCTS. SLC sells fiber optics and other communications products primarily to system integrators. A network of independent representatives complements the SLC sales force to sell these products. Communications products, such as the fiber optics systems products, are the central components to integrated systems because they provide the connections to link the various components of video surveillance, access control, fire and intrusion. SLC's goal is to develop the ability to create compatible applications so that all of SLC's current products work together as part of an integrated system with little customization. This "plug and play" approach is a key to SLC's strategy of increasing its sales to system integrators.

SLC EUROPE & AFRICA

     OVERVIEW. SLC Europe & Africa uses a marketing, sales and technical support organization of over 300 people located in over 20 countries to market its products and services. With a presence in Europe for over 30 years, SLC believes it is well known within the industry. SLC Europe & Africa has maintained its industry relationships by providing a dedicated sales team, technical and customer support and training for each local market. Local distribution and support centers provide the regional infrastructure to align both product and service with customer demands. SLC is experienced in compliance processes and the needs of the customers in each country. SLC Europe & Africa is a full service supplier, offering a complete line of products from security system components to integrated systems. Total sales for 1998 were $136,200,000. SLC Europe & Africa's products are sold through a variety of distribution channels including large security companies, specialized distribution and system integrators.

     SLC Europe & Africa maintains manufacturing and research and development operations in Ireland, the Netherlands, the United Kingdom, South Africa and Sweden, and additional research and development operations in Poland. SLC's six most significant European countries by sales volume are Belgium, France, Germany, Italy, the Netherlands and the United Kingdom.

     DIRECT. SLC Europe & Africa designs and manufactures products and systems for large security companies. These customers offer the potential for broad coverage of the European market and well-known brand names within the industry. SLC uses an account manager to manage the relationship with these customers. The large security companies represent sales from all product categories.

     SPECIALIZED DISTRIBUTION. The majority of the business of SLC Europe & Africa is through its own distribution network of 28 offices and branches located in 17 countries in Europe and South Africa to the professional security installer. The breadth of SLC's operations in Europe allows SLC to manage the relationships with the professional installers through local customer and technical support. In addition, a number of independent security distributors sell SLC's product in several regions.

     SYSTEM INTEGRATORS. SLC Europe & Africa also sells through a network of selected system integrators. The following product categories are distributed through the system integrators: electronic access control systems, video surveillance equipment and communication interface products.

     SLC Europe & Africa sells its products and systems through a mix of channels, depending on the products, as described below.

     SALES OF INTRUSION AND FIRE PROTECTION SYSTEMS. SLC Europe & Africa sells intrusion systems through its network of installers and dealers. These systems are designed for use in residential and

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commercial applications and comply with local security and telephone company requirements. The majority of intrusion systems are sold through this network. In some instances, distributors are used to represent SLC in specific geographical areas. These distributors operate in a similar way and sell the same intrusion equipment as an SLC distribution location. In addition, a number of select security distributors sell other intrusion products in a variety of markets and regions. SLC's brand of intrusion equipment sold through security distributors includes Aritech, Sentrol, Cosmotron, GBC and Arrowhead.

     Similar to systems in North America, fire protection systems SLC sells in Europe can be integrated with SLC's intrusion systems. However, the historical bias of SLC Europe & Africa's market has been towards a greater proportion of stand-alone fire protection systems that use SLC control panels and SLC and third party detectors. In addition, the sale of fire detectors and systems is highly regulated in Europe. Standards vary by country and by application and the ability to obtain required approvals can have a significant effect on sales growth when new products are introduced. SLC Europe & Africa sells these products to professional intrusion and fire installers through its specialized distribution network and direct to electrical contractors. Penetration of the high-end commercial market involves working with specifiers, fire brigades and large end users.

     Sales growth in the European residential market has been relatively small due to the limited amount of new construction and the high cost of installation for the traditional hardwire intrusion systems. SLC expects growth in the European residential market to accelerate during the next several years because of the increased availability of wireless systems. In response to this expected growth in demand, SLC Europe & Africa has recently released a wireless intrusion offering, the CS product family.

     SALES OF ACCESS CONTROL SYSTEMS. SLC Europe & Africa sells electronic access control systems primarily to professional installers and system integrators. The Aritech brand One-Card product family is sold principally to professional installers through SLC's specialized distribution network in Europe. The target market for the One-Card product family is primarily the commercial market and is best suited for less complex applications. The Casi-Rusco brand products are sold through a network of selected systems integrators. The target market for the Casi-Rusco product line is the corporate enterprises market that consists of large or multi-site companies, institutions and governmental entities. SLC's sales strategy for these access control products is to develop relationships with the system integrators.

     SALES OF VIDEO SURVEILLANCE AND COMMUNICATION SYSTEMS EQUIPMENT. SLC Europe & Africa has recently begun to offer all of SLC's video surveillance and fiber optic communication products. SLC Europe & Africa sells equipment through its specialized distribution network and through selected regional distributors. SLC Europe & Africa focuses primarily on products that meet highly specialized needs rather than on the broader video surveillance market.

SLC ASIA PACIFIC

     SLC Asia Pacific currently represents a small portion of SLC revenues, with 1998 sales of $10,000,000. SLC Asia Pacific sells product through regional distributors, installing dealers, system integrators and multi-national companies. During 1996, SLC established sales offices in Shanghai and Shenzhen, in the People's Republic of China. The Shanghai operation also assembles smoke detectors. SLC Asia Pacific augmented these sales groups with a marketing and support staff in Hong Kong. The sales group's objective is to provide sales and marketing support in the region for product supplied mainly from the Americas. Another responsibility of this group is to provide feedback to all of SLC's technology centers on international requirements of the Asia Pacific region.

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     The 1999 acquisition of the assets of Tecom Systems Pty. Ltd. in Australia is expected to strengthen SLC's presence in the Asia Pacific region. SLC believes that Tecom is a recognized brand in Australia and has manufacturing capabilities for regional product delivery. Although economic conditions have curtailed revenue growth in the region, SLC remains committed to business development in the Asia Pacific region consistent with SLC's global strategy.

PRODUCT DEVELOPMENT

     SLC expands and enhances its product offerings through both research and development and acquisitions. The steady addition of new products and technologies through these efforts has contributed to SLC's continued revenue growth. In the years ended December 31, 1998, 1997 and 1996, SLC had research and development expenditures of $13,400,000, $10,600,000 and $7,500,000, respectively.

     SLC is currently developing two new systems targeting the corporate enterprises market. One of these systems is an asset management system using a radio frequency identification tag. A radio frequency identification tag installed on movable property identifies the asset when it passes through a portal using radio frequency technology. This asset management system is designed to reduce theft of moveable assets and to manage inventory. A second project is the development of a fiber optic based digital communication system. With this system, two fiber optic cables can provide video, voice and data communication for up to 150 miles and allows for line extensions of up to 32 nodes.

     While SLC anticipates introducing these two new systems successfully, there can be no assurance that these products will be developed and marketed, or that, if developed and marketed, that they will be commercially successful.

INTELLECTUAL PROPERTY

     SLC relies on trademarks, trade secrets and patents to protect its intellectual property. SLC currently holds numerous United States and foreign patents, including patents relating to security and fire alarm sensor and control technologies, access control architectures, video signal processing, and communications protocols. SLC also has a number of United States and foreign patent applications pending. SLC is a licensee and a licensor of various intellectual property and expects to continue this practice. While SLC believes patents and other forms of intellectual property are valuable assets to the conduct of its business, no single patent, license, or group of patents or licenses, is critical to SLC's financial results.

COMPETITION

     The security industry continues to be highly competitive. SLC's principal competitor in the intrusion and fire protection systems business is Pittway Corporation, which manufacturers and distributes burglar, fire and other security systems under the names Ademco, Systems Sensor, FireLite and Notifier. Honeywell International Inc. recently acquired all of the outstanding stock of Pittway. SLC also competes in this market with C&K Systems, which is also owned by Honeywell, Detection Systems, Inc., DSC Security Systems Limited, Apollo Fire Detectors Limited and Cerberus, a division of Siemens Building Technologies AG. Some of these competitors, particularly Honeywell, have greater financial resources than SLC.

     The video surveillance industry has many participants in the manufacturing sector that are large, well-known producers of diverse video and related technology. SLC's primary competitors in the video surveillance systems industry include Sensormatic Electronics Corporation, Royal Philips

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Electronics, Sony Corporation, Matsushita Electric Corporation of America (d/b/a
Panasonic), Ultrak, Inc. and Pelco.


     In the electronic access control industry, SLC's primary competitors are Sensormatic, Lenel, Northern Computers (owned by Honeywell) and Cardkey Systems (owned by Johnson Controls, Inc.).


     There can be no assurance that other firms with greater financial or other resources will not enter into direct competition with SLC or that new technologies will be developed and introduced into the marketplace, which could adversely affect SLC's business.

PROPERTIES

     SLC maintains offices in the Americas (11), Europe and Africa (27) and Asia
(3). The principal facilities are as follows:

                                                             LEASE OR OWN
                                SPACE     ANNUAL LEASE        (REMAINING       PRINCIPAL     PRINCIPAL
LOCATION                      (SQ. FT.)      AMOUNT             TERM)           PRODUCTS      PURPOSE
--------                      ---------   ------------   --------------------  ----------  --------------
Tualatin, OR                   140,000     $  840,000    Lease (10 years)      Intrusion   Manufacturing,
                                                                               and Fire    sales and
                                                                               Protection  administrative
Hickory, NC                    108,000     $  520,000    Lease (Monthly)       Intrusion   Manufacturing
                                                                               and Fire
                                                                               Protection
Salem, OR                       80,000     $  660,000    Lease (14 years)      Key         Manufacturing,
                                                                               Management  sales and
                                                                                           administrative
Boca Raton, FL                  89,000     $1,400,000    Lease (15 years)      Access      Sales and
                                                                               Control     administrative
Weert, The Netherlands(1)       62,000     $  604,000    Lease (10 years)      Intrusion   Manufacturing,
                                                                               and Fire    sales and
                                                                               Protection  administrative
Dublin, Ireland two             27,000     $  275,000    Lease (25 years;      Intrusion   Manufacturing
  facilities                                             8 years)              and Fire
                                                                               Protection
Mitcham, Australia              20,000     $   85,000    Lease (2 years)       Integrated  Manufacturing,
                                                                               Systems     sales and
                                                                                           administrative

-------------------------

(1) SLC is scheduled to move into this facility in the second quarter of 2001. SLC has sold the building it currently occupies and is leasing it until it relocates its operations.

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     With the exception of Hickory, each of the facilities listed above is also a technology center for product development, technical support, customer support, sales and administration. Other technology centers are as follows:

                                                                  PRINCIPAL
LOCATION                     SPACE (SQ. FT.)    LEASE OR OWN       PRODUCTS       PRINCIPAL PURPOSE
--------                     ---------------    ------------    --------------    -----------------
South Hackensack, NJ              6,000            Lease        Video             Technology
                                                                Surveillance      center, sales and
                                                                                  administrative
Costa Mesa, CA                   16,000            Lease        Multiplexer       Technology
                                                                                  center,
                                                                                  manufacturing,
                                                                                  sales and
                                                                                  administrative
Corvallis, OR                    17,000            Lease        Video             Technology
                                                                Surveillance      center, sales and
                                                                                  administrative
Bohemia, NY                      18,700            Lease        Communications    Technology
                                                                                  center, sales and
                                                                                  administrative
Brussels, Belgium                24,000            Lease        Intrusion and     Technology
                                                                Fire              center, sales and
                                                                Protection        administrative

     SLC also leases other sales and administrative offices that are not material.

     SLC is in the process of consolidating some of its manufacturing facilities to achieve greater efficiencies. During the next twelve months, SLC expects to move most of its video surveillance and fiber optics communications manufacturing to the Hickory, NC and Salem, OR facilities. The costs associated with these consolidations is not expected to be material.

EMPLOYEES

     As of December 31, 1999, SLC employed approximately 2,500 employees. SLC believes that it generally has good relations with its employees.

LEGAL PROCEEDINGS

     SLC is not currently a party to any material legal proceedings.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF SLC

     The following selected financial information has been derived from SLC's audited and unaudited consolidated financial statements. Unaudited interim data as of October 3, 1998 and October 2, 1999 and for the nine months then ended reflects, in the opinion of SLC's management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of results for such interim periods. This information is not necessarily indicative of results of future operations and is qualified by reference to and should be read in conjunction with the Consolidated Financial Statements and related notes, and Management's Discussion and Analysis of Financial Condition.

                                                                                               NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                  -------------------------
                                    ----------------------------------------------------   OCTOBER 3,    OCTOBER 2,
                                       1994          1995        1996     1997     1998       1998          1999
                                    -----------   -----------   ------   ------   ------   -----------   -----------
                                    (UNAUDITED)   (UNAUDITED)                              (UNAUDITED)   (UNAUDITED)
                                                (TABLE IN MILLIONS, EXCEPT PER SHARE AND EMPLOYEE DATA)
STATEMENT OF
  OPERATIONS DATA:
Net Sales..........................   $175.1        $225.2      $275.7   $326.0   $375.6     $269.1        $309.2
Gross Profit.......................     62.8          90.2       113.8    141.4    169.4      118.5         134.8
Selling, General and
  Administrative...................     39.8          54.6        70.3     85.4     98.1       71.8          79.3
Research & Development.............      3.8           4.7         7.5     10.6     13.4       10.1          12.8
Amortization of Intangibles........      5.8           6.2         8.0      8.7      8.1        6.1           6.5
Management Fees:
  Export sales commission..........       --            .4          --       .9      3.9        2.9           1.9
  Other............................      3.7           5.0         6.0      5.3      2.7        2.0           2.2
Operating Income...................      9.7          19.3        22.0     30.5     43.2       25.6          32.1
Interest Expense, net(a)...........      7.4           6.7         7.8      9.7      4.8        3.8           3.6
Income before income taxes.........      0.8          12.1        14.4     20.4     37.6       21.7          31.1
Provision for income taxes.........      1.3           6.1         6.9     10.3     16.9       10.2          13.8
Net Income (loss)..................   $ (0.5)       $  6.0      $  7.5   $ 10.1   $ 20.7     $ 11.5        $ 17.3
Earnings Per Share:
  Basic............................   $ (.48)       $ 6.04      $ 7.50   $10.14   $20.67     $11.52        $17.35
  Diluted..........................   $ (.48)       $ 6.04      $ 7.50   $10.14   $20.62     $11.50        $17.28
Cash Dividend Per Share............   $   --        $   --      $   --   $   --   $ 3.50     $ 3.50        $   --
Weighted Average Shares Outstanding
  Basic............................    1.000         1.000       1.000    1.000    1.000      1.000         1.000
  Diluted..........................    1.000         1.000       1.000    1.000    1.002      1.002         1.004

                                                                                               NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                  -------------------------
                                    ----------------------------------------------------   OCTOBER 3,    OCTOBER 2,
                                       1994          1995        1996     1997     1998       1998          1999
                                    -----------   -----------   ------   ------   ------   -----------   -----------
                                    (UNAUDITED)   (UNAUDITED)                              (UNAUDITED)   (UNAUDITED)
                                                (TABLE IN MILLIONS, EXCEPT PER SHARE AND EMPLOYEE DATA)
BALANCE SHEET DATA:
Current Assets.....................   $ 75.5        $ 76.0      $100.0   $119.0   $125.5     $123.8        $147.7
Current Liabilities................     30.7          33.7        50.0     60.5     70.7       58.9          67.7
Working Capital....................     44.8          42.3        50.0     58.5     54.8       64.9          80.0
Total Assets.......................    180.0         182.4       248.3    270.5    273.6      272.8         318.8
Long Term Debt, Including Capital
  Leases(b)........................     12.3           9.3         3.6     79.8     53.1       72.3          87.8
Related Party Debt(b)..............     83.0          79.7       129.5       --       --         --            --
Shareholders Equity(b).............   $ 50.4        $ 58.3      $ 63.5   $127.6   $147.5     $138.9        $161.4
Number of Employees................    1,381         1,672       1,721    2,162    2,251      2,213         2,485
RATIOS/PERCENTAGES/EBITDA:
Gross Profit/Sales.................       36%           40%         41%      43%      45%        44%           44%
Income Before Income Taxes/Sales...       --             5%          5%       6%      10%         8%           10%
Net Income/Sales...................       --             3%          3%       3%       6%         4%            6%
EBITDA(c)..........................   $ 18.9        $ 29.6      $ 37.4   $ 46.5   $ 59.0     $ 37.7        $ 48.6
Cash flows from operating
  activities.......................   $ 12.3        $ 15.0      $ 20.6   $ 38.7   $ 38.5     $ 14.2        $  8.0
Cash flows from investing
  activities.......................   $(30.5)       $ (7.4)     $(60.7)  $(29.8)  $(13.5)    $ (9.4)       $(37.8)
Cash flows from financing
  activities.......................   $ 19.8        $ (5.7)     $ 43.7   $  4.7   $(31.9)    $(11.3)       $ 32.5

-------------------------

(a) Through October 9, 1997, SLC was charged interest by Berwind Industries, Inc. on the balance of its intercompany debt. Subsequent to October 9, 1997, interest expense was incurred by SLC on its credit facility with a syndicate of banks (see Note (b)).

(b) On October 10, 1997, Berwind Corporation distributed the stock of SLC to its parent, Berwind Group Partners, in a non-taxable spin-off transaction. At the same time, SLC obtained a credit facility, the proceeds from which were used to repay a portion of the intercompany debt to Berwind Industries, Inc. The balance of this intercompany obligation of $58,485,000 was recorded as a capital contribution to SLC and credited to paid-in capital.

(c) SLC has calculated EBITDA by adding: (1) income before income taxes, (2) interest expense, net and (3) depreciation and amortization. SLC has included data concerning EBITDA because management believes it is a measure of operating performance before leverage and SLC understands that investors use it to evaluate historical performance and the value of the company. EBITDA is not determined in accordance with U.S. GAAP. EBITDA is not indicative of net income or cash flows from operating, investing or financing activities determined in accordance with GAAP, and you should not consider EBITDA in isolation, or as an alternative to, or more meaningful than, measures of performance determined in accordance with U.S. GAAP. In addition, EBITDA, as defined here, may not be comparable to similarly titled measures used by other companies.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SLC

OVERVIEW

     Sentrol, Inc., founded in 1977, was the initial investment of an affiliate of Berwind Group Partners into the security industry by way of acquisition in 1984. In 1993, Sentrol Lifesafety Corporation was incorporated in the state of Delaware as a holding company for acquisitions within the security and lifesafety industry. In 1996, Sentrol Lifesafety Corporation's name was changed to SLC Technologies, Inc. As a result of an internal reorganization, in October 1997, SLC became a wholly-owned subsidiary of Berwind Group Partners in a non-taxable spin-off.

     SLC provides electronic and communications technology focused on security, fire protection, loss prevention and access control. SLC designs, develops, manufactures and distributes components and software for intrusion and fire protection, access control, video surveillance and integrated systems.

RESULTS OF OPERATIONS

     The following table illustrates for the periods indicated, the amounts and percentages which certain items of income and expense are to net sales:

                                                                         NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,      ----------------------
                                         --------------------------    OCTOBER 3    OCTOBER 2
                                          1996      1997      1998       1998         1999
                                         ------    ------    ------    ---------    ---------
                                                        (DOLLARS IN MILLIONS)
Net Sales..............................  $275.7    $326.0    $375.6     $269.1       $309.2
Gross Profit...........................   113.8     141.4     169.4      118.5        134.8
Selling, General and Administrative....    76.3      91.6     104.7       76.7         83.4
Research and Development...............     7.5      10.6      13.4       10.1         12.8
Amortization of Intangibles............     8.0       8.7       8.1        6.1          6.5
                                         ------    ------    ------     ------       ------
Operating Income.......................    22.0      30.5      43.2       25.6         32.1
Interest Expense, net..................     7.8       9.7       4.8        3.8          3.6
Other Income (Expense), net............     0.2      (0.4)     (0.8)      (0.1)         2.6
                                         ------    ------    ------     ------       ------
Income Before Income Taxes.............    14.4      20.4      37.6       21.7         31.1
Provision for Income Taxes.............     6.9      10.3      16.9       10.2         13.8
                                         ------    ------    ------     ------       ------
Net Income.............................  $  7.5    $ 10.1    $ 20.7     $ 11.5       $ 17.3
                                         ======    ======    ======     ======       ======

                                                                         NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,      ----------------------
                                         --------------------------    OCTOBER 3    OCTOBER 2
                                          1996      1997      1998       1998         1999
                                         ------    ------    ------    ---------    ---------
                                                        (DOLLARS IN MILLIONS)
Net Sales..............................   100.0%    100.0%    100.0%     100.0%       100.0%
Gross Profit...........................    41.3%     43.4%     45.1%      44.0%        43.6%
Selling, General and Administrative....    27.7%     28.1%     27.9%      28.5%        27.0%
Research and Development...............     2.7%      3.3%      3.6%       3.8%         4.1%
Amortization of Intangibles............     2.9%      2.7%      2.2%       2.3%         2.1%
                                         ------    ------    ------     ------       ------
Operating Income.......................     8.0%      9.4%     11.5%       9.5%        10.4%
Interest Expense, net..................    (2.8)%    (3.0)%    (1.3)%     (1.4)%       (1.2)%
Other Income (Expense), net............     0.1%     (0.1)%    (0.2)%     (0.0)%        0.8%
                                         ------    ------    ------     ------       ------
Income Before Income Taxes.............     5.2%      6.3%     10.0%       8.1%        10.1%
Provision for Income Taxes.............    (2.5)%    (3.2)%    (4.5)%     (3.8)%       (4.5)%
                                         ------    ------    ------     ------       ------
Net Income.............................     2.7%      3.1%      5.5%       4.3%         5.6%
                                         ======    ======    ======     ======       ======

NINE MONTHS ENDED OCTOBER 2, 1999 AND OCTOBER 3, 1998

     NET SALES. SLC's net sales increased from $269,100,000 in the interim period ended October 3, 1998 to $309,200,000 in the interim period ended October 2, 1999. This represents an increase of $40,100,000, or 14.9%. The acquisitions of Impac Technologies, Inc. and Tecom Systems Pty. Ltd. in 1999 accounted for approximately $11,900,000, or 29.7% of this increase. The strengthening of the U.S. dollar against the Dutch guilder reduced total sales by $1,800,000. Sales were also impacted by increased demand for electronic access control systems, sensors and key and remote management systems. Shipments for electronic access control products and sensors to a large national installer of security systems commenced during the middle of 1998, with nine months of deliveries occurring through September of 1999. Electronic access control sales under a business partner arrangement with this national installation company, were $5,200,000 during 1998 versus $10,800,000 for year-to-date 1999. In 1999 the product range for shipments to this customer has been expanded to include a broader range of sensors and wireless smoke detectors. This growth provided the major contribution to the increase in sensor and smoke detector sales by $7,000,000. Revenues in the European market increased $4,000,000. This increase resulted primarily from volume increases in the sensor and intrusion control panel product lines. In addition, revenues related to demand in commercial applications for product relating to remote access management contributed $4,800,000, or 1.8%, to the growth in revenues. The remaining increase in sales of $8,600,000 can be attributed to volume increases compared to the prior comparable period.

     GROSS PROFIT. Gross profit increased from $118,500,000 in the interim period ended October 3, 1998 to $134,800,000 in the interim period ended October 2, 1999. This represents an increase of $16,300,000, or 13.7%, generated primarily from the sales growth discussed above. As a percentage of sales, gross profit was 43.6% in the first nine months of 1999 versus 44.0% in the same period of 1998. Gross margin improvement due to procurement of materials at favorable prices was offset by the inclusion of Impac in the 1999 results, which generates lower margins than other SLC businesses. During 1999, SLC has started the consolidation of some manufacturing and supply related activities within the U.S. The benefits of this program have started to materialize, with further progress expected over the next six months.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses (including management fees) increased from $76,700,000 in the interim period ended October 3, 1998 to $83,400,000 in the interim period ended October 2, 1999 which represents an increase of $6,700,000 or 8.7%. The Tecom and Impac acquisitions accounted for $1,900,000, or 28.4%, of this increase. Also impacting expenses in 1999 has been spending within the European business to establish a training and technical support infrastructure to support this market for corporate enterprises related activities. As part of this program, a technical support center has been established for electronic access control system installations within the European market. Previously, support had been provided through U.S. based resources. Expenses for the European expansion were $900,000. Expense increases related to supporting the incremental access control demand were directed to training, technical support, and marketing literature programs. This accounts for $1,700,000 of the expense increase. During 1999, costs were incurred as a result of the implementation of a common information technology platform for the U.S. operations. Additionally, marketing and promotional expenses were incurred for promotion of the Americas intrusion control panel and sensor product lines. These expenses accounted for approximately $1,600,000 of the increase. As part of business development in Asia Pacific, a sales and support office was set up in Hong Kong during 1998. Resources were added during 1999, with regional support supplied through the office.

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased from $10,100,000 in the interim period ended October 3, 1998 to $12,800,000 in the interim period ended October 2, 1999, which represents an increase of $2,700,000, or 26.7%. This increase is due to development efforts to expand the electronic access control operating platform to include Windows NT as well as the Unix platform. Projects for the European residential market have been focused upon introducing an intrusion control panel offering. Shipments for this product family started in the third quarter. A program in conjunction with a major European security company is underway which will provide for delivery to the residential market of a bi-directional wireless product range, targeted for introduction in 2000. Investments started in 1998 relating to a radio frequency identification asset tagging system and a digital communications system for fiber optic applications continued into 1999. Orders have been received for fourth quarter delivery for the fiber optic transmission system. The asset tracking system is expected to be commercially available during the first half of 2000.

     AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets increased from $6,100,000 in the interim period ended October 3, 1998 to $6,500,000 in the interim period ended October 2, 1999, which represents an increase of $400,000, or 6.6%. This increase is attributed to increased goodwill resulting from 1999 acquisitions.

     NET INTEREST EXPENSE. Net interest expense decreased from $3,800,000 in the interim period ended October 3, 1998 to $3,600,000 in the interim period ended October 2, 1999, which represents a decrease of $200,000, or 5.3%. This decrease resulted from a lower average borrowings outstanding under the credit facility due to significant debt repayments in the fourth quarter of 1998, coupled with lower interest rates in 1999 as compared to 1998.

     OTHER INCOME. Other income net of other expense in the interim period ended October 2, 1999 was $2,600,000. The increase over the period ended October 3, 1998 was primarily due to net proceeds of $2,700,000 received from the settlement of a patent infringement lawsuit. In addition, during the third quarter of 1999 a gain of $700,000 was recorded for the sale of a building in the Netherlands.

     INCOME TAX EXPENSE. Income tax expense increased from $10,200,000 in the interim period ended October 3, 1998 to $13,800,000 in the interim period ended October 2, 1999, which represents a $3,600,000 increase. The increase is attributed primarily to higher earnings in 1999. The effective income tax rate decreased from 50.8% in 1998 to 44.3% in 1999 primarily due to a lower percentage of non-deductible goodwill relative to pre-tax income. Generally, SLC's effective tax rate differs from the statutory rate on ordinary income due to different tax rates applicable to foreign income, amortization of non-deductible goodwill, state income taxes and the recognition of certain tax credits.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     NET SALES. SLC's net sales increased from $326,000,000 in 1997 to $375,600,000 in 1998, which represents an increase of $49,600,000, or 15.2%. A small European acquisition in 1998 accounted for approximately $1,200,000 of this increase, while a full year of operations from 1997 acquisitions accounted for an additional $17,300,000 of the improvement. The strengthening of the U.S. dollar against the Dutch guilder reduced total sales by $1,700,000. Growth within the electronic access control product line was $16,000,000. A business partner arrangement with a national installation company accounted for $5,200,000 of this growth. In Europe, an agreement was reached in 1998 to supply electronic access control equipment to a major telephone company in the Netherlands. This program, coupled with other volume increases, accounted for the balance of the sales growth in the access control product line. Sensor product line revenue increases from the prior year were influenced by supply agreements reached with a major national security company. This agreement contributed to the $10,300,000 of growth in sensor revenues over the prior year. Increased demand for key management systems directed at the residential real estate market also contributed to the growth in revenue by $6,600,000. During 1996, SLC received notification from a major national installation company that they would discontinue purchasing intrusion control panels mainly targeted for the residential marketplace. This phase-out was completed during the first half of 1997, with 1997 revenues for this product line at $8,300,000. Volume increases in shipments of intrusion control panels in Europe accounted for $4,500,000 of the increase in sales. The remaining $3,700,000 of the increase in sales resulted from other volume increases.

     GROSS PROFIT. Gross profit increased from $141,400,000 in 1997 to $169,400,000 in 1998, which represents an increase of $28,000,000, or 19.8%. As a percentage of sales, gross profit improved from 43.4% in 1997 to 45.1% in 1998. The overall increase in gross profit as a percentage of sales was the result of revenue growth in the key management product line for the real estate market place and increased shipments for electronic access control systems. The 1997 phase-out of the lower margin intrusion control panel business, as previously discussed, contributed to the relative gross market percentage improvement. Manufacturing driven cost reductions and demand for electronic access control systems also contributed to margin improvement.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses (including management fees) increased from $91,600,000 in 1997 to $104,700,000 in 1998, which represents an increase of $13,100,000, or 14.3%. A small acquisition in 1998 and the inclusion of the 1997 acquisitions on a full year basis in 1998 accounted for approximately $3,500,000 of additional expenses. The increase in expenses includes an incremental $1,000,000 to establish a service and support center in Hong Kong to provide a platform for growth within the Asia Pacific region. Previously, product and technical support were mainly provided by the U.S. based operations. In order to meet the demands for electronic access control systems, resources totaling $4,100,000 were added in 1998 principally for technical support, training, and marketing programs. Approximately $1,000,000 was spent during 1998 to promote and market remote access control products. An additional $1,700,000 was directed towards compensation, promotional materials and marketing literature to support growth in the sensor product line. Additionally, export sales commissions increased by $3,000,000 due to the participation of additional subsidiaries of SLC in the program and higher export sales in 1998. Management fees decreased by $2,600,000 due to a reduction in Berwind Corporation's support to SLC as a result of the spin-off in October 1997.

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased from $10,600,000 in 1997 to $13,400,000 in 1998, which represents an increase of $2,800,000, or 26.4%. Incremental 1998 expenses for two major projects started in 1997 were $1,400,000. One project originated due to market demand from the customer base for electronic access control related systems. The project scope is to develop an asset management system to track or inventory company assets. The other development is a fiber optics based digital communication system. In addition, approximately $1,000,000 of the increase from the prior year for research and development is due to acquisitions completed during 1997.

     AMORTIZATION OF INTANGIBLE ASSETS. Intangible assets include goodwill of $150,000,000 which is being amortized over 20 years, and patents and other deferred charges of $18,500,000 which are being amortized over periods of 3 to 17 years. Amortization of intangible assets decreased from $8,700,000 in 1997 to $8,100,000 in 1998, which represents a decrease of $600,000, or 6.9%. This decrease is attributable to certain patents and other deferred charges that were fully amortized in 1997, offset partially by increased goodwill from 1998 and 1997 acquisitions.

     NET INTEREST EXPENSE. Net interest expense decreased from $9,700,000 in 1997 to $4,800,000 in 1998, which represents a $4,900,000 decrease, or 50.5%.
This decrease resulted from a lower average borrowings outstanding under the credit facility due to positive cash flows from operations and the forgiveness of related party debt in connection with the 1997 spin-off transaction. This forgiveness of debt was treated as a capital contribution by SLC's stockholder (see Note 1 to the Consolidated Financial Statements on page F-7).

     OTHER EXPENSES. Other expenses increased from $400,000 in 1997 to $800,000 in 1998.

     INCOME TAX EXPENSE. Income tax expense increased from $10,300,000 in 1997 to $16,900,000 in 1998, which represents a $6,600,000 increase, or 64.1%. The increase is attributed primarily to higher earnings in 1998. The effective income tax rate decreased from 50.4% in 1997 to 45.0% in 1998 primarily due to a lower percentage of non-deductible goodwill relative to pre-tax income and lower state taxes. Generally, SLC's effective tax rate differs from the statutory rate on ordinary income due to different tax rates applicable to foreign income, amortization of non-deductible goodwill, state income taxes and the recognition of tax credits.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     NET SALES. SLC's net sales increased from $275,700,000 in 1996 to $326,000,000 in 1997, which represents a $50,300,000 increase, or 18.2%. The net sales for 1997 include approximately six months or $8,000,000 of revenues for Kalatel, Inc. and eight months of revenues of CCTV Corp. at $9,000,000. Also, 1997 net sales include a full year from the 1996 acquisitions. Two 1996 acquisitions, Casi-Rusco, Inc., and Scantronic Inc., represented an increase of $27,400,000 of net sales over these businesses 1996 net sales. A significant portion of the 1997 Casi-Rusco revenue increase from the prior year's performance was the result of volume growth in the business. The strengthening of the U.S. dollar against the Dutch guilder reduced total sales by $16,100,000, or 5.8%. Holding exchange rates consistent with 1996, growth in Europe would have been $18,100,000. Growth in the communications product line was $7,100,000. Approximately $1,000,000 of this growth was due to a large airport project. Another $1,900,000 resulted from growth of this product line in Europe. Increases in the volume of key management products resulted in $8,000,000 of sales increases. An estimated $5,000,000 of this increase was in the residential market and was the result of product introduction delays in 1996.

     SLC received notification during the third quarter of 1996 that a major national installation company was canceling intrusion control panel requirements. The product phase-out was completed over a six-month period. Sales for 1996 associated with this program were $21,000,000, and were reduced to $8,300,000 in 1997. Shipments for this product to this customer ceased during the second quarter of 1997. Shipments for this product line were directed at principally residential applications.

     GROSS PROFIT. Gross profit increased from $113,800,000 in 1996 to $141,400,000 in 1997, which represents an increase of $27,600,000, or 24.2%. The gross profit as a percentage of sales increased from 41.3% in 1996 to 43.4% in 1997. The improvement in margin is attributed to acquisitions that expanded the product range from security and fire protection products to include systems software and communications products which have higher margins. This was accomplished through acquisitions. Manufacturing savings resulted from the transfer of production for the intrusion control panel business related to the Scantronic purchase to an existing SLC facility. Also contributing to the improved gross profit percentage was the reduction in lower margin business related to the phase-out of intrusion control panel business to a major customer in the U.S. In addition, a provision in 1996 for $2,000,000 was established for a product recall.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses (including management fees) increased from $76,300,000 in 1996 to $91,600,000 in 1997, which represents a $15,300,000 increase, or 20.1%. The 1996 acquisitions of Casi-Rusco and Scantronic and their inclusion for a full year in 1997 increased expenses by $3,600,000. As part of the acquisition of Casi-Rusco in 1996 an incentive plan for management was established based mainly on 1997 operating performance. Expenses for 1997 included a provision of $6,000,000 for this obligation, which was paid in the first quarter of 1998. Acquisitions during 1997 accounted for approximately $2,800,000 of additional expenses.

     During 1996, SLC established a local presence for the first time in the People's Republic of China. Expenditures directed at setting up sales offices in China during 1996 were expanded in 1997 to include the capability of assembling fire detection products. Expenditures directed at expanding operations in China, which commenced in 1996, resulted in expenditure increases of $800,000 in 1997.

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased from $7,500,000 in 1996 to $10,600,000 in 1997, which represents a $3,100,000 increase, or 41.3%. The ownership of Casi-Rusco for a full year in 1997 accounted for $1,100,000 of increased spending. Within the European operation, increased development expenses were due to the migration of the product line to include greater composition of proprietary product in contrast to externally sourced product. Increased spending in Europe was also directed at undertaking a large integration project which was targeted to offer both intrusion and electronic access control functions within a single system for European commercial markets.

     AMORTIZATION OF INTANGIBLE ASSETS. Intangible assets include goodwill of $145,900,000 which is being amortized over 20 years, and $17,800,000 of patents and other deferred charges which are being amortized over periods from 3 to 17 years. Amortization of intangible assets increased from $8,000,000 in 1996 to $8,700,000 in 1997, which represents a $700,000 increase, or 8.8%. This increase is attributable to increased goodwill and intangible assets from 1996 and 1997 acquisitions.

     NET INTEREST EXPENSE. Net interest expense increased from $7,800,000 in 1996 to $9,700,000 in 1997, which represents a $1,900,000 increase, or 24.4%.
This increase was due to additional intercompany debt to Berwind to fund acquisitions through the third quarter of 1997 and interest on the new third party debt in the fourth quarter of 1997.

     INCOME TAX EXPENSE. Income tax expense increased from $6,900,000 in 1996 to $10,300,000 in 1997, which represents a $3,400,000 increase, or 49.2%. The increase is attributed primarily to higher earnings in 1997 and additional non-deductible goodwill amortization from acquisitions. The effective income tax rate increased from 47.7% in 1996 to 50.4% in 1997 primarily due to an increase in the amortization of non-deductible goodwill as a percentage of pre-tax income in 1997 associated with acquisitions discussed above. Generally, SLC's effective tax rate differs from the statutory rate on ordinary income due to different tax rates applicable to foreign income, amortization of non-deductible goodwill and certain intangibles, state income taxes and the recognition of tax credits.

SEGMENT ANALYSIS

     SLC manages its business on a geographic basis with regional presidents in the Americas, Europe and Africa, and Asia Pacific reporting to SLC's chief executive officer. SLC evaluates the performance of its operating segments based on operating profit, excluding intercompany royalties and other special charges. Sales are determined based on the geographic segment within which the customer is located. The accounting policies of the operating segments are the same as those of the consolidated company. Included in the All Other category are: (1) the sales of the Asia Pacific segment which are not significant, (2) intersegment eliminations, and (3) costs related to the corporate function which are not allocated to the segments.

     The following table presents certain unaudited segment financial information for each segment in 1996, 1997, 1998, and for the nine month periods ended October 3, 1998 and October 2, 1999.

                                            FISCAL YEAR ENDED            NINE MONTHS ENDED
                                               DECEMBER 31,           ------------------------
                                        --------------------------    OCTOBER 3,    OCTOBER 2,
                                         1996      1997      1998        1998          1999
                                        ------    ------    ------    ----------    ----------
                                                         (TABLE IN MILLIONS)
SALES:
Americas: Customer....................  $161.1    $198.8    $229.1      $159.7        $195.2
            Intersegment..............    17.5      24.8      26.2        19.9          19.4
Europe: Customer......................   108.1     116.5     136.2       100.2         104.3
         Intersegment.................     1.4       1.5       1.3         0.9           0.7
All Other/Eliminations................   (12.4)    (15.6)    (17.2)      (11.6)        (10.4)
                                        ------    ------    ------      ------        ------
     Total sales......................  $275.7    $326.0    $375.6      $269.1        $309.2
                                        ======    ======    ======      ======        ======
OPERATING PROFIT:
Americas..............................  $ 23.4    $ 34.8    $ 37.4      $ 24.1        $ 31.0
Europe................................    16.7      17.0      21.7        15.4          14.4
All Other.............................    (1.9)     (2.8)     (3.9)       (3.4)         (2.2)
                                        ------    ------    ------      ------        ------
     Total operating profit...........  $ 38.2    $ 49.0    $ 55.2      $ 36.1        $ 43.2
                                        ======    ======    ======      ======        ======

     Segment operating profit does not include amortization expense and certain corporate charges including management fees and intercompany commissions paid on foreign sales. A reconciliation of segment operating profit to operating income as presented in the financial statements can be found at the end of this segment discussion and in Note 9 to the consolidated financial statements.

     NET SALES: Net customer sales for the Americas increased from $159,700,000 in the interim period ended October 3, 1998 to $195,200,000 in the interim period ended October 2, 1999. This represents an increase of $35,500,000, or 22.2%. Increased shipments of electronic access control systems, key management systems and sensors were primarily responsible for this improvement. Net customer sales for Europe increased $4,100,000, or 4.1% from $100,200,000 in the interim period ended October 3, 1998 to $104,300,000 in the interim period ended October 2, 1999. Interim 1998 sales were favorably impacted by the sale of electronic access control equipment to a large telephone company in the Netherlands. Unfavorable exchange rates in converting Dutch guilders to U.S. dollars reduced 1999 European growth by an additional $1,800,000.

     Net customer sales in the Americas increased from $198,800,000 in 1997 to $229,100,000 in 1998. This represents an increase of $30,300,000, or 15.3%.
Growth within the electronic access control and sensor product lines incrementally increased the revenues from the prior year due to supply agreements reached with a major national security company. Net customer sales for Europe increased $19,700,000, or 16.9% from $116,500,000 in 1997 to
$136,200,000 in 1998. This growth was influenced by an increased demand for electronic access control systems within the corporate enterprises market.

     The Americas net customer sales increased from $161,100,000 in 1996 to $198,800,000 in 1997. This represents an increase of $37,700,000, or 23.4%. 1997 sales include partial year revenues for the 1997 acquisitions of Kalatel, Inc., and CCTV Corp. In addition, 1997 sales include full year revenue for two 1996 acquisitions, Casi-Rusco, Inc. and Scantronic, Inc. Europe's net customer sales increased $8,400,000, or 7.7% from $108,100,000 in 1996 to $116,500,000 in 1997.
Full year revenues from the 1996 acquisitions and partial year revenues from the 1997 acquisitions also contributed to Europe's growth. The unfavorable exchange rate in converting Dutch guilders to U.S. dollars reduced European growth by $16,100,000, or 14.9%.

     OPERATING PROFIT: Operating profit in the Americas increased from $24,100,000 in the interim period ended October 3, 1998 to $31,000,000 in the interim period ended October 2, 1999. This represents an increase of $6,900,000, or 28.6%. As a percentage of sales, operating profit improved from 13.4% to 14.4%. Slightly lower selling, general and administrative expenses as a percentage of sales and the receipt of a patent infringement settlement were primarily responsible for this improvement. Europe's operating profit decreased from $15,400,000 in the interim period ended October 3, 1998 to $14,400,000 in the interim period ended October 2, 1999 which represents a decrease of $1,000,000, or 6.5%. This decrease in operating profit is a direct result of Europe's increased spending during 1999. Significant expense associated with the establishment of a training and technical support infrastructure necessary to support access control system installations within the European market has been incurred. The Americas had provided this support prior to 1999.

     Operating profit in the Americas increased from $34,800,000 in 1997 to $37,400,000 in 1998 which represents an increase of $2,600,000, or 7.5%. Increased research and development expense associated with the asset management system and a fiber optics digital communications system reduced the growth in operating profit. In Europe, operating profit increased $4,800,000, or 28.2%, from $17,000,000 in 1997 to $21,800,000 in 1998. As a percentage of sales, operating profit improved from 14.4% in 1997 to 15.8% in 1998. This increase was due to the gross margin improvement from 39.0% in 1997 to 40.6% in 1998.

     The Americas operating profit increased from $23,400,000 in 1996 to $34,800,000 in 1997. This represents an increase of $11,400,000, or 48.7%.
Operating profit as a percentage of sales improved from 13.1% in 1996 to 15.6% in 1997. The gross margin increase from 38.2% in 1996 to 41.2% in 1997 contributed to this improvement. Operating profit in Europe increased from $16,700,000 in 1996 to $17,000,000 in 1997 which represents an increase of $300,000, or 1.8%. The strengthening of the U.S. dollar against the Dutch guilder reduced operating profit by $2,100,000, or 12.6%.

     The following table presents the reconciliation of segment operating profit to operating income as presented in the financial statements:

                                           FISCAL YEAR ENDED              NINE MONTHS ENDED
                                              DECEMBER 31,             ------------------------
                                     ------------------------------    OCTOBER 3,    OCTOBER 2,
                                     1996         1997        1998        1998          1999
                                     -----    ------------    -----    ----------    ----------
                                                        (TABLE IN MILLIONS)
Segment operating profit...........  $38.2       $49.0        $55.2      $36.1         $43.2
Goodwill amortization expense......   (8.0)       (8.7)        (8.1)      (6.1)         (6.5)
Export sales commission............     --        (0.9)        (3.9)      (2.9)         (1.9)
Other management fees..............   (6.0)       (5.3)        (2.7)      (2.0)         (2.2)
Other expenses & corporate
  charges..........................   (2.2)       (3.6)         2.7        0.5          (0.5)
                                     -----       -----        -----      -----         -----
Operating profit per income
  statement........................  $22.0       $30.5        $43.2      $25.6         $32.1
                                     =====       =====        =====      =====         =====

QUARTERLY RESULTS OF OPERATIONS

     The following table presents certain unaudited quarterly financial information for each quarter in 1998 and 1997 and the first, second, and third quarters of 1999. In the opinion of SLC's management, this information has been prepared on the same basis as SLC's Consolidated Financial Statements appearing elsewhere in this proxy statement and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial results set forth herein.

Results of operations for any previous quarter are not necessarily indicative of results for any future period.

                                                                          FISCAL 1999
                                                          -------------------------------------------
                                                           APRIL 3         JULY 3         OCTOBER 2
                                                          ----------      ---------      ------------
                                                          (TABLE IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales...................................................    $97.7          $103.1           $108.4
Gross Profit............................................     42.6            43.9             48.3
Selling, General and Administrative.....................     26.6            26.4             26.3
Research and Development................................      4.0             4.3              4.5
Amortization of Intangibles.............................      2.1             2.1              2.3
Export Sales Commission.................................      0.9             0.5              0.5
Other Management Fees...................................      0.7             0.7              0.8
Operating Income........................................      8.3             9.9             13.9
Interest Expense, net...................................      1.1             1.2              1.3
Other, net..............................................      0.3             2.6              0.3
Income before income taxes..............................      6.9            11.3             12.9
Provision for income taxes..............................      3.5             5.0              5.3
Net Income..............................................    $ 3.4          $  6.3           $  7.6
Earnings Per Share:
  Basic.................................................    $3.40          $ 6.30           $ 7.60
  Diluted...............................................    $3.39          $ 6.27           $ 7.57

                                                                        FISCAL 1998
                                                        --------------------------------------------
                                                         APRIL 4      JULY 4      OCT 3      DEC 31
                                                        ---------    --------    -------    --------
                                                         (TABLE IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales.................................................    $85.0        $86.4      $97.7      $106.5
Gross Profit..........................................     36.7         37.3       44.5        50.9
Selling, General and Administrative...................     23.9         23.3       24.6        26.3
Research and Development..............................      3.5          3.2        3.4         3.3
Amortization of Intangibles...........................      2.1          2.0        2.0         2.0
Export Sales Commission...............................      0.1          0.8        2.0         1.0
Other Management Fees.................................      0.7          0.7        0.6         0.7
Operating Income......................................      6.4          7.3       11.9        17.6
Interest Expense, net.................................      1.3          1.4        1.1         1.0
Other, net............................................      0.3         (0.3)      (0.1)       (0.7)
Income before income taxes............................      5.4          5.6       10.7        15.9
Provision for income taxes............................      2.8          2.7        4.7         6.7

                                                                        FISCAL 1998
                                                        --------------------------------------------
                                                         APRIL 4      JULY 4      OCT 3      DEC 31
                                                        ---------    --------    -------    --------
                                                         (TABLE IN MILLIONS, EXCEPT PER SHARE DATA)
Net Income............................................    $ 2.6        $ 2.9      $ 6.0      $  9.2
Earnings Per Share:
  Basic...............................................    $2.70        $2.70      $6.10      $ 9.20
  Diluted.............................................    $2.70        $2.70      $6.09      $ 9.18

                                                                         FISCAL 1997
                                                        ---------------------------------------------
                                                         MARCH 29     JUNE 28     SEPT 27     DEC 31
                                                        ----------   ---------   ---------   --------
                                                         (TABLE IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales.................................................     $70.9       $74.6       $81.9       $98.6
Gross Profit..........................................      29.5        32.2        34.8        44.9
Selling, General and Administrative...................      19.0        20.2        21.6        24.6
Research and Development..............................       2.5         2.7         2.5         2.9
Amortization of Intangibles...........................       2.1         2.0         2.3         2.3
Export Sales Commission...............................        --         0.3         0.2         0.4
Other Management Fees.................................       1.5         1.5         1.6         0.7
Operating Income......................................       4.4         5.5         6.6        14.0
Interest Expense, net.................................       3.6         2.2         2.3         1.6
Other, net............................................       0.3          --          --         0.1
Income before income taxes............................       0.5         3.3         4.3        12.3
Provision for income taxes............................       0.8         1.7         2.3         5.5
Net Income (loss).....................................     $(0.3)      $ 1.6       $ 2.0       $ 6.8
Earnings Per Share:
  Basic...............................................     $(.20)      $1.60       $1.80       $6.90
  Diluted.............................................     $(.20)      $1.60       $1.80       $6.90

     Quarterly revenues and profits are subject to substantial fluctuations primarily resulting from acquisitions throughout the year and seasonality in the fourth quarter. Historically, SLC's quarterly results have shown quarter over quarter improvement with significant improvements in the fourth quarter due to the strong residential business in the Americas in the fourth quarter. The difference between fourth quarter sales and the total sales for the other fiscal quarters varies from year to year. SLC's operating results may fluctuate significantly from quarter to quarter or on an annual basis in the future as a result of a number of factors, including but not limited to internal growth of SLC, acquisitions, and the seasonality of the real estate business.

LIQUIDITY, CAPITAL RESOURCES AND OTHER FINANCIAL DATA

     Cash flow from operations, supplemented with proceeds from debt financing historically has provided funding for SLC's capital spending and acquisition objectives. Cash flow from operations and financing activities are expected to meet SLC's pre-merger resource requirements.

CAPITAL EXPENDITURES

     Capital expenditures in 1998 totaled $12,800,000, a 52% (or $4,400,000) increase over 1997. The increase in spending is related to the start of the implementation of a common information technology platform for the U.S. companies. With the number of acquisitions in the U.S. during this period, the linking of management information systems became a priority for SLC. Expenditures in this area for 1998 totaled $2,300,000, with further capital spending in 1999 of $3,000,000 to complete this project. Acquisitions in 1998, related to the European business included $600,000 for Sectro, a distributor of electronic security, fire detection and closed circuit television systems. Integration of sub-contract component assembly activity into an SLC manufacturing operation created the need for additional assembly and test equipment.

     Capital expenditures in 1997 totaled $8,400,000 million, a 6.3% decrease (or $600,000) from 1996. Acquisitions in 1997, related to the U.S. operations cost $19,700,000.

     Capital expenditures in 1996 totaled $9,000,000, an increase of $5,200,000 over 1995. Acquisitions in 1996 cost $53,100,000.

     Capital expenditures are expected to be approximately $16,000,000 in 1999. Capital spending for the nine month period ended October 2, 1999 was $14,200,000. In addition, under the terms of various purchase agreements, SLC has agreed to make certain additional payments, related to 1999 performance, of up to $2,000,000 to the sellers of certain previously acquired businesses in the event certain annual profitability or performance targets are met. Any payments made pursuant to these provisions will be treated as additional purchase price in SLC's financial statements. It is anticipated capital expenditures and costs associated with past and future acquisitions will be funded with cash from operations and proceeds from available financing arrangements.

FINANCING AND CAPITAL STRUCTURE

     Prior to the October 10, 1997 spin-off, as discussed in the notes to the consolidated financial statements, SLC entered into a credit agreement, which provided for a revolving credit facility of $125,000,000. The proceeds from the credit facility were used to repay a portion of the intercompany obligation to Berwind Industries, Inc. in the amount of $81,000,000. The balance of the intercompany obligation of $58,500,000 was contributed by Berwind Industries to SLC and was recorded as a contribution to paid-in capital. This credit facility expires in 2002 and bears interest, at the discretion of SLC, at either (a) the greater of the prime rate, or the federal funds effective rate plus 0.5%, or (b) Libor plus a margin that will vary from 0.30% to 0.65% based on SLC's leverage ratio. In addition, SLC has entered into $30,000,000 of notional amount interest rate swap contracts to effectively fix the interest rate on a portion of the outstanding credit facility.

     Capital needs in 1998 were financed primarily with cash from operations. Including the credit agreement, SLC has capacity under lines of credit aggregating $132,000,000. Management of SLC believes that the availability capacity provides adequate resources for corporate liquidity.

     Pursuant to a commitment letter dated September 28, 1999, SLC expects to enter into a $325,000,000 senior, first priority, secured facility provided by a revolving facility in the amount of $225,000,000 and a term facility in the amount of $100,000,000. The new credit facilities will be reduced in the event the stockholders of ITI do not exercise the cash election for the entire 50% of the outstanding ITI common stock.

     The new credit facilities shall bear interest, at the discretion of SLC, at either (a) the greater of the prime rate, or the federal funds effective rate plus 0.5%, or (b) Libor plus a margin that initially will be 1.50% and is applicable for the first 180 days following the initial funding date. For the remaining term of the loan, this margin will vary from 1.25% to 1.75% based on SLC's leverage ratio.

WORKING CAPITAL

     Working capital, excluding cash, as of October 2, 1999 was $65,900,000 and represented an increase of $23,100,000 from December 31, 1998. Working capital requirements related to acquisitions in 1999 accounted for $2,500,000, or 10.8% of the increase. Accounts receivable, excluding the related impact from acquisitions, exceeded December 1998 levels by $10,800,000 mainly due to the growth in revenues. Accounts payable, excluding the related impact of acquisitions, decreased by $3,900,000.

     Working capital as of December 31, 1998 was $42,800,000, an increase of $2,100,000 over the $40,700,000 at the end of 1997. The incremental sales volume of 15.2% drives the increase from prior year. Inventory levels supporting this growth were minimized through the application of just-in-time inventory practices within the manufacturing operations.

     Working capital at the end of 1997 was $40,700,000, a reduction of $4,000,000 from 1996 year end.

NEW ACCOUNTING STANDARDS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. This Statement is effective for fiscal years beginning after June 15, 2000, and it may be implemented as of the beginning of any fiscal quarter after June 15, 1998. The transition adjustment resulting from adopting this Statement shall be reported in net income or other comprehensive income, as appropriate, as the cumulative effect of a change in accounting principle.

     SLC has not yet quantified the impacts of adopting the SFAS No. 133 on the financial statements or the risk management processes.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     SLC is exposed to market risk from changes in interest rates and foreign exchange rates. SLC utilizes interest rate swap agreements and forward exchange agreements to hedge a portion of these exposures. SLC does not use derivatives or other financial instruments for trading purposes. Management of SLC believes the risk of incurring material losses related to credit risk is remote. The discussion below presents the sensitivity of the market value of SLC's financial instruments to selected changes in market rates and prices. The range of change chosen reflects SLC's view of changes that are reasonably possible over a one-year period. Market values are the present value of projected future cash flows based on the market rates and prices chosen. The market values for interest rate risk and foreign currency risk are calculated by SLC utilizing a third-party software model, which utilizes standard pricing models to determine the present value of the instruments based on the market conditions (interest rates, spot and forward exchange rates, and implied volatilities) as of the valuation date. The utilization of these instruments is described more fully in the Notes 1 and 9 to the consolidated financial statements. The major accounting policies for these instruments are described in Note 1 to the consolidated financial statements.

     SLC's derivative and other financial instruments consist of long-term debt (including current portion), interest rate swaps, foreign exchange-forward contracts, and foreign exchange-option contracts. The net market value of these financial instruments combined is referred to below as the net financial instrument position. At December 31, 1998 and 1997, the net financial instrument position was a liability of $54,400,000 and $81,100,000, respectively. The decrease in the net financial instrument position from 1997 in 1998 is due mainly to reductions in outstanding debt made during the year.

INTEREST RATE RISK

     SLC's debt portfolio, including interest rate swap agreements, as of December 31, 1998 is composed of debt denominated in U.S. dollars (95.9%) and Dutch guilders (4.1%). Substantially all of SLC's debt was variable rate at December 31, 1998, however, $30,000,000 of this debt has been effectively fixed with an interest rate swap. At December 31, 1997, there was $3,700,000 outstanding in fixed rate debt. A 100 basis point change in interest rates would not have a material impact on the net financial instrument position. A change in interest rates on the variable portion of the debt portfolio impacts the interest incurred and cash flows but does not impact the net financial instrument position. Based on the variable-rate debt included in SLC's debt portfolio as of December 31, 1998 and 1997, a 100 basis point increase in interest rates would result in an additional $244,100 and $774,000 in interest incurred per year at December 31, 1998 and 1997, respectively. A 100 basis point decline would lower interest incurred by $244,100 and $774,000 per year at December 31, 1998 and 1997, respectively.

FOREIGN CURRENCY EXCHANGE RATE RISK

     The primary currencies for which SLC has foreign currency exchange rate exposure are the U.S. dollar versus the Irish pound, Dutch guilder, French franc, Australian dollar, and German mark. Foreign currency debt and foreign exchange forward contracts are occasionally used in countries where it does business, thereby reducing SLC's net asset exposure. Foreign exchange forward and option contracts are used on occasion to hedge SLC's firm and highly anticipated foreign currency cash flows. At December 31, 1998 and December 31, 1997, SLC was not party to any material foreign currency hedging instruments.

INFLATION

     The financial statements are presented on a historical cost basis and do not fully reflect the impact of prior years' inflation. While the U.S. inflation rate has been modest for several years, SLC operates in many international areas with both inflation and currency issues. The ability to pass on inflation costs is an uncertainty due to general economic conditions and competitive situations. It is estimated that the cost of replacing SLC's plant and equipment today is greater than its historical cost. Accordingly, depreciation expense would be greater if the expense were stated on a current cost basis.

YEAR 2000 DISCLOSURE

     YEAR 2000 PREPARATION. Software failures due to calculations using Year 2000 dates are a known risk. SLC is currently evaluating and managing the financial and operating risks associated with this problem. SLC's Year 2000 efforts are addressed in the following sections: Information Technology, Process Control and Embedded Chip Systems, and Year 2000 Expenditures.

     INFORMATION TECHNOLOGY. Prior to January 1, 2000, SLC reviewed its infrastructure and business applications computing systems and specific actions were initiated to achieve Year 2000 readiness on critical systems. SLC has not experienced any significant Year 2000 complications to date in operating its computing system. As a result of SLC's inventory, risk assessment, remediation, and contingency planning with respect to these systems, SLC believes that any Year 2000 problems that might occur in its computing systems would not have material adverse impacts on the operations or financial condition of SLC.

     PROCESS CONTROL AND EMBEDDED CHIP SYSTEMS. Prior to January 1, 2000, SLC began preparing for the Year 2000 with respect to systems containing process control or embedded chip computer programs. SLC's process to address this risk included contacting process control or embedded chip suppliers regarding product information, testing, remediation protocols, and the availability of replacement components, if required. SLC has not experienced any significant complications to date.

     YEAR 2000 EXPENDITURES. SLC has spent approximately $5,300,000 on new ERP systems at selected US operations, which has addressed some Year 2000 IT issues. (See discussion on capital expenditures section.)

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS


     The following unaudited pro forma combined condensed financial statements give effect to the merger assuming that the cash election is fully subscribed, that each holder of options to purchase ITI common stock elects to receive cash for 50% of the holder's options, and that the cash election price is $36.50 per share. Based on these assumptions and assuming an exchange ratio of 15.17064 shares of ITI common stock for each share of SLC common stock, upon completion of the merger, Berwind Group Partners will own approximately 15.2 million shares of common stock of the combined company. Berwind Group Partners will have a majority voting interest in the combined company based upon its common stock ownership percentage. The merger will be accounted for under the purchase method of accounting as the acquisition of ITI by SLC. Accordingly, the unaudited pro forma financial information presented reflects the historical financial statements of SLC with purchase accounting being applied to the financial statements of ITI. The total estimated purchase price of ITI of $312,200,000 for accounting purposes was computed based on the following:


     - an estimate of the fair market value of 50% of the outstanding shares of ITI common stock and stock options (see additional discussion in the notes to the unaudited pro forma combined condensed financial statements),

     - the cost of the exchange of ITI common stock and options based on a cash price of $36.50 per share, and

     - the estimated direct expenses of the transaction.

     The final purchase price is dependent on:


     - The fair value of the stock of ITI at the closing of the transaction. For purposes of the unaudited pro forma combined condensed financial statements, management of ITI and SLC have computed the purchase price, goodwill and the related amortization expense based on the closing price of ITI stock as reported on the Nasdaq National Market on March 22, 2000 of $28.5625 per share. Holding all other variables constant, a $1 change in the stock price of ITI would increase or decrease the pro forma net income by approximately $225,000 and earnings per share by $.01.


     - The extent to which stockholders elect to receive cash for up to 50% of the shares and options outstanding at $36.50 per share. Management of ITI and SLC believe that it is probable that the stockholders of ITI will elect to receive the maximum amount of cash allowed under the terms of the merger agreement. The unaudited pro forma combined condensed financial statements have been computed based on this assumption. If less than the maximum 50% of shares and options are exchanged for cash, the pro forma long-term debt outstanding and interest expense will be reduced and the pro forma weighted average shares outstanding will increase. A table is included in the notes to the unaudited pro forma combined condensed financial statements which provides a range of operations based on changes in the assumptions regarding the number of shares exchanged for cash.

     - Finalization of the appraisals as of the closing date of the transaction.

     The unaudited pro forma combined condensed balance sheet assumes the merger took place on October 2, 1999. The unaudited pro forma combined condensed statements of income present SLC's historical combined condensed statements of income for the year ended December 31, 1998 and the nine months ended October 2, 1999 with ITI's condensed statements of income for the same periods (except that the 1999 interim amounts of ITI are as of and for the nine-month period ended September 30, 1999) adjusted to give effect to the merger as if the merger occurred on January 1,

1998. The unaudited pro forma combined condensed financial statements presented herein reflect the adjustments for:

     - the estimated allocation of purchase price to the assets acquired, including goodwill and other identifiable intangibles,

     - the effect of recurring charges related to the merger, primarily the amortization of goodwill over 20 years and other intangibles, principally acquired technology over periods from 12 to 18 years and trademarks and other intangible assets over periods from 7 to 20 years, and interest expense related to the financing for the transaction, and

     - the related income tax effects.

The adjustments are based on currently available information and certain estimates and assumptions. However, the final determination of the purchase price and the ultimate purchase price allocation may have a material impact on the result of operations of the combined company. Management of ITI and SLC believe that the assumptions provide a reasonable basis for presenting the significant effects of the contemplated transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma combined condensed financial statements.


     The unaudited pro forma combined condensed financial statements do not reflect any expected revenue or cost synergies as a result of the merger. SLC and ITI management are reviewing certain opportunities to reduce combined costs and plan to eliminate duplicative operations. SLC and ITI management estimate that cost savings in the first twelve months are expected to be approximately $10,000,000. Manufacturing economies of scale through streamlined plant operations are not included in this valuation and are expected to provide incremental savings during the second year following the merger. The unaudited pro forma combined condensed statement of income does not reflect the non-recurring charges directly associated with the transaction related to the write-off of the fair value of in-process research and development projects estimated to be $36,000,000 and excess of the fair value over the historical cost assigned to inventories in the purchase price allocation. The in-process research and development is based on projects currently in process and will be written off in the quarter the merger is completed. The purchase price assigned to inventories will be charged to cost of sales as the related inventory is sold. It should be noted that the 1999 interim results of ITI include a $4,104,000 (after-tax amount of $2,626,600) charge associated with the write-off of previously capitalized patent defense costs. In addition, the 1999 interim and 1998 annual results of SLC include $2,126,000 (after-tax amount of $1,360,000) and $2,698,000 (after-tax amount of $1,727,000), respectively, of management fees charged by Berwind Corporation. SLC and ITI management believe that the expenses associated with the management fees will cease after the merger, as the combined company has the organization in place to provide the services formerly provided by Berwind Corporation. Under the purchase accounting method, goodwill and other identifiable intangibles in amounts estimated to be approximately $229,099,000 and $145,700,000, respectively, are capitalized and amortized over their useful lives, which are estimated to be 20 years for goodwill and up to 7 to 20 years for other intangible assets. The amounts above are estimated based on preliminary purchase price allocation and a preliminary appraisal of existing intangible assets, including completed technology, customer lists, distribution network and patents, and technology currently in process. The fair market value of ITI's in process research projects is being determined utilizing a discounted cash flow income approach at a discount rate of 18.5% to 28.5% based on the nature of the project and the estimated stage of completion. The final charge for in-process research and development will equal its estimated current fair value based on risk adjusted cash flows of specifically identified technologies for which technological feasibility has not yet been established and alternative future uses do not exist as of the date of the merger. A $1,000,000 increase or decrease in the final amount recorded for in-process research and development will increase or decrease the goodwill associated with the acquisition which will result in a change in amortization expense of $50,000 per year. The actual amounts recorded will vary based upon completion of the final purchase price allocations and completion of the appraisal and may have a material impact on the combined company's results of operations or financial position. The unaudited pro forma combined condensed financial statements for the nine months ended October 2, 1999, and the year ended December 31, 1998, include non-cash expenses for amortization of goodwill and intangible assets, with diluted earnings per share effects of $.75 and $.98, respectively.


     The unaudited pro forma combined condensed financial statements are not necessarily indicative of either the financial position or results of operations which would have been achieved had the merger been consummated on the dates described above and should not be construed as representations of future operations. In addition, the unaudited pro forma combined condensed financial statements do not present the pro forma effect of SLC's 1999 acquisitions of Impac Technologies, Inc., Cosmotron AB and Tecom Systems Pty Ltd., as these acquisitions were not significant individually or in the aggregate.

     These unaudited pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical financial statements and the related notes of SLC and ITI, which are included or incorporated by reference in this proxy statement.

                                COMBINED COMPANY

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                OCTOBER 2, 1999


                                                                            PRO FORMA     PRO FORMA
                                                        SLC       ITI      ADJUSTMENTS    COMBINED
                                                       ------    ------    -----------    ---------
                                                                      (IN MILLIONS)
ASSETS
CURRENT ASSETS:
  Cash...............................................  $ 14.0    $  3.9      $   --        $ 17.9
  Accounts receivable................................    85.5      20.7          --         106.2
  Inventories........................................    41.8      24.9         4.2(a)       70.9
  Prepaid expense and other current assets...........     6.4       9.0         5.4(b)       20.8
                                                       ------    ------      ------        ------
    Total current assets.............................   147.7      58.5         9.6         215.8
PROPERTY & EQUIPMENT.................................    33.2      13.4         1.2(c)       47.8
GOODWILL.............................................   115.9      26.9        86.3(d)      229.1
IDENTIFIABLE INTANGIBLE ASSETS:
  Acquired technology................................    12.8       1.4        81.6(d)       95.8
  Trademarks and other intangible assets.............     2.6      14.3        33.0(d)       49.9
NOTES RECEIVABLE.....................................      --      11.6          --          11.6
OTHER ASSETS.........................................     6.6        --         4.0(e)       10.6
                                                       ------    ------      ------        ------
                                                       $318.8    $126.1      $215.7        $660.6
                                                       ======    ======      ======        ======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...................................  $ 29.2    $  5.3      $   --        $ 34.5
  Accrued liabilities................................    38.5       6.2          --          44.7
  Long term debt -- current..........................      --        --          --            --
  Other short term liabilities.......................      --        --         1.5(f)        1.5
                                                       ------    ------      ------        ------
    Total current liabilities........................    67.7      11.5         1.5          80.7
LONG-TERM DEBT, net of current portion...............    87.8        --       181.6(g)      269.4
OTHER LONG-TERM LIABILITIES..........................     1.9       6.2        42.4(f)       50.5
                                                       ------    ------      ------        ------
    Total liabilities................................   157.4      17.7       225.5         400.6
                                                       ------    ------      ------        ------
STOCKHOLDERS' EQUITY
  Common stock.......................................      --       0.1         0.1(h)        0.2
  Additional Paid-in Capital.........................   107.5      78.0        56.4(j)      241.9
  Retained earnings..................................    58.9      45.7       (81.7)(i)      22.9
  Cumulative translation adjustment..................    (5.0)       --          --          (5.0)
  Treasury stock, at cost............................      --     (15.4)       15.4(j)         --
                                                       ------    ------      ------        ------
    Total stockholders' equity.......................   161.4     108.4        (9.8)        260.0
                                                       ------    ------      ------        ------
                                                       $318.8    $126.1      $215.7        $660.6
                                                       ======    ======      ======        ======


See accompanying notes to unaudited pro forma combined condensed financial statements.

                                COMBINED COMPANY

                              UNAUDITED PRO FORMA
                     COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                             PRO FORMA     PRO FORMA
                                                     SLC          ITI       ADJUSTMENTS     COMBINED
                                                  ---------    ---------    -----------    ----------
                                                           (IN MILLIONS, EXCEPT SHARE DATA)
SALES...........................................  $   375.6    $   109.0      $   --       $    484.6
COST OF SALES...................................      206.2         58.8         0.1(k)         265.1
                                                  ---------    ---------      ------       ----------
  Gross Profit..................................      169.4         50.2        (0.1)           219.5
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....      102.0         19.4        (2.5)(l)        118.9
RESEARCH AND DEVELOPMENT EXPENSE................       13.4          8.0          --             21.4
AMORTIZATION OF INTANGIBLES.....................        8.1          1.4        13.2(m)          22.7
MANAGEMENT FEE..................................        2.7           --          --              2.7(p)
                                                  ---------    ---------      ------       ----------
  Operating Income..............................       43.2         21.4       (10.8)            53.8
OTHER:
  Other, net....................................        0.8           --          --              0.8
  Interest (income) expense.....................        4.8         (0.8)       14.8(n)          18.8
                                                  ---------    ---------      ------       ----------
    Income before income taxes..................       37.6         22.2       (25.6)            34.2
PROVISION (BENEFIT) FOR INCOME TAXES............       16.9          8.0        (7.6)(o)         17.3
                                                  ---------    ---------      ------       ----------
NET INCOME......................................  $    20.7    $    14.2      $(18.0)      $     16.9
                                                  =========    =========      ======       ==========
EARNINGS PER SHARE:
  Basic.........................................  $   20.67    $    1.68                   $     0.87
  Diluted.......................................  $   20.62    $    1.61                   $     0.86
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic.........................................  1,000,000    8,461,000                   19,401,000
  Diluted.......................................  1,002,000    8,860,000                   19,631,000


See accompanying notes to unaudited pro forma combined condensed financial statements

                                COMBINED COMPANY

                              UNAUDITED PRO FORMA
                     COMBINED CONDENSED STATEMENT OF INCOME
                   FOR THE NINE MONTHS ENDED OCTOBER 2, 1999


                                                                            PRO FORMA      PRO FORMA
                                                  SLC           ITI        ADJUSTMENTS     COMBINED
                                               ----------    ----------    -----------    -----------
                                                          (IN MILLIONS, EXCEPT SHARE DATA)
SALES........................................  $    309.2    $     88.7      $   --       $     397.9
COST OF SALES................................       174.4          47.0         0.1(k)          221.5
                                               ----------    ----------      ------       -----------
  Gross Profit...............................       134.8          41.7        (0.1)            176.4
SELLING, GENERAL, AND ADMINISTRATIVE
  EXPENSES...................................        81.2          16.7        (0.9)(l)          97.0
RESEARCH AND DEVELOPMENT EXPENSE.............        12.8           6.3          --              19.1
AMORTIZATION OF INTANGIBLES..................         6.5           5.2         9.9(m)           21.6
MANAGEMENT FEE(p)............................         2.2            --          --               2.2
                                               ----------    ----------      ------       -----------
  Operating Income...........................        32.1          13.5        (9.1)             36.5
OTHER:
  Other, net.................................        (2.6)           --          --              (2.6)
  Interest (income) expense..................         3.6          (1.1)       11.1(n)           13.6
                                               ----------    ----------      ------       -----------
  Income before income taxes.................        31.1          14.6       (20.2)             25.5
PROVISION (BENEFIT) FOR INCOME TAXES.........        13.8           5.2        (6.0)(o)          13.0
                                               ----------    ----------      ------       -----------
NET INCOME...................................  $     17.3    $      9.4      $(14.2)      $      12.5
                                               ==========    ==========      ======       ===========
EARNINGS PER SHARE:
  Basic......................................  $    17.35    $     1.11                   $      0.65
  Diluted....................................  $    17.28    $     1.07                   $      0.64
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic......................................   1,000,000     8,428,000                    19,385,000
  Diluted....................................   1,004,000     8,777,000                    19,620,000


See accompanying notes to unaudited pro forma combined condensed financial statements.

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

     In accordance with the purchase method of accounting, the total purchase price was allocated to ITI's assets and liabilities based upon their relative fair values. Allocations are subject to valuations as of the date of the merger based upon appraisal and other studies which are not yet completed. The purchase price and preliminary allocation of the purchase price to assets purchased and liabilities assumed are as follows:


                                                          (TABLE IN MILLIONS)
Cash redemption of 50% of common shares at $36.50 per
  share.................................................        $154.6
Buy-out of 50% of stock options.........................          15.2
Fair value of remaining common shares at $28.5625.......         120.8
Fair value of remaining options(1)......................          13.6
                                                                ------
Purchase price..........................................         304.2
Acquisition costs.......................................           8.0
                                                                ------
     Total estimated purchase price.....................        $312.2
                                                                ======
Historical net book value of ITI........................        $108.5
Elimination of historical goodwill......................         (26.9)
Inventory write-up......................................           4.2
In-process research and development.....................          36.0(q)
Estimated write-up of property and equipment............           1.2
Tax benefit on options cashed-out.......................           5.4
Deferred income taxes...................................         (43.9)
Acquired technology.....................................          81.6
Trademarks and marketing assets.........................          33.0
Goodwill................................................         113.1
                                                                ------
                                                                $312.2
                                                                ======


     The fair value of the options was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield -- 0%; expected volatility -- 34.25%, risk free interest rate -- 6.96%; and expected life -- 5 years.

     There are no significant additional liabilities or tangible or intangible assets not already considered in the unaudited pro forma combined condensed financial statements that are likely to be recognized upon finalization of the purchase price.


     The above total estimated purchase price was computed based on: (1) the fair market value of 50% of the outstanding shares of ITI common stock and stock options at the Effective Time (for purposes of the accompanying unaudited pro forma combined condensed financial statements, the closing price of ITI common stock as reported on the Nasdaq National Market on March 22, 2000 of $28.5625 has been used), (2) the cost of the exchange of ITI common stock and options (assuming

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)


that the ITI stockholders elect to exchange an aggregate of 50% of ITI common stock outstanding for cash at $36.50 per share and that each option holder elects to exchange 50% of such option holder's options for cash at $36.50 per share, net of the exercise price), and (3) the direct expenses of the merger. As discussed in further detail on page 48 of this proxy statement, the ITI common stock may be viewed as having two components: (a) the right to exercise the cash election at $36.50 per share, and (b) the right to continue as a stockholder of ITI. If the cash election price exceeds the trading price of ITI common stock, the trading price of ITI common stock may decline immediately after the cash election expires. The actual purchase price will be based on the trading price of ITI common stock after the effect of the cash election at the effective date of the merger and the actual cost of the cash election and cash-out of the ITI management options. A $1 increase (decrease) in the stock price of ITI will increase (decrease) goodwill by approximately $5,000,000, with a resulting increase or decrease in the annual pro forma amortization expense and net income of $250,000, holding all other variables constant. In addition, the final purchase price and debt incurred by the combined company to fund the acquisition is dependent upon the number of shares of ITI common stock redeemed pursuant to the cash election. The following table provides pro forma presentations which give effect to a range of possible purchase prices, the estimated purchase price allocations and the results of operations based on different assumptions regarding the number of shares of ITI common stock redeemed, holding all other variables constant:



                                             25% OF ITI SHARES     50% OF ITI SHARES
                                             REDEEMED FOR CASH    REDEEMED FOR CASH(1)
                                             -----------------    --------------------
Purchase price.............................       $294.8                 $312.2
                                                  ======                 ======
Purchase price allocation:
  Historical book value of ITI.............       $108.5                 $108.5
  Elimination of historical goodwill.......        (26.9)                 (26.9)
  Write-up of tangible assets..............          5.4                    5.4
  In-process research and development......         36.0                   36.0
  Tax benefit on options cashed-out........          2.7                    5.4
  Deferred income taxes....................        (43.9)                 (43.9)
  Identifiable intangibles.................        114.6                  114.6
  Goodwill.................................         98.4                  113.1
                                                  ------                 ------
                                                  $294.8                 $312.2
                                                  ======                 ======
Long-term debt:............................       $184.6                 $269.4
                                                  ======                 ======
Results of operations:
  Year ended December 31, 1998:
     Net income............................       $ 21.6                 $ 16.9
                                                  ======                 ======

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)


                                             25% OF ITI SHARES     50% OF ITI SHARES
                                             REDEEMED FOR CASH    REDEEMED FOR CASH(1)
                                             -----------------    --------------------
     Earnings per share:
       Basic...............................       $ 1.00                 $ 0.87
       Diluted.............................       $ 0.99                 $ 0.86
Weighted average shares outstanding:
  Basic....................................   21,565,000             19,401,000
  Diluted..................................   21,825,000             19,631,000
  Nine months ended September 30, 1999:
     Net income............................       $ 16.1                 $ 12.5
                                                  ======                 ======
     Earnings per share:
       Basic...............................       $ 0.75                 $ 0.65
       Diluted.............................       $ 0.74                 $ 0.64
Weighted average shares outstanding:
  Basic....................................   21,550,000             19,385,000
  Diluted..................................   21,795,000             19,620,000


-------------------------

(1) This is the assumption management considers probable. The accompanying unaudited pro forma combined condensed financial statements have been prepared on this basis. The extent to which shareholders elect to receive cash under the cash election will impact the results of operations and financial position of the combined company. If less than the maximum 50% of shares and options are exchanged for cash, the purchase price for the acquisition will change, the long-term debt outstanding and interest expense will be reduced and the weighted average shares of the combined company will increase. The above table provides the pro forma purchase prices, the estimated purchase price allocations and results of operations based on two different assumptions regarding the number of shares exchanged for cash.

     The unaudited pro forma combined condensed balance sheet and statement of income give effect to the following pro forma adjustments:

(a) Reflects the write-up of inventories to estimated fair market value in the amount of $4,200,000 in accordance with APB No. 16. This fair market value inventory adjustment is excluded from the unaudited pro forma combined condensed statement of income due to the non-recurring nature of this expense.

(b) Represents the deferred tax benefit generated on the cash-out of ITI management options in connection with the merger. The weighted average exercise price of these options was used in determining the value of the related tax benefit.

(c) Represents the write-up of property, plant, and equipment to estimated fair value at the balance sheet date in accordance with APB No. 16.

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)


(d) Represents goodwill and other identifiable intangible assets resulting from the merger. Goodwill will be amortized based on a 20-year life. For valuation purposes, identifiable intangible assets of ITI have been broken down into five distinct groupings, namely:



     - Core technology, which represents technology developed by ITI that is used in many of the products that constitute ITI's current product line and is anticipated to be used in future products under development by ITI. The core technology of ITI consists of the knowledge ITI has developed and the inventions ITI has made relating to its products, including its supervised radio technology, Learn Mode technology, technology relating to ITI's touch-phone telephone user interface, digitized voice technology and the interactive capabilities of ITI's security systems. See "BUSINESS OF ITI -- System Features and Components of ITI Wireless Security Systems."



     - Product specific technology, which represents technology unique to existing products, including software, unique product features, inventions and other technology, that is generally useful only during the life cycle of the specific product. Likewise, many product families have unique product features and technology, including the Magic Key feature and technology, which is unique to the Commander product family, meter reading technology, which is unique to the CareTaker product family, distance training technology, which is unique ITI's RF Access product, and the pin point technology unique to ITI's Pin Point hardwire loop identification product. See "BUSINESS OF ITI -- Monitored Wireless Security Systems Marketed Under the ITI(R) Trademark," "-- Hardwire and Hybrid Security Systems Marketed Under the CADDX(TM) Trademark" and
       "-- Intellectual Property."



     - Trademarks and trade names, which represent the market goodwill associated with the existing trademarks and trade names of ITI, which serve to identify the source of products manufactured by ITI. Examples include the "ITI" and "CADDX" trademarks, which have been in use since 1983 and 1984, respectively. ITI also has other long standing trademarks that are associated with its products, including "CareTaker," "SX-V," "Regency," "Commander," "Interrogator," "Magic Key," "Security Pro," "SuperBus," "UltraGard," "Simon" and "Quik Bridge."



     - Customer base, which represents ITI's portfolio of active customers. The value of the customer base is derived by estimating the costs that would be incurred to establish a customer relationship, which is then multiplied by the number of active customers that existed at the appraisal date.



     - Workforce, which represents the entire group of employees working for ITI at the time of acquisition. The value of the workforce is derived by estimating the cost to replace the employees. The replacement, or assemblage cost reflects the expenses that would be normally incurred to recruit and train new personnel to reach the productivity level possessed by the existing personnel as an effective and cohesive group. Among the factors considered are, as applicable, the availability of replacement personnel, degree of specialization of people in the organization, salary and fringe benefits, other compensation, search fees and expenses, travel and temporary living expenses, relocation costs, and nonproductive time during a training period. The summation of all the assemblage costs represents the total replacement cost of the assembled work force.

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                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)


     A summary of the significant components of identifiable assets of ITI and the related estimated useful lives follows:



                                                  FAIR VALUE    USEFUL LIVES
                                                  ----------    ------------
TECHNOLOGY
  Core technology...............................   $49,100        18 years
  Product specific technology...................    32,500        12 years
TRADEMARKS AND OTHER INTANGIBLE ASSETS
  Trade names -- trademarks.....................    36,600        20 years
  Customer base.................................     4,400         7 years
  Work force....................................     7,600         7 years



     A useful life of 18 years has been selected for amortization of core technology based upon ITI's experience and current expectations for the future. ITI was incorporated in 1980 and was in developmental stages through 1983. Much of the technology developed by ITI in the early 1980s is still being utilized in its products today and management expects that such technology will continue to be utilized for the foreseeable future. Wireless security systems have existed for over 30 years. ITI, however, was the first to introduce supervised wireless security systems with the introduction of the SX product line in 1983. ITI's supervised radio technology, which made wireless security systems a technically acceptable installation solution, was developed in the early 1980s and is still in use throughout ITI's wireless product line today. Likewise, the interactive capabilities that ITI developed for its wireless security systems over 17 years ago are still in use today. ITI management expects to utilize both the supervised radio technology and the interactive capabilities developed in the early 1980s for the foreseeable future. In 1988, ITI patented its Learn Mode technology, which enables control panels to automatically "learn" the identity and type of each factory-programmed sensor in its systems. ITI first introduced products utilizing its Learn Mode technology in 1990 and anticipates utilizing this technology for the foreseeable future. Other core technology has been developed over the years, some of which is documented in the 21 United States patents held by ITI covering various security system technology. Seven of these patents were issued prior to 1990 and management currently expects to utilize much of this technology for the foreseeable future.



     A useful life of 12 years has been selected for amortization of product specific technology based upon ITI's experience and current expectations for the future. Product specific technology is included in ITI's existing wireless, hardwire and hybrid security control panels, fire systems, a wide array of wireless and hardwire sensors, and other peripheral devices and products. The life of the product specific technology is tied to the life cycle of the specific product. The SX product line was first introduced in 1983 and is still sold by ITI 17 years later. Various other ITI products have been on the market for 12 or 13 years. ITI management expects that, on average, its existing products will have a market life of at least 12 years.



     A useful life of 20 years has been selected for amortization of ITI's trademarks and trade names. ITI has been in business since 1981 and has used the ITI and CADDX trademarks since the early 1980s. both of these trademarks are widely recognizable and have significant following and

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)


     value in the industry. ITI also has other long standing trademarks, which it expects to derive value from for at least 20 years.



     Given the technological nature of ITI's products and the level of competition in the industry, useful lives will be reevaluated in each reporting period.



     The estimated fair value of core technology, product specific technology and in-process research and development, based upon currently available data and third party appraisals utilizing a discounted cash flow income approach, are $49,100,000, $32,500,000 and $36,000,000, respectively. The significant assumptions used to value these components of technology include the revenues which the current products and products under development are projected to generate, the cost structure inherent in manufacturing, marketing and selling the products, and the discount rates (of 18.5% to 28.5%) used to discount to present value the cash flows projected for each product. The value of the in-process research and development is based on the existing stage of development of the projects and does not contemplate developments expected to occur after the merger.


(e) Represents debt acquisition costs incurred in connection with obtaining the credit facilities to finance the transaction. (See (g) below). The debt acquisition costs are being amortized over the life of the facility. The amortization is included in interest expense.

(f) Reflects the deferred taxes provided at the statutory rate of 36% recorded on the write-up of the acquired assets to fair market value, net of ITI's previously recorded tax liability related to intangible assets. The net accumulated earnings of foreign subsidiaries at December 31, 1998 were $41,296,000. All of these earnings are considered permanently reinvested.


(g) Reflects borrowings of $181,573,000 under bank facilities, the proceeds of which were used to finance the acquisition of ITI shares, the buy-out of ITI stock options, and debt issue and other direct costs of the merger. The SLC bank facilities include a $225,000,000 revolving credit facility due in 5 years and a $100,000,000 term loan due in quarterly installments over 5 years. Interest on these borrowings is payable at the Prime Rate, Federal Funds Effective Rate or LIBOR, plus applicable spreads. See additional discussion of the significant terms of the bank facilities in Note 11 to SLC's consolidated financial statements on page F-22.


(h) As of October 31, 1999, ITI had outstanding 8,529,542 shares of common stock. Pursuant to the merger Agreement, ITI would issue 15,170,640 shares of common stock in exchange for all of the outstanding shares of SLC common stock. The adjustment to common stock reflects the issuance of 15,170,640 shares with a par value of $.01 and the elimination of SLC common stock.

(i) Represents the elimination of ITI historical retained earnings and the charge to write-off the fair value of in-process research and development projects upon the completion of the merger, which is currently estimated to be $36,000,000. This adjustment is excluded from the unaudited pro forma combined condensed statement of income due to the non-recurring nature of this expense.

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

(j) Represent the assumed retirement of treasury shares and the adjustment to record the stock issued to effect the merger, computed as follows.


                                           (TABLE IN MILLIONS)
Fair value of shares and options.........        $134.4
Historical ITI...........................         (78.0)
                                                 ------
                                                 $ 56.4
                                                 ======


(k) Represents the additional depreciation expense to be included in cost of sales based on the estimated write-up of property, plant and equipment to fair value.


(l) Represents: (i) the additional depreciation (not included in cost of sales) as a result of the write up of property, plant and equipment to fair market value, (ii) the elimination of a commission paid to a Domestic International Sales Corporation (DISC) maintained by Berwind Group Partners, the stockholder of SLC, on intercompany sales to foreign affiliates which will be terminated at the completion of the transaction, and (iii) compensation expense to be recognized over the three-year vesting period for 17,500 options (which will be converted into 265,486 options to purchase ITI common stock) to be issued to SLC's management with an exercise price equal to a 50% discount to market value (which is assumed to be $28.5625) at the completion of the transaction (see discussion in the notes to SLC's consolidated financial statements on page F-17), as follows:



                                                  DECEMBER 31,    OCTOBER 2,
                                                      1998           1999
                                                  ------------    ----------
                                                     (TABLE IN MILLIONS)
Depreciation expense............................     $ 0.1          $ 0.1
Commission paid to DISC.........................      (3.9)          (1.9)
Compensation expense............................       1.3            0.9
                                                     -----          -----
                                                     $(2.5)         $(0.9)
                                                     =====          =====


     The commission was paid to the DISC under the terms of a related party tax agreement which will be eliminated pursuant to the terms of the merger agreement and by matter of tax law. The related tax benefit recognized in SLC's financial statements has also been eliminated in the accompanying pro forma financial statements (see footnote (o)).

(m) Represents the amortization of goodwill and other intangibles over their estimated useful lives (see note (d)). Goodwill and other intangibles and the related amortization expense are subject to possible adjustment resulting from the completion of the final purchase price adjustments and the valuation analysis.

(n) Reflects the adjustment to interest expense based on a current market rate of 7.3% related to the $181,573,000 of bank debt incurred to fund the transaction (see note (g)) and the SLC debt refinanced with proceeds from a new bank facility. A 1% increase (decrease) in interest rates would increase (decrease) pro forma net income by $1,724,000.

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

(o) The net tax benefit on the pro forma income statement adjustments outlined in (j) through (n) above after giving effect to the non-deductible goodwill amortization.

(p) The 1999 interim and 1998 unaudited pro forma combined condensed statements of income include management fees charged by Berwind Corporation. Upon completion of the merger, the contract for management services with Berwind Corporation will terminate. As such, SLC and ITI management believe that the expenses associated with these fees will not be incurred in future periods as the combined company has the infrastructure in place to provide the services previously provided by Berwind Corporation. The unaudited pro forma diluted earnings per share effect of the management fees in the October 2, 1999 and December 31, 1998 combined condensed statements of income was $0.07 and $0.09, respectively.

(q) Following is a current summary of the significant in-process research and development projects acquired. Each of these products is subject to various development risks, including:

     - Lack of market acceptability.

     - Inability to obtain the necessary governmental and regulatory approvals required or desirable to market the product.

     - Unforeseen or undetected errors in the software underlying the product.

     - Inability to achieve the necessary cost targets.

     - Inability to manufacture the product in sufficient volumes to meet demand.

     - Technical feasibility of the electronic circuitry and other hardware.

    These projects, in their current stage, have no alternative future use and are not expected to be technologically feasible at the closing date of the merger. For a discussion of the assumptions used to value these projects, see footnote (d).

      ADVENT 2000:

    The control panel will be a commercially rated fire system with wireless capability. This is unique in that there currently are no commercially rated fire systems on the market with wireless capabilities. This control panel will have other advanced features, including voice feedback, flash memory, a high-speed modem, scheduling, programmable authority levels, heavy-duty power supplies and voice evacuation as standard. This development project also involves development of over 20 peripherals capable of communicating with the control panel. The platform is a flexible operating system that can be reconfigured to fit the high-end residential security and home automation markets, the commercial burglary market and the commercial fire market. The platform produces the following products:

       ADVENT HOME NAVIGATOR -- Aimed at the custom installation market, the Home Navigator will be offered as both a 132 zone and 250 zone control panel. As a stand-alone system, Advent Home Navigator will offer extensive schedule and lighting and appliance control options allowing the creation of sophisticated arming levels based on the homeowner's

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

        lifestyle. The automation module will also allow connection to home automation systems manufactured by third parties.

       ADVENT COMMERCIAL SYSTEM -- The Advent Commercial system will provide high-security protection for commercial, industrial and government facilities. It will have 250 zones and 8 partitions and has received several important UL and US government approvals.

       ADVENT FIRE -- Advent Fire will be a commercial fire system. It will be appropriate for large and complex new construction and retrofit installations. It will offer conventional hardwire and analog addressable smoke detection and has received UL approval for wireless commercial smoke detection. Advent Fire's wireless capabilities will enable control of other important fire system devices such as water flow valves without the need for expensive wire runs. The system will offer voice evacuation in multiple languages and agent release as standard features.

    The software code base for this platform is larger than all of ITI's current existing control panel platforms combined. There is significant software development yet to be completed for this platform. Accordingly, this platform is not yet technologically feasible. In its current stage of development, this platform has no alternative future uses. Unique development risks relating to this platform include the following:

     - The software is completely unique and its viability and reliability have not yet been demonstrated in the market.

     - The wireless nature of this platform is unique. Wireless commercial fire systems do not currently exist in the marketplace. There is a risk that the market may not accept the revolutionary nature of this architecture, particularly its wireless attributes.

     - The platform's hardware and software is extremely complex. Accordingly, its reliability may not be fully verified through in-house testing or limited field testing.

     - The complexity of the hardware may present unique challenges in the manufacturing of products using this platform in volumes that can meet market demands. The product must meet the unique test requirements of local fire authorities having regulatory jurisdiction over the products in each market. The unique nature of this product will require that these local authorities be educated on its functionality. This process will be extremely time consuming.

    Development on Advent originally began in 1992; however, significant R&D began in 1995. $8,100,000 had been expended on this project through February 2000 with an estimated $825,000 to complete. This project is in the implementation stage of development, with several variations currently undergoing field tests. The fair value assigned to this project is $15,500,000.

      ADVENT 2001:

    Using some of the technology developed in connection with the Advent 2000 project, ITI is in the process of developing several additional products that are in the concept phase of development with initial roll out planned for February 2001. In the concept phase, the market is being analyzed, product requirements are being specified and technical feasibility is being

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

     established. Advent 2001 will involve unique configurations and functionalities that will require development of new and unique hardware and software designs. These products will introduce access control capability to the Advent platform and will be targeted at the mid-tier fire market. Advent 2001 will include the following products:

       FIRE CHIEF -- This is a totally new fire platform based partially on Advent technology and partially on new technology. It will be designed to both better position ITI in the fire market and fill a major void in the mid-tier fire market. The positioning is beneath Advent Fire 2000. Several variations of Fire Chief are planned.

       ADVENT ACCESS -- A 250 zone, 8 partition commercial security system with integrated access control capabilities that will support 3,000 users and 32 doors. This product will bridge the market between Advent Commercial and Advent Access.

    Development of Advent 2001 is being done concurrently with development of Advent 2000. In addition to the costs associated with the Advent 2000, $2,400,000 had been expended on this project through February 2000 with an estimated $2,400,000 to complete. In that Advent 2001 is an extension of Advent 2000, it shares the same unique development risks relating to the Advent 2000 platform. The fair value assigned to this project is $7,500,000.

      EURO CONCORD:

    An extension of the Concord product line into Europe. It differs from the U.S. Concord product because it is self-contained, with the keypad and control panel in a single plastic enclosure. The development of the Euro Concord required the significant redesign of three circuit boards contained in the current Concord line and the development of an additional circuit board. The system's phone circuitry, power supply configuration and radio devices needed to be developed to comply with European standards and radio frequency band width. Accessories needed to be redeveloped to be flexible for multiple languages and the panel's housing needed to be developed to be self-contained and to have space for the additional circuit board. Initially, ITI intends to sell this product to existing customers in Ireland and Italy. It will be capable of being sold across Europe. Development began in the first quarter of 1998. $1,300,000 had been expended on this project through February 2000 with an estimated $188,000 to complete. The project is in the implementation phase of development with field testing planned for April 2000. The fair value assigned to this project is $3,300,000.

    The redesign required to meet European standards presents unique development risks. There can be no assurances that ITI will be able to achieve acceptable cost requirements, that the product will meet ITI's quality standards of performance or that the product will be accepted in the European market.

      OPEN SOLUTIONS:

    The front-end software interface for a PC used for security access control such as security gates, card swipe, etc. It will enable easy customization to fit the particular access control needs of customers. Development began in May 1999. $184,000 had been expended on this project through February 2000 with an estimated $80,000 to complete. The project is in the

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

     implementation phase of development with field testing planned for May 2000. The fair value assigned to this project is $1,000,000.

    The unique development risks associated with this product include:

     - A third party contractor has been retained to develop the software. This contractor may become unable or unwilling to provide continued service or development for the product.

     - The software upon which this product will be based may have errors that may only be revealed in connection with this new application.

      SPANISH SIMON:

    A Spanish language version of Simon II, ITI's largest volume, mass market control panel. This product will be aimed at the Hispanic market in the United States, as well as the South American market. This project will include the development of new speech generation technology and redevelopment of circuit boards to accommodate this new speech technology. It is intended that this product will have the same functionality as ITI's current Simon II product. This project is in the implementation phase of development. $83,000 had been expended on this project through February 2000 with an estimated $12,000 to complete. The fair value assigned to this project is $1,900,000.

      CONCORD:

    These projects consist of Concord II and Concord III. The fair value assigned to these projects is $1,800,000.

    Concord II will involve the development of functional enhancements over the existing Concord product and will replace the existing Concord product. This project will require the development of new software and implementation of new communications protocols. New hardware will have to be developed to accommodate the new communications protocols. This project is in the implementation phase of development. $61,000 had been expended on this project through February 2000 with an estimated $250,000 to complete.

    Concord III will entail cost reduction and additional functional enhancements over Concord II. It will replace Concord II. This project will entail development of an entirely new hardware architecture. Accordingly, the software will have to be completely rewritten to support the new hardware architecture. Numerous new peripherals will also be developed for this control panel. This project is in the design phase of development. $30,000 had been expended on this project through February 2000 with an estimated $1,100,000 to complete.

      CONCORD EXPRESS PLUS:

    This project involves functional enhancements to the Concord product line. The final product will be positioned between Concord Express and Concord. The project is in the implementation stage of development and involves development of new software and peripherals. $410,000 had been expended on this project through February 2000, with an estimated $80,000 to complete. The fair value assigned to this project is $1,000,000.

                                COMBINED COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

      ALLEGRO:

    This product will be targeted at the multi-family apartment market and will be specifically designed to address the unique installation and user profiles of that market. A large portion of the U.S. population lives in rental housing and there is very low penetration of this market by security systems. This project will entail the development of a completely new low-cost hardware and software platform. Simplified and low-cost targets for this product require a unique architectural approach, which may heighten the development risk. This project is in the design phase of development. $800,000 had been expended on this project through February 2000 with an estimated $640,000 to complete. The fair value assigned to this project is $1,500,000.

      PERSONAL EMERGENCY RESPONSE:

    This project will involve the development of a control panel that provides "social monitoring" and response for people who need specialized supervision in their homes. This product will replace ITI's existing LifeGard product, but at a much lower product cost and increased functionality. This project is in the design phase of development. $311,000 had been expended on this project through February 2000 with an estimated $460,000 to complete. The fair value assigned to this project is $2,100,000.

                              RECENT DEVELOPMENTS

     The following unaudited financial information for the three months and the year ended December 31, 1999 is preliminary and subject to adjustment.

ITI

     ITI recorded net sales for the year ended December 31, 1999, of $121,600,000, compared to $109,000,000 for the prior year, an increase of 11.6%. ITI's net sales for the fourth quarter ended December 31, 1999, were $32,900,000, compared to $28,600,000 in the fourth quarter of 1998, an increase of 14.9%.

     Gross margins for 1999 were 47.0%, compared to 46.0% for the prior year. For the three months ended December 31, 1999 and 1998, gross margins were 47.3% and 47.5%, respectively. The 1.0% increase in gross margins for the year reflects increased utilization of ITI's North St. Paul manufacturing facility and other cost reductions.

     Operating income for 1999 of $19,000,000 represented 15.6% of sales, as compared to $21,400,000, or 19.6% of sales for the prior year. Operating income for the fourth quarter of 1999 was $5,500,000, or 16.8% of sales, compared to $6,600,000 and 23.0% of sales in the comparable prior period. Financial results for the year ended December 31, 1999, included a second quarter non-cash charge of $4,100,000 related to certain litigation costs incurred in connection with the patent litigation against Pittway that were previously capitalized. Also in 1999, ITI incurred $763,000 of expenses related to the SLC merger. Approximately $500,000 of these expenses were incurred in the fourth quarter. Earnings for the fourth quarter were also adversely affected by higher than normal bad debt expense.


     Net income for the year ended December 31, 1999, was $13,400,000, compared to $14,200,000 for the prior year. This decrease was due to the second quarter after-tax charge of approximately $2,600,000 related to the patent litigation write-off, approximately $600,000 of after-tax expenses related to the SLC merger ($400,000 of which was incurred in the fourth quarter), and a $500,000 fourth quarter after-tax charge to bad debt expense discussed above. Net income for 1999, excluding the patent litigation charge and the merger related expenses, would have been approximately $16,600,000. ITI's net income for the three months ended December 31, 1999, was $4,000,000 compared to $4,300,000 for the prior comparable period. This decrease was primarily due to the merger related expenses and bad debt write-off discussed above.


     Diluted per share earnings were $.45 for the fourth quarter of 1999 compared to $.50 for the fourth quarter of 1998. Expenses associated with the proposed merger with SLC negatively impacted earnings per share in the fourth quarter by approximately $.05.


     Diluted per share earnings were $1.52 for the year ended December 31, 1999, compared to $1.61 for the prior year. Expenses associated with the proposed merger with SLC and the patent litigation charge negatively impacted earnings per share for the year by approximately $.07 and $.30, respectively. For the year, diluted earnings per share, excluding merger related expenses and the non-cash charge that occurred in the second quarter of 1999 related to the patent lawsuit against Pittway, would have been $1.89 compared to $1.61 for 1998.


     As of December 31, 1999, ITI's balance sheet included $114,400,000 of stockholder equity, $9,700,000 of cash, $19,600,000 of interest bearing notes and no debt.

SLC

     SLC recorded net sales for the year ended December 31, 1999 of $427,800,000, compared to $375,600,000 for the prior year, an increase of 13.9%. SLC's net sales for the fourth quarter ended

December 31, 1999 were $118,600,000, compared to $106,500,000 in the fourth quarter of 1998. While this represents growth of 11.3% as compared to the prior year quarter, fourth quarter revenue growth was adversely impacted by a slowing of demand for systems for the corporate enterprises markets. SLC's management believes that customer shipments related to year 2000 compliance were accelerated prior to the fourth quarter of 1999 in order to meet year-end requirements.

     Gross margins for 1999 were 43.7% compared to 45.1% for the prior year. For the three months ended December 31, 1999 and 1998, gross margins were 44.0% and 47.7%, respectively. The 1.4% reduction in gross margins for the year resulted primarily from a change in the mix of products sold. In addition, gross margins in the fourth quarter were adversely affected by accelerated shipments of higher margin products noted above.

     Operating income for 1999 of $48,100,000 represented 11.2% of sales, as compared to $43,200,000, or 11.5% of sales for the prior year. For the fourth quarter of 1999, operating income of $15,900,000 represented 13.5% of sales, compared to $17,500,000, or 16.5% of sales in the comparable prior period. Financial results for SLC include certain parent company payments which will cease upon consummation of the merger. For the year and three months ended December 31, 1999, these parent company expenses were $5,300,000 and $1,200,000, respectively.

     Net income for the year ended December 31, 1999 was $25,700,000 compared to $20,600,000 for the prior year, an increase of 24.8%. SLC's net income for the three months ended December 31, 1999 was $8,400,000, compared to $9,200,000 for the prior comparable period, a decrease of 8.7%. This decrease is due in part to the decreased margins in the fourth quarter discussed above. Net income for the year and three months ended December 31, 1999 was $28,900,000 and $9,100,000, respectively, excluding parent company expenses which will cease upon consummation of the merger.

     As of December 31, 1999, SLC's balance sheet included $166,800,000 of stockholder equity, $69,300,000 of debt related to bank financing and $21,600,000 of cash.


     The slowdown in sales and earnings experienced in the fourth quarter of 1999 has carried forward into SLC's first months of 2000, and reflects a softness in demand for corporate enterprise systems and an inventory reduction program by a major customer. In addition, the continued strengthening of the U.S. dollar is resulting in translation adjustments in the first two months, adversely affecting reported results. On an interim, preliminary basis SLC recorded net sales for the first two months of 2000 of $57,100,000 compared to $59,500,000 for the same period of last year. Net income for the two-month period, excluding SLC's parent company management charges, was $200,000 versus $1,700,000 in the prior year. At this time, SLC's management believes that the underlying factors causing the slowdown are temporary and that SLC's year 2000 prospects are substantially consistent with the forecast used by Goldman Sachs in preparation of its fairness opinion. See "THE MERGER -- Development of Financial Analyses and Projections" on page 21 and "-- Opinion of Financial Advisor to ITI" on page 29.


     With respect to the statement above regarding SLC's year 2000 prospects, SLC does not make public as a matter of course any projections as to future performance or earnings. Neither ITI nor the combined company if the merger is completed intends to publish updated forward looking financial information. The forecast used by Goldman Sachs regarding SLC's year 2000 prospects was not prepared with a view to public disclosure or compliance with the published guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. SLC's internal operating projections are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to various interpretations and periodic revision based on actual experience and business developments. The information provided regarding SLC's year 2000 prospects is subject to significant uncertainties and contingencies that may be beyond the control of SLC and some of these assumptions may not be realized.


     The actual results will vary from those set forth in the forecast used by Goldman Sachs, and those variations may be material. SLC's independent accountants have not examined or compiled the information provided regarding SLC's year 2000 prospects and accordingly do not provide any form of assurance with respect to this information. The inclusion of this information should not be regarded as an indication that ITI or anyone who received this information then considered, or now considers, it a reliable prediction for future events, and this information should not be relied on as such. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to place undue reliance on the information provided above regarding SLC's year 2000 prospects. See "FORWARD-LOOKING STATEMENT" on page 15.

                       DIRECTORS OF THE COMBINED COMPANY

     The bylaws of ITI provide that the number of directors may be set by the board of directors at any time but may not be fewer than three nor more than nine. Pursuant to the merger agreement, at the effective time of the merger nine individuals will serve on the board of directors of ITI. The merger agreement provides that two of the directors will be Thomas C. Auth and Perry J. Lewis, and that the seven other directors will be individuals selected by SLC. Mr. Auth and Mr. Lewis have served as directors of ITI since 1992. The seven individuals selected by SLC do not currently serve as directors of ITI. Information regarding these seven individuals and Messrs. Auth and Lewis is set forth below.

     THOMAS L. AUTH, age 54, has been an executive officer of Interactive Technologies, Inc., a wholly owned subsidiary of ITI since 1981 and its President since 1983. He has been President and Chief Executive Officer of ITI since March 1993 and a director since May 1992. Mr. Auth was appointed Chairman of the board of directors of ITI on April 1, 1997. Mr. Auth is currently a director, Chief Executive Officer and President of Interactive Technologies, a director of CADDX Controls, Inc., a wholly owned subsidiary of ITI, a director and President and Treasurer of ITI International, Inc., a wholly owned subsidiary of Interactive Technologies, and a director and Chief Executive Officer of ITI Finance Corporation, a wholly owned subsidiary of Interactive Technologies. Mr. Auth also is a director of MedAmicus, Inc., a publicly held company, and Ergodyne Corporation, EH Publishing, Inc., Vomela Specialty Company and CompU-Shop, Inc., which are privately held companies. He has served as the Treasurer and a Board member of the Security Industry Association and is also a certified public accountant.

     C.G. BERWIND, JR., age 71, is a 1951 graduate of the University of Vermont and received an MBA from the Harvard Business School in 1952. He served in the U.S. Coast Guard from 1953 to 1955. Mr. Berwind joined Berwind Corporation in 1955 and worked in its operations from 1955 to 1957. He became Vice President in 1960 and was elected President and Chief Executive Officer in 1967. Mr. Berwind succeeded his father as Chairman in 1972.

     KENNETH BOYDA, age 55, serves as President and Chief Executive Officer of SLC Technologies, Inc. at its world headquarters located in Portland, Oregon. Mr. Boyda joined the Berwind family of companies in 1990 as President and CEO of Sentrol, Inc. Prior thereto, he worked for fourteen years at Colortran, Inc. in a variety of positions, lastly as President and Chief Executive Officer. Early professional experience included positions at American Can Company, CCMP Management Consultant and Gladding Corporation. Mr. Boyda has extensive international experience, having been involved in and negotiated major contracts in more than forty countries throughout Europe, Asia and Latin America. He earned an AB degree in Government from Harvard College and an MBA from the Harvard Business School. He has been active in the security industry and has served as a Director of the Security Industry Association, and has served on the boards of several electronic manufacturing companies.

     JAN P. BRANTJES, age 64, is Chairman of IPSO-I.L.G. N.V., a public company in Belgium that manufactures equipment for the laundry industry. From 1958 to 1978, Mr. Brantjes held several management positions in Rockwool B.V., a company manufacturing isolation materials for the building industry. From 1981 to 1992, Mr. Brantjes was Chief Executive Officer and President of Aritech Europe B.V., which in 1992 was sold to SLC. He remained President of Aritech until 1994. From August 2, 1993 through the end of 1997, Mr. Brantjes was a member of the board of directors of SLC. From 1995 through the middle of 1999, Mr. Brantjes also served as an adviser to SLC.

     LAWRENCE C. KARLSON, age 57, provides consulting services to a wide variety of businesses and, as a private investor, invests in companies where he can contribute in a non-executive role to the development of the business. Mr. Karlson completed his undergraduate engineering studies at the Ryerson Institute of Technology in Toronto, Canada and was awarded an MBA by the Wharton

School of the University of Pennsylvania where he graduated with distinction. Prior to 1993, Mr. Karlson served as Chairman of Spectra-Physics AB, formerly Pharos AB, where he had also served as President and Chief Executive Officer. Mr. Karlson serves on the boards of AmeriSource Health Corporation (AAS), CDI Corporation (CDI), Vlasic Foods International, Inc. (VFI), and Spectra-Physics Lasers, Inc. (SPLI).

     EDWARD F. KOSNIK, age 55, has been President and Chief Executive Officer of Berwind Group Partners since December 1999 and President and Chief Operating Officer of Berwind Group Partners since June 1997. He is a 1966 graduate of Marquette University with a BS in Electrical Engineering, served as an officer in the U.S. Navy until 1970, and graduated in 1972 with an MBA from the Wharton School of the University of Pennsylvania. After graduation he worked at Wachovia Bank, and from 1973 to 1982 held various senior financial and operating positions including Chief Financial Officer and Group President at Arvida Corporation, a Florida-based real estate development company. In 1982, he was President, Penn Central Property Group and from 1983 to 1987 was Executive Vice President and Chief Executive Officer of the Penn Central Corporation. From 1987 to 1992, he was President and Chief Executive Officer of Sprague Technologies, Inc., a global electronic component supplier, from 1992 to 1994 Executive Vice President and Chief Financial Officer, then Chairman and Chief Executive Officer of JWP, Inc., a global mechanical and electrical contracting company, and from 1994 to 1997 Executive Vice President and Chief Financial Officer then Senior Executive Vice President and Chief Operating Officer of Alexander and Alexander Service, Inc., a global risk management and brokerage company. He is a director of Buckeye Pipeline, a publicly held limited partnership.

     PERRY J. LEWIS, age 61, has been a director of ITI since May 1992 and was President from May 1992 until March 1993. Mr. Lewis was a founding partner of Morgan Lewis Githens & Ahn ("MLG&A"), a privately owned international investment banking and leveraged buyout firm that was founded in 1982, and has served as a partner of that firm since 1982. He has been a general partner of MLGAL Partners, L.P. since April 1987. Mr. Lewis is a director of Aon Corporation and AMFM, Inc., which are publicly held companies.

     DONALD L. SEELEY, age 55, serves as Vice Chairman and Chief Financial Officer of True North Communications, Inc., a marketing communications and advertising firm with revenues of $1.3 billion. He joined True North in June 1997 as Executive Vice President and Chief Financial Officer. Prior to his appointment at True North, Mr. Seeley was President and Chief Executive Officer of The Alexander Consulting Group in 1993, after previously joining the parent company in 1988 as Senior Vice President -- Financial Management. Prior to his positions with Alexander & Alexander he served as Vice President and Treasurer of United Airlines (1986-1988); Vice President and Treasurer of G.D. Searle and Company (1979-1986); and in various financial positions with Firestone Tire and Rubber Company. He earned an MBA and BS in accounting from the University of Colorado at Boulder and is a Chartered Financial Analyst. Mr. Seeley is also a director of Modem Media and Poppe Tyson, Inc.

     RICHARD W. OLIVER, age 53, has been a Professor of Management at the Owen Graduate School of Management, Vanderbilt University since September 1992. He also has been Chairman of the Board of SymmetriCom, Inc., a company that designs and manufactures equipment for the telecom industry, since June 1998. From 1977 to September 1992, Mr. Oliver served in various marketing and corporate positions, including Vice President of Business and Residential Services, Vice President of Corporate Marketing and special assistant to the Chairman and Chief Executive Officer for Northern Telecom, Ltd., a telecommunications company. He earned a PhD from the State University of New York, an MA from the University of Delaware and a BS from Cornell University. Mr. Oliver also serves on the boards of several companies, both private and public, including Applied Innovation, Inc., Business Essentials and Quality Industries.

                    SECURITY OWNERSHIP OF ITI MANAGEMENT AND
                     BENEFICIAL OWNERS OF ITI COMMON STOCK


     The following table provides information about the beneficial ownership of the common stock of ITI as of March 20, 2000, by (i) each stockholder who is known by ITI to own beneficially more than 5% of the outstanding ITI common stock, (ii) each director of ITI, (iii) each other person who would become a director by virtue of the merger, (iv) each executive officer named in the Summary Compensation Table of ITI's proxy statement dated April 8, 1999, incorporated herein by reference, and (v) all ITI executive officers and directors as a group.



                                                              AMOUNT OF BENEFICIAL
                                                                  OWNERSHIP(1)
                                                              --------------------
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP                  SHARES      PERCENT
---------------------------------------------                 ---------    -------
SLC Technologies, Inc.(2)...................................  1,603,637     18.8%
Berwind Group Partners (3)..................................  1,603,637     18.8%
MLGAL Partners, L.P.(5).....................................  1,281,159     15.0%
MLGA Fund II, L.P.(4)(5)....................................  1,281,159     15.0%
Sentry Insurance(6).........................................    778,000      9.1%
Fleet Boston Corporation(7).................................    606,814      7.1%
Farallon Capital Management LLC(8)..........................    436,100      5.1%
Thomas L. Auth..............................................    903,613(10)   9.8%
Charles E. Briskey..........................................    148,509(10)   1.7%
Joe Hurst...................................................     75,600(10)     *
Perry J. Lewis(9)...........................................     62,656(10)     *
W. Wallace McDowell, Jr.....................................     61,000(10)     *
Sangwoo Ahn(9)..............................................     50,656(10)     *
Walter R. Barry, Jr.........................................     15,000(10)     *
Charles A. Durant...........................................     16,785(10)     *
Reed G. Grothe..............................................     17,600(10)     *
All ITI executive officers and directors of ITI as a group
  (13 persons)..............................................  1,402,363(10)  14.7%
C. G. Berwind, Jr.(11)(12)..................................          0        0
Edward F. Kosnik(11)(12)....................................          0        0
Kenneth Boyda (11)..........................................          0        0
Larry C. Karlson............................................          0        0
Jan P. Brantjes.............................................          0        0


-------------------------

   * Less than 1%.


 (1) Percentages of outstanding shares are based on 8,536,642 shares of ITI common stock outstanding as of March 20, 2000. Shares of ITI common stock subject to options granted under ITI's Long-Term Stock Incentive Plan
     (1992) (the "Stock Incentive Plan") and the Nonemployee Director Stock Option Plan (the "Director Plan") that currently are exercisable, or which become exercisable within 60 days, are deemed outstanding for computing the number and percentage ownership of the person or group holding such options but are not deemed outstanding for computing the percentages with respect to other persons. Except as otherwise noted, the persons named in the table and footnotes have sole voting and investment power with respect to all shares of ITI common stock reported as beneficially owned by them.

 (2) SLC filed a Schedule 13D with the SEC on October 8, 1999 (the "SLC Schedule 13D") reporting that, as a result of proxies granted in the Voting Support Agreements, it may be deemed to beneficially own these shares of ITI common stock. SLC's business address is 12345 SW Leveton Drive, Tualatin, Oregon 97602.

 (3) Pursuant to the SLC Schedule 13D, Berwind Group Partners reported that, as the sole owner of SLC and as a result of proxies granted in the Voting Support Agreements, it may be deemed to indirectly beneficially own the shares of ITI common stock that may be deemed to be beneficially owned by SLC. Berwind Group Partners's business address is 1 Belmont Avenue, Suite 401, Bala Cynwyd, Pennsylvania 19004.

 (4) The business address of MLGAL Partners, L.P. and MLGA Fund II, L.P. is Two Greenwich Plaza, Greenwich, Connecticut 06830.

 (5) MLGAL Partners, L.P., controls MLGA Fund II, L.P., and thus the 1,281,159 shares of ITI common stock owned of record by MLGA Fund II, L.P., are also shown as being owned by MLGAL Partners, L.P.

 (6) On February 9, 2000, ITI received Schedule 13Gs from Sentry Insurance, Sentry Life Insurance Company and Sentry Fund, all filing as members of the same group (collectively, the "Sentry 13G"). The Sentry 13G reports beneficial ownership of an aggregate of 778,000 shares of ITI common stock. Each of these reporting entities has its principal place of business at 1800 Northpoint Drive, Stevens Point, Wisconsin 54481. All of the foregoing information set forth in this footnote is from the Sentry 13G.

 (7) A Schedule 13G was filed with the SEC on February 14, 2000, by Fleet Boston Corporation, reporting beneficial ownership of 606,814 shares of ITI common stock (the "Fleet Boston Schedule 13G"). Fleet Boston Corporation is a parent holding company pursuant to Rule 13d-1(b)(ii)(G) under the 1934 Act. The Fleet Boston Schedule 13G reports shares of ITI common stock acquired by Fleet Trust & Investment Services Company, Fleet National Bank and Fleet Investment Advisors, all subsidiaries of Fleet Boston Corporation. The business address of Fleet Boston Corporation is One Federal Street, Boston, Massachusetts 02110. All of the foregoing information set forth in this footnote is from the Fleet Boston Schedule 13G.

 (8) A Schedule 13D was filed with the SEC on January 12, 2000, by Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. (together, the "Partnerships"), Farallon Capital Management, L.L.C. (the "Management Company"), Farallon Partners, L.L.C. (the General Partner of the Partnerships), Enrique H. Boilini, David I. Cohen, Jospeh F. Downes, William F. Duhamel, Fleur E. Fairman, Jason M. Fish, Andrew B. Fremder, Richard B. Fried, William F. Mellin, Stephen L Millham, Meridee A. Moore, Thomas F. Steyer and Mark C. Wehrly (the "Individual Reporting Persons") reporting beneficial ownership of an aggregate of 436,100 shares of ITI common stock (the "Farallon Schedule 13D"). The Partnerships reported owning directly an aggregate of 256,400 shares and each Partnership has shared voting and dispositive powers with respect to the shares held by it. The General Partner has the power to direct the affairs of the Partnerships, including the disposition of the proceeds of the sale of the shares of ITI common stock. The Management Company is an investment adviser to various accounts and has shared voting and dispositive powers with respect to an aggregate of 179,700 shares which are held in the managed accounts. All of the Individual Reporting Persons are managing members of the General Partner and the Management Company (other than Fairman, who is a managing member of only the General

     Partner). The Management Company, the General Partner and the Individual Reporting Persons each disclaim beneficial ownership of any of the shares. The address of the foregoing persons is c/o Farallon Capital Management, LLC., One Maritime Plaza, Suite 1325, San Francisco California 94111. All of the foregoing information set forth in this footnote is from the Farallon Schedule 13D.

 (9) Messrs. Ahn, Lewis, and John A. Morgan may be deemed to be affiliates of MLGAL Partners, L.P. These individuals each disclaim beneficial ownership of the shares directly owned by MLGAL Partners, L.P. The business address of these individuals is MLGAL Partners, L.P., Two Greenwich Plaza, Greenwich, Connecticut 06830.


(10) Includes options granted under the Stock Incentive Plan and the Director Plan to purchase the following number of shares held by the following individuals, which options are currently exercisable or will become exercisable within 60 days of March 20, 2000: Mr. Auth (663,009), Mr. Briskey (141,600), Mr. Hurst (75,600), Mr. McDowell (15,000), Mr. Ahn
     (15,000), Mr. Lewis (15,000), Mr. Barry (15,000), Mr. Durant (15,700), Mr.
     Grothe (16,400), and other executive officers as a group, 4 persons (46,650). The business address of Mr. Auth is Interactive Technologies, Inc., 2266 North Second Street, North St. Paul, Minnesota 55109.


(11) Messrs. Berwind, Boyda and Kosnik may be deemed to be affiliates of SLC. Each of these individuals disclaims beneficial ownership of shares of ITI common stock which may be deemed to be beneficially owned by SLC. The business address of Messrs. Berwind and Kosnik is 3000 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102. Mr. Boyda's business address is 12345 SW Leveton Drive, Tualatin, Oregon 97062.


(12) Messrs. Berwind and Kosnik may be deemed to be affiliates of Berwind Group Partners. Each of these individuals disclaims beneficial ownership of shares of ITI common stock which may be deemed to be beneficially owned by Berwind Group Partners. The business address of Messrs. Berwind and Kosnik is 3000 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102.


                               EXECUTIVE OFFICERS

CURRENT EXECUTIVE OFFICERS OF ITI

     Information regarding the current executive officers of ITI is set forth below.


     THOMAS L. AUTH -- See "DIRECTORS OF THE COMBINED COMPANY" on page 122.


     JOE HURST has been employed by CADDX since 1986 and has been President and a director of CADDX since 1987. Mr. Hurst has been a director of ITI since May 12, 1999, and a Senior Vice President of ITI since May 22, 1997. He served as President of the Security Industry Association, a security industry trade association, from 1993 to 1995.

     CHARLES E. BRISKEY has been employed by Interactive Technologies in various capacities since July 1981. Mr. Briskey has served as Vice President, Operations of Interactive Technologies since July 1985. He has been an executive officer of ITI since March 1993. He has been a Senior Vice President of ITI since March 1996 and Treasurer of ITI since March 1993. He also serves as a director and Vice President and Secretary of ITI International.

     CHARLES A. DURANT has been an employee of ITI and Interactive Technologies since January 1996. He became Secretary of ITI in March 1996 and was appointed Vice President, General Counsel and Secretary of ITI in May 1997. Mr. Durant also serves as Vice President,

General Counsel and Secretary of Interactive Technologies, a director, Secretary and Treasurer of CADDX, and a director, President and Secretary of ITI Finance. From September 1989 until January 1996, he was an attorney at Winthrop & Weinstine, P.A., which provides legal services to ITI. Prior to entering the legal profession, he held various accounting positions with Honeywell Inc.

     REED G. GROTHE has been Vice President, Sales of Interactive Technologies since March 1996 and has been employed at Interactive Technologies since February 1995. He was Executive Vice President, Sales and Administration for General Office Products Company, a regional distributor of office equipment, supplies and furnishings, from June 1990 to February 1995. From 1986 to 1989, he was President of Executone of Minnesota, a regional distributor of telephone and hospital communication systems.

     GERALD U. KLASEN has been Vice President, International and Commercial Sales of Interactive Technologies since March 1997. From 1977 to 1997, he held various executive positions with Swiss Industrial Group (SIG), Neuhausen, Switzerland, including Vice President Sales and marketing, SIG North America, Vice President Sales and Marketing, Doboy Division, and Vice President positions in administration and human resources. SIG is an international manufacturer and marketer of sophisticated plant automation equipment.

     DUANE PAULSON has been Vice President, Marketing of Interactive Technologies since March 1996 and has been employed in various marketing positions at Interactive Technologies since 1991. From August 1988 to March 1991, he was a management consultant to member utilities while on the staff of the National Rural Electric Cooperative Association. From March 1980 to August 1988, he held various marketing and public relations positions with United Power Association, a Minnesota utility. Mr. Paulson has been a director of the Security Industry Association since 1995 and an executive officer of the Security Industry Association since September 1998. He is also a director and president elect of the Home Automation Association, a trade association, since February 1999.

     JACK A. REICHERT joined Interactive Technologies in February 1991 as Controller and became an executive officer of ITI in September 1994. He now serves as Vice President, Finance of ITI. Mr. Reichert also serves as Vice President, Finance and Administration of Interactive Technologies and a director, Vice President and Treasurer of ITI Finance. From May 1990 until February 1991, he was Controller at American Coating Technology, Inc., a paper coating concern. From 1983 until May 1990, Mr. Reichert held various accounting positions with Donaldson Company, Inc., a multinational manufacturer of filtration products and accessories. He is also a certified public accountant.

     BRIAN K. SEEMANN has been employed by Interactive Technologies since August 1995. Mr. Seemann began at Interactive Technologies as Director of Engineering, Alarm Systems. Since July of 1998, he has served as Vice President of Engineering of Interactive Technologies. Prior to being employed at ITI, Mr. Seemann has been employed in various engineering and management capacities in the utility meter reading at Itron, Inc. and E.F. Johnson, semiconductor, process control and aerospace industries at Rosemount, Inc.

EXECUTIVE OFFICERS OF THE COMBINED COMPANY

     As of the date of this proxy statement, some of the executive officers of the combined company have been selected. Additional executive officers may be added. The executive officers who have been selected are:

     KENNETH L. BOYDA will be President and Chief Executive Officer of the combined company.

     JOHN R. LOGAN will be Chief Financial Officer of the combined company. Mr. Logan joined Sentrol, Inc. through the acquisition of Aritech Corp. in 1993 and became Chief Financial Officer of

SLC Technologies, Inc. in 1995. Prior to his career in finance with Aritech Corp., he held several positions at Nortel Networks in both financial and operational capacities. Mr. Logan, a business graduate of Sir George Williams University in Montreal, is a Certified Management Accountant and is APICS certified.

     CLIFFORD LICKO will be Senior Vice President of Operations of the combined company. Mr. Licko joined Sentrol in 1988 as the Director of Manufacturing. Mr. Licko is currently responsible for worldwide manufacturing and logistics. He has been instrumental in SLC's drive towards World Class Manufacturing. Mr. Licko is a graduate of California State University and has an MA and MBA from Claremont Graduate School.

     M. BRIAN MCCARTHY will be Chief Executive Officer, Americas Group, of the combined company. Mr. McCarthy joined SLC in 1997. Mr. McCarthy has extensive experience in the security industry having held positions as Senior Vice President of Marketing and Technology, Division President and Senior Vice President Operations for ADT Security Systems from 1981 to 1996. Mr. McCarthy graduated from Queens University and has a postgraduate degree in systems engineering from University of Waterloo.

     HUGUES WAUCQUEZ will be CEO, Europe/Africa Group of the combined company. Mr. Waucquez joined Aritech Europe as Director of Finance and Administration in 1989 and became President of SLC Europe and Africa in 1993. Prior to joining Aritech, Mr. Waucquez held a variety of positions in manufacturing, finance and marketing at Champion Spark Plug Europe and in the audit department at KPMG in Brussels. Mr. Waucquez is a Belgian citizen and possesses an undergraduate and masters in economics from the University of Namur (Belgium).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Thomas L. Auth, Chairman, CEO and President of ITI, is a director and shareholder in EH Publishing, Inc., which publishes several periodicals, including Popular Home Automation and CE Pro, operates a web site at
<electronichouse.com>, and coordinates the Home Automation Trade Show. Both
Interactive Technologies, Inc., and CADDX Controls, Inc., advertise in periodicals published by EH Publishing from time to time. Additionally, Interactive Technologies, Inc., advertises on EH Publishing's web site and participates in the Home Automation Trade Show. During the 12-month period ending September 30, 1999, subsidiaries of ITI have paid EH Publishing an aggregate of $68,819 for advertising and trade show services. All of these transactions have been negotiated at arms' length by employees of ITI's subsidiaries and Mr. Auth had no personal involvement. Furthermore, the board of directors of Interactive Technologies, Inc. has approved the transactions to date and authorized the future placement, by Interactive Technologies and its affiliates, of advertisements in trade periodicals published by EH Publishing at customary rates.

     In 1998, ITI appointed Aon Corporation its insurance broker for all insurance lines. Perry J. Lewis, a Director of ITI, is a director of Aon Corporation. Charles A. Durant, Vice President, General Counsel and Secretary of ITI, had established a business relationship with representatives from Aon Corporation over the last several years and had retained Aon Corporation without consulting Mr. Lewis. Aon Corporation reported to ITI that it derives approximately $62,000 in income annually as ITI's insurance broker. The board of directors of ITI, other than Mr. Lewis, who abstained, has approved the transactions to date between ITI and Aon Corporation and the continued use of Aon Corporation as an insurance broker by ITI.

     Berwind Property Group Inc., an affiliate of Berwind Group Partners, from time to time provides real estate services and, through partnership affiliates, leases facilities to SLC and its subsidiaries. Such transactions are conducted on an arms-length basis.

                 PRICE RANGE OF ITI COMMON STOCK AND DIVIDENDS

     ITI common stock is listed on the Nasdaq National Market and is currently traded under the symbol "ITII." The symbol "ILXI" has been reserved for use after the merger to reflect the name change. The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of ITI common stock on the Nasdaq National Market and cash dividends declared per share of ITI common stock.


                                                        PRICE RANGE OF
                                                         COMMON STOCK
                                                      ------------------
                                                       HIGH        LOW
                                                      -------    -------
1997
First Quarter.......................................  $    18    $ 13.25
Second Quarter......................................     22.9     14.125
Third Quarter.......................................       29      22.90
Fourth Quarter......................................   28.125      21.75
1998
First Quarter.......................................  $26.125    $    20
Second Quarter......................................       33         26
Third Quarter.......................................     28.5         23
Fourth Quarter......................................   32.125      24.50
1999
First Quarter.......................................  $36.875    $29.875
Second Quarter......................................   29.500     21.875
Third Quarter.......................................   30.063     20.562
Fourth Quarter......................................   30.500     26.500
                                                      -------    -------



     On September 28, 1999, the last trading day before ITI publicly announced the execution of the merger agreement, the closing price per share of ITI common stock on the Nasdaq National Market was $26.125. On March 22, 2000, the closing price per share was $28.5625. The prices indicated for the ITI common stock may not be indicative of the market price of the combined company's common stock.


     ITI has never paid dividends on its common stock. ITI currently intends to retain any and all future earnings for the operation and expansion of its business and does not expect to pay any cash dividends on its common stock in the foreseeable future.

                AMENDMENTS TO ITI'S CERTIFICATE OF INCORPORATION

     The certificate of incorporation and bylaws of ITI in effect immediately prior to the merger will continue as the certificate of incorporation and bylaws of the combined company. However, when the merger becomes effective, the certificate of incorporation of ITI will be amended (a) to opt out of Section 203 of the Delaware General Corporation Law, (b) to increase the authorized number of shares of capital stock of ITI to a total of 60,000,000 shares and (c) to change the name of the corporation from "ITI Technologies, Inc." to "Interlogix, Inc." These amendments are attached to this proxy statement as Appendix C. By approving the merger and the merger agreement, ITI stockholders will also be approving these amendments.

OPT OUT OF SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

     When the merger becomes effective, the certificate of incorporation of ITI will be amended to make the provisions of Section 203 of the Delaware General Corporation Law inapplicable to the combined company. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the stockholder became an "interested stockholder," unless:

     - prior to that date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder," or

     - upon completion of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by

      - persons who are directors and also officers and

      - by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

     - on or subsequent to that date the "business combination" is approved by the board of directors and authorized at the annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the 'interested stockholder."

     A "business combination" includes certain mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

     Approval of the merger agreement will constitute approval of an amendment to ITI's certificate of incorporation electing not to be governed by Section 203 of the Delaware General Corporation Law. Under the terms of Section 203, this amendment will not be effective until 12 months after its adoption and will not apply to any "business combination" between ITI and any person who becomes an "interested stockholder" on or prior to the adoption.

INCREASE AUTHORIZED COMMON STOCK

     The principal purpose and effect of the amendment to increase the authorized number of shares of ITI common stock to 60,000,000 will be:

     - to provide for a sufficient number of shares of ITI common stock for issuance to SLC's sole stockholder in the merger and

     - to authorize additional shares of common stock that may be issued upon the approval by the board of directors of the combined company without requiring stockholder approval

      - to accommodate further issuances under employee benefit plans,

      - for future equity financing, if any, and

      - for use in connection with other acquisitions, if any.


     ITI currently has 30,000,000 shares of common stock authorized. As of March 20, 2000, a total of 8,536,642 shares of ITI common stock were issued and outstanding and an additional 6,208,701 shares of ITI common stock were reserved for issuance. A total of 15,170,640 shares of ITI Common stock will be issued to SLC's sole stockholder in the merger.

     The additional shares of ITI common stock for which we are seeking authorization would be a part of the existing class of ITI common stock and, if and when issued, would have the same rights and privileges as the shares of ITI common stock presently outstanding. These additional shares would not (and the shares of ITI common stock presently outstanding do not) entitle stockholders to preemptive or cumulative voting rights. The increase in authorized shares will, in addition to providing sufficient capital stock for issuance in connection with the merger, provide additional shares for general corporate purposes, including stock dividends, raising additional capital, issuances pursuant to employee and stockholder stock plans and possible future acquisitions. There are, however, no present plans, understandings or agreements for issuing a material number of additional shares of ITI common stock from the additional shares of stock that we are asking you to authorize.

     The issuance of shares of ITI common stock, including the additional shares that would be authorized if the amendment to the certificate of incorporation is adopted, may dilute the present equity ownership position of current ITI stockholders and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulations. Under existing Nasdaq National Market regulations, with certain exemptions, approval of the holders of a majority of the shares of ITI common stock would nevertheless be required in connection with any transaction or series of related transactions that would result in the original issuance of additional shares of ITI common stock, other than in a public offering for cash, if:

     - the ITI common stock (including securities convertible into ITI common stock) has, or will have upon issuance, voting power equal to or in number of shares of ITI common stock to be issued is or will be equal to or in excess of 20% of the voting power outstanding before the issuance of that ITI common stock,

     - the number of shares of ITI common stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the ITI common stock or

     - the issuance would result in a change of control of ITI.

                    PROPOSAL TO APPROVE STOCK INCENTIVE PLAN

GENERAL

     We are asking you to approve a new stock incentive plan. This will be in addition to ITI's existing stock incentive plan described below and in addition to SLC's existing stock incentive plan.

     EXISTING STOCK INCENTIVE PLAN. On May 11, 1992, ITI's board of directors and stockholders approved the ITI Technologies, Inc. Long-Term Stock Incentive Plan. This stock incentive plan permits the granting of awards to employees and non-employee directors of ITI or its subsidiaries in the form of stock options, restricted stock, restricted stock units and stock appreciation rights. The total number of shares of ITI common stock for which awards may be granted under the existing stock incentive plan is 2,500,000. Awards of options on virtually all 2,500,000 shares available under the existing stock incentive plan have been granted. ITI issued an aggregate of 870,109 options prior to ITI's initial public offering on November 22, 1994. Of the options issued prior to the initial public offering, ITI issued 625,700 in 1992 in connection with the acquisition of Interactive Technologies by ITI.

     Additionally, at the effective time of the merger, all outstanding options to purchase SLC common stock will be converted into and become rights to purchase a total of 758,532 shares of ITI common stock at an estimated weighted average price of $16.53 per share.

     NEW STOCK INCENTIVE PLAN. On January 11, 2000, the board of directors of ITI adopted a new stock incentive plan, subject to stockholder approval. The stock incentive plan provides for the grant of stock options and other stock-based awards to employees, officers, consultants, independent contractors and directors providing services to ITI and its subsidiaries as determined by a committee of directors designated by the board of directors to administer the plan.


     If stockholders approve the new stock incentive plan, no further options will be granted under either ITI's or SLC's existing stock incentive plans, other than the 7,500 options SLC has committed to grant prior to the merger. See "THE MERGER -- Interests of Persons in the Merger" on page 36. While the merger agreement requires ITI to submit a proposal to its stockholders to approve the new stock incentive plan, approval of the new stock incentive plan is not a condition to closing the merger and completion of the merger is not a condition of adopting the new stock incentive plan. If the stockholders approve the merger and the stock incentive plan, ITI will not issue stock incentives prior to the completion of the merger.


     The following section summarizes the new stock incentive plan. We urge you to read the complete plan, a copy of which is included in this proxy statement as Appendix D.

SUMMARY OF THE STOCK INCENTIVE PLAN

     PURPOSE. The purpose of the stock incentive plan is to promote the interests of ITI and its stockholders by aiding ITI in attracting and retaining directors, officers, employees, consultants and independent contractors capable of assuring the future success of ITI, to offer such persons incentives to put forth maximum efforts for the success of ITI's business and to afford such persons an opportunity to acquire a proprietary interest in ITI.

     ADMINISTRATION. The board of directors will designate a committee to administer the stock incentive plan. The committee will have full power and authority to determine when and to whom it will grant awards and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the stock incentive plan, including performance goals which must be obtained in order for awards to vest. Subject to the provisions of the stock incentive plan, the committee may amend or waive the terms and conditions of an outstanding award. The committee will have full authority to interpret the stock incentive plan and establish rules and regulations for the administration of the stock incentive plan.

     ELIGIBILITY. Any director, employee, consultant or independent contractor providing services to ITI and its subsidiaries will be eligible to be selected by the committee to receive awards under the stock incentive plan. As of December 31, 1999, there were approximately 687 employees and four non-employee directors who were eligible as a class to be selected by the committee to receive awards under the stock incentive plan. As of the date of this proxy statement, no consultants or independent contractors of ITI are expected to participate in the stock incentive plan.

     The number and type of awards that the committee will grant in the future under the stock incentive plan to directors, officers, consultants, independent contractors and employees are not determinable since the committee will make these determinations in its discretion.


     NUMBER OF SHARES. The stock incentive plan provides for the issuance of up to 1,500,000 shares of ITI common stock, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of ITI common stock or other securities of ITI, issuance of warrants or other rights to purchase ITI common stock or other securities of ITI or other similar changes in the corporate structure or stock of ITI. Shares of ITI common stock subject to awards under the stock incentive plan that are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the stock incentive plan. The shares of ITI common stock issued under the stock incentive plan may be authorized but unissued shares or shares acquired on the open market or otherwise. On March 22, 2000, the closing price for ITI common stock on the Nasdaq National Market was $28.5625.


     No participant may be granted stock options or stock appreciation rights with exercise prices greater than or equal to the price of the ITI common stock on the dates of grant, relating to more than 500,000 shares in the aggregate in any calendar year. No participant may be granted in any calendar year other types of awards contingent on the attainment of performance goals which are valued at more than $3,000,000 on the dates of grant.

     TYPES OF AWARDS AND CERTAIN TERMS AND CONDITIONS. The types of awards that the committee may grant under the stock incentive plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock grants and any combination thereof. The stock incentive plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the award. The committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the stock incentive plan, awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted. The committee may grant awards for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration ITI will receive for the grant of awards under the stock incentive plan will be the participant's past, present or expected future contributions to ITI.

     STOCK OPTIONS. The committee may grant incentive stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options") and non-qualified options under the stock incentive plan. The committee will determine the exercise price of any option granted under the stock incentive plan, but in no event will the exercise price of an Incentive Stock Option be less than 100% of the fair market value of the shares of ITI common stock on the date of grant. Stock options will be exercisable at such times as the committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the committee may specify, including delivery of ITI common stock having a fair market value on the date of exercise equal to the exercise price. The committee may grant reload options when a participant pays the exercise price or tax withholding upon exercise of an option by using shares of ITI common stock. A reload option would be a new option to purchase the number of shares surrendered or withheld at a price equal to the price of ITI common stock on the date of grant.

     STOCK APPRECIATION RIGHTS. The committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of ITI common stock on the date of exercise over the fair market value of one share of ITI common stock on the date of grant. The payment may be made in cash or shares of ITI common stock, or other form of payment, as determined by the committee.

     RESTRICTED STOCK AND PHANTOM SHARES. The committee may grant shares of restricted stock and phantom shares subject to such restrictions and terms and conditions as the committee may impose. Shares of restricted stock granted under the stock incentive plan will be evidenced by stock certificates, which will be held by ITI, and the committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of phantom shares. A phantom share will have a value equal to the fair market value of one share of ITI common stock and may include, if so determined by the committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the phantom share. The committee generally has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or phantom shares.

     PERFORMANCE AWARDS. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award will be denominated in shares of ITI common stock.

     PERFORMANCE GOALS. A performance goal is a goal that has been established by the committee that if met by the end of a performance period designated by the committee will result in an award becoming vested. The committee will have sole discretion to determine the specific targets within each category of performance goals, and whether such performance goals have been achieved. With respect to any participant who may be subject to the $1 million annual limit on deductible compensation under Section 162(m) of the Code, such performance goals may include, among other things:

     - the price of ITI common stock,

     - the market share of ITI, its subsidiaries or affiliates (or any of their business units),

     - sales by ITI, its subsidiaries or affiliates (or any of their business units),

     - earnings per share of ITI common stock,

     - return on equity of ITI, or

     - costs of ITI, its subsidiaries or affiliates (or any of their business units).

     OTHER STOCK GRANTS. The committee may otherwise grant shares of ITI common stock as it deems to be consistent with the purpose of the stock incentive plan. The committee will determine the terms and conditions of such other stock grants.

     DURATION, TERMINATION AND AMENDMENT. Unless the board of directors earlier discontinues or terminates the stock incentive plan, the committees may not grant awards under the stock incentive plan 10 years after the plan's effective date. The stock incentive plan permits the board of directors to amend, alter, suspend, discontinue or terminate the stock incentive plan at any time, except that prior stockholder approval will be required for any amendment to the stock incentive plan that requires stockholder approval under the rules or regulations of the Nasdaq National Market System or any securities exchange that are applicable to ITI or under Sections 422 or 162(m) of the Internal Revenue Code (related to Incentive Stock Options and the deductibility of certain executive compensation).

FEDERAL TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the stock incentive plan.

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and ITI will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of ITI common stock acquired on the date of exercise over the exercise price, and ITI will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of ITI common stock received are taxable to the recipient as ordinary income and deductible by ITI. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option or stock appreciation right. Generally, there will be no tax consequence to ITI in connection with disposition of shares acquired under an option, except that ITI may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

     OTHER AWARDS. With respect to other awards granted under the stock incentive plan that are payable either in cash or shares of ITI common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of ITI common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of ITI common stock by the holder of the award, and ITI will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of ITI common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of ITI common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of ITI common stock by the holder, and ITI will be entitled at that time to a tax deduction for the same amount.

     SATISFACTION OF TAX OBLIGATIONS. Under the stock incentive plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to surrender shares of ITI common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to ITI to satisfy federal and state tax obligations.

     SECTION 162(M) REQUIREMENTS. The stock incentive plan has been designed to meet the requirements of Section 162(m) of the Code regarding deductibility of executive compensation.

RECOMMENDATION OF THE BOARD

     THE ITI BOARD OF DIRECTORS RECOMMENDS THAT ITI STOCKHOLDERS VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN. The persons named in the accompanying proxy intend to vote the proxies held by them in favor of such proposal, unless otherwise directed. Adoption of the stock incentive plan requires the affirmative vote, in person or by proxy, of a majority of the shares of ITI common stock present and entitled to vote at the special meeting.

                            INDEPENDENT ACCOUNTANTS

     Representatives of PricewaterhouseCoopers LLP, ITI's independent accountants, are expected to be present at the meeting where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

                          FUTURE STOCKHOLDER PROPOSALS


     ITI's annual meeting of stockholders, previously planned for May 2000, has been postponed. Under the Securities Exchange Act of 1934, ITI's stockholders may submit proposals to be considered at an annual stockholders' meeting. Rule 14a-8 under the Exchange Act sets forth the procedure and requirements for requesting that ITI include these proposals in its proxy statement. Under that rule, in the case where an annual meeting has been changed by more than 30 days from the date of the previous year's meeting, as will be the case for ITI's annual meeting, the deadline for submitting proposals under Rule 14a-8 is a reasonable time before the company begins to print and mail its proxy materials.



     Stockholders also may submit proposals to be voted on at an annual meeting without having the proposals included in ITI's proxy statement. These proposals are known as "non-Rule 14a-8 proposals." Rule 14a-4(c)(1) under the Exchange Act explains when the proxies named by a company to vote at an annual meeting may exercise their discretionary voting powers for proposals not included in the company's proxy statement, including non-Rule 14a-8 proposals. Rule 14a(c)(1) was recently amended to provide that proxies named by a company to vote at an annual meeting may be given discretionary authority to vote all proxies with respect to any non-Rule 14a-8 proposals that properly come before the annual meeting for a vote of the stockholders if (i) in the case of a company such as ITI that has changed the date of its annual meeting by more than 30 days from the date of the previous year's meeting, the company has not received advance notice of the proposal a reasonable time before it mails its proxy materials, and (ii) stockholders have been notified of this advance notice requirement.

     You are hereby notified that, for the annual meeting of stockholders to be held later this year, ITI's proxies will be able to exercise their discretionary voting authority with respect to any non-Rule 14a-8 proposal not submitted to ITI a reasonable time before ITI mails its proxy materials.



     Any Rule 14a-8 proposal that a stockholder wishes to have considered for inclusion in ITI's proxy solicitation materials for the annual meeting of stockholders in 2000, and notice of any non-Rule 14a-8 stockholder proposals, should be given in writing to the Secretary of ITI, Mr. Charles A. Durant, ITI Technologies, Inc., 2266 Second Street North, North St. Paul, Minnesota 55109.



     Due to the technical nature of the rights of stockholders and ITI in this area, a stockholder desiring to make a stockholder proposal should consider consulting his or her personal legal counsel.


                   WHERE YOU CAN FIND MORE INFORMATION ON ITI

     ITI files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room   New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center          Citicorp Center
      Room 1024                Suite 1300           500 West Madison Street
Washington, D.C. 20549  New York, New York 10048           Suite 1400
                                                  Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like ITI, which file electronically with the SEC. The address of that site is http://www.sec.gov.

     The SEC allows ITI to "incorporate by reference" information into this proxy statement. This means that ITI can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this document.

     This proxy statement incorporates by reference the documents listed below that ITI has previously filed with the SEC. They contain important information about ITI and its financial condition.

ITI SEC FILINGS                                   PERIOD
---------------                                   ------
Annual Report on Form 10-K......................  Year Ended December 31, 1998
Quarterly Reports on Form 10-Q..................  Quarter ended March 31, 1999
                                                  Quarter ended June 30, 1999
                                                  Quarter ended September 30, 1999
Current Reports on Form 8-K and Form 8-K/A......  Filed September 30, 1999
                                                  Filed October 12, 1999
Proxy Statement pursuant to Section 14(a).......  Filed April 8, 1999

     ITI incorporates by reference additional documents that it may file with the SEC between the date of this proxy statement and the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM ITI WITHOUT CHARGE, EXCLUDING ANY EXHIBITS TO THOSE DOCUMENTS UNLESS THE EXHIBIT IS SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT IN THIS PROXY STATEMENT. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Georgeson Shareholder Communications Inc. at the following address:

                   GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                                17 State Street
                               New York, NY 10004
                         Call toll free: (800) 223-2064


     If you would like to request documents, please do so by April 27, 2000 to receive them before the special meeting. If you request any incorporated documents from Georgeson, Georgeson will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.


     NEITHER ITI NOR SLC HAS AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR ITI OR SLC THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                 PAGE
                                                              ----------
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS....................         F-2
FINANCIAL STATEMENTS:
  Consolidated Balance Sheets...............................         F-3
  Consolidated Statements of Income.........................         F-4
  Consolidated Statements of Stockholder's Equity...........         F-5
  Consolidated Statements of Cash Flows.....................         F-6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-7 - F-25
SCHEDULE:
SCHEDULE II
  Valuation and Qualifying Accounts.........................        F-26

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SLC Technologies, Inc.:

     We have audited the accompanying consolidated balance sheets of SLC Technologies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SLC Technologies, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements are presented for purposes of complying with the Securities and Exchange Commissions rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
  February 19, 1999

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                             DECEMBER 31,
                                                           ----------------    OCTOBER 2,
                                                            1997      1998        1999
                                                           ------    ------    -----------
                                                                               (UNAUDITED)
                                                            (DOLLARS IN MILLIONS, EXCEPT
                                                                 PER SHARE AMOUNTS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............................  $ 17.9    $ 12.0      $ 14.0
  Receivables, less reserves of $2.9 in 1997, $2.6 in
     1998 and $2.6 in 1999...............................    61.6      71.5        85.5
  Inventories............................................    33.2      35.9        41.8
  Prepaid expenses.......................................     2.5       3.4         4.0
  Deferred income taxes..................................     3.8       2.7         2.4
                                                           ------    ------      ------
     Total current assets................................   119.0     125.5       147.7
PROPERTY, PLANT AND EQUIPMENT, at cost, less accumulated
  depreciation...........................................    22.9      26.9        33.2
OTHER ASSETS.............................................     7.4       4.8         6.6
INTANGIBLE ASSETS:
  Patents and other deferred charges.....................     2.4       2.3         2.6
  Acquired technology....................................      --        --        12.8
  Goodwill, net of accumulated amortization of $25.9 in
     1997, $33.3 in 1998 and $39.8 in 1999...............   118.7     114.1       115.9
                                                           ------    ------      ------
                                                           $270.5    $273.6      $318.8
                                                           ======    ======      ======
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt......................  $  1.3    $  0.2      $   --
  Accounts payable.......................................    22.4      31.2        29.2
  Accrued expenses.......................................    36.8      39.3        38.5
                                                           ------    ------      ------
     Total current liabilities...........................    60.5      70.7        67.7
LONG-TERM DEBT, less current portion.....................    79.8      53.1        87.8
OTHER NONCURRENT LIABILITIES.............................     2.6       2.3         1.9
                                                           ------    ------      ------
     Total liabilities...................................   142.9     126.1       157.4
                                                           ------    ------      ------
COMMITMENTS AND CONTINGENCIES (Note 14)
STOCKHOLDER'S EQUITY:
  Common stock, par value $.005, 2,000,000 shares
     authorized, 1,000,000 issued and outstanding........      --        --          --
  Paid-in capital........................................   107.5     107.5       107.5
  Retained earnings......................................    24.4      41.6        58.9
  Cumulative translation adjustment......................    (4.3)     (1.6)       (5.0)
                                                           ------    ------      ------
     Total stockholder's equity..........................   127.6     147.5       161.4
                                                           ------    ------      ------
                                                           $270.5    $273.6      $318.8
                                                           ======    ======      ======

The accompanying notes are an integral part of these statements.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                         NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,      ------------------------
                                        --------------------------    OCTOBER 3,    OCTOBER 2,
                                         1996      1997      1998        1998          1999
                                        ------    ------    ------    ----------    ----------
                                                                            (UNAUDITED)
                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
SALES.................................  $275.7    $326.0    $375.6      $269.1        $309.2
COST OF SALES.........................   161.9     184.6     206.2       150.6         174.4
                                        ------    ------    ------      ------        ------
     Gross profit.....................   113.8     141.4     169.4       118.5         134.8
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES............................    76.3      91.6     104.7        76.7          83.4
RESEARCH AND DEVELOPMENT EXPENSES.....     7.5      10.6      13.4        10.1          12.8
AMORTIZATION OF INTANGIBLE ASSETS.....     8.0       8.7       8.1         6.1           6.5
                                        ------    ------    ------      ------        ------
     Operating income.................    22.0      30.5      43.2        25.6          32.1
OTHER (INCOME) EXPENSE:
Interest expense, net.................     7.8       9.7       4.8         3.8           3.6
Other, net............................    (0.2)      0.4       0.8         0.1          (2.6)
                                        ------    ------    ------      ------        ------
     Income before income taxes.......    14.4      20.4      37.6        21.7          31.1
PROVISION FOR INCOME TAXES............     6.9      10.3      16.9        10.2          13.8
                                        ------    ------    ------      ------        ------
     Net income.......................  $  7.5    $ 10.1    $ 20.7      $ 11.5        $ 17.3
                                        ======    ======    ======      ======        ======
EARNINGS PER SHARE:
  Basic...............................  $ 7.50    $10.14    $20.67      $11.52        $17.35
  Diluted.............................  $ 7.50    $10.14    $20.62      $11.50        $17.28
WEIGHTED AVERAGE SHARES OUTSTANDING:
  (in thousands)
  Basic...............................   1,000     1,000     1,000       1,000         1,000
  Diluted.............................   1,000     1,000     1,002       1,002         1,004

The accompanying notes are an integral part of these statements.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                COMMON STOCK
                                          ------------------------
                                                        CAPITAL                           CUMULATIVE        TOTAL
                                           NUMBER     STOCK, $.005   PAID-IN   RETAINED   TRANSLATION   STOCKHOLDER'S
                                          OF SHARES    PAR VALUE     CAPITAL   EARNINGS   ADJUSTMENT       EQUITY
                                          ---------   ------------   -------   --------   -----------   -------------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE, JANUARY 1, 1996................  1,000,000    $       --    $ 49.0     $ 6.8        $ 2.5         $ 58.3
Comprehensive income:
  Net income............................         --            --        --       7.5           --            7.5
  Cumulative translation adjustment.....         --            --        --        --         (2.3)          (2.3)
                                                                                                           ------
     Total comprehensive income.........                                                                      5.2
                                                                                                           ======
BALANCE, DECEMBER 31, 1996..............  1,000,000            --      49.0      14.3          0.2           63.5
Comprehensive income:
  Net income............................         --            --        --      10.1           --           10.1
  Cumulative translation adjustment.....         --            --        --        --         (4.5)          (4.5)
                                                                                                           ------
     Total comprehensive income.........                                                                      5.6
                                                                                                           ======
Capital contribution (Note 1)...........         --            --      58.5        --           --           58.5
                                          ---------    ----------    ------     -----        -----         ------
BALANCE, DECEMBER 31, 1997..............  1,000,000            --     107.5      24.4         (4.3)         127.6
Comprehensive income:
  Net income............................         --            --        --      20.7           --           20.7
  Cumulative translation adjustment.....         --            --        --        --          2.7            2.7
                                                                                                           ------
     Total comprehensive income.........                                                                     23.4
                                                                                                           ======
Dividend ($3.50 per share)..............         --            --        --      (3.5)          --           (3.5)
                                          ---------    ----------    ------     -----        -----         ------
BALANCE, DECEMBER 31, 1998..............  1,000,000            --     107.5      41.6         (1.6)         147.5
Comprehensive income:
  Net income (unaudited)................         --            --        --      17.3           --           17.3
  Cumulative translation adjustment
     (unaudited)........................         --            --        --        --         (3.4)          (3.4)
                                                                                                           ------
     Total comprehensive income
       (unaudited)......................                                                                     13.9
                                          ---------    ----------    ------     -----        -----         ======
BALANCE, OCTOBER 2, 1999 (unaudited)....  1,000,000    $       --    $107.5     $58.9        $(5.0)        $161.4
                                          =========    ==========    ======     =====        =====         ======

The accompanying notes are an integral part of these statements.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,    -----------------------
                                                         ------------------------   OCTOBER 3,   OCTOBER 2,
                                                          1996     1997     1998       1998         1999
                                                         ------   ------   ------   ----------   ----------
                                                                                          (UNAUDITED)
                                                                       (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................  $  7.5   $ 10.1   $ 20.7     $ 11.5       $ 17.3
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization.....................    15.2     16.3     16.6       12.1         13.9
     Deferred income tax provision.....................     0.2      1.2      1.1        0.5          0.4
     Gain on the sale of capital assets................    (0.2)      --     (0.1)        --         (0.7)
     Changes in assets and liabilities, net of effects
       from acquisitions --
       Accounts receivable.............................    (3.9)    (4.9)    (9.8)      (8.0)       (10.4)
       Inventories.....................................    (2.2)     5.5     (2.6)       0.7         (2.3)
       Prepaid expenses................................     0.1     (0.2)    (0.8)      (2.0)        (0.4)
       Other assets....................................    (1.7)     2.4      2.8        0.9         (2.0)
       Accounts payable................................     2.1      1.9      8.7        1.2         (4.1)
       Accrued expenses................................     3.5      6.4      1.9       (2.7)        (3.7)
                                                         ------   ------   ------     ------       ------
          Net cash provided by operating activities....    20.6     38.7     38.5       14.2          8.0
                                                         ------   ------   ------     ------       ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of subsidiaries, net of cash acquired of
     $1.9, $0.1, $0.2, $0.2 and $1.2...................   (51.2)   (19.7)    (0.6)      (0.6)       (21.0)
  Proceeds from sale of capital assets.................     0.2      0.1      0.7        0.7          1.3
  Capital expenditures.................................    (8.9)    (8.4)   (12.7)      (8.2)       (14.1)
  Other, net...........................................    (0.8)    (1.8)    (0.9)      (1.3)        (4.0)
                                                         ------   ------   ------     ------       ------
          Net cash used in investing activities........   (60.7)   (29.8)   (13.5)      (9.4)       (37.8)
                                                         ------   ------   ------     ------       ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings.............................     0.7     92.5      2.5       19.5         34.3
  Repayment of long-term debt..........................    (6.8)   (16.8)   (30.9)     (27.3)        (1.8)
  Net borrowing (repayment) from Berwind...............    49.8    (71.0)      --         --           --
  Dividends paid.......................................      --       --     (3.5)      (3.5)          --
                                                         ------   ------   ------     ------       ------
          Net cash provided by (used in) financing
             activities................................    43.7      4.7    (31.9)     (11.3)        32.5
                                                         ------   ------   ------     ------       ------
EFFECT OF EXCHANGE RATE CHANGES ON CASH................    (0.5)    (1.0)     1.0        0.9         (0.7)
                                                         ------   ------   ------     ------       ------
          Net increase (decrease) in cash and cash
             equivalents...............................     3.1     12.6     (5.9)      (5.6)         2.0
CASH AND CASH EQUIVALENTS, Beginning of period.........     2.2      5.3     17.9       17.9         12.0
                                                         ------   ------   ------     ------       ------
CASH AND CASH EQUIVALENTS, End of period...............  $  5.3   $ 17.9   $ 12.0     $ 12.3       $ 14.0
                                                         ======   ======   ======     ======       ======

The accompanying notes are an integral part of these statements.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION AS OF OCTOBER 2, 1999, AND FOR THE NINE MONTHS ENDED
               OCTOBER 2, 1999 AND OCTOBER 3, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF OPERATIONS

     SLC Technologies, Inc. and subsidiaries (the "Company") is a global integrated communications technology company focused on security, life safety, loss prevention, facility control and related services. The Company designs, develops, manufactures and distributes system components, software and services, including the following:

     - Intrusion and fire protection sensors, detectors, control panels and user interfaces;

     - Electronic access and facility integration control systems;

     - Key management and remote access systems and services;

     - Fiber optic transmission and reception equipment;

     - CCTV, digital video and surveillance equipment; and

     - Video multiplexing and digital storage media products and systems.

     Prior to October 1997, the Company was a wholly owned subsidiary of Berwind Industries, Inc. ("BII"), which was a wholly owned subsidiary of Berwind Corporation ("Berwind"). On October 9, 1997, BII was merged into Berwind. On October 10, 1997, Berwind distributed the stock of the Company to Berwind Group Partners in a non-taxable spin-off. Berwind Group Partners is the sole shareholder of Berwind. Prior to the spin-off, the Company entered into a credit agreement (see Note 11), the proceeds from which were used to repay a portion of the intercompany obligation to BII. The balance of the intercompany obligation of $58,485,000 was contributed by BII to the Company, and was recorded as a contribution to paid-in capital.

PROPOSED MERGER

     On September 28, 1999, the Company and ITI Technologies, Inc. ("ITI"), a public company, entered into a Merger Agreement (the "Agreement"). Under the terms of the Agreement, Berwind Group Partners will contribute the stock of the Company to ITI in exchange for 15.2 million shares of ITI. In addition, pursuant to the Agreement, the shareholders of ITI will have the option to elect to receive $36.50 in cash at closing for each share of ITI common stock owned. If ITI stockholders elect to exchange more than 50% of the outstanding shares of ITI common stock for cash, then the shares to be exchanged will be reduced on a pro rata basis, so that 50% of the outstanding shares of ITI common stock immediately prior to the closing are exchanged for cash. If the maximum number of shares are exchanged, the total cash cost, including transaction expenses, estimated to be $182,000,000 would be funded by a new credit facility (See Note
11). Subsequent to the transaction, Berwind Group Partners will control ITI. Berwind Group Partners' ownership interest will be dependent upon the number of ITI shares exchanged.

     In accordance with generally accepted accounting principles, the merger transaction will be accounted for under the purchase method of accounting as a reverse merger since Berwind Group Partners will obtain a controlling interest in ITI. As a result, ITI is treated as being acquired by the Company for accounting purposes. The total estimated purchase price of the acquisition will be computed based on: (1) an estimate of the fair market value of 50% of the outstanding shares of ITI

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES
common stock at the Effective Time of the merger, (2) the cost of the exchange of ITI common stock and options (assuming that the ITI stockholders elect to exchange an aggregate of 50% of ITI common stock outstanding for cash at $36.50 per share and that each option holder elects to exchange 50% of such option holder's options for cash at $36.50 per share, net of the exercise price), and
(3) the direct expenses of the merger. Under the purchase method of accounting, the purchase price will be allocated to ITI's assets acquired and liabilities assumed based upon their estimated fair values. The results of ITI operations will be included in the Company's financial statements commencing upon the closing of the transaction.

     The merger is subject to approval by ITI's shareholders, receipt by the Company of a supplemental ruling from the IRS relating to the 1997 spin-off from Berwind, approval by regulatory authorities, and customary closing conditions. The transaction is expected to close in the first or second quarter of 2000.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of SLC Technologies, Inc. and its subsidiaries. All significant intercompany accounts and transactions are eliminated.

FISCAL YEAR END

     The Company operates on a fiscal year ending on December 31. Quarterly periods end on the closest Saturday following the calendar quarter end. The first, second, and third quarters of 1999 ended on April 3, July 3, and October 2, 1999, respectively. The first, second, and third quarters of 1998 ended on April 4, July 4, and October 3, respectively. All interim quarters include 13 weeks.

INTERIM FINANCIAL STATEMENTS

     The accompanying consolidated financial statements as of October 2, 1999 and October 3, 1998 are unaudited, and in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for those interim periods. The results of operations for the nine months ended October 2, 1999 and October 3, 1998 are not necessarily indicative of the results to be expected for any other interim period, or the full year.

REVENUE RECOGNITION

     Revenue from sales of products and system components is recognized when product is shipped. In accordance with AICPA Statement of Position 97-2, revenue from the one-time fee for licensed software is recognized when the program is shipped with a deferral for post-contract customer support ("PCS"). The deferred revenue for PCS is earned over the support period. Service revenue is recognized over the related contractual period or as the services are provided by the Company. Revenue is reduced to provide a reserve for estimated customer returns and allowances.

FOREIGN CURRENCY TRANSLATION

     Foreign subsidiaries translate their assets and liabilities into U.S. dollars at current exchange rates in effect at the end of the fiscal period. The gains or losses that result from this process are shown as cumulative translation adjustments in the stockholder's equity section of the balance sheet.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

The revenue and expense accounts of foreign subsidiaries are translated into U.S. dollars at the average exchange rates that prevailed during the period.

     Some transactions of the Company and its subsidiaries are made in currencies different from their own. In 1996, 1997 and 1998, (gains) and losses from these foreign currency transactions are $(196,000), $162,000 and $386,000, respectively, and are generally included in income as they occur.

CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are valued at the lower of average cost or market on a first-in, first-out (FIFO) basis.

PROPERTY, PLANT AND EQUIPMENT

     The Company provides depreciation over the estimated useful lives of assets using the straight-line method as follows:

Buildings                                             30-40 years
Machinery and equipment                                7-12 years
Furniture and fixtures                                 5-10 years
Capitalized software costs                                5 years

     The Company is implementing an enterprise-wide information system. Development costs and implementation costs are expensed until the Company has determined that the software has probable future benefits. Thereafter, external direct costs of materials and services and qualifying internal costs of development of the software are capitalized. Training costs and costs to reengineer the business are expensed as incurred.

     Depreciation for tax purposes is provided using various accelerated methods. Repair and maintenance costs are expensed as incurred. Fully depreciated assets are relieved from the accounts when no longer in service.

INTANGIBLES

     When a company is acquired, the difference between the fair value of its net assets and the purchase price is charged to goodwill. Goodwill is amortized over 20 years. Patents and other deferred charges are amortized over their useful lives, which range from three to seventeen years.

IMPAIRMENT OF LONG-LIVED ASSETS

     Long-lived assets and certain intangibles held and used by an entity are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted expected future cash flows, excluding interest charges, from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized. The impairment loss is measured based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

     The Company's financial instruments recorded on the balance sheet include cash and cash equivalents, accounts receivable, accounts payable and debt. Because of their short maturities, the carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value. The carrying amount of long-term debt approximates fair value because the interest rates on these obligations are reset frequently at market rates.

     The Company uses derivative financial instruments primarily to hedge interest rate and foreign currency risks. The fair value of these derivative instruments is not recognized in the financial statements. The counterparties to these contracts are major financial institutions. The Company is exposed to credit loss in the event of nonperformance by the counterparty; however, management believes the risk of incurring losses related to credit risk is remote. Financial instruments are not used for trading purposes.

     Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are deferred and are recognized in income or as adjustments of carrying amounts of the related item when the hedged transaction occurs.

INCOME TAXES

     The Company records income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities.

NEW ACCOUNTING PRONOUNCEMENTS

     In 1997, Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share." SFAS No. 128 requires the disclosure of Basic and Diluted Earnings per Share ("EPS"). Basic EPS is calculated using income available to common stockholders divided by the weighted average of common shares outstanding during the year. Diluted EPS is similar to Basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The treasury stock method is used to calculate dilutive shares. See Note 5 for more information regarding the earnings per share calculation.

     In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which requires companies to report all changes in equity, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. The Company has chosen to disclose comprehensive income, which encompasses net income and translation adjustments, in the consolidated statement of stockholder's equity. Prior years have been restated to conform with the SFAS No. 130 requirements.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which defines the disclosure requirements for operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker. (See Note 9)

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This pronouncement requires that derivatives, including interest rate swaps and forward exchange contracts, be recorded on the balance sheet as an asset or liability based on its fair value. Changes in the fair value of the instrument are recognized currently in earnings unless specific hedge criteria is met. SFAS No. 133 will be adopted by the Company in 2001. The Company has not yet quantified the impact of adoption of this statement on its financial position or results of the operation.

ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACQUISITIONS:

     The Company has acquired numerous businesses during the periods presented. In 1996, the Company acquired Fiber Options, Inc., a manufacturer of fiber optic equipment, Casi-Rusco, Inc. a developer and manufacturer of integrated computer-based security systems and Scantronic, Inc., a developer and manufacturer of components for security systems. In 1997, the Company acquired Kalatel, Inc., a manufacturer of closed circuit television products, CCTV Corp. and GBC Europe Ltd., companies which manufacture closed circuit television products and TVX, a developer and manufacturer of digital image captive products. In 1998, the Company acquired Sectro a distributor of electronic security, fire detection and closed circuit television systems. In 1999, the Company acquired Impac Technologies, Inc., a designer and manufacturer of computerized video processing equipment, Cosmotron AB, a designer and manufacturer of vault sensor equipment, and Tecom Systems Pty Ltd, a designer and manufacturer of integrated intrusion and access control products. All the related acquisitions have been accounted for under the purchase method of accounting. The total

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES
costs of the acquired businesses were $53,055,000 and $19,795,000 and $776,000 and $22,164,000 in 1996, 1997, 1998, and 1999, respectively, with the purchase prices allocated as follows:

                                                                          NINE MONTHS
                                              YEAR ENDED DECEMBER 31,        ENDED
                                             -------------------------    OCTOBER 2,
                                              1996      1997     1998        1999
                                             ------    ------    -----    -----------
                                                      (DOLLARS IN MILLIONS)
Current assets.............................  $17.7     $ 6.7     $0.6        $ 8.4
Property, plant and equipment..............    2.9       0.8       --          0.8
Other assets...............................    2.5        --       --           --
Goodwill...................................   40.4      15.7      0.5         19.6
Liabilities assumed........................  (10.4)     (3.4)    (0.3)        (6.6)
                                             -----     -----     ----        -----
  Cash paid................................  $53.1     $19.8     $0.8        $22.2
                                             =====     =====     ====        =====

     The operating results of all of these businesses were included in the Company's consolidated results of operations from the date of acquisition.

     The following unaudited pro forma information presents the results of the Company as if the acquisitions had taken place on the January 1 of the year prior to the acquisition:

                                                      YEAR ENDED       NINE MONTHS
                                                     DECEMBER 31,         ENDED
                                                   ----------------    OCTOBER 2,
                                                    1997      1998        1999
                                                   ------    ------    -----------
                                                    (DOLLARS IN MILLIONS, EXCEPT
                                                         PER SHARE AMOUNTS)
Sales............................................  $335.6    $395.9      $313.4
Net income.......................................    10.8      20.7        18.2
Earnings per share:
  Basic..........................................  $10.77    $20.70      $18.18
  Diluted........................................  $10.77    $20.67      $18.10

     These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the date indicated, or which may result in the future.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

3. INVENTORY:

     Inventory is comprised of:

                                                        DECEMBER 31,
                                                       --------------    OCTOBER 2,
                                                       1997     1998        1999
                                                       -----    -----    ----------
                                                          (DOLLARS IN MILLIONS)
Raw materials........................................  $21.2    $20.6      $23.1
Work in process......................................    2.1      3.1        5.7
Finished goods.......................................   13.3     15.4       17.0
                                                       -----    -----      -----
                                                        36.6     39.1       45.8
Less-Inventory reserve...............................   (3.4)    (3.2)      (4.0)
                                                       -----    -----      -----
                                                       $33.2    $35.9      $41.8
                                                       =====    =====      =====

     The increase in the inventory reserve in 1999 is related primarily to the current year acquisitions.

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment is comprised of:

                                                        DECEMBER 31,
                                                       --------------    OCTOBER 2,
                                                       1997     1998        1999
                                                       -----    -----    ----------
                                                          (DOLLARS IN MILLIONS)
Land.................................................  $ 0.9    $ 0.4      $ 0.4
Buildings............................................    2.5      2.2        1.6
Machinery and equipment..............................   31.3     37.7       44.8
Furniture, fixtures and other........................   16.0     22.2       27.4
                                                       -----    -----      -----
                                                        50.7     62.5       74.2
Less -- Accumulated depreciation.....................   27.8     35.6       41.0
                                                       -----    -----      -----
                                                       $22.9    $26.9      $33.2
                                                       =====    =====      =====

5. EARNINGS PER SHARE:

     SFAS No. 128, "Earnings Per Share," requires two presentations of earnings per share ("EPS") -- basic and diluted. Basic EPS is computed by dividing net income available to common shareholders by the actual weighted average number of common shares outstanding for the period. Diluted EPS is computed also assuming the conversion or exercise of all dilutive securities, which only includes stock options for the Company.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

     The following table summarizes the differences between basic weighted average shares outstanding and diluted weighted average shares outstanding used to compute diluted EPS:


                                                                      NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,   -----------------------
                                         -----------------------   OCTOBER 3,   OCTOBER 2,
                                         1996     1997     1998       1998         1999
                                         -----   ------   ------   ----------   ----------
                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net income.............................  $ 7.5   $ 10.1   $ 20.7     $ 11.5       $ 17.3
Earnings per common share:
  Basic................................  $7.50   $10.14   $20.67     $11.52       $17.35
  Diluted..............................  $7.50   $10.14   $20.62     $11.50       $17.28
Weighted average shares outstanding:
  (in thousands)
  Basic................................  1,000    1,000    1,000      1,000        1,000
  Dilutive impact of options...........     --       --        2          2            4
                                         -----   ------   ------     ------       ------
  Diluted..............................  1,000    1,000    1,002      1,002        1,004
                                         =====   ======   ======     ======       ======


6. INCOME TAXES:

     Through October 10, 1997, the date of the spin-off, the Company participated in the filing of a consolidated federal tax return with Berwind and all of Berwind's U.S. subsidiaries. The Company's share of the consolidated federal income tax was computed pursuant to the terms of the tax sharing agreement between the Company and Berwind entered into effective March 31, 1991, as amended. The agreement provided for the Company to pay Berwind an amount equal to its share of the consolidated federal income tax determined by multiplying its separate taxable income for the year by the highest federal corporate income tax rate applicable to such year. In the event the Company has a taxable loss, Berwind would pay the Company in a similar fashion. Berwind also agreed to pay the Company for any tax credits generated.

     Effective October 10, 1997, the Company began to file separate company tax returns. However, the Company will continue to be subject to the tax sharing agreement with Berwind for any additional tax obligations or refunds for any periods prior to October 10, 1997.

     The following tables show the components of income before income taxes and the provision for income taxes:

INCOME BEFORE INCOME TAXES:

                                                 YEAR ENDED DECEMBER 31,
                                                 ------------------------
                                                  1996     1997     1998
                                                 ------    -----    -----
                                                  (DOLLARS IN MILLIONS)
Domestic.......................................  $  2.6    $ 9.9    $25.6
Foreign........................................    11.8     10.5     12.0
                                                 ------    -----    -----
                                                 $14.49    $20.4    $37.6
                                                 ======    =====    =====

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

PROVISION FOR INCOME TAXES:

                                                    YEAR ENDED DECEMBER 31,
                                                   -------------------------
                                                   1996      1997      1998
                                                   -----    ------    ------
                                                     (DOLLARS IN MILLIONS)
Federal:
  Current........................................  $2.6     $ 3.8     $ 9.3
  Deferred.......................................    .2       1.2       1.1
                                                   ----     -----     -----
                                                    2.8       5.0      10.4
                                                   ----     -----     -----
State:
  Current........................................   0.6       1.3       2.0
  Deferred.......................................    .0        .0        .0
                                                   ----     -----     -----
                                                    0.6       1.3       2.0
                                                   ----     -----     -----
Foreign:
  Current........................................   3.3       4.0       4.5
  Deferred.......................................    .2        .0        .0
                                                   ----     -----     -----
                                                    3.5       4.0       4.5
                                                   ----     -----     -----
                                                   $6.9     $10.3     $16.9
                                                   ====     =====     =====

     Major differences between the Federal statutory rate and the effective tax rate are:

                                                                     NINE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,     ------------------------
                                     -------------------------    OCTOBER 3,    OCTOBER 2,
                                     1996      1997      1998        1998          1999
                                     -----     -----     -----    ----------    ----------
United States federal statutory
  rate.............................  35.0%     35.0%     35.0%       35.0%         35.0%
State taxes, net of federal tax
  benefit..........................   2.6       4.2       3.5         4.2           3.3
Impact of foreign income tax
  rates............................  (0.9)     (1.3)      0.2         1.1           1.3
Non-tax deductible goodwill
  amortization.....................  12.4      10.0       5.9         7.3           5.4
Other..............................  (1.4)      2.5       0.4         3.2          (0.7)
                                     ----      ----      ----        ----          ----
Effective tax rate.................  47.7%     50.4%     45.0%       50.8%         44.3%
                                     ====      ====      ====        ====          ====

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

     The significant components of deferred tax assets and liabilities are as follows:

                                                           DECEMBER 31,
                                                       ---------------------
                                                        1997          1998
                                                       -------       -------
                                                       (DOLLARS IN MILLIONS)
Gross deferred tax assets:
  Warranty reserves..................................   $ 0.6         $ 1.1
  Inventory and receivables reserve..................     1.3           0.8
  Net operating loss carry forwards..................     2.5           1.9
  Foreign tax credits................................     0.1           0.8
  Other accruals and miscellaneous...................     2.6           2.0
  Valuation allowance................................    (1.0)         (1.7)
                                                        -----         -----
Deferred tax assets..................................     6.1           4.9
                                                        -----         -----
Gross deferred tax liabilities:
  Plant and equipment................................     0.4           0.4
  Other..............................................     0.7           0.6
                                                        -----         -----
Deferred tax liabilities.............................     1.1           1.0
                                                        -----         -----
  Net deferred income tax asset......................   $ 5.0         $ 3.9
                                                        =====         =====

     The deferred tax asset at December 31, 1997 and 1998 includes $2,489,000 and $1,882,000, respectively, of federal net operating loss credit carryforwards. These carryforwards expire in various years through 2009. A valuation allowance has been provided for those net operating loss carryforwards which are now estimated to expire before they are utilized. This valuation allowance relates to tax benefits existing at the time of a business combination. If subsequently realized, the related tax benefit will be credited to goodwill. In addition, the Company has available unutilized foreign tax credits of approximately $779,000 as of December 31, 1998, which may be available to offset future U.S. taxes. A valuation allowance has been provided for those foreign tax credits which are now estimated to expire before they are utilized. These credits begin to expire in 2001.

     The Company does not pay or record U.S. income taxes on the undistributed earnings of its foreign subsidiaries as all of these earnings are considered permanently reinvested. The net accumulated earnings of the Company's foreign subsidiaries at December 31, 1997 and 1998 amounted to $30,558,000 and $41,296,000, respectively. As of December 31, 1998, an estimated $700,000 of income and foreign withholding taxes would be due, after consideration of foreign tax credits, if these earnings were remitted as dividends.

7. STOCK OPTION PLAN:

     Under the 1997 Stock Incentive Plan ("1997 Plan"), the Company is authorized to grant options for up to 50,000 common shares, of which, 25,000 were granted in December of 1997. Options outstanding under the Company's stock option plan have been granted with an exercise price equal to the fair market value at the date of issuance. These options vest over a two year period, and expire 10 years after the grant date. None of the options issued have been exercised.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

     In March of 1998, the Company issued 17,500 options to executives which begin to vest in the event that the Company becomes a public company. The exercise price on these options will equal to 50% of the fair market value of the Company's stock on the date the Company becomes public which is considered the grant date for compensation purposes. The Company has committed to issue 7,500 options in 2000 to executives at a discount of $1,000,000 from fair market value. Compensation expense for each of the above grants will be equal to the difference between the fair market value of the stock and the exercise price will be recorded over the three year vesting periods subsequent to the grant dates.

     The Company accounts for stock options under the intrinsic value model prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Had compensation expense for the Company's stock-options been determined based upon fair value at the grant date for awards under the plan in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                                         NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,     ------------------------
                                         -------------------------    OCTOBER 3,    OCTOBER 2,
                                         1996      1997      1998        1998          1999
                                         -----    ------    ------    ----------    ----------
                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net income
  As reported..........................  $ 7.5    $ 10.1    $ 20.7      $ 11.5        $ 17.3
  Pro forma............................  $ 7.5    $ 10.1    $ 18.3      $  9.6        $ 15.7
Earnings per share:
  As reported:
     Basic.............................  $7.50    $10.14    $20.67      $11.52        $17.35
     Diluted...........................  $7.50    $10.14    $20.62      $11.50        $17.28
  Pro forma:
     Basic.............................  $7.50    $10.14    $18.28      $ 9.59        $15.72
     Diluted...........................  $7.50    $10.14    $18.24      $ 9.57        $15.66

     For disclosure purposes, the fair value of the options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

Dividend yield.........................................     0.00%
Expected volatility....................................    34.25%
Risk free interest rates...............................    6.196%
Expected lives (years).................................     8.25

8. PENSION AND BENEFIT PLANS:

     The Company has various retirement plans which cover substantially all full-time employees. The plan benefits are based primarily on years of service and employee compensation near retirement. The funding policy is to contribute an amount within the range that can be deducted for federal income tax purposes. Plan assets of $1,235,000 consist primarily of listed stocks, fixed income securities, cash and cash equivalents. The net periodic benefit cost is immaterial to the financial

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES
statements. At December 31, 1998, one of the company's pension plans had an unfunded pension liability in the amount of $262,000.

     During 1996, 1997 and 1998, the Company recorded expense of $462,000, $719,000, and $679,000, respectively, associated with 401(k) and defined contribution plans.

9. SEGMENT REPORTING:

     The Company operates its business on a geographic basis with two reportable segments which include the Americas (North, Central and South America) and Europe & Africa. Included in the All Other category are: (1) the sales of the Asia Pacific segment which are not significant, (2) intersegment eliminations, and (3) costs related to the corporate function which are not allocated to the segments.

     The accounting policies of the operating segments are the same as those described in Note 1. The Company evaluates the performance of its operating segments based on operating profit, excluding intercompany royalties and other special charges. Sales are determined based on the geographic segment within which the customer is located. Long-lived assets include property, plant and equipment; patents and trademarks; and goodwill.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                         NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,      ------------------------
                                        --------------------------    OCTOBER 3,    OCTOBER 2,
                                         1996      1997      1998        1998          1999
                                        ------    ------    ------    ----------    ----------
                                                        (DOLLARS IN MILLIONS)
SALES:
  Americas:
     Customer.........................  $161.1    $198.8    $229.1      $159.7        $195.2
     Intersegment.....................    17.5      24.8      26.2        19.9          19.4
  Europe and Africa:
     Customer.........................   108.1     116.5     136.2       100.2         104.3
     Intersegment.....................     1.4       1.5       1.3         0.9           0.7
  All other...........................   (12.4)    (15.6)    (17.2)      (11.6)        (10.4)
                                        ------    ------    ------      ------        ------
     Total sales......................  $275.7    $326.0    $375.6      $269.1        $309.2
                                        ======    ======    ======      ======        ======
OPERATING INCOME(a):
  Americas............................  $ 23.4    $ 34.8    $ 37.4      $ 24.1        $ 31.0
  Europe..............................    16.7      17.0      21.7        15.4          14.4
  All other...........................    (1.9)     (2.8)     (3.9)       (3.4)         (2.2)
                                        ------    ------    ------      ------        ------
     Total operating income...........  $ 38.2    $ 49.0    $ 55.2      $ 36.1        $ 43.2
                                        ======    ======    ======      ======        ======
DEPRECIATION:
  Americas............................  $  4.6    $  4.9    $  5.4      $  3.8        $  5.1
  Europe..............................     2.6       2.7       3.0         2.1           2.1
  All other...........................      --        --       0.1         0.1           0.2
                                        ------    ------    ------      ------        ------
     Total depreciation...............  $  7.2    $  7.6    $  8.5      $  6.0        $  7.4
                                        ======    ======    ======      ======        ======
CAPITAL EXPENDITURES:
  Americas............................  $  3.2    $  5.1    $  9.0      $  5.6        $ 11.3
  Europe..............................     5.4       3.2       3.6         2.5           2.7
  All other...........................     0.3       0.1       0.1         0.1           0.1
                                        ------    ------    ------      ------        ------
     Total capital expenditures.......  $  8.9    $  8.4    $ 12.7      $  8.2        $ 14.1
                                        ======    ======    ======      ======        ======
TOTAL ASSETS:
  Americas............................  $151.6    $170.4    $170.1      $167.4        $194.0
  Europe..............................    61.9      61.6      72.6        72.7          87.5
  All other...........................    34.8      38.5      30.9        32.7          37.3
                                        ------    ------    ------      ------        ------
     Total assets.....................  $248.3    $270.5    $273.6      $272.8        $318.8
                                        ======    ======    ======      ======        ======

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                YEAR ENDED DECEMBER 31,
                                               --------------------------
                                                1996      1997      1998
                                               ------    ------    ------
                                                 (DOLLARS IN MILLIONS)
SALES BY MAJOR COUNTRY:
  United States..............................  $157.4    $191.8    $220.7
  The Netherlands............................    18.7      17.4      24.6
  France.....................................    17.8      17.2      19.4
  Italy......................................     9.7      10.5      13.0
  Germany....................................    12.2      10.9      11.9
  All other foreign..........................    59.9      78.2      86.0
                                               ------    ------    ------
     Total sales.............................  $275.7    $326.0    $375.6
                                               ======    ======    ======

                                                YEAR ENDED DECEMBER 31,
                                               --------------------------
                                                1996      1997      1998
                                               ------    ------    ------
                                                 (DOLLARS IN MILLIONS)
REVENUES BY MARKET CHANNEL:
  Residential................................  $ 73.8    $ 70.8    $ 74.6
  Commercial.................................   158.9     189.6     211.7
  Enterprise Solutions.......................    43.0      65.6      89.3
                                               ------    ------    ------
     Total sales.............................  $275.7    $326.0    $375.6
                                               ======    ======    ======

                                                      DECEMBER 31,
                                               --------------------------
                                                1996      1997      1998
                                               ------    ------    ------
                                                 (DOLLARS IN MILLIONS)
LONG-LIVED ASSETS BY MAJOR COUNTRY:
  United States..............................  $114.2    $122.7    $120.6
  The Netherlands............................    16.9      16.0      17.8
  All other foreign..........................     6.1       5.3       4.9
                                               ------    ------    ------
     Total long-lived assets.................  $137.2    $144.0    $143.3
                                               ======    ======    ======

     a) Segment operating income does not include amortization expense, management fees, intercompany commissions on foreign sales, and corporate charges. A reconciliation of segment operating income to operating income reported in the consolidated statements of income is as follows:

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                                           YEAR ENDED DECEMBER 31,       NINE MONTHS ENDED
                                           -----------------------    ------------------------
                                                                      OCTOBER 2,    OCTOBER 3,
                                           1996     1997     1998        1998          1998
                                           -----    -----    -----    ----------    ----------
                                                          (DOLLARS IN MILLIONS)
RECONCILATION:
Segment operating income.................  $38.2    $49.0    $55.2      $36.1         $43.2
Amortization expense.....................   (8.0)    (8.7)    (8.1)      (6.1)         (6.5)
Export sales commissions.................     --     (0.9)    (3.9)      (2.9)         (1.9)
Other management fees....................   (6.0)    (5.3)    (2.7)      (2.0)         (2.2)
Other income (expenses) & corporate
  charges................................   (2.2)    (3.6)     2.7        0.5          (0.5)
                                           -----    -----    -----      -----         -----
Operating income reported................  $22.0    $30.5    $43.2      $25.6         $32.1
                                           =====    =====    =====      =====         =====

10. RELATED-PARTY TRANSACTIONS:

     Berwind provides certain services for the benefit of the Company, principally in the areas of legal, business development, tax compliance and consultation, accounting and treasury functions and in obtaining various insurance coverages. In consideration for these services, management fees of $6,006,000, $5,265,000, and $2,698,000 for the years ended December 31, 1996,
1997, and 1998, respectively, have been charged to the Company and included in Selling, General and Administrative expenses. In addition, $712,000, $897,000 and $960,000 for the years ended December 31, 1996, 1997 and 1998, respectively, have been paid to Berwind for premiums on casualty, liability and workmen's compensation insurance coverages.

     At December 31, 1998, the Company has a payable to Berwind of $1,401,000 which is included in accrued expenses.

     A subsidiary of Berwind Group Partners charged the Company a commission of $909,000 and $3,876,000 during the years ended December 31, 1997 and 1998, respectively, for services associated with certain export sales. The commission for the nine months ended October 2, 1999 and October 3, 1998 was $1,921,000 and $2,833,000, respectfully. This charge is included in selling, general and administrative expenses.

     At December 31, 1996, the Company had a payable of $129,490,000 to BII. From January 1, 1997 to the date of the spin-off transaction (Note 1), this payable balance had increased to $139,485,000. With the proceeds from the third party financing, the Company repaid $81,000,000 of the payable with the balance being contributed to capital by BII (Note 1). Interest expense charged at a rate of 6.5% on the payable to BII was $7,370,000 and $7,974,000 during 1996 and 1997, respectively.

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

11. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                              DECEMBER 31,
                                          --------------------    OCTOBER 2,
                                          1997        1998           1999
                                          -----    -----------    ----------
                                                (DOLLARS IN MILLIONS)
Revolving credit facility, due 2002.....  $77.4       $53.1         $85.9
All other...............................    3.7         0.2           1.9
                                          -----       -----         -----
                                           81.1        53.4          87.8
Less- Current portion...................    1.3         0.2            --
                                          -----       -----         -----
     Total long-term debt...............  $79.8       $53.1         $87.8
                                          =====       =====         =====

     In October 1997, the Company entered into a Credit Agreement with several banks that provided for a revolving credit facility of $125,000,000. The proceeds from this borrowing were used to refinance a portion of the Company's intercompany debt with Berwind (see Note 10). The revolving credit facility expires in 2002. The weighted average interest rate on long-term debt, including the effect of interest rate swap contracts, was 6.34% and 5.68% at December 31, 1997 and 1998, respectively. The effective interest rate during 1997 and 1998 was 6.35% and 6.58%, respectively.

     The Company may borrow under the revolving credit facility in U.S. dollars, Belgian francs, German marks, Dutch guilders, French francs, Italian Lire or Pounds Sterling. At December 31, 1998, $2,127,000 of borrowings were denominated in Dutch guilders. The remaining balance outstanding is denominated in U.S. dollars. The revolving credit facility shall bear interest, at the discretion of the Company, at either: (a) the greater of the Prime Rate, or the Federal Funds Effective Rate plus 0.5%; or (b) Libor plus the Applicable Margin. The Applicable Margin will vary from 0.30% to 0.65% based on the Company's leverage ratio.

     Under the provisions of the Credit Agreement, the Company is required, among other things, to maintain specified interest coverage and leverage ratios and a minimum of approximately $123,000,000 in net worth, adjusted for a percentage of future net income. The Credit Agreement contains certain restrictions on borrowings, disposal of assets, transactions with affiliates, mergers and acquisitions, and dividends.

     In addition to the borrowings under the Credit Agreement, the Company has other lines of credit aggregating $6,845,000. No portion of these lines were in use at December 31, 1998.

     Interest expense related to third party debt was $436,000, $1,765,000 and $4,713,000 during 1996, 1997 and 1998, respectively.

     Pursuant to a commitment letter dated September 28, 1999, the Company expects to enter into a $325,000,000 senior, secured facility which provides (i) a revolving facility ("The New Revolver") in the amount of $225,000,000 and (ii) a term facility ("The Term Facility") in the amount of $100,000,000. The new credit facility will be reduced in the event the shareholders of ITI do not elect to receive cash for the entire 50% of the outstanding capital stock of ITI. In such event, the reduced amount of the cash election consideration from the amount otherwise payable if such election had been made in full shall be applied to reduce, first, the Term Facility, and second, the

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

New Revolver. Should the reduction exceed the Term Facility, the New Revolver cannot be reduced by greater than $25,000,000.

     The New Revolver and the Term Facility shall bear interest, at the discretion of the Company, at either: (a) the greater of the Prime Rate, or the Federal Funds Effective Rate plus 0.5%, or (b) Libor plus the Applicable Margin. Initially, the Applicable Margin will be 1.50% and is applicable for the first 180 days following the initial funding date. For the remaining term of the loan, the Applicable Margin will vary from 1.25% to 1.75% based on the Company's leverage ratio.

     New Revolver proceeds will be used to finance the cash election consideration (See Note 1), to refinance the Company's existing credit facility, to provide for working capital and general corporate purposes and to finance in part the fees and expenses arising from the transactions. The New Revolver is due on the fifth anniversary of the funding date. Under the provisions of the New Credit Agreement, the Company will be required to maintain certain financial covenants.

     The Term Facility will be made available in a single borrowing. The Term Facility proceeds will be used to finance the cash election consideration (See
Note 1), and to refinance the Company's existing credit facility. The Term Facility will begin to be amortized in equal quarterly installments (with the remaining outstanding principal amount of the fifth anniversary of the financing date) in the following aggregate percentages of the initial principal amount of the Term Facility for each year:

             ANNUAL
      PERCENTAGE OF INITIAL
YEAR    PRINCIPAL AMOUNT
----  ---------------------
 1             10%
 2             15%
 3             20%
 4             25%
 5             30%

12. DERIVATIVE FINANCIAL INSTRUMENTS:

     The notional amounts of derivatives do not represent amounts exchanged by the parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives, which relate to interest rates, exchange rates, securities prices, or financial or other indices.

     The Company entered into interest rate swap contracts to manage interest rate risk. At December 31, 1998, the notional amount of interest rate swaps was $30,000,000. The weighted-average interest rates on swaps in which the Company receives floating rate amounts is 5.06% in exchange for fixed-rate interest payments at 5.86%. Average variable rates are based on rates implied in the yield curve at the reporting date. These rates may change, affecting future cash flows. The Company's swap contracts, effective as of December 31, 1998, mature in 2005. The net unrealized loss, which equals their fair value, on the interest rate swaps at December 31, 1998 was $1,043,000.

     The Company periodically enters into various types of foreign exchange contracts in managing its foreign exchange risk. Deferred realized and unrealized gains and losses from hedging firm purchase or sale commitments as of December 31, 1998 and 1997 are not material. The Company has no

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES
derivative contracts which are designated as hedges of anticipated, but not yet committed sales transactions.

13. SUPPLEMENTARY DATA:

     Components of accrued expenses:

                                                        DECEMBER 31,
                                                       --------------    OCTOBER 2,
                                                       1997     1998        1999
                                                       -----    -----    ----------
                                                          (DOLLARS IN MILLIONS)
Accrued compensation.................................  $ 7.5    $ 8.2      $ 9.5
Accrued incentives...................................    9.2      5.2        3.6
Accrued warranty.....................................    2.2      2.1        2.4
Accrued taxes........................................    7.1      6.5        6.6
Deferred revenue.....................................    1.9      4.1        4.1
Other accruals.......................................    8.9     13.2       12.3
                                                       -----    -----      -----
     Total accrued expenses..........................  $36.8    $39.3      $38.5
                                                       =====    =====      =====

     Supplemental disclosures of cash flow information:

                                                                    NINE MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,     ------------------------
                                     ------------------------    OCTOBER 3,    OCTOBER 2,
                                     1996     1997      1998        1998          1999
                                     -----    -----    ------    ----------    ----------
                                                    (DOLLARS IN MILLIONS)
CASH PAID DURING THE PERIOD FOR:
  Interest.........................  $7.7     $9.9     $ 4.8        $4.1         $ 3.8
                                     ====     ====     =====        ====         =====
  Income taxes, net, including
     $1,771,000 and $534,000 paid
     to Berwind in 1996 and 1997,
     respectively..................  $5.9     $5.6     $16.1        $9.1         $10.5
                                     ====     ====     =====        ====         =====

14. COMMITMENTS AND CONTINGENCIES:

     The Company has long-term operating leases with remaining terms of one year or longer for certain property, plant and equipment. Total rental expense for these leases was $4,341,000,

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

$4,270,000 and $4,878,000 in 1996, 1997 and 1998, respectively, and the aggregate future rentals are approximately $31,641,000. Rentals are due as follows beginning on January 1, 1999:

                                        (DOLLARS IN MILLIONS)
1999                                            $ 4.8
2000                                              3.1
2001                                              2.6
2002                                              2.2
2003                                              2.0
2004 and thereafter                              16.9

     The Company has sold product to certain customers under financing arrangements with a third party bank. The bank subsequently leased the product to the Company's customers. Pursuant to this transaction, the Company has agreed to guarantee 15% of the unamortized obligation of individual customers to the bank. At December 31, 1998, the remaining guarantee under these arrangements was $6,776,000. This guarantee is secured by a $4,500,000 letter of credit under the Company's revolving credit facility. The Company will record an accrual associated with this guarantee if it is considered that a loss is probable. No accrual for any loss has been recorded in the accompanying financial statements.

     The Company has agreed to make additional future payments to former owners of businesses acquired. These payments are generally contingent on operating performance of the acquired entities. Further payments under the terms of the various purchase agreements may be required. These payments are not expected to be material to the consolidated financial statements.

     During 1996, the Company recorded a reserve of $2,800,000 for the recall of a product. During 1996, 1997 and 1998, approximately $790,000, $1,810,000 and
$8,000 respectively, of this reserve has been utilized in connection with the recall.

     Other contingencies may exist with respect to taxing authorities' examinations, litigation, claims, etc., against the Company and certain subsidiaries. In the opinion of management, any settlement of these items will not have a material effect on the Company's consolidated financial position or results of operations.

                                                                     SCHEDULE II

                    SLC TECHNOLOGIES, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                                    ADDITIONS
                                             ------------------------
                               BALANCE AT    CHARGED TO    CHARGED TO                  BALANCE AT
                               BEGINNING      COST AND       OTHER                       END OF
DESCRIPTIONS                   OF PERIOD      EXPENSES      ACCOUNTS     DEDUCTIONS      PERIOD
------------                   ----------    ----------    ----------    ----------    ----------
                                                     (DOLLARS IN MILLIONS)
Year ended December 31, 1996:
  Allowance for doubtful
     accounts................     $2.9          $1.1         $(0.4)        $(0.7)         $2.9
Year ended December 31, 1997:
  Allowance for doubtful
     accounts................      2.9           0.6          (0.2)         (0.4)          2.9
Year ended December 31, 1998:
  Allowance for doubtful
     accounts................     $2.9          $1.0         $(1.0)        $(0.3)         $2.6

                                                                      APPENDIX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                    BETWEEN

                             ITI TECHNOLOGIES, INC.

                                      AND

                             SLC TECHNOLOGIES, INC.

                         DATED AS OF SEPTEMBER 28, 1999

                               TABLE OF CONTENTS

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                                                PAGE
                                                                ----
RECITALS....................................................       1
ARTICLE I -- THE MERGER.....................................     A-6
  Section 1.1      The Merger...............................     A-6
  Section 1.2      Effective Time...........................     A-6
  Section 1.3      Effects of the Merger....................     A-6
  Section 1.4      Charter and Bylaws; Directors and
                   Officers.................................     A-7
  Section 1.5      Conversion of Securities.................     A-7
  Section 1.6      Cash Election Procedures.................     A-8
  Section 1.7      Exchange Procedures......................     A-9
  Section 1.8      Additional Exchange Procedures...........     A-9
  Section 1.9      Stock Options............................    A-10
  Section 1.10     Further Assurances.......................    A-10
  Section 1.11     Closing..................................    A-11
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF ITI.........    A-11
  Section 2.1      Organization, Standing and Power.........    A-11
  Section 2.2      Capital Structure........................    A-11
  Section 2.3      Authority................................    A-12
  Section 2.4      Consents and Approvals; No Violation.....    A-12
  Section 2.5      SEC Documents and Other Reports;
                   Financial Matters........................    A-13
  Section 2.6      Proxy Statement..........................    A-14
  Section 2.7      Absence of Certain Changes or Events.....    A-14
  Section 2.8      Permits and Compliance...................    A-15
  Section 2.9      Tax Matters..............................    A-16
  Section 2.10     Actions and Proceedings..................    A-17
  Section 2.11     Certain Agreements.......................    A-17
  Section 2.12     ERISA....................................    A-17
  Section 2.13     Compliance with Worker Safety and
                   Environmental Laws.......................    A-18
  Section 2.14     Labor Matters............................    A-19
  Section 2.15     Intellectual Property....................    A-19
  Section 2.16     Reorganization; Supplemental Ruling......    A-21
  Section 2.17     Required Vote of ITI Stockholders........    A-21
  Section 2.18     Brokers..................................    A-21
  Section 2.19     State Takeover Statutes; Certain Charter
                   Provisions...............................    A-21

                                                                PAGE
                                                                ----
  Section 2.20     Year 2000 Matters........................    A-22
  Section 2.21     Opinion of Financial Advisor.............    A-22
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF SLC........    A-22
  Section 3.1      Organization, Standing and Power.........    A-22
  Section 3.2      Capital Structure........................    A-22
  Section 3.3      Authority................................    A-23
  Section 3.4      Consents and Approvals; No Violation.....    A-23
  Section 3.5      Financial Statements; Books and
                   Records..................................    A-24
  Section 3.6      Proxy Statement..........................    A-25
  Section 3.7      Absence of Certain Changes or Events.....    A-25
  Section 3.8      Permits and Compliance...................    A-26
  Section 3.9      Tax Matters..............................    A-27
  Section 3.10     Actions and Proceedings..................    A-27
  Section 3.11     Certain Agreements.......................    A-28
  Section 3.12     ERISA....................................    A-28
  Section 3.13     Compliance with Worker Safety and
                   Environmental Laws.......................    A-29
  Section 3.14     Labor Matters............................    A-29
  Section 3.15     Intellectual Property....................    A-30
  Section 3.16     Reorganization; Supplemental Ruling......    A-31
  Section 3.17     Required Vote of SLC Stockholders........    A-32
  Section 3.18     Brokers..................................    A-32
  Section 3.19     State Takeover Statutes; Certain Charter
                   Provisions...............................    A-32
  Section 3.20     Year 2000 Matters........................    A-32
  Section 3.21     Financing................................    A-32
ARTICLE IV -- COVENANTS RELATING TO CONDUCT OF BUSINESS.....    A-32
  Section 4.1      Conduct of Business Pending the Merger...    A-32
  Section 4.2      No Solicitation..........................    A-34
  Section 4.3      SLC Stockholder Agreement................    A-35
  Section 4.4      Reorganization...........................    A-35
  Section 4.5      Actions Inconsistent With Ruling.........    A-35
  Section 4.6      Redemption of Rights Plan................    A-36
ARTICLE V -- ADDITIONAL AGREEMENTS..........................    A-36
  Section 5.1      Stockholder Meeting......................    A-36
  Section 5.2      Preparation of Proxy Statement...........    A-36
  Section 5.3      Private Placement of Common Stock........    A-37
  Section 5.4      Comfort Letters..........................    A-37
  Section 5.5      Access to Information....................    A-37

                                                                PAGE
                                                                ----
  Section 5.6      Fees and Expenses........................    A-38
  Section 5.7      Reasonable Best Efforts..................    A-38
  Section 5.8      Public Announcements.....................    A-39
  Section 5.9      State Takeover Law.......................    A-39
  Section 5.10     Indemnification; Directors and Officers
                   Insurance................................    A-40
  Section 5.11     Notification of Certain Matters..........    A-40
  Section 5.12     IRS Ruling Letter........................    A-40
  Section 5.13     Financing Commitment.....................    A-40
  Section 5.14     ITI Stock Option Plan....................    A-40
  Section 5.15     NASDAQ Listing...........................    A-40
  Section 5.16     Form S-8.................................    A-40
  Section 5.17     Redemption of Shareholder Rights Plan....    A-40
  Section 5.18     Name of Surviving Corporation............    A-41
  Section 5.19     Services Agreement.......................    A-41
ARTICLE VI -- CONDITIONS PRECEDENT TO THE MERGER............    A-41
  Section 6.1      Conditions to Each Party's Obligation to
                   Effect the Merger........................    A-41
  Section 6.2      Conditions to Obligation of ITI to Effect
                   the Merger...............................    A-41
  Section 6.3      Conditions to Obligations of SLC to
                   Effect the Merger........................    A-42
ARTICLE VII -- TERMINATION, AMENDMENT AND WAIVER............    A-44
  Section 7.1      Termination..............................    A-44
  Section 7.2      Effect of Termination....................    A-45
  Section 7.3      Amendment................................    A-45
  Section 7.4      Waiver...................................    A-45
ARTICLE VIII -- GENERAL PROVISIONS..........................    A-45
  Section 8.1      Representations and Warranties...........    A-45
  Section 8.2      Notices..................................    A-45
  Section 8.3      Interpretation...........................    A-47
  Section 8.4      Counterparts.............................    A-47
  Section 8.5      Entire Agreement; No Third-Party
                   Beneficiaries............................    A-47
  Section 8.6      Governing Law............................    A-47
  Section 8.7      Assignment...............................    A-47

                                                                PAGE
                                                                ----
  Section 8.8      Severability.............................    A-47
  Section 8.9      Enforcement of this Agreement............    A-47
SIGNATURES..................................................    A-48
Exhibit A -- Amendment to Certificate of Incorporation
Exhibit B -- Voting Agreement
Exhibit C -- Registration Rights Agreement
Exhibit D -- Indemnification Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 28, 1999 (this "Agreement"), between ITI TECHNOLOGIES, INC. a Delaware corporation ("ITI"), and SLC TECHNOLOGIES, INC., a Delaware corporation ("SLC").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of ITI and SLC have approved and declared advisable the merger of SLC with and into ITI (the "Merger"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, the respective Boards of Directors of ITI and SLC have determined that the Merger is in the best interest of their respective stockholders;

     WHEREAS, SLC and its stockholder ("SLC Stockholder") desire to enter into a transaction pursuant to which the stock of SLC is exchanged for publicly traded stock;

     WHEREAS, as an inducement for SLC to enter into this Agreement, certain stockholders of ITI have entered into one or more Voting Support Agreements ("Voting Support Agreements");

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained and intending to be legally bound, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), SLC shall be merged with and into ITI at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of SLC shall cease and ITI shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of SLC in accordance with the DGCL. ITI and SLC are sometimes collectively referred to herein as the "Constituent Corporations."

     Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is accepted for filing by with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 1.11).

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     Section 1.4 Charter and Bylaws; Directors and Officers.

     (a) At the Effective Time, (i) the Amended and Restated Certificate of Incorporation of ITI shall be amended as of the Effective Time as provided in Exhibit A, (ii) the Amended and Restated Certificate of Incorporation of ITI, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter legally amended as provided therein or by applicable law and (iii) the Bylaws of ITI, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter legally amended.

     (b) At the Effective Time, the total number of persons serving on the Board of Directors of ITI shall be nine (unless otherwise agreed in writing by the parties hereto prior to the Effective Time), two of whom shall be Thomas L. Auth and Perry J. Lewis and seven of whom shall be selected solely by and at the absolute discretion of the Board of Directors of SLC. Thereafter, membership on the ITI Board of Directors shall be determined in accordance with the Voting Agreement in the form attached hereto as Exhibit B, which shall be executed and delivered by the parties thereto at the Effective Time.

     (c) At the Effective Time, Thomas L. Auth shall be Chairman of the Board of ITI and Kenneth L. Boyda shall be President and Chief Executive Officer of ITI.

     Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of ITI, SLC or the holders of any securities of the Constituent Corporations:

     (a) Each share of the common stock, $0.005 par value, of SLC (the "SLC Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of SLC Common Stock owned by SLC or any wholly owned Subsidiary of SLC) shall be converted into 15.17064 shares of common stock, $0.01 par value, of ITI (the "ITI Common Stock") (the "SLC Per Share Stock Consideration"). If, between the date of this Agreement and the Effective Time, the outstanding shares of ITI Common Stock or SLC Common Stock are changed to a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification or other similar transaction, then the SLC Per Share Stock Consideration and the Per Share Cash Consideration (defined below) shall be appropriately adjusted.

     (b) Each share of ITI Common Stock issued and outstanding immediately prior to the Effective Time for which an election is properly made to receive cash pursuant to Section 1.6 shall be converted into cash in an amount equal to $36.50 per share and, if on March 28, 2000, the conditions set forth in Sections 6.1, 6.3(a), 6.3(c), 6.3(e) and 6.3(f) would have been satisfied or waived if March 28, 2000 were considered to be the Effective Time, then, if the Effective Time occurs after March 28, 2000, an additional $.25 and if the Effective Time occurs after April 28, 2000, an additional $.25 (the "Per Share Cash Consideration" and, together with the SLC Per Share Stock Consideration, the "Merger Consideration") and subject further to the election, conversion and proration procedures set forth in Section 1.6; provided, however, that, notwithstanding the foregoing, if the condition set forth in Section 6.3(d) is satisfied or waived on or prior to March 28, 2000, then no $.25 increase shall be made and, if such condition is met or waived after March 28, 2000 and before April 29, 2000, then only one $.25 increase shall be made.

     (c) Each share of ITI Common Stock issued and outstanding immediately prior to the Effective Time and for which no election has been properly made to receive cash pursuant to Section 1.6 shall remain issued and outstanding.

     (d) Each share of SLC Common Stock issued and outstanding immediately prior to the Effective Time and owned by SLC or any wholly owned Subsidiary of SLC shall be canceled and extinguished and shall cease to exist, and no exchange or payment shall be made therefor.

     Section 1.6 Cash Election Procedures.

     (a) Subject to Section 1.6(b), each record holder of ITI Common Stock immediately prior to the Effective Time will be entitled to elect to receive cash for all or some of the shares of ITI Common Stock ("Cash Election Shares") held by such record holder. All such elections (each an "Election") shall be made on a form designated for that purpose by ITI and reasonably acceptable to SLC (an "Election Form") and in accordance with all applicable laws. Any shares of ITI Common Stock with respect to which the record holder thereof shall not, as of the Election Deadline (as defined below), have properly submitted to the Exchange Agent (as defined below) a properly completed Election Form shall be deemed not to have elected to receive cash pursuant to Section 1.5(b) and this
Section 1.6. A record holder acting in different capacities or acting on behalf of other persons in any way shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts. The exchange agent (the "Exchange Agent") shall be Norwest Bank, N.A., or other reputable bank or trust company jointly selected by ITI and SLC.

     (b) Not later than two business days after the Election Deadline, ITI shall cause the Exchange Agent to effect the conversions among the holders of ITI Common Stock of rights to receive the Per Share Cash Consideration in the Merger as follows: If the aggregate number of Cash Election Shares properly elected represents more than 50% of the number of shares of ITI Common Stock issued and outstanding immediately prior to the Effective Time (on the basis of Election Forms received by the Election Deadline), then the Exchange Agent shall reduce (pro rata according to each holder's total number of Cash Election Shares of those holders who made an Election), rounded to the nearest whole share, a sufficient number of Cash Election Shares such that the total number of Cash Election Shares represents, as closely as practicable, 50% of the number of shares of ITI Common Stock issued and outstanding immediately prior to the Effective Time.

     (c) Not later than the 25th business day prior to the anticipated Effective Time or such other date as ITI and SLC may agree in writing, ITI shall mail an Election Form to each person that was a holder of record of ITI Common Stock at that time. To be effective, an Election Form must be properly completed, signed and actually received by the Exchange Agent not later than 5:00 p.m. prevailing Central Time, on the second business day prior to the Effective Time (the "Election Deadline") and accompanied by the certificates representing all the shares of ITI Common Stock ("ITI Certificates") as to which the Election is being made (or an appropriate guarantee of delivery by an eligible organization). The Election Form (which shall specify that delivery shall be effected and the risk of loss and title to the ITI Certificates (and the payment right represented by such certificates) shall pass only upon proper delivery of such ITI Certificates to the Exchange Agent) will advise the holders of ITI Certificates of the procedure for surrendering to the Exchange Agent such certificates in exchange for the Per Share Cash Consideration. ITI shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and timely submitted or to disregard defects in Election Forms; such decisions of ITI (or of the Exchange Agent) shall be conclusive and binding. ITI shall consult with SLC on any significant issues regarding any Election Form. None of SLC, ITI or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent shall also make, and ITI shall verify, all computations contemplated by this Section 1.6, and all such computations shall be conclusive and binding on the holders or former holders of ITI Common Stock, absent manifest error. The Exchange Agent shall promptly provide ITI and SLC with a copy of the completed computation. Shares of ITI Common Stock covered by an Election Form which is not effective shall be treated as if no Election has been made with respect to such shares of ITI Common Stock. Once an Election is made it may not be revoked unless such revocation has been communicated in writing to the Exchange Agent prior to the Election Deadline. The Exchange Agent shall cause to be properly reissued ITI Certificates representing ITI Common Stock as to which the Election is not applicable.

     Section 1.7 Exchange Procedures.

     (a) At the Closing, the SLC Stockholder will surrender its certificates which, immediately prior to the Effective Time, represented outstanding shares of SLC Common Stock converted in the Merger (the "SLC Certificates") in exchange for certificates representing ITI Common Stock. Subject to Section 1.8, upon surrender of a SLC Certificate to ITI for exchange, together with such other documents as may be reasonably required by ITI consistent with this Agreement,
(i) the holder of such SLC Certificate shall be entitled to receive in exchange therefore a certificate representing the number of shares of ITI Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a) and (ii) the SLC Certificate so surrendered shall be canceled. Until so surrendered, each SLC Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive ITI Common Stock (and cash in lieu of any fractional share of ITI Common Stock) as contemplated by this Section 1.7 and Section 1.8.

     (b) At and after the Effective Time, there shall be no further registration or transfers of shares of SLC Common Stock (other than transfers by operation of law), and the stock ledgers of SLC shall be closed. After the Effective Time, SLC Certificates presented to ITI for transfer shall be canceled and exchanged for the Merger Consideration provided for, without interest, and in accordance with the procedures set forth, in this Article I.

     (c) No dividends, interest or other distributions with respect to the Merger Consideration shall be paid to the holder of any unsurrendered SLC Certificates until such certificates are surrendered as provided in this Section
1.7. Upon such surrender, there shall be paid, without interest, to the person in whose name any SLC Certificate is registered all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

     Section 1.8 Additional Exchange Procedures.

     (a) If any of the Merger Consideration is to be paid or issued to a person other than the registered holder of the shares of ITI Common Stock or SLC Common Stock, as the case may be, formerly represented by the certificates surrendered with respect thereto, it shall be a condition of payment of the Merger Consideration that the ITI Certificate or Certificates or the SLC Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment or issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment or issuance to a person other than the registered holder of such shares of ITI Common Stock or SLC Common Stock, as the case may be, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (b) In the event that any ITI Certificates or SLC Certificates shall have been lost, stolen or destroyed, the Exchange Agent or ITI, as the case may be, shall pay in respect of such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be provided pursuant to this Agreement; provided, however, that ITI may, in its sole discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver an indemnity agreement or a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against ITI, the Surviving Corporation, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

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     (c) Neither ITI nor the Surviving Corporation shall be liable to any holder or former holders of SLC Common Stock or ITI Common Stock for any shares of common stock (or dividends or distributions with respect thereto), or for any cash amounts properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) No fractional interests in shares of ITI Common Stock, and no certificates representing such fractional interests, shall be issued upon the surrender for exchange of certificates representing SLC Common Stock. In lieu of any fractional share, ITI shall pay to each former holder of SLC Common Stock who otherwise would be entitled to receive a fractional interest in a share of ITI Common Stock (after aggregating all fractional shares of ITI Common Stock issuable to such holder), upon surrender of such holder's SLC Certificates an amount of cash (without interest) determined by multiplying (i) the Per Share Cash Consideration by (ii) the fractional interest to which such holder would otherwise be entitled.

     Section 1.9 Stock Options.

     (a) Each holder of options to purchase ITI Common Stock ("ITI Option") shall be given the right to elect to receive a cash payment, for up to 50% of the number of shares of ITI Common Stock covered by such options, equal to the Per Share Cash Consideration times the number of shares covered by such options minus the aggregate exercise price of such options in exchange for the cancellation of such options. Any ITI Option not so exchanged will remain outstanding pursuant to its terms and will vest to the extent provided in the existing terms of the applicable stock option plan or any agreement evidencing such option.

     (b) At the Effective Time, all rights with respect to SLC Common Stock under each option to purchase SLC Common Stock ("SLC Option") then outstanding shall be converted into and become rights with respect to ITI Common Stock, and ITI shall assume each such SLC Option in accordance with the requirements of
Section 424 (a) of the Code and the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each SLC Option assumed by ITI may be exercised solely for shares of ITI Common Stock, (ii) the number of shares of ITI Common Stock covered by each such SLC Option shall be equal to the number of shares of SLC Common Stock covered by such SLC Option immediately prior to the Effective Time multiplied by the SLC Per Share Stock Consideration, rounded up to the nearest whole share and (iii) the per share exercise price under each such SLC Option shall be adjusted by dividing the per share exercise price under such SLC Option by the SLC Per Share Stock Consideration and rounding up to the nearest cent. Each SLC Option assumed by ITI in accordance with this Section 1.9(b) shall, in accordance with its terms, be subject to further adjustments as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction prior to the Effective Time.

     Section 1.10 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

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     Section 1.11 Closing.  The closing of the transactions contemplated by this
Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Dorsey & Whitney LLP, 220
South Sixth Street, Minneapolis, Minnesota, at 10:00 a.m., local time, on the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as ITI and SLC shall agree.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF ITI

     ITI represents and warrants to SLC as follows:

     Section 2.1 Organization, Standing and Power. ITI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of ITI is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on ITI. ITI and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on ITI. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to ITI or SLC, as the case may be, any event, occurrence, development, change or effect that, individually or in the aggregate, with other events, occurrences, developments, changes or effects, is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of ITI and its Subsidiaries, taken as a whole, or SLC and its Subsidiaries, taken as a whole, as the case may be; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which ITI or SLC, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

     Section 2.2 Capital Structure. As of the date hereof, the authorized capital stock of ITI consists solely of 30,000,000 shares of ITI Common Stock and no shares of Preferred Stock. At the close of business on September 28, 1999, (i) 8,438,342 shares of ITI Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 956,700 shares of ITI Common Stock were held in the treasury of ITI or by Subsidiaries of ITI, (iii) 1,713,920 shares of ITI Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of ITI Common Stock and other benefits granted under ITI's benefit plans, or pursuant to any plans assumed by ITI in connection with any acquisition, business combination or similar transaction and (iv) each share of ITI Common Stock is accompanied by a "Right" as defined in the Rights Agreement dated as of November 27, 1996 by and between ITI and Norwest Bank Minnesota, National Association as rights agent (the "Shareholder Rights Plan"). As of the date of this Agreement, except as set forth above no shares of capital stock or other voting securities of ITI were issued, reserved for issuance or outstanding. All of the shares of ITI Common Stock issuable in exchange for SLC Common Stock at the Effective Time in accordance with this

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Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except (i) for this Agreement, (ii) as set forth above, or (iii) as set forth in Section 2.2 of the letter dated the date hereof and delivered on the date hereof by ITI to SLC, which letter relates to this Agreement and is designated therein as the ITI Letter (the "ITI Letter"), there are no options, warrants, calls, rights, agreements or other commitments to which ITI or any of its Subsidiaries is a party or by which any of them is bound obligating ITI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of ITI or any of its Subsidiaries or obligating ITI or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, agreement or other commitment. Except as set forth in Section 2.2 of the ITI Letter, neither ITI nor any of its Subsidiaries is obligated to pay for or repurchase any shares of capital stock of ITI or any of its Subsidiaries. There are no outstanding ITI securities that are convertible into or exchangeable for any shares of capital stock or other securities of ITI or its Subsidiaries. Each outstanding share of capital stock of each Subsidiary of ITI is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 2.2 of the ITI Letter, each such share is owned by ITI or another Subsidiary of ITI, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth in Section 2.2 of the ITI Letter, no holder of ITI Common Stock, or any option, warrant or other security exchangeable or convertible into ITI Common Stock, has any rights, contingent or otherwise, to require ITI to register such securities under the Securities Act (as hereinafter defined). Except as set forth above, ITI does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into, exchangeable for or exercisable for securities having the right to vote) with the stockholders of ITI on any matter. All of ITI's Subsidiaries are wholly owned, directly or indirectly, by ITI and are listed in Section 2.2 of the ITI Letter.

     Section 2.3 Authority. On or prior to the date of this Agreement, the Board of Directors of ITI, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors, declared the Merger to be advisable and fair to and in the best interest of ITI and its stockholders, has approved and adopted this Agreement in accordance with the DGCL and has resolved to recommend the approval by ITI's stockholders of the Merger and this Agreement and no such declaration, approval, adoption or recommendation has been changed, withdrawn or revoked. ITI has all requisite corporate power and authority to enter into this Agreement, and, subject to approval by the stockholders of ITI of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ITI and the consummation by ITI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ITI, subject to (x) approval by the stockholders of ITI of the Merger and (y) the filing of the Certificate of Merger. This Agreement has been duly executed and delivered by ITI, and (assuming the valid authorization, execution and delivery of this Agreement by SLC and the validity and binding effect hereof on SLC) this Agreement constitutes the valid and binding obligation of ITI enforceable against ITI in accordance with its terms.

     Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained and all filings and obligations described in this Section
2.4 have been made, and except as set forth in Section 2.4 of the ITI Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ITI or any of its Subsidiaries under, any provision of (i) the Certificate of

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Incorporation or Bylaws of ITI, (ii) any provision of the comparable charter or organization documents of any of ITI's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to ITI or any of its Subsidiaries or (iv) any judgment, order, injunction, decree, statute, law, ordinance, rule or regulation applicable to ITI or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses
(iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on ITI, materially impair the ability of ITI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth in Section 2.4 of the ITI Letter, no filing or registration with review by, or authorization, consent or approval of, any third party, including any domestic (federal, state or local), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to ITI or any of its Subsidiaries in connection with the execution and delivery of this Agreement by ITI or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions hereof, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (together with the rules and regulation promulgated thereunder the "Securities Act"), and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which ITI is qualified to do business, (iii) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws"), (iv) as may be required under foreign laws and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on ITI, materially impair the ability of ITI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.5 SEC Documents and Other Reports; Financial Matters.

     (a) ITI has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act since January 1, 1995 (the "ITI SEC Documents"). As of their respective dates (and in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), the ITI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed (and in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), none of the ITI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of ITI included in the ITI SEC Documents (the "ITI Financial Statements") at the respective times they were filed (and in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of ITI and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end

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audit adjustments and to any other adjustments described therein which were not or are not expected to be material in amount). Except as set forth in Section
2.5 of the ITI Letter, ITI has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of financial statements.

     (b) The minute books of ITI and its Subsidiaries, all of which have been made available to SLC, contain records of all meetings held of, and corporate action taken by, the stockholders and the Board of Directors of ITI and its Subsidiaries, which are accurate in all material respects, and no meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books.

     (c) ITI and its Subsidiaries do not have any liabilities of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due that, individually or in the aggregate, have a Material Adverse Effect on ITI, except (i) as and to the extent set forth on the most recent balance sheet included in the ITI SEC Documents, (ii) for liabilities or obligations incurred since the date of the balance sheet referred to in clause
(i) in the ordinary course of business or (iii) as set forth in Section 2.5 of the ITI Letter. The term "liabilities" is not intended to include contractual obligations (other than those in default or those that would be in default upon the giving of notice, the passage of time or both) other than those customarily reflected on the face of a balance sheet.

     Section 2.6 Proxy Statement. None of the information to be supplied by or on behalf of ITI for inclusion or incorporation by reference in the definitive proxy statement (the "Proxy Statement") relating to the ITI Stockholder Meeting (as defined in Section 5.1) will, at the time of the mailing of the Proxy Statement, at the time of the ITI Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

     Section 2.7 Absence of Certain Changes or Events. Except as otherwise contemplated in this Agreement (including the actions permitted in Section 4.1) or in Section 2.7 of the ITI Letter, since the date of the most recent ITI Financial Statements contained in the ITI SEC Documents:

          (a) ITI has conducted its business only in the ordinary course consistent with past practice;

          (b) there has not been any Material Adverse Effect with respect to ITI;

          (c) ITI has not made any material increase in any bonus or any wage, salary or compensation to officers or key employees, or any material increase in benefits payable under or pursuant to any, or created any material new, employment agreements or profit-sharing, bonus, deferred compensation, savings, severance, insurance, pension, retirement or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of employee stock options, restricted stock or contingent stock awards);

          (d) ITI has not made any loans or advances in excess of $100,000 to any officer, director, stockholder or affiliate of ITI (except for ordinary travel and business expense payments);

          (e) there has not been any change in the accounting methods or practices followed by ITI;

          (f) ITI has not split, combined or reclassified any outstanding shares of capital stock of ITI or declared, set aside or paid, or accrued any liability for the payment of, any dividends or other distributions payable in cash, property or otherwise with respect to any shares of capital stock of ITI;

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

          (g) ITI has not entered into any commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

          (h) ITI has not incurred or guaranteed any debt, liability or obligation, whether accrued, absolute, contingent or otherwise, individually or in the aggregate in excess of $500,000 or other than in the ordinary course of business consistent with past practice;

          (i) ITI has not issued, redeemed or repurchased any stock, bond or other corporate security;

          (j) ITI has not experienced any damage to, or destruction, theft or loss of, any asset or property, whether or not covered by insurance, in an amount exceeding $100,000 in the aggregate or any material interruption in the use of any of the assets of ITI;

          (k) ITI has not entered into an amendment to or termination of (or an oral commitment to do so) any material contract, agreement or license to which it is a party or by which it is bound;

          (l) ITI has not sold, assigned, leased, transferred or otherwise disposed of any of its assets or property (tangible or intangible), including any sale, assignment, lease, transfer or other disposition of any of the Intellectual Property (as hereinafter defined), except in the ordinary course of business consistent with past practice;

          (m) ITI has not sold, issued, granted or authorized the sale, issuance or grant of (i) any capital stock or security (except for ITI Common Stock issued upon the exercise of outstanding ITI Options), (ii) any option, call, warrant or right to acquire any capital stock or other security or
     (iii) any instrument convertible into or exchangeable for any capital stock or other security of ITI;

          (n) Except as contemplated hereby and except by the virtue of the transactions contemplated hereby, ITI has not amended or waived any of its rights under, or taken any action to permit the acceleration, vesting or repricing under, (i) any provision of ITI's stock option plans, (ii) any provision of any agreement evidencing any outstanding ITI Options or (iii) any restricted stock purchase agreement;

          (o) There has been no amendment to the Certificate of Incorporation, Bylaws or other charter or organizational documents of ITI or any of its Subsidiaries;

          (p) Neither ITI nor any of its Subsidiaries has made any material election with respect to Taxes nor has ITI or any of its Subsidiaries entered into an agreement, arrangement or settlement with respect to material Taxes with any taxing authority or other person; and

          (q) ITI has not entered into any commitment (written or oral, contingent or otherwise) to do any of the foregoing.

     The phrase "consistent with past practice" wherever used is intended as a limitation only when current practices can be meaningfully compared to past practices. In this Section 2.7 "ITI" refers to ITI and/or its Subsidiaries.

     Section 2.8 Permits and Compliance. Each of ITI and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for ITI or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "ITI Permits"), except where the failure to have any of the ITI Permits would not, individually or in the aggregate, have a Material Adverse Effect on ITI, and, as of the date of this Agreement, no suspension or cancellation of any of the ITI Permits is pending or, to the Knowledge of ITI (as hereinafter defined), threatened, except where the suspension or cancellation of any of the

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ITI Permits would not, individually or in the aggregate, have a Material Adverse
Effect on ITI Neither ITI nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over ITI or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on ITI. Except as disclosed in Section 2.8 of the ITI Letter, as of the date hereof there is no contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of ITI and its Subsidiaries, taken as a whole. Except as set forth in Section 2.8 of the ITI Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by ITI of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which ITI or any of its Subsidiaries is a party or by which ITI or any such Subsidiary is bound or to which any of the properties, assets or operations of ITI or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on ITI. ITI has no reason to believe that all material agreements, guarantees and commitments (each a "Contract") to which ITI or any Subsidiary is a party or by which ITI or any Subsidiary is bound are not valid and binding obligations of ITI or such Subsidiary and each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on ITI ITI has no reason to believe that any other party to a Contract is in violation of or in default under such Contract except such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect on ITI. Neither ITI nor any of its Subsidiaries is a party to or bound by any Contract that, after the Effective Time, would interfere with the conduct of the Surviving Corporation's business, except for such interference that would not have a Material Adverse Effect on the Surviving Corporation. For purposes of this Agreement, "Knowledge of ITI" (and similar phrases) means the actual knowledge, after reasonable inquiry, of the individuals identified in Section 2.8 of the ITI Letter.

     Section 2.9 Tax Matters. Except as otherwise set forth in Section 2.9 of the ITI Letter, (i) ITI and each of its Subsidiaries have timely filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on ITI; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested (such contested Taxes being set forth in Section 2.9 of the ITI Letter), (iii) ITI and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on ITI; (iv) neither ITI nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) no Tax Return referred to in clause (i) that reflected material Taxes is currently being examined by the appropriate taxing authority (all such federal Tax Returns that are closed being listed in Section 2.9 of the ITI Letter); (vi) no issues have been raised by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) that are currently pending, asserted or threatened; (vii) neither ITI nor any of its Subsidiaries is a party to a closing agreement, or the subject of a private ruling, concerning Taxes with any taxing authority; (viii) except as provided under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), neither ITI nor any of its Subsidiaries has any liability or obligation to pay Taxes of another person; (ix) neither ITI nor any of its Subsidiaries has made

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any payment, is obligated to make any payment, or is a party to any agreement
(including this Agreement), that could obligate it to make any payment that will not be deductible under Section 280G of the Code; and (x) all deficiencies asserted or assessments made as a result of any examination of Tax Returns referred to in clause (i) by any taxing authority have been paid in full or are being timely and properly contested (such contested items being set forth in Section 2.9 of the ITI Letter). All Taxes of ITI and its Subsidiaries which will be due and payable, whether now or hereafter, for any period ending on, ending on and including or ending prior to the Effective Time shall have been paid by or on behalf of ITI and its Subsidiaries or shall be reflected, in a manner consistent with past practice, on ITI's books as an accrued Tax liability, either current or deferred. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.10 Actions and Proceedings. Except as set forth in Section 2.10 of the ITI Letter, there are no, and since January 1, 1999, there have been no, outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving ITI or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of ITI or any of its Subsidiaries, as such, any of its or their properties, assets or business or any ITI Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on ITI or materially impair the ability of ITI or its Subsidiaries to perform its obligations hereunder. Except as set forth in
Section 2.10 of the ITI Letter, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of ITI, threatened against or involving ITI or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any ITI Plan that, individually or in the aggregate, would have a Material Adverse Effect on ITI or materially impair the ability of ITI or its Subsidiaries to perform its obligations hereunder. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of ITI, threatened against or affecting ITI or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement that would have a Material Adverse Effect on the Surviving Corporation, after giving effect to available insurance coverage.

     Section 2.11 Certain Agreements.  Except as otherwise set forth in Section
2.11 of the ITI Letter, neither ITI nor any of its Subsidiaries is a party to any material oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 2.12 ERISA.

     (a) Each material ITI Plan (as hereinafter defined) is listed in Section
2.12 of the ITI Letter. Except as would not have a Material Adverse Effect on ITI, each ITI Plan complies in all respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and

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all other applicable statutes and governmental rules and regulations, and (i) no
"reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any ITI Plan that is likely to have individually or in the aggregate, a Material Adverse Effect on ITI and (ii) ITI has not withdrawn from any ITI Plan or ITI Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. Except as would not have a Material Adverse Effect on ITI, no ITI Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. Neither ITI nor any ERISA
Affiliate of ITI maintains a plan subject to Title IV of ERISA. Neither ITI nor any ERISA Affiliate has ever contributed to, or been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA). For this purpose, "ERISA Affiliate" means any entity which is under common control with or which would be considered a single employer with ITI pursuant to Section 414(b), (c), (m) or (o) of the Code. Except for the Subsidiaries, there are no ERISA Affiliates of ITI.

     (b) With respect to the ITI Plans, no event has occurred and, to the Knowledge of ITI, there exists no condition or set of circumstances in connection with which ITI or any ITI Plan fiduciary could be subject to any liability under the terms of such ITI Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on ITI. All ITI Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or a request for such a determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and ITI is not aware of any reason why any such ITI Plan is not so qualified in operation. ITI has not been notified by any ITI Multiemployer Plan that such ITI Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such ITI Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 2.12(b) of ITI Letter, ITI does not have any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

     (c) As used herein, (i) "ITI Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a ITI Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by ITI or any of its Subsidiaries as to which ITI or any of its Subsidiaries has contributed or otherwise may have any liability and (ii) "ITI Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which ITI is or has been obligated to contribute or otherwise may have any liability.

     Section 2.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of ITI and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on ITI. No hazardous materials have been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Releases") by any person at any property now owned, operated or leased by ITI or its Subsidiaries or by ITI or a Subsidiary at any property formerly owned, operated or leased by ITI or its Subsidiaries, except for such Releases that individually and in the aggregate would not

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have a Material Adverse Effect on ITI. Neither ITI nor any Subsidiary have received any request for information, notice of claim, demand or notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual Release. Except as set forth in Section
2.13 of the ITI Letter and heretofore provided to SLC, within the past five years, there have been no environmental inspections, studies, audits, tests, reviews or other analyses conducted by a third party environmental consultant or engineer in relation to any property or business now or previously owned, operated or leased by ITI or its Subsidiaries. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of ITI or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on ITI.

     Section 2.14 Labor Matters. Except as otherwise set forth in Section 2.14 of the ITI Letter, neither ITI nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither ITI nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for ITI or any of its Subsidiaries (the "ITI Business Personnel"), and there is no unfair labor practice complaint or grievance against ITI or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to ITI Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on ITI. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of ITI, threatened against or affecting ITI or any of its Subsidiaries which may interfere with the respective business activities of ITI or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on ITI.

     Section 2.15 Intellectual Property.

     (a) For the purposes of this Agreement, the following terms have the following definitions.

     "Intellectual Property" shall mean any or all of the following and all rights associated therewith: (i) all domestic and foreign patents and applications therefor and all issues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosure, improvements, processes, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world, all mask works, mask work registrations and applications therefor; (v) all industrial designs, trade dress and any registrations and applications therefor; (vi) all trade names, logos, common law trademarks and service marks, trademarks and service marks registrations and applications therefor and all goodwill associated therewith;
(vii) all computer software (other than packaged software not customized except in an incidental manner) including source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all documentation related to any of the foregoing; and
(viii) all domain names.

     "Intellectual Property of ITI" shall mean any Intellectual Property that:
(i) is owned by or exclusively licensed to ITI and/or its Subsidiaries and is material to the operation of ITI and its Subsidiaries, taken as a whole; or (ii) is material to the operation of ITI and its Subsidiaries, taken as a whole, including the design, manufacture and use of the products and/or technology of ITI and its Subsidiaries as it currently is conducted including, without limitation, the design, development, manufacture and sale of all products and/or technology currently manufactured, licensed or sold by ITI or any Subsidiary or under development by ITI or any Subsidiary.

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     (b) Section 2.15(b) of the ITI Letter lists all of the United States and foreign (i) patent and patent applications; (ii) registered trademarks and trademark applications; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; (v) domain names; and (vi) any other Intellectual Property of ITI that is the subject of an application to, or certificate or registration issued by, any state, government or other public legal authority or that is owned by or exclusively licensed to ITI or any Subsidiary. The registrations of the Intellectual Property of ITI and its Subsidiaries listed in Section 2.15(b) of the ITI Letter are valid and subsisting and in full force, all necessary registration and renewal fees in connection with all material registrations have been paid to the relevant patent, copyright and trademark authorities in the United States for the purposes of maintaining such registrations. ITI and its Subsidiaries have complied in all material respects with all applicable disclosure requirements and neither ITI, any Subsidiary nor any named inventor or assignee has committed any fraudulent act in the application for or maintenance of any Intellectual Property of ITI. All Intellectual Property of ITI listed in Section 2.15(b) of the ITI Letter that is within the meaning of
(i)-(v) above is specifically designated as such in Section 2.15(b) of the ITI Letter.

     (c) Except as otherwise set forth in Section 2.15(c) of the ITI Letter, ITI and/or its Subsidiaries owns and has good and exclusive title to each item of Intellectual Property of ITI that is owned by ITI or any Subsidiary and listed in Section 2.15(b) of the ITI Letter, free and clear of any liens, encumbrances or restrictions. Except as otherwise set forth in Section 2.15(c) of the ITI Letter, to the Knowledge of ITI, no registration for any Intellectual Property of ITI is the subject of any cancellation or reexamination proceeding or any other proceeding challenging its extent or validity. Except as otherwise set forth in Section 2.15(c) of the ITI Letter, ITI or one of its Subsidiaries is the applicant of record in all patent application, and applications for trademark, service mark, trade dress, industrial design, copyright and mask work registration with respect to Intellectual Property of ITI, and, to the Knowledge of ITI, no opposition, extension of time to oppose, interference, rejection or refusal to register has been received in connection with any such application, and all fees in connection with such applications have been paid. ITI or a Subsidiary owns, or has the right to use or operate under, all Intellectual Property of ITI not listed on Section 2.15(b) of the ITI Letter. No Intellectual Property of ITI or any Subsidiary or product and/or technology of ITI or any Subsidiary is subject to any material outstanding decree, order, judgment, or stipulation restricting in any material manner the use or licensing thereof by ITI or such Subsidiary.

     (d) Section 2.15(d) of the ITI Letter lists all material contracts, licenses and agreements, (whether written or otherwise) by which ITI or any Subsidiary licenses Intellectual Property of ITI from or to any third party other than incidental to the sale of products or services. Except pursuant to agreements listed in Section 2.15(d) of the ITI Letter other than incident to sale of goods and services, (i) no Person (as hereinafter defined) has any material rights to use any of the Intellectual Property of ITI that is owned by ITI or any Subsidiary; and (ii) no Person owns or retains any material rights in the Intellectual Property of ITI that is owned by ITI or any Subsidiary. All contracts listed in Section 2.15(d) of the ITI Letter that are within the meaning of (i) or (ii) above are specifically designated as such in Section 2.15(d) of the ITI Letter. For purposes of this Agreement, "Person" means any individual, corporation, limited liability corporation, partnership, association, joint-stock company, business trust or other entity or unincorporated organization.

     (e) Except as would not have a Material Adverse Effect on ITI: (i) the contracts, licenses and agreements listed in Section 2.15(d) of the ITI Letter are in full force and effect; (ii) there are no contracts, licenses and agreements between ITI or any of its Subsidiaries and any other Person with respect to Intellectual Property of ITI with respect to which there is any dispute known to ITI regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by ITI or any Subsidiary thereunder; (iii) the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach,

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modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed in Section 2.15(d) of the ITI Letter or alter or impair any of ITI's or its Subsidiaries' rights to the Intellectual Property; and (iv) ITI and its Subsidiaries and, to the Knowledge of ITI, any Person with which ITI or any of its Subsidiaries has entered into any such contract, license or agreement are in compliance with, and have not breached any term of, those contracts, licenses and agreements.

     (f) Except as would not have a Material Adverse Effect on ITI or except as set forth in Section 2.15(f) of the ITI Letter, (i) the Intellectual Property of ITI does not infringe, dilute (in the case of trademarks) or otherwise violate Intellectual Property of any Person; (ii) the operation of ITI's and its Subsidiaries' business as it currently is conducted, including its design, development, manufacture and sale of its products and/or technology, including products and/or technology currently under development, and provision of services, does not infringe, dilute (in the case of trademarks) or otherwise violate the Intellectual Property of any other Person; (iii) to the Knowledge of ITI, no officer, director, employee or consultant of ITI or any Subsidiary is infringing or misappropriating, diluting (in the case of trademarks) or otherwise violating the Intellectual Property of any other Person in the course of performing his or her duties for ITI or any Subsidiary; and (iv) neither ITI nor any of its Subsidiaries has received notice from any Person that the Intellectual Property of ITI or the operation of ITI's business, including its design, development, manufacture and sale of its products and/or technology (including with respect to products and/or technology currently under development) and provision of services, infringes, dilutes (in the case of trademarks) or otherwise violates the Intellectual Property of any Person.

     (g) There are no material claims asserted or, to the Knowledge of ITI, threatened against ITI or any Subsidiary related to any product or service of ITI or any Subsidiary. To the Knowledge of ITI, there are no material claims asserted or threatened against any customer of ITI or any Subsidiary, related to any product or service of ITI or any Subsidiary.

     (h) The Intellectual Property of ITI constitutes all Intellectual Property necessary to operate the business of ITI and its Subsidiaries as it is currently conducted.

     Section 2.16 Reorganization; Supplemental Ruling. Neither ITI nor any of its Subsidiaries (i) has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or (ii) is aware of any fact that would jeopardize SLC's receipt of the supplemental ruling referred to in Section 6.3(d).

     Section 2.17 Required Vote of ITI Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of ITI Common Stock is required to adopt this Agreement. No other vote of the securityholders of ITI is required by law, the Certificate of Incorporation or the Bylaws of ITI or otherwise in order for ITI to consummate the Merger and the transactions contemplated hereby.

     Section 2.18 Brokers. No broker, investment banker or other person, other than Goldman, Sachs & Co. and U.S. Bancorp Piper Jaffray, Inc., the fees and expenses of which will be paid by ITI (as reflected in an agreement between Goldman, Sachs & Co and ITI and an agreement between U.S. Bancorp Piper Jaffray, Inc. and ITI a copy of each of which has been furnished to SLC), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ITI.

     Section 2.19 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of ITI has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of ITI) necessary to exempt ITI, its Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from the requirements of any "moratorium,"

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"control share," "fair price," or other antitakeover laws and regulations of any state, including Section 203 of the DGCL.

     Section 2.20 Year 2000 Matters. ITI and its Subsidiaries have engaged in a commercially reasonable effort to: (a) identify software, firmware and hardware, whether in systems, equipment, product or otherwise (collectively, "Technology") purchased, owned, leased, licensed or otherwise used by ITI or any of its Subsidiaries, which is material to ITI and its Subsidiaries taken as a whole, and which they believe must be capable of accurately processing date/time data within, from, into and between the Twentieth and Twenty-First Centuries, including leap year calculations and the processing of four-digit date data ("Year 2000 Compliant"), (b) test such material Technology to determine whether it is Year 2000 Compliant and (c) seek to obtain verification from providers of such material Technology, as appropriate, that such Technology is Year 2000 Compliant. Except as otherwise set forth in Section 2.20 of the ITI Letter, there is no Technology of ITI or its Subsidiaries that would have a Material Adverse Effect on ITI due to being non-Year 2000 Compliant. The statements contained in this Section 2.20 constitute a Year 2000 Readiness Disclosure for purposes of the United States of America's Year 2000 Information and Readiness Disclosure Act.

     Section 2.21 Opinion of Financial Advisor. ITI has received the opinion of its financial advisor to the effect that, as of the date hereof, the Company Consideration (as defined below) to be paid and retained pursuant to this Agreement is, in the aggregate, fair from a financial point of view to the stockholders of ITI. The "Company Consideration" shall mean the aggregate Per Share Cash Consideration paid, together with the shares of ITI Common Stock as to which the Per Share Cash Consideration is not paid.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SLC

     SLC represents and warrants to ITI as follows:

     Section 3.1 Organization, Standing and Power. SLC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of SLC is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on SLC. SLC and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on SLC.

     Section 3.2 Capital Structure. As of the date hereof, the authorized capital stock of SLC consists solely of 2,000,000 shares of SLC Common Stock, $.005 par value. At the close of business on September 22, 1999, (i) 1,000,000 shares of SLC Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of SLC Common Stock were held in the treasury of SLC or by Subsidiaries of SLC and (iii) 50,000 shares of SLC Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of SLC Common Stock and other benefits granted under SLC's benefit plans, or pursuant to any plans assumed by SLC in connection with any acquisition, business combination or similar transaction. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of SLC were issued, reserved for issuance or outstanding. As of the

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date of this Agreement, except (i) for this Agreement, (ii) as set forth above or (iii) as set forth in Section 3.2 of the letter dated the date hereof and delivered on the date hereof by SLC to ITI, which letter relates to this Agreement and is designated therein as the SLC Letter (the "SLC Letter"), there are no options, warrants, calls, rights, agreements or other commitments to which SLC or any of its Subsidiaries is a party or by which any of them is bound obligating SLC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SLC or any of its Subsidiaries or obligating SLC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, agreement or other commitment. Except as set forth in Section 3.2 of the SLC Letter, neither SLC nor any of its Subsidiaries is obligated to pay for or repurchase any shares of capital stock of SLC or any of its Subsidiaries. There are no outstanding SLC securities that are convertible into or exchangeable for any shares of capital stock or other securities of SLC or its Subsidiaries. Each outstanding share of capital stock of each Subsidiary of SLC is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 3.2 of the SLC Letter, each such share is owned by SLC or another Subsidiary of SLC, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth above, SLC does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into, exchangeable for or exercisable for securities having the right to vote) with the stockholders of SLC on any matter. Except as otherwise set forth in Section 3.2 of the SLC Letter, all of SLC's Subsidiaries are wholly owned, directly or indirectly, by SLC and are listed in Section 3.2 of the SLC Letter.

     Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of SLC, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors, declared the Merger to be advisable and fair to and in the best interest of SLC and its stockholders and has approved this Agreement in accordance with the DGCL. The stockholder of SLC has approved this Agreement in accordance with the DGCL, and this Agreement, and such approval, has not been changed, withdrawn or revoked. SLC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SLC and the consummation by SLC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SLC, subject to the filing of the Certificate of Merger. This Agreement has been duly executed and delivered by SLC and (assuming the valid authorization, execution and delivery of this Agreement by ITI and the validity and binding effect hereof on ITI) constitutes the valid and binding obligation of SLC enforceable against SLC in accordance with its terms.

     Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, except as set forth in Section 3.4 of SLC Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of SLC or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of SLC, (ii) any provision of the comparable charter or organization documents of any of SLC's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to SLC or any of its Subsidiaries or (iv) any judgment, order, injunction, decree, statute, law, ordinance, rule or regulation applicable to SLC or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such violations, defaults, rights, liens,

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security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on SLC, materially impair the ability of SLC to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth in Section 3.4 of the SLC Letter, no filing or registration with, review by or authorization, consent or approval of, any third party, including any Governmental Entity is required by or with respect to SLC or any of its Subsidiaries in connection with the execution and delivery of this Agreement by SLC or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions hereof, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which SLC is qualified to do business, (iii) applicable requirements, if any, of Blue Sky Laws, (iv) as may be required under foreign laws and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on SLC, materially impair the ability of SLC to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.5 Financial Statements; Books and Records.

     (a) SLC has furnished ITI with copies of (i) the audited consolidated balance sheets of SLC and its Subsidiaries as of December 31, 1998, 1997 and 1996 and the related audited consolidated statements of income, changes in stockholders' equity and statements of cash flows for the years then ended (together with any footnotes thereto, the "Audited Financial Statements") and
(ii) the unaudited consolidated balance sheets of SLC and its Subsidiaries as of June 30, 1999 and the related unaudited consolidated statements of income, changes in stockholders' equity and statements of cash flows for the six months then ended (together with any footnotes thereto, the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "SLC Financial Statements"). Except as otherwise set forth in Section 3.5(a) of the SLC Letter, the SLC Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly presented in all material respects the consolidated financial position of SLC and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended, except that the Unaudited Financial Statements are subject to normal year-end adjustments which were not or are not expected to be material in amount and do not contain complete footnotes required by generally accepted accounting principles. Except as and to the extent set forth in Section 3.5 of SLC Letter, SLC has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of financial statements.

     (b) The books of account of SLC have been maintained in accordance with the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not SLC is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of SLC and its Subsidiaries, all of which have been made available to ITI, contain records of all meetings held of, and corporate action taken by, the stockholders and the Board of Directors of SLC and its Subsidiaries, which are accurate in all material respects, and no meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books.

     (c) SLC and its Subsidiaries do not have any liabilities of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due that, individually or in the aggregate, have a Material Adverse Effect on SLC, except (i) as and to the extent set forth on the most recent balance sheet included in the Unaudited Financial Statements,

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(ii) for liabilities or obligations incurred since the date of the balance sheet referred to in clause (i) in the ordinary course of business or (iii) as set forth in Section 3.5 of the SLC Letter. The term "liabilities" is not intended to include contractual obligations (other than those in default or those that would be in default upon the giving of notice, the passage of time or both) other than those customarily reflected on the face of a balance sheet.

     Section 3.6 Proxy Statement. None of the information to be supplied by or on behalf of SLC for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement, at the time of the ITI Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 3.7 Absence of Certain Changes or Events. Except as otherwise contemplated in this Agreement (including the actions permitted in Section 4.1) or in Section 3.7 of the SLC Letter, since June 30, 1999:

          (a) SLC has conducted its business only in the ordinary course consistent with past practice;

          (b) there has not been any Material Adverse Effect with respect to SLC;

          (c) SLC has not made any material increase in any bonus or any wage, salary or compensation to officers or key employees, or any material increase in benefits payable under or pursuant to any, or created any material new, employment agreements or profit-sharing, bonus, deferred compensation, savings, severance, insurance, pension, retirement or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of employee stock options, restricted stock or contingent stock awards);

          (d) SLC has not made any loans or advances in excess of $100,000 to any officer, director, stockholder or affiliate of SLC (except for ordinary travel and business expense payments);

          (e) there has not been any change in the accounting methods or practices followed by SLC;

          (f) SLC has not split, combined or reclassified any outstanding shares of capital stock of SLC or declared, set aside or paid, or accrued any liability for the payment of, any dividends or other distributions payable in cash, property or otherwise with respect to any shares of capital stock of SLC;

          (g) SLC has not entered into any commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

          (h) SLC has not incurred or guaranteed any debt, liability or obligation, whether accrued, absolute, contingent or otherwise, individually or in the aggregate in excess of $500,000 or other than in the ordinary course of business consistent with past practice;

          (i) SLC has not issued, redeemed or repurchased any stock, bond or other corporate security;

          (j) SLC has not experienced any damage to, or destruction, theft or loss of, any asset or property, whether or not covered by insurance, in an amount exceeding $100,000 in the aggregate or any material interruption in the use of any of the assets of SLC;

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          (k) SLC has not entered into an amendment to or termination of (or an oral commitment to do so) any material contract, agreement or license to which it is a party or by which it is bound;

          (l) SLC has not sold, assigned, leased, transferred or otherwise disposed of any of its assets or property (tangible or intangible), including any sale, assignment, lease, transfer or other disposition of any of the Intellectual Property (as hereinafter defined), except in the ordinary course of business consistent with past practice;

          (m) SLC has not sold, issued, granted or authorized the sale, issuance or grant of (i) any capital stock or security (except for SLC Common Stock issued upon the exercise of outstanding SLC Options), (ii) any option, call, warrant or right to acquire any capital stock or other security or
     (iii) any instrument convertible into or exchangeable for any capital stock or other security of SLC;

          (n) Except as contemplated hereby and except by the virtue of the transactions contemplated hereby, SLC has not amended or waived any of its rights under, or taken any action to permit the acceleration, vesting or repricing under, (i) any provision of SLC's stock option plans, (ii) any provision of any agreement evidencing any outstanding SLC Options or (iii) any restricted stock purchase agreement;

          (o) There has been no amendment to the Certificate of Incorporation, Bylaws or other charter or organizational documents of SLC or any of its Subsidiaries;

          (p) Neither SLC nor any of its Subsidiaries has made any material election with respect to Taxes nor has SLC or any of its Subsidiaries entered into an agreement, arrangement or settlement with respect to material Taxes with any taxing authority or other person; and

          (q) SLC has not entered into any commitment (written or oral, contingent or otherwise) to do any of the foregoing.

     The phrase "consistent with past practice" wherever used is only intended as a limitation when current practices can be meaningful compared to past practices. In this Section 3.7 "SLC" refers to SLC and/or its Subsidiaries.

     Section 3.8 Permits and Compliance. Each of SLC and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for SLC or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "SLC Permits"), except where the failure to have any of SLC Permits would not, individually or in the aggregate, have a Material Adverse Effect on SLC, and, as of the date of this Agreement, no suspension or cancellation of any of SLC Permits is pending or, to the Knowledge of SLC (as hereinafter defined), threatened, except where the suspension or cancellation of any of SLC Permits would not, individually or in the aggregate, have a Material Adverse Effect on SLC. Neither SLC nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over SLC or any of its Subsidiaries, except, in the case of clauses (A), (B) and
(C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on SLC. Except as disclosed in Section 3.8 of SLC Letter, as of the date hereof there is no contract or agreement that is material to the business, assets, liabilities, condition or results of operations of SLC and its Subsidiaries, taken as a whole. Except as disclosed in Section 3.8 of SLC Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by SLC of the transactions contemplated by this

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Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which SLC or any of its Subsidiaries is a party or by which SLC or any such Subsidiary is bound or to which any of the properties, assets or operations of SLC or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on SLC. SLC has no reason to believe that all Contracts to which SLC or any Subsidiary is a party or by which SLC or any Subsidiary is bound are not valid and binding obligations of SLC or such Subsidiary and each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on SLC. SLC has no reason to believe that any other party to a Contract is in violation of or in default under such Contract except such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect on SLC. Neither SLC nor any of its Subsidiaries is a party to or bound by any Contract that, after the Effective Time, would interfere with the conduct of the Surviving Corporation's business, except for such interference that would not have a Material Adverse Effect on the Surviving Corporation. For purposes of this Agreement, "Knowledge of SLC" (and similar phrases) means the actual knowledge, after reasonable inquiry, of the individuals identified on Section
3.8 of SLC Letter.

     Section 3.9 Tax Matters. Except as otherwise set forth in Section 3.9 of the SLC Letter, (i) SLC and each of its Subsidiaries have timely filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on SLC; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested (such contested Taxes being set forth in Section
3.9 of the SLC Letter); (iii) SLC and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on SLC; (iv) neither SLC nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) no Tax Return referred to in clause (i) that reflected material Taxes is currently being examined by the appropriate taxing authority (all such federal Tax Returns that were closed being listed in Section 3.9 of the SLC Letter); (vi) no issues have been raised by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) that are currently pending, asserted or threatened; (vii) neither SLC nor any of its Subsidiaries is a party to a closing agreement, or the subject of a private ruling, concerning Taxes with any taxing authority; (viii) except as provided under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), neither SLC nor any of its Subsidiaries has any liability or obligation to pay Taxes of another person; (ix) neither SLC nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement (including this Agreement), that could obligate it to make any payment that will not be deductible under Section 280G of the Code; and (x) all deficiencies asserted or assessments made as a result of any examination of Tax Returns referred to in clause (i) by any taxing authority have been paid in full or are being timely and properly contested (such contested items being set forth in Section 3.9 of the SLC Letter). All Taxes of SLC and its Subsidiaries which will be due and payable, whether now or hereafter, for any period ending on, ending on and including or ending prior to the Effective Time shall have been paid by or on behalf of SLC and its Subsidiaries or shall be reflected, in a manner consistent with past practice, on SLC's books as an accrued Tax liability, either current or deferred.

     Section 3.10 Actions and Proceedings. Except as set forth in Section 3.10 of SLC Letter, there are no, and since January 1, 1999 there have been no, outstanding orders, judgments, injunctions,

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awards or decrees of any Governmental Entity against or involving SLC or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of SLC or any of its Subsidiaries, as such, any of its or their properties, assets or business or any SLC Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on SLC or materially impair the ability of SLC or its Subsidiaries to perform its obligations hereunder. Except as set forth in Section 3.10 of the SLC Letter, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of SLC, threatened against or involving SLC or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any SLC Plan that, individually or in the aggregate, would have a Material Adverse Effect on SLC or materially impair the ability of SLC or its Subsidiaries to perform its obligations hereunder. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of SLC, threatened against or affecting SLC or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement that would have a Material Adverse Effect on the Surviving Corporation, after giving effect to available insurance coverage.

     Section 3.11 Certain Agreements.  Except as otherwise set forth in Section
3.11 of SLC Letter, neither SLC nor any of its Subsidiaries is a party to any material oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any SLC Option is or will be entitled to receive cash from SLC or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

     Section 3.12 ERISA.

     (a) Each material SLC Plan (as hereinafter defined) is listed in Section 3.12(a) of SLC Letter. Except as would not have a Material Adverse Effect on SLC, each SLC Plan (other than non-U.S. SLC Plans) complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any SLC Plan that is likely to have individually or in the aggregate, a Material Adverse Effect on SLC, (ii) SLC has not withdrawn from any SLC Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so, and (iii) no action has been taken, or is currently being considered, to terminate any SLC Plan subject to Title IV of ERISA. No SLC Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (b) Except as listed in Section 3.12(b) of SLC Letter, with respect to SLC Plans, no event has occurred and, to the Knowledge of SLC, there exists no condition or set of circumstances in connection with which SLC or any SLC Plan fiduciary could be subject to any liability under the terms of such SLC Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on SLC. All SLC Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or a request for such a determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and SLC is not aware of any reason why any such SLC Plan is not so qualified in

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operation. SLC has not been notified by any SLC Multiemployer Plan that such SLC
Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such SLC Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 3.12(b) of SLC Letter, SLC does not have any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

     (c) As used herein, (i) "SLC Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a SLC Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by SLC or any of its Subsidiaries or, as to which SLC or any of its Subsidiaries has contributed or otherwise may have any liability, and (ii) "SLC Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which SLC is or has been obligated to contribute or otherwise may have any liability.

     (d) Item 3.12(d) of SLC Letter contains a list of all (i) severance and employment agreements with executive officers of SLC, (ii) severance programs and policies of SLC with or relating to its executive officers and (iii) plans, programs, agreements and other arrangements of SLC with or relating to its executive officers containing change of control or similar provisions.

     (e) No entity which is under common control with or which would be considered a single employer with SLC pursuant to Section 414(b), (c), (m) or
(o) of the Code (a "SLC ERISA Affiliate") is obligated to contribute to, nor does any such entity have any liability or potential liability with respect to, a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA. No liabilities associated with plans which are maintained or contributed to by any SLC ERISA Affiliate and which are subject to title IV of ERISA could have a Material Adverse Effect on SLC.

     Section 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of SLC and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on SLC. No hazardous materials have been Released by any person at any property now owned, operated or leased by SLC or its Subsidiaries or by SLC or a Subsidiary at any property formerly owned, operated or leased by SLC or its Subsidiaries, except for such Releases that individually and in the aggregate would not have a Material Adverse Effect on SLC. Neither SLC nor any Subsidiary have received any request for information, notice of claim, demand or notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual Release. Except as set forth in Section 3.13 of the SLC Letter and heretofore provided to ITI, within the past five years, there have been no environmental inspections, studies, audits, tests, reviews or other analyses conducted by a third party environmental consultant or engineer in relation to any property or business now or previously owned, operated or leased by SLC or its Subsidiaries. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of SLC or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on SLC.

     Section 3.14 Labor Matters. Except as otherwise set forth in Section 3.14 of the SLC Letter, neither SLC nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither SLC nor any of its Subsidiaries has engaged in any unfair labor practice with

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respect to any persons employed by or otherwise performing services primarily for SLC or any of its Subsidiaries (the "SLC Business Personnel"), and there is no unfair labor practice complaint or grievance against SLC or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to SLC Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on SLC. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of SLC, threatened against or affecting SLC or any of its Subsidiaries which may interfere with the respective business activities of SLC or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on SLC.

     Section 3.15 Intellectual Property.

     (a) For the purposes of this Agreement, the following terms have the following definitions.

     "Intellectual Property of SLC" shall mean any Intellectual Property that:
(i) is owned by or exclusively licensed to SLC and/or its Subsidiaries and is material to the operation of SLC and its Subsidiaries, taken as a whole; or (ii) is or material to the operation of SLC and its Subsidiaries, taken as a whole, including the design, manufacture and use of the products and/or technology of SLC and its Subsidiaries as it currently is conducted, including, without limitation, the design, development, manufacture and sale of all products and/or technology currently manufactured, licensed or sold by SLC or any Subsidiary or under development by SLC or any Subsidiary.

     (b) Section 3.15(b) of the SLC Letter lists all of the United States and foreign (i) patent and patent applications; (ii) registered trademarks and trademark applications; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; (v) domain names; and (vi) any other Intellectual Property of SLC that is the subject of an application to, or certificate or registration issued by, any state, government or other public legal authority or that is owned by or exclusively licensed to SLC or any Subsidiary. The registrations of the Intellectual Property of SLC and its Subsidiaries listed in Section 3.15(b) of the SLC Letter are valid and subsisting and in full force, all necessary registration and renewal fees in connection with all material registrations have been paid to the relevant patent, copyright and trademark authorities in the United States for the purposes of maintaining such registrations. SLC and its Subsidiaries have complied in all material respects with all applicable disclosure requirements and neither SLC, any Subsidiary nor any named inventor or assignee has committed any fraudulent act in the application for or maintenance of any Intellectual Property of SLC. All Intellectual Property of SLC listed in Section 3.15(b) of the SLC Letter that is within the meaning of
(i)-(v) above is specifically designated as such in Section 3.15(b) of the SLC Letter.

     (c) Except as otherwise set forth in Section 3.15(c) of the SLC Letter, SLC and/or its Subsidiaries owns and has good and exclusive title to each item of Intellectual Property of SLC that is owned by SLC or any Subsidiary and listed in Section 3.15(b) of the SLC Letter, free and clear of any liens, encumbrances or restrictions. Except as otherwise set forth in Section 3.15(c) of the SLC Letter, to the Knowledge of SLC, no registration for any Intellectual Property of SLC, is the subject of any cancellation or reexamination proceeding or any other proceeding challenging its extent or validity. Except as otherwise set forth in Section 3.15(c) of the SLC Letter, SLC or one of its Subsidiaries is the applicant of record in all patent application, and applications for trademark, service mark, trade dress, industrial design, copyright and mask work registration with respect to Intellectual Property of SLC, and, to the Knowledge of SLC, no opposition, extension of time to oppose, interference, rejection or refusal to register has been received in connection with any such application, and all fees in connection with such applications have been paid. SLC or a Subsidiary owns, or has the right to use or operate under, all Intellectual Property of SLC not listed on Section 3.15(b) of the SLC Letter. No Intellectual Property of SLC or any Subsidiary or product and/or technology of

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SLC or any Subsidiary is subject to any material outstanding decree, order, judgment, or stipulation restricting in any material manner the use or licensing thereof by SLC or such Subsidiary.

     (d) Section 3.15(d) of the SLC Letter lists all material contracts, licenses and agreements, (whether written or otherwise) by which SLC or any Subsidiary licenses Intellectual Property of SLC from or to any third party other than incidental to the sale of products or services. Except pursuant to agreements listed in Section 3.15(d) of the SLC Letter, other than incident to sale of goods and services; (i) no Person has any material rights to use any of the Intellectual Property of SLC that is owned by SLC or any Subsidiary; and
(ii) no Person owns or retains any material rights in the Intellectual Property of SLC that is owned by SLC or any Subsidiary. All contracts listed in Section 3.15(d) of the SLC Letter that are within the meaning of (i) or (ii) above are specifically designated as such in Section 3.15(d) of the SLC Letter.

     (e) Except as would not have a Material Adverse Effect on SLC: (i) the contracts, licenses and agreements listed in Section 3.15(d) of the SLC Letter are in full force and effect; (ii) there are no contracts, licenses and agreements between SLC or any of its Subsidiaries and any other Person with respect to Intellectual Property of SLC with respect to which there is any dispute known to SLC regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by SLC or any Subsidiary thereunder; (iii) the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed in Section 3.15(d) of the SLC Letter or alter or impair any of SLC's or its Subsidiaries' rights to the Intellectual Property; and (iv) SLC and its Subsidiaries and, to the Knowledge of SLC, any Person with which SLC or any of its Subsidiaries has entered into any such contract, license or agreement are in compliance with, and have not breached any term of, those contracts, licenses and agreements.

     (f) Except as would not have a Material Adverse Effect on SLC or except as set forth in Section 3.15(f) of the SLC Letter, (i) the Intellectual Property of SLC does not infringe, dilute (in the case of trademarks) or otherwise violate the Intellectual Property of any Person; (ii) the operation of SLC's and its Subsidiaries business as it currently is conducted, including its design, development, manufacture and sale of its products and/or technology, including products and/or technology currently under development, and provision of services, does not infringe, dilute (in the case of trademarks) or otherwise violate the Intellectual Property of any other Person; (iii), to the Knowledge of SLC, no officer, director, employee or consultant of SLC or any Subsidiary is infringing or misappropriating, diluting (in the case of trademarks) or otherwise violating the Intellectual Property of any other Person in the course of performing his or her duties for SLC or any Subsidiary; and (iv) , neither SLC nor any of its Subsidiaries has received notice from any Person that the Intellectual Property of SLC or the operation of SLC's business, including its design, development, manufacture and sale of its products and/or technology (including with respect to products and/or technology currently under development) and provision of services, infringes, dilutes (in the case of trademarks) or otherwise violates the Intellectual Property of any Person.

     (g) There are no material claims asserted or, to the Knowledge of SLC, threatened against SLC or any Subsidiary related to any product or service of SLC or any Subsidiary. To the Knowledge of SLC, there are no material claims asserted or threatened against any customer of SLC or any Subsidiary, related to any product or service of SLC or any Subsidiary.

     (h) The Intellectual Property of SLC constitutes all Intellectual Property necessary to operate the business of SLC and its Subsidiaries as it is currently conducted.

     Section 3.16 Reorganization; Supplemental Ruling. Neither SLC nor any of its Subsidiaries (i) has taken any action or failed to take any action which action or failure would jeopardize the

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qualification of the Merger as a reorganization within the meaning of Section
368(a) of the Code; or (ii) is aware of any fact that would jeopardize SLC's receipt of the supplemental ruling referred to in Section 6.3(d).

     Section 3.17 Required Vote of SLC Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of SLC Common Stock is required to adopt this Agreement. The holders of all of the outstanding shares of SLC Common Stock have voted to adopt this Agreement and have effectively waived any appraisal right for the fair value of such shares under Section 262 of the DGCL. No other vote of the securityholders of SLC is required by law, the Certificate of Incorporation or Bylaws of SLC or otherwise in order for SLC to consummate the Merger and the transactions contemplated hereby.

     Section 3.18 Brokers. No broker, investment banker or other person, other than ING Baring Furman Selz LLC, the fees and expenses of which will be paid by SLC (as reflected in an agreement between ING Baring Furman Selz LLC and SLC, a copy of which has been furnished to ITI), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SLC.

     Section 3.19 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of SLC has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of SLC) necessary to exempt SLC, its Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from the requirements of any "moratorium," "control share," "fair price," or other antitakeover laws and regulations of any state, including Section 203 of the DGCL.

     Section 3.20 Year 2000 Matters. SLC and its Subsidiaries have engaged in a commercially reasonable effort to: (a) identify Technology purchased, owned, leased, licensed or otherwise used by SLC or any of its Subsidiaries, which is material to SLC and its Subsidiaries taken as a whole, and which they believe to Be Year 2000 Compliant, (b) test such material Technology to determine whether it is Year 2000 Compliant and (c) seek to obtain verification from providers of such material Technology, as appropriate, that such Technology is Year 2000 Compliant. Except as otherwise set forth in Section 3.20 of the SLC Letter, there is no Technology of SLC or its Subsidiaries that would have a Material Adverse Effect on SLC due to being non-Year 2000 Compliant. The statements contained in this Section 3.20 constitute a Year 2000 Readiness Disclosure for purposes of the United States of America's Year 2000 Information and Readiness Disclosure Act.

     Section 3.21 Financing. SLC has an executed commitment for financing of the payment for Cash Election Shares contemplated by this Agreement, a copy of which has been provided to ITI (the "Financing Commitment").

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business Pending the Merger. Except as expressly permitted by clauses (a) through (r) of this Section 4.1 or otherwise expressly permitted by this Agreement, during the period from the date of this Agreement through the earlier of the termination of this Agreement pursuant to Section 7.1 or the Effective Time (the "Pre-Closing Period"), each of ITI and SLC shall, and each shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, distributors, dealers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. During the Pre-Closing Period, each of
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ITI and SLC shall notify the other party of any material complaints, investigations or hearings regarding it or any of their respective Subsidiaries that are initiated after the date of this Agreement by any federal, state, or local governmental body or authority. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the ITI Letter or the SLC Letter (with specific reference to the applicable subsection below), as the case may be, neither ITI nor SLC will, and neither ITI nor SLC shall permit any of its Subsidiaries to, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed):

     (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (ii) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, (iv) amend or waive any of its rights under, or take any action to permit the acceleration, vesting or repricing under any stock option plan, any agreement evidencing any outstanding ITI Option or any restricted stock purchase agreement or (v) grant or award any options, warrants, conversion rights or other rights to acquire any shares of its capital stock;

     (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of common stock upon the exercise of employee stock options outstanding on the date of this Agreement in accordance with their current terms;

     (c) amend its charter or by-laws;

     (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to ITI or SLC, as the case may be, and its Subsidiaries taken as a whole.

     (e) sell, lease, transfer, pledge, mortgage, encumber or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice;

     (f) incur, create, assume or otherwise become liable for any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than indebtedness, loans, advances, capital contributions and investments between ITI or SLC, as the case may be, and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries; provided, however, that SLC or ITI may incur indebtedness for borrowed money in connection with acquisitions allowed by the terms hereof;

     (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of itself or any Subsidiary;

     (h) enter into or adopt any, or amend any existing, ITI Plan or SLC Plan, as the case may be, except as required by applicable law and except as permitted by Section 4.1(i);

     (i) (x) increase the compensation or benefits payable or to become payable to its directors, officers, employees or consultants (except for increases in the ordinary course of business consistent

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with past practice), (y) grant any severance or termination pay to, or enter into any stay put, termination or severance agreement or similar agreement or arrangement with, any director or officer, or (z) enter into or amend any employment or consulting agreement with any director, officer, employee or consultant of it or any of its Subsidiaries; provided that ITI or SLC or their respective Subsidiaries may enter into employment contracts with newly hired employees and may enter into or amend consulting agreements for a term of less than one year or in substitution for existing employment agreements.

     (j) violate or fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance, except as would not have a Material Adverse Effect on SLC or ITI, as the case may be;

     (k) make any change to accounting policies or procedures;

     (l) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

     (m) make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

     (n) enter into or amend any agreement or contract material to it and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practices; or make or agree to make any new capital expenditure(s) which, individually, is, with respect to ITI and its Subsidiaries, in excess of $1,000,000 or, in the aggregate, are in excess of $10,000,000, and with respect to SLC and its Subsidiaries, in excess of $5,000,000 or, in the aggregate, in excess of $20,000,000;

     (o) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, the most recent financial statements (or the notes thereto) included in the ITI SEC Documents, in the case of ITI, or the SLC Financial Statements, in the case of SLC, or incurred in the ordinary course of business consistent with past practice;

     (p) take any action that would likely result in the representations and warranties made by it herein becoming false or inaccurate and having a Material Adverse Effect on ITI or SLC, as the case may be;

     (q) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

     (r) enter into any Contract that, after the Effective Time, would interfere with the conduct of Surviving Corporation's business as currently conducted by ITI, SLC and their Subsidiaries, taken as a whole, except for such interference as would not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation.

     Section 4.2 No Solicitation. ITI shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, ITI or any of its Subsidiaries to, directly or indirectly (i) solicit, initiate, induce or encourage the submission of, any ITI Takeover Proposal (as hereafter defined), (ii) enter into any agreement contemplating or with respect to any ITI Takeover Proposal, (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any ITI Takeover Proposal or (iv) approve, endorse or recommend any ITI Takeover Proposal; provided, however, that prior to the ITI Stockholders Meeting, this
Section 4.2 shall not prohibit ITI from furnishing nonpublic information
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regarding ITI or its Subsidiaries to, or entering into discussions with, any person in response to a Superior Proposal submitted by such person (and not withdrawn) if (i) neither ITI nor any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives shall have violated any of the restrictions set forth in this Section 4.2, (ii) prior to furnishing such nonpublic information to, or entering into discussions with, such person, ITI gives SLC written notice of ITI's intention to furnish nonpublic information to, or enter into discussions with, such person, and ITI receives from such person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic information furnished to such person by or on behalf of ITI and (iii) prior to furnishing any such nonpublic information to such person, ITI furnishes such nonpublic information to SLC. ITI acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any officer, director, employee, attorney, financial advisor, agent or other representative of ITI, whether or not such person is purporting to act on behalf of ITI, shall be deemed to constitute a breach of this Section 4.2 by ITI. ITI shall immediately advise SLC orally and in writing of (x) any ITI Takeover Proposal that is made or submitted by any such person, (y) the identity of the person making or submitting such ITI Takeover Proposal and the terms thereof and (z) any discussion or negotiation with respect to ITI Takeover Proposal that changes the terms thereof. Notwithstanding anything herein to the contrary, if SLC reasonably determines that a person who has made a Superior Proposal is a direct competitor of ITI with a market share in wireless security systems that is comparable to or larger than ITI's share of such market, SLC can, by written notice to ITI, prohibit ITI from providing nonpublic information to such person. ITI shall immediately cease and cause to be terminated any existing discussions with any person that relate to any ITI Takeover Proposal. For purposes of this Agreement, "ITI Takeover Proposal" means any proposal for a merger or other business combination involving ITI or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of ITI or any of its Subsidiaries, other than the transactions contemplated by this Agreement, and "Superior Proposal" means a bona fide, unsolicited written ITI Takeover Proposal made by a third party the terms of which a majority of the Board of Directors of ITI, taking into consideration financial, legal, regulatory and other factors as they deem relevant, determines in their reasonable good faith judgment, based on the advice of financial advisors, outside counsel and other advisors selected by them, to be more favorable to ITI's stockholders than the terms of the Merger (including a determination that the proposal is more favorable to ITI's stockholders than the Merger from a financial point of view) and the negotiation of which proposal is consistent with the Board's fiduciary obligations to the ITI stockholders. ITI has provided to SLC forms of confidentiality agreements (the "Confidentiality Agreements") executed by all Persons to whom ITI has given confidential information in the last twelve months. ITI will not agree to any amendment, modification or waiver of any provision of any Confidentiality Agreement without the prior written consent of SLC, and will enforce all of its rights to the full extent provided by the Confidentiality Agreements.

     Section 4.3 SLC Stockholder Agreement. During the period from the date of this Agreement through the Effective Time, the SLC Stockholder will not transfer any shares of SLC Common Stock to any other Person unless the transferee agrees that such transfer shall not rescind, change or invalidate such SLC Stockholder's vote in favor of this Agreement and the transactions contemplated hereby.

     Section 4.4 Reorganization. During the Pre-Closing Period, unless the other party shall otherwise agree in writing, none of ITI, SLC or any of their respective Subsidiaries shall knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section 4.5 Actions Inconsistent With Ruling. During the Pre-Closing Period, SLC shall take no action, and shall use its reasonable best efforts to prevent the occurrence of any event or condition,

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that would be inconsistent with its May 13, 1997 tax-free spin-off IRS ruling or any supplemental IRS ruling or opinion of counsel contemplated by Section
6.3(d). Each of ITI and SLC shall reasonably cooperate in making changes requested by SLC not later than five days prior to the proposed mailing of the Proxy Statement to the structure of the transactions contemplated hereby in a manner that is likely to produce a result that is favorable to SLC with respect to the aforementioned tax rulings, so long as the effect of such changes does not exceed $100,000 to ITI or delay receipt of such ruling.

     Section 4.6 Redemption of Rights Plan. ITI shall not, during the Pre-Closing Period (a) redeem the Shareholder Rights Plan or (b) implement or adopt any other so-called "poison-pill," shareholder rights plan or other similar plan.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Stockholder Meeting. ITI will take all action necessary under all applicable laws to, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "ITI Stockholder Meeting") at a date reasonably approved by SLC for the purpose of considering, acting upon and voting upon the adoption and approval of the Merger and this Agreement and the transaction contemplated hereby. ITI will, through its Board of Directors, unanimously recommend to its stockholders the adoption and approval of the Merger and this Agreement and the transaction contemplated hereby, shall use all reasonable best efforts to solicit such adoption by its stockholders and shall not withdraw, amend or revoke such recommendation; provided, however, that ITI's Board of Directors may withdraw, amend or revoke such recommendation if (i) a Superior Proposal is made to ITI and is not withdrawn and (ii) Section 4.2 has not been breached or violated. Without limiting the generality of the foregoing, ITI agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to ITI of an ITI Takeover Proposal. The Agreement shall be submitted to the ITI stockholders at the ITI Stockholder Meeting whether or not ITI's Board of Directors hereafter determines that the Agreement is no longer advisable and recommends that the ITI stockholders reject it. Nothing in this
Section 5.1 is intended to affect any obligations under Rule 14e-2(a) of the Exchange Act.

     Section 5.2 Preparation of Proxy Statement.

     (a) As promptly as practicable after the execution of this Agreement, ITI shall cause to be prepared and filed with the Securities and Exchange Commission a preliminary proxy statement relating to the Merger. SLC shall furnish all information concerning it and the holders of its capital stock as ITI may reasonably request in connection with the preparation thereof. ITI shall furnish a draft of the preliminary proxy statement and any proposed amendment or supplement thereto to SLC a reasonable time before its proposed filing date, and shall make such changes thereto prior to filing thereof as SLC shall reasonably request. Each of SLC and ITI shall use its reasonable best efforts to have the preliminary proxy statement cleared for use as promptly as practicable after such filing. As promptly as practicable after the Proxy Statement shall have been so cleared, ITI shall mail the Proxy Statement to its stockholders. ITI and its representatives shall allow SLC to participate in any substantive communication with the SEC.

     (b) Each party to the Agreement hereby (i) consents to the use of its name and, on behalf of its Subsidiaries and affiliates, the names of such Subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its Subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Proxy Statement, (ii) agrees to use its reasonable best efforts to obtain the written consent of any person or entity

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retained by it which may be required to be named (as an expert or otherwise) in such Proxy Statement (provided that reasonable best efforts, as used herein and elsewhere in this Agreement, shall not include expending money other than as is customary for professional advisors and reasonable expenses), (iii) agrees to cooperate, and agrees to use its reasonable efforts to cause its Subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, by applicable securities laws to be disclosed in any such Proxy Statement, and (iv) agrees to notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement.

     (c) If at any time prior to the Effective Time SLC discovers any event or circumstance relating to SLC or any of its Subsidiaries, or its officers or directors, which should be set forth in an amendment or supplement to the Proxy Statement, SLC shall promptly inform ITI of such event or circumstance. If at any time prior to the Effective Time ITI discovers any event or circumstance relating to ITI or any of its Subsidiaries, or its or their respective officers or directors which should be set forth in an amendment or supplement to the Proxy Statement, ITI shall inform SLC of such event or circumstance. Promptly upon discovery of or upon learning of any event or circumstance required to be set forth in a supplement to the Proxy Statement, ITI and SLC shall prepare such supplement and cause it to be sent to ITI's stockholders.

     Section 5.3 Private Placement of Common Stock.

     (a) The SLC Stockholder, simultaneous with the execution of this Agreement, has executed a letter containing certain representations regarding an investment in the private offering of Common Stock as part of the Merger.

     (b) ITI and SLC shall jointly take all actions required to register or qualify or obtain exemptions from such registrations or qualifications under any applicable state securities laws in connection with the Merger.

     Section 5.4 Comfort Letters.

     (a) ITI shall use its reasonable best efforts to cause to be delivered to SLC "comfort" letters of PricewaterhouseCoopers, ITI's independent public accountants, dated within two days of the date of the Proxy Statement and as of the Effective Time, and addressed to ITI and SLC, in form and substance reasonably satisfactory to SLC and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) SLC shall use its reasonable best efforts to cause to be delivered to ITI "comfort" letters of Arthur Andersen, SLC's independent public accountants, dated within two days of the date of the Proxy Statement and as of the Effective Time, and addressed to ITI and SLC, in form and substance reasonably satisfactory to ITI and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     Section 5.5 Access to Information. Subject to currently existing contractual and legal restrictions applicable to ITI or to SLC or any of their Subsidiaries, each of ITI and SLC shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to

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make such inspections as they may reasonably require of, during normal business hours during the Pre-Closing Period, all their respective properties, books, contracts, customers, suppliers, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants and Tax Returns), and, during such period, ITI and SLC shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.5 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by ITI or SLC pursuant to this Section 5.5 shall be kept confidential in accordance with the Confidentiality Agreement, dated April 22, 1998 (as amended by the First Amendment dated June 3, 1999, the Second Amendment dated June 24, 1999, and the Third Amendment dated August 24, 1999), between ITI and SLC (the "Confidentiality Agreement").

     Section 5.6 Fees and Expenses.

     (a) Except as provided in this Section 5.6 whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including, without limitation, filing fees under the Securities Act, the Exchange Act and the HSR Act) shall be divided equally between ITI and SLC.

     (b) In the event of the termination of this Agreement and the abandonment of the Merger at any time by ITI or SLC pursuant to Sections 7.1(d), (e), (f) or
(g) and in order to compensate SLC for the expenses associated with the negotiation of this Agreement and the other matters contemplated hereby, ITI shall, within two business days following such termination, pay SLC a fee of $10,000,000 in immediately available funds; provided, however, that such fee shall be payable with respect to a termination pursuant to Section 7.1(d) only if, and then when, ITI directly or indirectly enters into a definitive agreement relating to an ITI Takeover Proposal within one year of such termination.

     (c) In the event of the termination of this Agreement and the abandonment of the Merger at any time by ITI pursuant to Section 7.1(b), and if the condition contained in Section 6.3(d) or 6.3(f) has not been satisfied or waived by SLC and all the other conditions contained in Sections 6.1, 6.3(a), 6.3(c) and 6.3(e) have been satisfied or waived as though the date of termination were considered as the Effective Time, SLC shall, within two business days following such termination, reimburse ITI in immediately available funds for its reasonable out-of-pocket expenses (not to exceed $2,000,000) incurred after the date hereof in carrying out its obligations under this Agreement.

     Section 5.7 Reasonable Best Efforts.

     (a) Subject to Section 5.7(c), upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover

Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties agree to file the initial notification required under the HSR Act within 30 days of the date hereof. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other party to this Agreement, which consent shall not be unreasonably withheld. Without the prior consent of the other party (not to be unreasonably withheld) no party or its representatives shall take any action contemplated by clause (i) above, or make any proposal to a Governmental Entity with respect to the foregoing; provided, however, that SLC may file the request for the supplemental ruling contemplated by Section 5.12 and any supplemental filings related thereto without the consent of ITI. Neither party nor its representatives shall engage in any communication with any Governmental Entity with respect to the actions contemplated by clause
(i) above without the participation of the other party or its representatives. If any lawsuits or other legal proceedings of the type contemplated by clause
(iii) above are instituted, the defendant shall keep the other party reasonably informed of the proceeding. No lawsuit or legal proceeding of the type contemplated by clause (iii) shall be settled by one party without the prior written consent of the other party.

     (b) Each party shall use its reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either ITI or SLC to effect the Merger and to consummate the other transactions contemplated hereby, neither party shall without the other party's prior written consent, commit to any divestiture transaction, and none of SLC, ITI or any of their Subsidiaries shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of its material businesses, product lines or assets or that otherwise would have a Material Adverse Effect on it.

     (d) Each of ITI and SLC agrees to cooperate and coordinate efforts to integrate their respective benefit plans.

     Section 5.8 Public Announcements. Each of the parties agrees that it shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by law or by any listing agreement with Nasdaq or a national securities exchange; provided, if such disclosure is required by law or any such listing agreement, such disclosure may not be made without prior consultation of the other parties.

     Section 5.9 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, ITI and SLC and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

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

     Section 5.10 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, ITI agrees to indemnify and hold harmless all past and present officers and directors of SLC and its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by SLC pursuant to SLC's Certificate of Incorporation, Bylaws or agreements in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time. ITI shall provide for an aggregate period of not less than six years from the Effective Time, ITI's and SLC's directors and officers on the date hereof an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time that is substantially similar (with respect to limits and deductibles) to ITI's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the annual premiums for such coverage will not exceed 200% of the annual premiums currently paid by SLC for such coverage.

     Section 5.11 Notification of Certain Matters. ITI shall use its reasonable best efforts to give prompt notice to SLC, and SLC shall use its reasonable best efforts to give prompt notice to ITI, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which has caused or would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of ITI or SLC, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on ITI or SLC, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.12 IRS Ruling Letter. SLC shall use its reasonable best efforts to obtain and ITI shall cooperate in obtaining from the IRS a supplemental ruling to its May 13, 1997 tax-free spin-off ruling to the effect that the transactions contemplated by this Agreement are consistent with, and would not have an adverse effect on the conclusion reach in the prior ruling and SLC shall file a request therefor not later than five business days after the date of this Agreement. Notwithstanding the foregoing, SLC may withdraw its request for such supplemental ruling if it reasonably believes that the condition set forth in
Section 6.3(d) will not be satisfied.

     Section 5.13 Financing Commitment. SLC shall use its reasonable best efforts to obtain the financing necessary for the payment of the maximum aggregate Per Share Cash Consideration as contemplated by this Agreement.

     Section 5.14 ITI Stock Option Plan. In connection with the Proxy Statement, ITI shall submit a proposal to its stockholders to approve an omnibus stock plan with terms substantially equivalent to those customarily used by publicly held corporations and acceptable to SLC covering 1,500,000 shares of ITI Common Stock.

     Section 5.15 NASDAQ Listing. Prior to the Effective Time, ITI shall use its reasonable best efforts to cause the shares of ITI Common Stock issuable pursuant to the Merger to be approved for listing on NASDAQ, subject to official notice of issuance.

     Section 5.16 Form S-8. ITI will file with the SEC within 15 business days after the Effective Time a registration statement on Form S-8 or other appropriate form under the Securities Act to register the shares of ITI Common Stock issuable upon exercise of the SLC Options and use its reasonable best efforts to cause such registration statement to remain effective until the exercise or expiration of such options.

     Section 5.17 Redemption of Shareholder Rights Plan. After the time at which the condition set forth in Section 6.1(a) shall have been satisfied, ITI shall not redeem the Shareholder Rights Plan in

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

connection with, related to, or in anticipation of any transaction other than the transactions contemplated hereby.

     Section 5.18 Name of Surviving Corporation. SLC may designate the name of the Surviving Corporation with the consent of ITI, which consent shall not be unreasonably withheld, no later than five days prior to the proposed mailing date of the Proxy Statement, in which case the parties agree to amend this Agreement to reflect such name.

     Section 5.19 Services Agreement. At the Effective Time, except as set forth in Section 5.19 of the SLC Letter, all agreements, arrangements or understandings between Berwind Corporation or its affiliates and SLC or its Subsidiaries requiring the payment of money by SLC or its Subsidiaries shall terminate.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been duly adopted by the requisite vote of stockholders of ITI in accordance with applicable law and the Certificate of Incorporation and Bylaws of ITI and the rules of NASDAQ.

     (b) Stock Exchange Listings. The ITI Common Stock issuable in connection with the Merger shall have been authorized for listing on the Nasdaq Stock Market, subject to official notice of issuance.

     (c) HSR and Other Approvals.

          (i) Any applicable waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on ITI (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

     (d) No Order. After the date hereof, no court or other Governmental Entity having jurisdiction over ITI or SLC, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or any of the transactions contemplated hereby (the parties having used their respective reasonable best efforts (consistent with the provisions of this Agreement) to remove any such injunction, order or decree).

     Section 6.2 Conditions to Obligation of ITI to Effect the Merger. The obligations of ITI to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. SLC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time. Each of the representations and warranties of SLC set forth in

                                      A-41
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Sections 3.1, 3.2 and 3.3 (the "SLC Specified Representations") shall be true and correct on and as of the Effective Time as if made on and as of such date (except for the representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date). Excluding the SLC Specified Representations, each of the other representations and warranties of SLC contained in this Agreement shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), in each case except as expressly contemplated or permitted by this Agreement and except for inaccuracies or misrepresentations of any representation or warranty of SLC (other than the SLC Specified Representations) which, when taken together with all other inaccuracies or misrepresentations of representations or warranties of SLC (other than the SLC Specified Representations) would not have a Material Adverse Effect on SLC. ITI shall have received certificates signed on behalf of SLC by its Chief Executive Officer and its Chief Financial Officer as to the matters set forth in this Section 6.2(a).

     (b) Tax Opinion. ITI shall have received an opinion, in form and substance reasonably satisfactory to it, from Dorsey & Whitney LLP dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly no gain or loss will be recognized by SLC or ITI as a result of the Merger. In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of ITI, SLC and others.

     (c) Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of SLC or its Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect on SLC.

     (d) Indemnification Agreement. Immediately prior to the Effective Time, Berwind Corporation and SLC shall have entered into the Indemnification Agreement in the form of Exhibit D hereto.

     Section 6.3 Conditions to Obligations of SLC to Effect the Merger. The obligations of SLC to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. ITI shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time. Each of the representations and warranties of ITI set forth in Sections 2.1, 2.2 and 2.3 (the "ITI Specified Representations") shall be true and correct on and as of the Effective Time as if made on and as of such date (except for the representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date). Excluding the ITI Specified Representations, each of the other representations and warranties of ITI contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and as if made without any Material Adverse Effect qualifications, in each case except as expressly contemplated or permitted by this Agreement and except for inaccuracies or misrepresentations of any representation or warranty of ITI (other than the ITI Specified Representations) which, when taken together with all other inaccuracies or misrepresentations of representations or warranties of ITI (other than the ITI Specified Representations) would not have a Material Adverse Effect on

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

ITI. SLC shall have received certificates signed on behalf of ITI by each of its Chief Executive Officer and its Chief Financial Officer as to the matters set forth in this Section 6.3(a).

     (b) Tax Opinion. SLC shall have received an opinion, in form and substance reasonably satisfactory to it, from Dechert Price & Rhoads, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

          (i) No gain or loss will be recognized by SLC or ITI as a result of the Merger;

          (ii) No gain or loss will be recognized by the stockholders of SLC who exchange their SLC stock for ITI stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Common Stock);

          (iii) The tax basis of the Common Stock received by the stockholders in exchange for SLC Common Stock in the Merger will be the same as the tax basis of the SLC Common Stock surrendered in exchange therefor; and

          (iv) The holding period of the Common Stock received by a stockholder of SLC pursuant to the Merger will include the period during which the SLC Common Stock surrendered therefor was held, provided the SLC Common Stock is a capital asset in the hands of the stockholder of SLC at the time of the Merger.

In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of ITI, SLC and others.

     (c) Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of ITI or its Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect on ITI.

     (d) IRS Issues. SLC shall have received from the IRS a supplemental ruling to its May 13, 1997 tax-free spin-off ruling to the effect that the transactions contemplated by this Agreement are consistent with the prior ruling, such supplemental ruling being in form and content acceptable to SLC, in its sole discretion, and SLC is satisfied, in its sole discretion, that no event or condition has occurred that would be inconsistent with, or have an adverse effect on the conclusions reached in, the original or supplemental IRS ruling or request.

     (e) Registration Rights. ITI (or its assignees) shall have entered into a Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

     (f) Since the date of this Agreement, (i) trading in securities generally on the New York Stock Exchange or NASDAQ shall not have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall not have been declared by either federal or state authorities, or (iii) there shall not have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect thereof on the global financial markets makes it impossible for ITI to receive the proceeds of financing on terms and in amounts substantially similar to the terms set forth in the Financing Commitment.

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

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of ITI:

     (a) by the mutual written consent of ITI and SLC;

     (b) by either ITI or SLC if the Effective Time will not have occurred on or before the six-month anniversary of the date of this Agreement ("Upset Date"); provided, however, that the right to terminate this Agreement pursuant to this
Section 7.1(b) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; and provided, further, that either ITI or SLC may extend the Upset Date up to two times in the aggregate for an additional one-month period each time by written notice given no less than three days prior to the scheduled Upset Date.

     (c) by either ITI or SLC if (i) a statute, rule, regulation or executive order will have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or
(ii) an order, decree, ruling or injunction will have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction will have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this provision will have used its reasonable best efforts to remove such injunction, order or decree;

     (d) by either ITI or SLC if the approvals of the Merger will not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of ITI stockholders or of any adjournment thereof;

     (e) by ITI or SLC if ITI enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of ITI resolves to do so prior to satisfaction of the conditions set forth in Section 6.1(a); provided, however, that ITI may not terminate this Agreement pursuant to this Section 7.1(e) unless (i) ITI has delivered to SLC a written notice of ITI's intent to enter into such an agreement to effect the Superior Proposal, (ii) five business days have elapsed following delivery to SLC of such written notice by ITI and (iii) during such five business day period ITI has fully cooperated with SLC, including, without limitation, informing SLC of the terms and conditions of the ITI Takeover Proposal and the identity of the Person making the ITI Takeover Proposal, with the intent of enabling SLC to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected and (iv) ITI has considered in good faith any modification of the terms of this Agreement proposed by SLC during such five business day period; provided, further, that ITI may not terminate this Agreement pursuant to this
Section 7.1(e) unless (i) at the end of such five business day period the Board of Directors of ITI continues reasonably to believe that the ITI Takeover Proposal constitutes a Superior Proposal, (ii) prior to such termination ITI pays to SLC the amounts specified under Section 5.7 and (iii) simultaneously with such termination, ITI enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

     (f) by SLC if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ITI is commenced prior to the ITI Stockholder Meeting, and the Board of Directors of ITI fails to recommend against acceptance of such tender offer or exchange offer within the time period presented by Rule 14e-2 by its stockholders;

     (g) by SLC if the board of directors of ITI at any time withdraws, modifies or revokes its recommendation of its support for the Merger, or if upon a request by SLC, does not confirm its recommendation and support for the Merger;

     (h) by ITI or SLC if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach will not have been cured within 30 days after notice will have been received by the party alleged to be in breach;

     (i) by ITI or SLC if SLC shall have withdrawn the request for a supplemental ruling as permitted by Section 5.12; or

     (j) by SLC if there shall have been a material breach by any of the other parties thereto of any of their respective representations, warranties, covenants or agreements contained in any of the Voting Support Agreements.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either ITI or SLC, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of ITI or SLC or their respective officers or directors (except for the last sentence of Section 5.5 and the entirety of Section 5.6, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of this Agreement giving rise to such termination.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of ITI, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Notwithstanding the forgoing, no failure or delay by ITI or SLC will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight

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

courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to ITI, to:

         ITI Technologies, Inc.
         2266 Second Street North
         North Saint Paul, Minnesota 55109
         Attention: Thomas L. Auth
                    President and Chief Executive Officer
         Telephone: (651) 779-2690
         Facsimile: (651) 779-4802

     with a copy to:

         ITI Technologies, Inc.
         2266 Second Street North
         North Saint Paul, Minnesota 55109
         Attention: Charles A. Durant
                    Vice President, General Counsel
                    and Secretary
         Telephone: (651) 779-4865
         Facsimile: (651) 779-4802

     and

         Dorsey & Whitney LLP
         200 South Sixth Street
         Pillsbury Center South
         Minneapolis, Minnesota 55402
         Attention: William B. Payne
         Telephone: (612) 340-2722
         Facsimile: (612) 340-8738

     (b) if to SLC, to:

         SLC Technologies, Inc.
         12345 SW Leveton Drive
         Tualatin, Oregon 97062
         Attention: Kenneth L. Boyda
                    Chief Financial Officer
         Telephone: (503) 691-7243
         Facsimile: (503) 691-7562

     with a copy to:

         Berwind Corporation
         3000 Centre Square West
         1500 Market Street
         Philadelphia, Pennsylvania 19102
         Attention: Pamela I. Lehrer
                    General Counsel
         Telephone: (215) 575-2800
         Facsimile: (215) 563-4489

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

     and:

         Dechert Price & Rhoads
         4000 Bell Atlantic Tower
         1717 Arch Street
         Philadelphia, Pennsylvania 19103
         Attention: Herbert F. Goodrich
         Telephone: (215) 992-4000
         Facsimile: (215) 994-2222

     Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Exhibits hereto, the ITI Letter, the SLC Letter and the other documents delivered pursuant hereto or contemplated hereby), except as provided in the last sentence of Section 5.5, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

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     IN WITNESS WHEREOF, ITI and SLC have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          ITI TECHNOLOGIES, INC.

                                          By /s/ THOMAS L. AUTH
                                          --------------------------------------
                                          Chief Executive Officer and President

                                          SLC TECHNOLOGIES, INC.

                                          By /s/ KENNETH L. BOYDA
                                          --------------------------------------
                                          Chief Executive Officer and President

     Accepted and agreed to as to Sections 1.4(b), 3.17 and 4.3.

                                          BERWIND GROUP PARTNERS

                                          By /s/ JAMES C. COOK
                                          --------------------------------------
                                          Senior Vice President-Finance

                        AMENDMENT TO AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AMENDMENT (the "Amendment") to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of September 28, 1999, by and between ITI Technologies, Inc., a Delaware corporation ("ITI"), and SLC Technologies, Inc., a Delaware corporation ("SLC"), is entered into as of March 9, 2000.

     WHEREAS, pursuant to the Merger Agreement, SLC shall be merged with and into ITI (the "Merger") upon the terms and subject to the conditions set forth therein; and

     WHEREAS, SLC and ITI desire to amend and restate the cash election procedures contained in the Merger Agreement.

     NOW, THEREFORE, the parties hereby agree to amend the Merger Agreement as follows:

     Section 1.6 of the Merger Agreement is deleted in its entirety and replaced as follows:

"Section 1.6  Cash Election Procedures.

(a) Subject to Section 1.6(b), each record holder of ITI Common Stock at the close of business on the business day immediately preceding the ITI Stockholder Meeting (as defined in Section 5.1) will be entitled to elect to receive cash for all or some of the shares of ITI Common Stock ("Cash Election Shares") held by such record holder. All such elections (each an "Election") shall be made on a form designated for that purpose by ITI and reasonably acceptable to SLC (an "Election Form") and in accordance with all applicable laws. Any shares of ITI Common Stock with respect to which the record holder thereof shall not, as of the Election Deadline (as defined below), have properly submitted to the Exchange Agent (as defined below) a properly completed Election Form shall be deemed not to have elected to receive cash pursuant to Section 1.5(b) and this Section 1.6. A record holder acting in different capacities or acting on behalf of other persons in any way shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts. The exchange agent (the "Exchange Agent") shall be Norwest Bank, N.A., or other reputable bank or trust company jointly selected by ITI and SLC.

(b) At the Effective Time or three business days after the Election Deadline, whichever is later, ITI shall cause the Exchange Agent to effect the conversions among the holders of ITI Common Stock of rights to receive the Per Share Cash Consideration in the Merger as follows: If the aggregate number of Cash Election Shares properly elected represents more than 50% of the number of shares of ITI Common Stock issued and outstanding immediately prior to the Effective Time (on the basis of Election Forms received by the Election Deadline), then the Exchange Agent shall reduce (pro rata according to each holder's total number of Cash Election Shares of those holders who made an Election), rounded to the nearest whole share, a sufficient number of Cash Election Shares such that the total number of Cash Election Shares represents, as closely as practicable, 50% of the number of shares of ITI Common Stock issued and outstanding immediately prior to the Effective Time.

(c) Not later than the 20th business day prior to the date of the ITI Stockholder Meeting, or such other date as ITI and SLC may agree in writing, ITI shall mail an Election Form to each person that was a holder of record of ITI Common Stock at that time. To be effective, an Election Form must be properly completed, signed and actually received by the Exchange Agent not later than 5:00 p.m. prevailing Central Time, on the business day immediately preceding the ITI Stockholder Meeting (the "Election Deadline") and accompanied by the certificates representing all the shares of ITI Common Stock ("ITI Certificates") as to which the Election is being made (or an appropriate guarantee of delivery by an eligible organization or provision for lost, stolen, misplaced or destroyed certificates acceptable to the Exchange Agent). The Election Form (which shall specify that delivery shall be effected and the risk of loss and title to the ITI Certificates (and the payment right represented by such certificates) shall pass only upon proper delivery of such ITI Certificates to the Exchange Agent) will advise the holders of ITI Certificates of the procedure for surrendering to the Exchange Agent such certificates in exchange for the Per Share Cash Consideration. ITI shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and timely submitted or to disregard defects in Election Forms; such decisions of ITI (or of the Exchange Agent) shall be conclusive and binding. ITI shall consult with SLC on any significant issues regarding any Election Form. None of SLC, ITI or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent shall also make, and ITI shall verify, all computations contemplated by this Section 1.6, and all such computations shall be conclusive and binding on the holders or former holders of ITI Common Stock, absent manifest error. The Exchange Agent shall promptly provide ITI and SLC with a copy of the completed computation. Shares of ITI Common Stock covered by an Election Form which is not effective shall be treated as if no Election has been made with respect to such shares of ITI Common Stock. Once an Election is made it may not be revoked unless such revocation has been communicated in writing to the Exchange Agent prior to the Election Deadline. The Exchange Agent shall cause to be properly reissued ITI Certificates representing ITI Common Stock as to which the Election is not applicable."

     IN WITNESS WHEREOF, ITI and SLC have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of this 9th day of March, 2000.

                                          ITI TECHNOLOGIES, INC.

                                          By /s/ THOMAS L. AUTH
                                            ------------------------------------
                                             Thomas L. Auth
                                             Chief Executive Officer and
                                             President

                                          SLC TECHNOLOGIES, INC.

                                          By /s/ KENNETH L. BOYDA
                                            ------------------------------------
                                             Kenneth L. Boyda
                                             Chief Executive Officer and
                                             President

                                                                      APPENDIX B


                           [GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL

September 28, 1999

Board of Directors
ITI Technologies, Inc.
2266 North Second Street
North St. Paul, MN 55109

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $.01 per share (the "Shares"), of ITI Technologies, Inc. (the "Company") of the Company Consideration (as defined below), in the aggregate, to be paid and retained pursuant to the Agreement and Plan of Merger and Reorganization, dated as of September 28, 1999, between SLC Technologies, Inc. ("SLC") and the Company (the "Merger Agreement"). Pursuant to the Merger Agreement, SLC will be merged into the Company (the "Merger"), each share of common stock, par value $.005 per share, of SLC will be converted into 15.17064 Shares, and holders (collectively, the "Stockholders") of Shares issued and outstanding immediately prior to the effective time (the "Effective Time") of the Merger may make an election (an "Election") to receive $36.50, subject to certain adjustments, in cash (the "Cash Consideration") for each Share, subject to certain procedures and limitations, including among other things, that the total number of Shares which may be converted into cash in the Merger may not exceed 50% of the Shares issued and outstanding immediately prior to the Effective Time, as to which procedures and limitations we are expressing no opinion. Each Share as to which the Cash Consideration is not paid shall remain issued and outstanding (the "Retained Interest"). The aggregate Cash Consideration paid, together with the Retained Interest, is referred to as the "Company Consideration."

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman, Sachs & Co. is a full service securities firm and as such may from time to time effect transactions and hold positions in securities or options on securities of the Company for its own account or the account of customers.

     In connection with this opinion, we have reviewed, among other things, the Merger Agreement; the Annual Reports on Form 10-K of the Company for the five years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain

ITI Technologies, Inc.
September 28, 1999
Page  2

other communications from the Company to its stockholders; the audited consolidated financial statements of SLC for the three years ended December 31, 1998 and certain additional financial and other information of SLC; certain internal financial analyses and forecasts for SLC prepared by the management of SLC; and certain internal financial analyses and forecasts for the Company and SLC prepared by the management of the Company (the "Forecasts"), including certain cost savings and operating synergies projected by the management of the Company to result from the Merger (the "Synergies"). We also have held discussions with members of the senior management of the Company and SLC regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares, reviewed the financial terms of certain recent business combinations in the security equipment industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. Prior to preparation of the Forecasts, the Company prepared forecasts which indicated future financial performance by the Company superior to that indicated in the Forecasts. We have discussed with the Company its view regarding the risks and uncertainties inherent in preparing forecasts of the future financial performance of the Company and SLC. In that regard, you have stated to us that the Forecasts and Synergies referenced above are the best currently available estimates of the Company as to the future financial performance of the Company and SLC and have instructed us to utilize such Forecasts and Synergies in rendering our opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or SLC or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement and such opinion does not constitute a recommendation as to how any Stockholder should vote with respect to the Merger. Inasmuch as the particular circumstances of each Stockholder may vary and the market value of the Shares as of the Election Deadline (as defined in the Merger Agreement) is not determinable at this time, our opinion does not constitute a recommendation as to whether any individual Stockholder should make an Election to receive the Cash Consideration pursuant to the terms of the Merger Agreement. However, in rendering our opinion as of the date hereof, we have assumed, with your consent, that the maximum aggregate amount of Cash Consideration available to be paid pursuant to the Merger Agreement will be paid. In addition, we are not expressing an opinion as to the price at which Shares will trade following the Merger.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Company Consideration to be paid and retained pursuant to the Merger Agreement is, in the aggregate, fair from a financial point of view to the Stockholders.

Very truly yours,

[GOLDMAN SACHS SIGNATURE]
---------------------------------------
(GOLDMAN, SACHS & CO.)

                                                                      APPENDIX C

                       AMENDMENTS TO AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                             ITI TECHNOLOGIES, INC.

     ITI Technologies, Inc.'s Amended and Restated Certificate of Incorporation is hereby amended in the following respects:

     A. Article First is amended to read: "FIRST: The name of the Corporation is Interlogix, Inc."

     B. Article Fifth is amended to read: "FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000, and the par value of each such share is $0.01, amounting in the aggregate to $600,000."

     C. A new Article Tenth will be added to read as follows: "TENTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law, as amended from time to time."

                                                                      APPENDIX D

                             ITI TECHNOLOGIES, INC.

                           2000 STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to promote the long term financial success of ITI Technologies, Inc., its Subsidiaries and Affiliates, and to materially increase shareholder value by: (i) providing performance related incentives that motivate superior performance on the part of the Employees, Directors and Consultants; (ii) providing the Employees, Directors and Consultants with the opportunity to acquire an ownership interest in the Company, and to thereby acquire a greater stake in the Company and a closer identity with it; and (iii) enabling the Company to attract and retain the services of Employees, Directors and Consultants of outstanding ability and upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent.

2. DEFINITIONS

     2.1. "Act" means the Securities Exchange Act of 1934, as amended.

     2.2. "Affiliate" means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

     2.3. "Award" means an award of Options, SARs, Restricted Stock, Phantom Shares, a Performance Award, Other Stock Grants or any combination thereof.

     2.4. "Award Share" means any share of Common Stock purchased upon the exercise of an Option or SAR, or issued pursuant to an Award of Restricted Stock, Phantom Shares, a Performance Award or Other Stock Grants.

     2.5. "Board" means the Board of Directors of the Company.

     2.6. "Cause" means any of the following actions taken by a Participant, unless an Award agreement specifies otherwise:

          2.6.1. willful engagement in activities which result in significant injury to the Company, its Subsidiaries or Affiliates, monetarily or otherwise;

          2.6.2. gross negligence in the performance of the Participant's duties;

          2.6.3. commitment of a felony or crime involving moral turpitude; or

          2.6.4. disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person.

     2.7. "Change of Control" shall mean, if and when the merger of SLC Technologies, Inc. into the Company (the "Merger") becomes effective, the occurrence of any of the following events (prior to the Merger, the Committee shall determine whether a Change of Control has occurred):

          2.7.1. the acquisition in one or more transactions by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the
     Act) but excluding, for this purpose, the Company or its Subsidiaries and Affiliates or any employee benefit plan of the Company or its

     Subsidiaries and Affiliates, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), at a time when the "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Act) of Berwind Group Partners or its affiliates is less than thirty percent (30%) of the combined voting power of the Company's then outstanding Voting Securities;

          2.7.2. the individuals who, as of the effective date of the Merger, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change of Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

          2.7.3. a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than thirty percent (30%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

          2.7.4. acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than thirty percent (30%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

     2.8. "Code" means the Internal Revenue Code of 1986, as amended.

     2.9. "Committee" means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members. All members shall be "non-employee directors," as defined under Rule 16b-3 issued under the Act, and "outside directors," as defined under Treasury Regulation sec.1.162-27(e)(3).

     2.10. "Common Stock" means the common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 13.

     2.11. "Company" means the ITI Technologies, Inc., a Delaware corporation, or any successor corporation.

     2.12. "Consultant" means a key consultant or advisor to the Company or any of its Subsidiaries or Affiliates who is not an Employee.

     2.13. "Director" means a member of the Board who is not an Employee.

     2.14. "Disability" means a medically-determinable condition of a permanent nature which, as determined by the Committee, renders an Optionee incapable of fulfilling the duties and responsibilities that the Optionee was performing for the Company, its Subsidiaries and/or Affiliates immediately prior to the on-set of such condition.

     2.15. "Employee" means an officer or other key employee of the Company, a Subsidiary or an Affiliate, including any member of the Board who is such an employee.

     2.16. "Fair Market Value" means, on any given date:

          2.16.1. if the Common Stock is listed on an established stock exchange or exchanges, the mean between the highest and lowest prices of actual sales of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;

          2.16.2. if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ or a similar quotation system, the mean between the closing bid and asked prices per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date;

          2.16.3. if the Common Stock is not then listed on an exchange or quoted on NASDAQ or a similar quotation system, the value, as determined in good faith by the Committee.

     2.17. "Incentive Stock Option" means an Option which meets the requirements of Section 422 of the Code, and which is designated as an Incentive Stock Option by the Committee.

     2.18. "Non-Qualified Stock Option" means an Option not intended to be and not designated as an Incentive Stock Option by the Committee.

     2.19. "Option" means the right, granted from time to time under the Plan, to purchase Common Stock for a specified period of time at a stated price. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

     2.20. "Other Stock Grant" shall mean any right granted under Article 11 of the Plan.

     2.21. "Participant" means an Employee, Director or Consultant who is designated by the Committee as eligible to participate in the Plan and who receives an Award under this Plan.

     2.22. "Performance Award" means the conditional grant to a Participant of the right to receive, at the end of the Performance Period, either (i) Common Stock, (ii) cash equal to the Fair Market Value of the Common Stock at the end of the Performance Period, or (iii) a combination of (i) and (ii) as specified in the Award and provided that the terms, conditions and objectives specified in the Award are satisfied.

     2.23. "Performance Goal" means a goal that has been established by the Committee and that must be met by the end of a Performance Period (but that is substantially uncertain to be met before the grant). The Committee shall have sole discretion to determine the specific targets within each category of Performance Goals, and whether such Performance Goals have been achieved. With respect to any Section 162(m) Participant, such Performance Goals may include, among other things: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on equity of the Company, or (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof).

     2.24. "Performance Period" means the time period during which Performance Goals must be met.

     2.25. "Phantom Share" means a right to receive payment of the Fair Market Value of a share of Common Stock upon exercise of the right.

     2.26. "Plan" means the ITI Technologies, Inc. 2000 Stock Incentive Plan herein set forth, as amended from time to time.

     2.27. "Reload Option" shall mean any Option granted under Section 6.10 of the Plan.

     2.28. "Restriction Period" means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.

     2.29. "Restricted Stock" means Common Stock awarded by the Committee under
Section 8 of the Plan.

     2.30. "SAR" means the right to receive, in cash or in Common Stock, as determined by the Committee, the increase in the Fair Market Value of the Common Stock underlying the SAR from the date of grant to the date of exercise.

     2.31. "Section 162(m) Participant" means any key employee designated by the Committee as a key employee whose compensation for the fiscal year in which the key employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

     2.32. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. ELIGIBILITY

     Any Employee, Director or Consultant who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan.

4. ADMINISTRATION

     4.1. Members of the Committee shall be appointed by and hold office at the pleasure of the Board. Committee members may resign at any time by delivering written notice to the Board. The Board may fill vacancies in the Committee.

     4.2. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan, and full authority to act in selecting the eligible Employees, Directors and Consultants to whom Awards may be granted, in determining the times at which such Awards may be granted, in determining the time and the manner in which Options may be exercised, in determining the type and amount of Awards that may be granted, in determining the terms and conditions of Awards that may be granted under the Plan and the terms of agreements which will be entered into with Participants (which terms shall not be inconsistent with the terms of the Plan). The Committee also shall have the power to establish different terms and conditions with respect to (i) the various types of Awards granted under the Plan, (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times), and (iii) the establishment of different Performance Goals for different Participants.

     4.3. The Committee shall have the power to accelerate the exercisability or vesting of any Award. Notwithstanding the foregoing or any other provision of the Plan, the Committee shall not alter the exercisability or vesting of an Award granted to a Section 162(m) Participant when such exercisability or vesting depends on the attainment of one or more Performance Goals, except in the event of a Change of Control, or the death or Disability of the Participant.

     4.4. The Committee's powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock or some combination thereof; to determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder;

to determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, and to determine under Section 14 the effect, if any, of a Change of Control of the Company upon outstanding Awards; and to grant Awards that are transferable by a Participant.

     4.5. The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the full and final authority in its sole discretion to interpret the provisions of the Plan and to decide all questions of fact arising in the application of the Plan's provisions, and to make all determinations necessary or advisable for the administration of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive for all purposes and upon all Participants.

     4.6. The Committee may condition the grant of any Award or the lapse of any Restriction Period or Performance Period, or any combination thereof, upon the Participant's or Company's achievement of a Performance Goal that is established by the Committee before the grant of the Award and/or upon the Participant's entering into a non-competition and/or non-solicitation agreement. The Committee shall certify that any applicable Performance Goals have been satisfied before making any payment or issuing any Common Stock pursuant to an Award.

     4.7. Members of the Committee shall receive such compensation for their services as may be determined by the Board. The Company shall pay all expenses and liabilities which members of the Committee incur in connection with the administration of the Plan. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants and other service providers. The Committee, the Board, the Company and the Company's officers shall be entitled to rely upon the advice and opinions of any such person. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company's bylaws.

     4.8. The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

5. SHARES OF STOCK SUBJECT TO THE PLAN

     5.1. Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 1,500,000 shares; provided, that shares of Common Stock subject to Awards of SARs or Phantom Shares shall not count toward such limit.

     5.2. The maximum number of shares of Common Stock covered by Options and SARs, with option or base prices greater than or equal to Fair Market Value on the applicable dates of grant, awarded to any Employee during any calendar year shall not exceed 500,000 (the "Individual Limit"). No Employee may be granted in any calendar year other Awards contingent on the attainment of one or more Performance Goals which are valued at more than $3,000,000 on the applicable dates of grant.

     5.3. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the number of shares of Common Stock available for Awards under the Plan, or (ii) be counted against the Individual Limit.

If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan; however, such shares shall be counted against the Individual Limit.

6. OPTIONS

     The grant of Options shall be subject to the following terms and conditions:

     6.1. Option Grants: Any Option granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. An agreement shall state that the Option is an Incentive Stock Option if that is the intent of the Committee. Absent such a statement, the Option shall be a Non-Qualified Stock Option.

     6.2. Number of Shares: Subject to the Individual Limit, the Committee shall specify the number of shares of Common Stock subject to each Option.

     6.3. Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be as determined by the Committee.

     6.4. Term of Option and Vesting: The Committee shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than 10 years. Options granted under the Plan may be subject to a vesting schedule and/or the attainment of Performance Goals as determined by the Committee and set forth in the applicable stock option agreement.

     6.5. Incentive Stock Options: Each provision of the Plan and each agreement relating to an Incentive Stock Option shall be construed and interpreted in a manner consistent with the requirements of Section 422 of the Code, and in no event shall a Participant be granted an Incentive Stock Option that does not comply with the requirements of Section 422 of the Code.

     6.6. Exercise of Option and Payment of Option Price: An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid in full in cash at the time of the exercise or, with the consent of the Committee:

        6.6.1. in whole or in part in Common Stock held by the Participant for at least six months prior to the date of exercise and which is valued at Fair Market Value on the date of exercise;

        6.6.2. by the delivery of a properly executed exercise notice, together with irrevocable instructions to a Company-designated broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price; or

        6.6.3. any other method deemed acceptable by the Committee.

     6.7. Termination Due to Death or Disability: If a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant's termination or to a greater extent permitted by the Committee) by the Participant (or where appropriate, the Participant's transferee, personal representative, heir or legatee), for one year, or such other period determined by the Committee which may extend to the expiration of the stated term of the Option.

     6.8. Termination for Cause: If a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates for Cause, any Options granted to the Participant and which are unexercised shall terminate on the date of such termination or notice of such termination, if earlier, unless otherwise determined by the Committee.

     6.9. Termination Due to Retirement or Other Reasons: If a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates due to retirement after the Participant has attained age 65 ("Retirement"), any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant's termination or to a greater extent permitted by the Committee) by the Participant (or where appropriate, the Participant's transferee, personal representative, heir or legatee), for such period determined by the Committee which may extend to the expiration of the stated term of the Option. If a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates for any reason other than death, Disability, Retirement or for Cause, any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant's termination or to a greater extent permitted by the Committee) by the Participant (or where appropriate, the Participant's transferee, personal representative, heir or legatee), for 90 days, or such other period determined by the Committee which may extend to the expiration of the stated term of the Option.

     6.10. Reload Options: The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Common Stock owned by the Participant pursuant to
Section 6.6 of the Plan or the relevant provisions of another plan of the Company, and/or when the Common Stock is tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option. Such a Reload Option would be an Option to purchase a number of shares of Common Stock not exceeding the sum of (A) the number of shares so provided as consideration upon the exercise of the previously granted option to which the Reload Option relates, and (B) the number of shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one share of Common Stock as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient shares of Common Stock for grant under the Plan.

7. STOCK APPRECIATION RIGHTS

     The grant of SARs shall be subject to the following terms and conditions:

     7.1. Grant of SARs: Any SAR granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall specify the number of shares of Common Stock subject to the Award, conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. The base price of an SAR shall be the Fair Market Value of the Common Stock on the date of grant.

     7.2. Tandem SARs: An SAR granted under the Plan may be granted in tandem with all or a portion of a related Option. An SAR granted in tandem with an Option may be granted either at the time of the grant of the Option or at a time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. The base price of an SAR granted in tandem with an Option shall be the option price under the related Option.

     7.3. Exercise of an SAR: An SAR shall entitle the Participant to surrender unexercised the SAR (or any portion of such SAR) and to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock, or any combination thereof, as the Committee shall determine. Upon exercise of an SAR issued in tandem with an Option or lapse thereof, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised, or lapses, as to some or all of the shares of Common Stock covered by the grant, the related SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

     7.4. Other Applicable Provisions: SARs shall be subject to the same terms and conditions applicable to Options as stated in sections 6.4, 6.7, 6.8 and 6.9.

8. RESTRICTED STOCK

     An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events or upon the Participant's and/or Company's failure to achieve Performance Goals established by the Committee. A grant of Restricted Stock shall be subject to the following terms and conditions.

     8.1. Grant of Restricted Stock Award. Any Restricted Stock granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award,
(ii) the Restriction Period applicable to each Award, (iii) the events that will give rise to a forfeiture of the Award, (iv) the Performance Goals, if any, that must be achieved in order for the restriction to be removed from the Award, (v) the extent to which the Participant's right to receive Common Stock under the Award will lapse if the Performance Goals, if any, are not met, and (vi) whether the Restricted Stock is subject to a vesting schedule. The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

     8.2. Delivery of Restricted Stock. Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, or pledge of the Restricted Stock during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

     8.3. Dividend and Voting Rights. During the Restriction Period, unless otherwise determined by the Committee, the Participant will not have the right to vote the shares of Restricted Stock or to receive dividends and other distributions related to such shares.

     8.4. Receipt of Common Stock. At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Restricted Stock agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder shall lapse. The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock. Thereafter, Common Stock equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Participant (or, where appropriate, the Participant's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

     8.5. Termination. Unless otherwise determined by the Committee, if a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates, any Restricted Stock with respect to which the Restriction Period has not expired shall be forfeited.

9. PERFORMANCE AWARDS

     9.1. Grant of Performance Award. Any Performance Award granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and shall specify (i) the number of shares of Common Stock subject to the Award,
(ii) the Performance Period applicable to each Award, (iii) the Performance Goals that must be achieved in order for the Participant to be entitled to the Award, (iv) the extent to which the Participant's right to receive the Award will lapse if the Performance Goals are not met, and (v) whether the Performance Award is subject to a vesting schedule. The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

     9.2. Dividend and Voting Rights. During the Performance Period, the Participant shall have no right to receive dividends from or to vote the shares covered by the Performance Award.

     9.3. Receipt of Common Stock. As soon as practicable after the Performance Period, the Committee shall determine the extent to which the Performance Award has been earned on the basis of the Company's and/or Participant's performance in relation to the Performance Goals set forth in the Performance Award agreement. Once the Performance Award to which the Participant is entitled has been determined, the Performance Award shall be paid to the Participant (or, where appropriate, the Participant's legal representative). If the Participant and/or the Company fails to achieve the Performance Goals specified in the Performance Award agreement, all or a portion of the Performance Award shall be forfeited.

     9.4. Termination. Unless otherwise determined by the Committee, if a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates, any Performance Award with respect to which the Performance Period has not expired shall be forfeited.

10. PHANTOM SHARES

     10.1. Grant of Phantom Shares: Any Phantom Shares granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall specify the number of shares of Common Stock subject to the Award, conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

     10.2. Exercise of Phantom Shares: A Participant may exercise Phantom Shares awarded to him (or any portion of such Phantom Shares) at the times provided for in the applicable Phantom Share agreement or as otherwise permitted by the Committee. Upon exercise, the Participant shall receive a payment equal to the Fair Market Value of a share of Common Stock on the date of exercise multiplied by the number of Phantom Shares exercised. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock or any combination thereof, as the Committee shall determine.

     10.3. Other Applicable Provisions: Phantom Shares shall be subject to the same terms and conditions applicable to Options as stated in Sections 6.4, 6.7,
6.8 and 6.9.

11. OTHER STOCK GRANTS

     The Committee, subject to the terms of the Plan and any applicable Award agreement, may grant to Participants Common Stock without restrictions thereon as determined by the Committee to be consistent with the purpose of the Plan.

12. DEFERRAL ELECTION

     Notwithstanding any provision of the Plan to the contrary, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer to a specified date the receipt of unrestricted Common Stock that the Participant would otherwise be entitled to receive pursuant to an Award. Notwithstanding such an election, the Committee may distribute the unrestricted Common Stock deferred by all Participants pursuant to this Section 12 if the Committee determines, in its discretion, that the continued deferral of Common Stock hereunder is no longer in the best interest of the Company.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized for use under the Plan and any adjustments to outstanding Awards as it determines appropriate. The adjustments to outstanding Awards shall include, but not be limited to, the respective prices, limitations, and/or performance criteria applicable to the outstanding Awards. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Participant. The determinations and adjustments made by the Committee pursuant to this Section 13 shall be conclusive.

14. CHANGE OF CONTROL OF THE COMPANY

     Upon a Change of Control, the Committee may in its discretion implement the following steps with respect to outstanding Awards:

     (a) Provide that all Options that are unexercised and outstanding (i) become immediately and fully vested and exercisable, or (ii) be canceled in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the Option as of the date of the Change of Control over the exercise price of such Option. In addition, provide that all Restricted Stock and Performance Awards that are outstanding on the date of the Change of Control become nonforfeitable and/or immediately payable in cash;

     (b) Provide that the Awards that are outstanding as of the date of a Change of Control, shall be assumed by the successor corporation, and shall be substituted with awards involving the common stock of the successor corporation. Provided, however, that the substitution of Awards described under this subsection (b) shall occur only if (i) the common stock of the successor corporation is traded on an established stock exchange or exchanges, or will be so traded within 60 days of the Change of Control and (ii) the terms and conditions of the substituted awards are no less favorable than the Awards granted by the Company; or

     (c) Make no changes to outstanding Awards or take such other actions as the Committee deems appropriate.

15. EFFECTIVE DATE, TERMINATION AND AMENDMENT

     The Plan shall become effective on the date it is approved by the Company's shareholders. The Plan shall remain in full force and effect until the earlier of 10 years from its effective date or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required under Code sec. 422, Code sec. 162(m), the rules of a stock exchange or NASDAQ, or any other applicable law. Termination of the Plan pursuant to this Section 15 shall not affect Awards outstanding under the Plan at the time of termination.

16. TRANSFERABILITY

     Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards other than Incentive Stock Options that are transferable by the Participant during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Participant. The transferee of the Participant shall, in all cases, be subject to the provisions of the agreement between the Company and the Participant, including any requirements as to the Participant's continued service or employment. The rights of the transferee shall be no greater than the rights that would be acquired by the Participant's estate if the Participant were to die prior to the transfer of the Award.

17. GENERAL PROVISIONS

     17.1. No Employment Rights. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, a Subsidiary or Affiliate, or upon any Director or Consultant any right with respect to continued service for the Company, a Subsidiary or Affiliate nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment or service of any Employee, Director or Consultant at any time.

     17.2. Transfer of Employment. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed termination of employment.

     17.3. Payment of Taxes. The Company shall have the power to withhold, or require a Participant to remit to the Company, all taxes required to be paid in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. The Company's power to withhold a portion of the cash or Common Stock received pursuant to an Award, or require that the Participant remit the applicable taxes shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company shall have the right to retain the shares of Common Stock to be issued or cash to be paid pursuant to an Award until the Company determines that the applicable withholding taxes have been satisfied. Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

     17.4. Participation of Foreign Nationals. Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

     17.5. Restrictions on Shares. The Award Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and such other agreements as the Committee shall deem appropriate and shall bear a legend subjecting the Award Shares to those restrictions on transfer in accordance with the applicable Award. The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under any other applicable law, regulation or agreement.

     17.6. Requirements of Law. The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the Award Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body or (c) an agreement by the recipient of an Award with respect to the disposition of the Award Shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of the Award Shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     17.7. Amending of Awards. The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Participant, except in the case of amendments adverse to the Participant, in which case the Participant's consent is required to any such amendment.

     17.8. No Shareholder Rights. The Participant shall have no rights as a shareholder with respect to shares of Common Stock subject to an Award unless and until certificates for the Award Shares are issued.

     17.9. Headings. Section headings are included only for ease of reference. Headings are not intended to constitute substantive provisions of the Plan and shall not be used to interpret the scope of this Plan or the rights or obligations of the Company in any way.

     17.10. Changes to Existing Laws, Regulations or Rules. Any law, regulation or rule referenced in the Plan shall be construed to include any successor thereto or amendment thereof.

     17.11. Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

     To record the adoption of the Plan, ITI Technologies, Inc. has caused its
authorized officers to affix its corporate name this   day of           , 2000.

Attest:                                   ITI TECHNOLOGIES, INC.

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                                      D-13

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                             ITI TECHNOLOGIES, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 2, 2000





                            \/ PLEASE DETACH HERE \/

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ITI TECHNOLOGIES, INC.
2266 SECOND STREET NORTH
NORTH SAINT PAUL, MN 55109                                                 PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL
MEETING ON MAY 2, 2000.


     The Board of Directors unanimously recommends a vote FOR proposal #1 and proposal #2. If any other business is presented at the Special Meeting, this Proxy shall be voted in accordance with the discretion of the individuals named below as proxies. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE.


     The undersigned stockholder(s) of ITI Technologies, Inc. ("ITI") hereby appoints Thomas L. Auth and Charles A. Durant, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of ITI common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota 55102 on Tuesday, May 2, 2000 at 9:00 a.m Central time, or any adjournment.





                      See reverse for voting instructions.

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                            \/ PLEASE DETACH HERE \/
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           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

1. MERGER. To approve and adopt an Agreement and                   [ ] For   [ ] Against   [ ] Abstain
   Plan of Merger and Reorganization, dated as of
   September 28, 1999, as amended March 9, 2000 (the
   "Merger Agreement"), between ITI and SLC
   Technologies, Inc., a Delaware corporation ("SLC"),
   and the merger of SLC into ITI (the "Merger"). Approval
   and adoption of the Merger and the Merger Agreement
   will constitute approval of an amendment to ITI's Amended
   and Restated Certificate of Incorporation to change the
   name of ITI to Interlogix, Inc., to increase the number
   of authorized shares of ITI common stock to 60,000,000 and to opt out of Section 203 of the Delaware General Corporation
   Law.

2. STOCK INCENTIVE PLAN. To approve ITI's 2000 Stock Incentive     [ ] For   [ ] Against   [ ] Abstain
   plan for 1,500,000 shares of common stock.


3. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]
Indicate changes below:



                                                                   Date
                                                                       ------------------------------------------------

                                                                   ----------------------------------------------------

                                                                   ----------------------------------------------------

                                                                   Signature(s) in Box
                                                                   Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustee, Administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.


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